As filed with the Securities and Exchange Commission on September 23, 2005
Registration No. 333-127139

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELIS INC.*
(Exact name of registrant as specified in its charter)

Canada	3350	98-0442987
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)

Leslie J. Parrette, Jr., Esq.
General Counsel
Novelis Inc.
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Scott D. Miller, Esq.
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600

*	The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	Jurisdiction of	IRS Employer
Exact Name of Additional Registrants*	Formation	Identification No.

Novelis Corporation	Texas	41-2098321
Eurofoil Inc. (USA)	New York	13-3783544
Novelis PAE Corporation	Delaware	36-4266108
Novelis Cast House Technology Ltd.	Canada	Not applicable
4260848 Canada Inc.	Canada	Not applicable
4260856 Canada Inc.	Canada	Not applicable
Novelis Europe Holdings Ltd.	United Kingdom	Not applicable
Novelis UK Ltd.	United Kingdom	Not applicable
Novelis do Brasil Ltda.	Brazil	Not applicable
Novelis AG	Switzerland	Not applicable
Novelis Switzerland S.A.	Switzerland	Not applicable
Novelis Technology AG	Switzerland	Not applicable
Novelis Aluminium Holding Company	Ireland	Not applicable
Novelis Deutschland GmbH	Germany	Not applicable

*	The address for each of the additional Registrants is c/o Novelis Inc., 3399 Peachtree Rd., N.E., Suite 1500, Atlanta, Georgia 30326. The primary standard industrial classification number for each of the additional Registrants is 3350.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2005
PROSPECTUS
$1,400,000,000
NOVELIS INC.
Offer to Exchange new 7 1/4% Senior Notes due 2015 for any and all of its outstanding 7 1/4% Senior Notes due 2015.
Subject to the Terms and Conditions described in this Prospectus
The Exchange Offer will expire at 5:00 p.m. Eastern Standard Time on October            , 2005,
unless extended

The Notes
      We are offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, up to $1,400,000,000 of our new 7 1/4% Senior Notes due 2015 for any and all of our outstanding old 7 1/4% Senior Notes due 2015. We refer to our outstanding 7 1/4% Senior Notes due 2015 as the “old notes” and to the new 7 1/4% Senior Notes due 2015 issued in this offer as the “Notes.” The Notes are substantially identical to the old notes that we issued on February 3, 2005, except for certain transfer restrictions and registration rights provisions relating to the old notes, and will evidence the same continuing indebtedness as the old notes. The CUSIP numbers for the old notes are 67000XAA4, C6780CAA1 and 67000XAC0.
Material Terms of the Exchange Offer

•	You will receive an equal principal amount of Notes for all old notes that you validly tender and do not validly withdraw.

•	The exchange should not be a taxable exchange for United States federal income tax purposes. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes.

•	There has been no public market for the old notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any national securities exchange or any automated quotation system.
Special Note for Broker-Dealers
      Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the exchange offer registration statement of which this prospectus forms a part have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of the old notes (which may include the initial purchasers of the old notes) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making or other trading activities (but not directly from us or our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consider carefully the “Risk Factors” beginning on page 14 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September          , 2005.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.
WHERE YOU CAN FIND MORE INFORMATION
      This prospectus incorporates important business and financial information about us that is not included in or delivered herewith. Such information is available without charge to securityholders upon written or oral request to Investor Relations, Novelis Inc., 3399 Peachtree Road, NE, Suite 1500, Atlanta, Georgia 30326, (404) 814-4200. Securityholders must request such information no later than                     , 2005, which date is five business days before the date on which they must make their investment decision.
      We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as a result, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. We make these filings available on our website, the URL of which is http://www.novelis.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. As a foreign private issuer, we are not currently subject to the proxy requirements under Section 14 of the Exchange Act and our executive officers, directors and principal shareholders are not currently subject to the insider reporting and short swing profit recovery rules under Section 16 of the Exchange Act.
      Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA
      This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which we operate and beliefs and assumptions made by our management. Such statements include, in particular, statements about our plans, strategies and prospects under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.
      All market position data relating to our company is based on information from Commodity Research Unit International Limited, or CRU, and management estimates. This information and these estimates reflect various assumptions and are not independently verified. Therefore, they should be considered in this context. This document contains information concerning our markets and products generally which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which these markets and product categories will develop. These assumptions have been derived from information currently available to us and to the third-party industry analysts quoted herein. This information includes, but is not limited to, data concerning production capacity, product shipments and share of production. Actual market results may differ from those predicted. While we do not know what impact any of these differences may have on our business, our results of operations, financial condition and the market price of our securities may be materially adversely affected. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things:

•	our separation from Alcan;

•	the level of our indebtedness and our ability to generate cash following the separation;

•	relationships with, and financial and operating conditions of, our customers and suppliers;

•	changes in the prices and availability of raw materials we use;

•	fluctuations in the supply of and prices for energy in the areas in which we maintain production facilities;

•	our ability to access financing for future capital requirements;

•	changes in the relative values of various currencies;

•	factors affecting our operations, such as litigation, labour relations and negotiations, breakdown of equipment and other events;

•	economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs;

•	competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials;

•	changes in general economic conditions;

•	cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; and

•	changes in government regulations, particularly those affecting environmental, health or safety compliance.
      The above list of factors is not exclusive. Some of these and other factors are discussed in more detail under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”
EXPLANATORY INFORMATION
      We were formed as a Canadian corporation on September 21, 2004. On January 6, 2005 (which we refer to as the separation date), we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary-metal businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe initially acquired by Alcan from Pechiney in 2003. As part of the separation, Alcan’s capital was reorganized and, on January 6, 2005, our common shares were distributed to the then-existing shareholders of Alcan. Throughout this prospectus, we refer to the various steps pursuant to which we acquired our businesses from Alcan and distributed our shares to Alcan’s shareholders as the reorganization transactions.
      We describe in this prospectus the businesses we acquired from Alcan pursuant to the reorganization transactions, which are now operated by us, as if they were our businesses for all historical periods described. References to our shipment totals, results of operations and cash flows prior to January 1, 2004 do not include shipments from the facilities transferred to us by Alcan that were initially acquired by Alcan as part of the acquisition of Pechiney in December 2003.
      In connection with the reorganization transactions, we and certain of our subsidiaries also entered into senior secured credit facilities providing for aggregate loans of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, all of which we borrowed upon the consummation of the reorganization transactions, and a $500 million five-year multi-currency revolving credit facility, none of which was borrowed in connection with the reorganization transactions. Our Korean subsidiary also borrowed an aggregate of $200 million of term loan bank debt in Korea under separate credit facilities, which we refer to as the Korean term loans. In addition to these credit facilities, we issued notes to Alcan, which we refer to collectively as the “Alcan Note,” in the aggregate amount of $1.375 billion in respect of our debt owing to Alcan, in connection with the reorganization transactions. The initial borrowings of $1.3 billion under the senior secured credit facilities, the Korean term loans, the Alcan Note and the issuance of the old notes, and the application of the proceeds from the foregoing, are collectively referred to in this prospectus as the financing transactions.

      The financial information contained in this prospectus is presented in accordance with U.S. GAAP, unless otherwise indicated. All figures are unaudited unless otherwise indicated. All dollar figures are in U.S. dollars unless otherwise indicated.
      As used in this prospectus, “total shipments” refers to shipments to third parties of aluminum rolled products as well as ingot shipments, and references to “aluminum rolled products shipments” or “shipments” do not include ingot shipments. All tonnages are stated in metric tonnes. One metric tonne is equivalent to 2,204.6 pounds. One kilotonne, or kt, is 1,000 metric tonnes. The term “aluminum rolled products” as used in this prospectus is synonymous with the terms “flat rolled products” and “FRP” commonly used by manufacturers and third-party analysts in our industry.
      In this prospectus, unless otherwise specified, the terms “we,” “our,” “us,” “company,” “Group,” “Novelis” and “Novelis Group” refer to Novelis Inc., a company incorporated in Canada under the Canadian Business Corporations Act, or CBCA, and include the businesses transferred to us by Alcan Inc., or Alcan, pursuant to the reorganization transactions described below.
EXCHANGE RATE DATA
      We prepare our financial statements in U.S. dollars. The following table sets forth exchange rate information expressed in terms of Canadian dollars per U.S. dollar at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. You should note the rates set forth below may differ from the actual rates used in our accounting processes and in the preparation of our financial statements.

Year Ended December 31,	At Period End	Average Rate(1)	High	Low

2000	1.4995	1.4871	1.5600	1.4350
2001	1.5925	1.5519	1.6023	1.4933
2002	1.5800	1.5702	1.6128	1.5108
2003	1.2923	1.3916	1.5750	1.2923
2004	1.2034	1.2984	1.3970	1.1775
2005 (through September 23)	1.1668	1.2283	1.2703	1.1749

(1)	The average of the noon buying rates on the last day of each month during the period.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
      We are incorporated in Canada under the CBCA. Our registered office, as well as a substantial portion of our assets, are located outside the United States. Also, some of our directors and officers and some of the experts named in this prospectus reside in Canada or other jurisdictions outside the United States and all or a substantial portion of their assets are located outside the United States. We have agreed in the indenture under which the Notes will be issued to accept service of process in New York City, by an agent designated for such purpose, with respect to any suit, action or proceeding relating to the indenture or the Notes that is brought in any federal or state court located in New York City, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of Notes to effect service of process in the United States on our directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. Ogilvy Renault LLP, our Canadian counsel, has advised us that, in their opinion, there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon United States federal securities laws.

SUMMARY
      This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Disclosure Regarding Forward-Looking Statements and Market Data.”
Our Business
      We are the world’s leading aluminum rolled products producer based on shipment volume in 2004, with total aluminum rolled products shipments of approximately 2,785 kilotonnes during that year. With operations on four continents comprised of 36 operating facilities in 11 countries, we are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions. We had sales and operating revenues of $7.8 billion in 2004. Due in part to the regional nature of supply and demand of aluminum rolled products, our activities are organized under four business groups and are managed on the basis of geographical areas. These business groups are Novelis North America, Novelis Europe, Novelis Asia, and Novelis South America.
      We were formed as a Canadian corporation on September 21, 2004. On January 6, 2005 (which we refer to as the separation date), we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary metal-related businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe that Alcan acquired from Pechiney in 2003. As part of this transaction, Alcan’s capital was reorganized and our common shares were distributed to the then-existing shareholders of Alcan.

      Our registered executive offices are located at 70 York Street, Suite 1510, Toronto, Ontario, M5J 1S9. Our principal executive offices are located at 3399 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, and our telephone number is (404) 814-4200. The URL of our website is http://www.novelis.com. Information on our website does not constitute part of this prospectus and you should rely only on the information contained in this prospectus when making a decision as to whether to exchange your old notes for the Notes.

Our Corporate Structure
      The following chart shows the borrowers and guarantors of the senior secured credit facilities, the issuer and guarantors of the Notes offered hereby, and our other material debt. For a description of the collateral securing the senior secured facilities refer to “Description of Material Indebtedness.”

The Exchange Offer
      The exchange offer relates to the exchange of up to $1,400,000,000 aggregate principal amount of outstanding 7 1/4% Senior Notes due 2015, for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding old notes. In order for us to exchange your old notes, you must validly tender them to us and we must accept them. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn.

Resale of the Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate, you acquire the Notes issued in the exchange offer in the ordinary course of your business, you are not a broker-dealer that acquired any of its old notes directly from us and you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.

Each broker-dealer that receives Notes in the exchange offer for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the exchange offer. See “Plan of Distribution.”

Expiration date	The exchange offer will expire at 5:00 p.m., Eastern Standard Time, October , 2005, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the exchange offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the old notes.

Special procedures for beneficial owners	If you are the beneficial owner of old notes and you registered your old notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your old notes and instruct that person to tender the old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding old notes, either make appropriate arrangements to register ownership of the outstanding old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered old notes on time, you may tender your old notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer-How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us.”

Withdrawal rights	You may withdraw the tender of your old notes at any time prior to the expiration date.

Certain Canadian federal and United States federal income tax consequences	An exchange of old notes for Notes should not be subject to United States federal income tax. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes. See “Important Canadian Federal and United States Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer. Old notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange agent	You can reach The Bank of New York Trust Company, N.A., the exchange agent, at Corporate Trust Operations, Reorganization Unit, 101 Barclay Street 7 East, New York, NY 10286, Attention: Randolph Holder. For more information with respect to the exchange offer, you may call the exchange agent on (212) 815-5098; the fax number for the exchange agent is (212) 298-1915 (eligible institutions only).

Dissenter or Appraisal Rights	Holders of old notes will not have dissenters’ or appraisal rights in connection with the exchange offer.

The Notes
      The exchange offer applies to $1,400,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2015. The form and terms of the Notes are substantially identical to the form and terms of the old notes, except that we will register the Notes under the Securities Act, and therefore the Notes will not bear legends restricting their transfer. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.” As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.

Issuer	Novelis Inc., a Canadian corporation

Securities Offered	$1,400,000,000 aggregate principal amount of 7 1/4% senior notes due 2015.

Maturity	The Notes will mature on February 15, 2015.

Interest rate and Payment Dates	The Notes will bear interest at the rate of 7 1/4% per annum. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year commencing August 15, 2005. Interest on the Notes will accrue from the most recent date through which interest has been paid, or if no interest has been paid, from the date of original issuance of the old notes.

Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of our existing and future Canadian and U.S. wholly-owned restricted subsidiaries, certain of our existing foreign wholly-owned restricted subsidiaries and our other restricted subsidiaries that guarantee debt in the future under any credit facilities, provided that the borrower of such debt is our company or a Canadian or a U.S. subsidiary. In 2004, on a historical combined basis, our subsidiaries that will not be guarantors at the consummation of this exchange offer had sales and operating revenues of $2.1 billion, and, at June 30, 2005, those subsidiaries had assets of $1.9 billion and debt and other liabilities of $1.1 billion (including inter-company balances).

Ranking	The Notes will be:

• our senior unsecured obligations;

• effectively junior in right of payment to all of our existing and future secured debt to the extent of the value of the assets securing that debt, including the $1.1 billion of secured debt under our senior secured credit facilities as of June 30, 2005 (and up to an additional $500 million of revolving credit debt that we may borrow thereunder from time to time), which debt is secured by our assets and the assets of our principal subsidiaries;

• effectively junior in right of payment to all debt and other liabilities (including trade payables) of any of our subsidiaries that do not guarantee the Notes;

• equal in right of payment to all of our existing and future senior debt; and

• senior in right of payment to all of our future subordinated debt.

The guarantees of each guarantor will be:

• senior unsecured obligations of that guarantor;

• effectively junior in right of payment to all existing and future secured debt of that guarantor to the extent of the value of the assets securing that debt, including the debt or guarantee of debt of that guarantor under the senior secured credit facilities, which debt or guarantee will be secured by the assets of that guarantor;

• equal in right of payment to all of that guarantor’s existing and future senior debt; and

• senior in right of payment to all of that guarantor’s future subordinated debt.

At June 30, 2005, Novelis Inc. and the guarantors had $1.1 billion of secured debt. The indenture governing the Notes will permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt.

Optional Redemption	Prior to February 15, 2010, we may from time to time redeem all or a portion of the Notes by paying a special “make-whole” premium specified in this prospectus under “Description of Notes — Optional Redemption.”

At any time on or after February 15, 2010, we may from time to time redeem all or a portion of the Notes at the redemption prices specified in this prospectus under “Description of Notes — Optional Redemption.”

In addition, at any time prior to February 15, 2008 we may also redeem up to 35% of the original aggregate principal amount of the old notes and the Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the old notes and the Notes issued remains outstanding after the redemption.

Additional Amounts and Tax Redemption	Any payments made by us with respect to the Notes will be made without withholding or deduction, unless required by law. If we are required by law to withhold or deduct for taxes with respect to a payment to the holders of Notes, we will, subject to certain exceptions, pay the additional amount necessary so that the net amount received by the holder of Notes (other than certain excluded holders) after the withholding is not less than the amount they would have received in the absence of the withholding.

If we are required to pay additional amounts as a result of changes in laws applicable to tax-related withholdings or deductions in respect of payments on the old notes and Notes but not the guarantees, we will have the option to redeem the old notes and Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the old notes and Notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable.

Covenants	We will issue the Notes under an indenture between us and The Bank of New York Trust Company, N.A., as trustee, which is the same indenture under which we issued the old notes. The indenture governing the Notes will contain covenants that limit our ability and the ability of our restricted subsidiaries to:

• incur additional debt and provide additional guarantees;

• pay dividends beyond certain amounts and make other restricted payments;

• create or permit certain liens;

• make certain asset sales;

• use the proceeds from the sales of assets and subsidiary stock;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

• engage in certain transactions with affiliates;

• enter into sale and leaseback transactions;

• designate subsidiaries as unrestricted subsidiaries; and

• consolidate, merge or transfer all or substantially all of our assets and the assets of our restricted subsidiaries.

During any future period in which either Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the indenture has occurred and is continuing, most of the covenants, including our obligation to repurchase Notes following certain asset sales, will be suspended. If either of these ratings agencies then withdraws its ratings or downgrades the ratings assigned to the Notes below the required investment grade rating, or a default or event of default occurs and is continuing, the suspended covenants will again be in effect. If at any time both ratings agencies have assigned an investment grade rating to the Notes, those covenants, including our obligation to repurchase Notes following certain asset sales, will terminate and no longer be applicable regardless of any subsequent changes in the rating of those Notes. See “Description of the Notes — Certain Covenants — Covenant Termination and Suspension.”

These covenants are subject to a number of important limitations and exceptions. For more details, see “Description of the Notes — Certain Covenants.”

Change of Control	Following a change of control, we will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Exchange Offer; Registration Rights	Pursuant to a registration agreement among us and the initial purchasers of the old notes, we agreed to:

• file a registration statement within 180 days after the issue date of the old notes, relating to the exchange of the privately placed notes for publicly registered exchange notes with substantially identical terms evidencing the same continuing indebtedness;

• use our reasonable best efforts to cause the registration statement to become effective within 270 days after the issue date of the old notes;

• keep the exchange offer open for not less than 30 days and not more than 45 days; and

• file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the specified time period and in certain other circumstances described in this prospectus.

We intend the registration statement relating to this prospectus to satisfy these obligations. We filed this registration statement 181 days after the issue date of the old notes. Accordingly, special interest accrued for one day on the old notes. If we do not comply with our other obligations under the registration rights agreement, we will be required to pay additional special interest on the old notes and/or the Notes under specific circumstances. See “Registration Rights.”

Offering; Transfer Restrictions	The Notes are not being offered for sale and may not be offered or sold directly or indirectly in Canada except in accordance with applicable securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the Notes, and accordingly, the Notes will be subject to restrictions on resale in Canada.

Absence of a Public Market for the Notes	The Notes are a new issue of securities, and currently there is no existing trading market for them. We do not intend to apply for listing of the Notes on any national securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The initial purchasers may make a market for the Notes, but they have no obligation to do so. Accordingly, we cannot assure you that a liquid market will develop for the Notes. See “Risk Factors — Risks Related to the Notes — There is no public market for the Notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.”

Amendments and Waivers	Except for specific amendments, the indenture may be amended and any existing default or compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the aggregate principal amount then outstanding of the old notes and the Notes.

Risk Factors	Investing in the Notes involves substantial risks. You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included in this prospectus in deciding whether to tender your old notes.

Certain Income Tax Considerations	You should carefully read the information under the heading “Important Canadian Federal and United States Federal Income Tax Considerations.”

Summary Historical and Pro Forma Consolidated and Combined Financial Data
      The following table sets forth summary historical and pro forma consolidated and combined financial data and should be read in conjunction with our audited combined financial statements, our unaudited consolidated and combined financial statements and the accompanying notes, which in each case are included elsewhere in this prospectus. You should also read “Selected Consolidated and Combined Financial Data”, “Unaudited Pro Forma Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      The combined statements of income data for the years ended December 31, 2004, 2003 and 2002 and the combined balance sheet data as of December 31, 2004 and 2003 set forth below are derived from our audited annual combined financial statements which are included elsewhere in this prospectus. The combined statements of income data for the year ended December 31, 2001 and the combined balance sheet data as of December 31, 2002 set forth below are derived from our audited annual combined financial statements that are not included in this prospectus. We derived the unaudited condensed combined statements of income data for the year ended December 31, 2000 and the unaudited condensed combined balance sheet data as of December 31, 2001 and December 31, 2000 from historical financial information based on Alcan’s accounting records. The unaudited condensed consolidated and combined statements of income data for the six months ended June 30, 2005 and June 30, 2004 and the unaudited condensed consolidated balance sheet data as of June 30, 2005 set forth below are derived from our unaudited interim consolidated and combined financial statements which are included elsewhere in this prospectus. The unaudited condensed combined balance sheet data as of June 30, 2004 set forth below is derived from historical financial data based on Alcan’s accounting records.
      The unaudited consolidated and combined financial statements for the first six months of 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to June 30, 2005, as described below. The unaudited combined financial results for the period from January 1 to January 5, 2005 represent the operations and cash flows of the Novelis entities on a carve-out basis. The unaudited consolidated results as at June 30, 2005 and for the period from January 6 (the date of the spin-off from Alcan) to June 30, 2005 represent the operations, cash flows and financial position of Novelis as a stand-alone entity. All income earned and cash flows generated by the Novelis entities as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to us and are included in our unaudited consolidated results for the period from January 6 to June 30, 2005, with the exception of mark-to-market losses of $30 million on derivative contracts primarily with Alcan. These mark-to-market losses for the period from January 1 to January 5, 2005, were recorded in the unaudited consolidated statements of income for the six months ended June 30, 2005, and are reflected as a decrease in Owner’s net investment.
      Our historical combined financial statements as at and for the twelve months ended December 31, 2004, 2003, 2002, 2001 and 2000 and for the six months ended June 30, 2004 have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us. Management believes the assumptions underlying the historical combined financial statements are reasonable. However, the historical combined financial statements included herein may not necessarily reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.
      The unaudited pro forma financial data for the year ended December 31, 2004 set forth below is unaudited and has been derived from the historical combined financial statements of the Novelis Group. The unaudited pro forma combined financial data reflects our historical combined financial information, adjusted to give effect to the transactions described below as if they had occurred on January 1, 2004. The following transactions are reflected in the pro forma financial data:

•	the debt incurred in connection with the restructuring and financing transactions, including the term loans, and the old notes issued;

•	the resulting interest costs on borrowed funds;

•	other debt issuance costs and commitment fees incurred in the restructuring and refinancing transactions;

•	the settlement of all loans payable to and advances receivable from Alcan;

•	the repayment of third party borrowings;

•	certain interest swap transactions related to third party borrowings;

•	the lease from Alcan of the Sierre North Building and the machinery and equipment located therein;

•	the net tax effects of the transactions described above; and

•	other adjustments described in the notes to our unaudited pro forma combined financial data.
      The unaudited pro forma data below is based upon available information and assumptions that management believes are reasonable. The unaudited pro forma financial data is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the transactions described above occurred on the dates indicated. The unaudited pro forma data also is not necessarily indicative of our future financial condition or results of operations.

	Historical(1)(2)

	Six Months Ended		Years Ended
	June 30,		December 31,

	2005	2004	2004	2003	2002	2001	2000

	($ millions, except per share data)
Statement of Income Data:
Sales and operating revenues	$4,291	$3,739	$7,755	$6,221	$5,893	$5,777	$5,668
Costs and expenses:
Cost of sales and operating expenses, excluding depreciation and amortization noted below	3,852	3,275	6,856	5,482	5,208	5,156	4,992
Depreciation and amortization	115	118	246	222	211	217	205
Selling, general and administrative expenses	152	110	268	211	183	209	213
Research and development expenses	19	28	58	62	67	62	42
Interest	94	38	74	40	42	64	62
Other expenses (income) — net	(3)	(14)	28	—	46	222	28

	4,229	3,555	7,530	6,017	5,757	5,930	5,542

	Historical(1)(2)

	Six Months Ended				Years Ended
	June 30,				December 31,

	2005		2004		2004		2003		2002		2001	2000

	($ millions, except per share data)
Income (loss) before income tax and other items	62		184		225		204		136		(153)	126
Income taxes	44		66		166		50		77		6	60

Income (loss) before other items	18		118		59		154		59		(159)	66
Equity income	4		3		6		6		8		5	6
Minority interests	(11)		(7)		(10)		(3)		8		17	10

Income (loss) before cumulative effect of accounting change	11		114		$55		157		75		(137)	82
Cumulative effect of accounting change(3)	—		—		—		—		(84)		—	—

Net income (loss)	$11		$114		$55		$157		$(9)		$(137)	$82

Net income (loss) per share Basic	.15		1.54		0.74		2.12		(0.12)		(1.85)	1.11
Net income (loss) per share — Diluted	.15		1.53		0.74		2.11		(0.13)		(1.85)	1.10
Supplemental Information:
Net income attributable to consolidated results of Novelis from January 6 to June 30, 2005 — increase to retained earnings	41
Net loss attributable to combined results of Novelis from January 1 to January 5, 2005 — decrease to Owner’s net investment	(30)
Other Financial Data:
Capital expenditures(4)	56		59		165		189		179		236	261
Ratio of Earnings to Fixed Charges	1.7	x	5.4	x	3.8	x	5.5	x	3.7	x	(i )	2.8	x
Dividends per share	0.18		—		—		—		—		—	—
      (i) Due to our net loss in 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $68 million to achieve coverage of 1:1.

	Historical(2)

	As at June 30,		As at December 31,

	2005	2004	2004	2003	2002	2001	2000

	($ millions)
Balance Sheet Data:
Cash and time deposits	$129	28	$31	$27	31	17	35
Property, plant and equipment net	2,181	2,369	2,348	2,419	2,305	2,271	2,502
Total assets	5,341	6,920	5,954	6,316	4,558	4,390	4,943
Total debt	2,783	2,886	3,278	2,623	989	959	1,082
Shareholders’/Invested equity	391	2,036	555	1,974	2,181	2,234	2,562

For the
Year Ended
December 31, 2004

($ millions except
per share data)
Pro Forma Financial Data:
Sales and operating revenues	$7,755
Net loss	(59)
Net loss per common share-basic	(0.80)
Net loss per common share-diluted	(0.80)
Interest expense(5)	197

(1)	Alcan implemented restructuring programs that included certain businesses we acquired from it in the reorganization transactions. Restructuring and asset impairment charges of $(2) million, $2 million, $95 million, $12 million, $25 million, $208 million and $26 million were recorded in relation to these programs for the six months ended June 30, 2005 and 2004, and in the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively.

(2)	In December 2003, Alcan acquired Pechiney. A portion of the acquisition cost relating to four plants that are included in our company was allocated to us and accounted for as additional invested equity. The net assets of the Pechiney plants are included in the combined financial statements as at December 31, 2003 and the results of operations and cash flows are included in the combined financial statements beginning January 1, 2004.

(3)	On January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and other intangible assets with an indefinite life are no longer amortized but are carried at the lower of carrying value and fair value and are tested for impairment on an annual basis. An impairment of $84 million was identified in the goodwill balance as at January 1, 2002, and was charged to income as a cumulative effect of accounting change in 2002 upon adoption of the new accounting standard. The amount of goodwill amortization was $3 million in 2001 and $1 million in 2000.

(4)	Excludes capital expenditures of the unconsolidated Norf joint venture in which we have a 50% equity interest. Our proportionate share of the Norf joint venture’s total capital expenditures was $15 million, $16 million, $12 million, $18 million and $16 million for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively and was $5 million and $5 million for the six months ended June 30, 2005 and 2004, respectively.

(5)	Pro forma interest represents interest calculated based on pro forma debt using pro forma interest rates, and includes amortization of debt issuance costs of $6 million.

RISK FACTORS
      Before tendering old notes in the exchange offer, you should carefully consider the risk factors set forth below and all other information contained in this prospectus. The risks described below are the most significant risk factors currently known to us which make an investment in our Notes speculative or risky. If any of these risks occurs, our business, financial condition or results of operations could suffer, and you could lose part or all of your investment.
Risks Related to Separation from Alcan

We have no history operating as an independent company and we may be unable to make on a timely or cost-effective basis the changes necessary to operate as an independent company.
      Prior to the separation, our business was operated by Alcan primarily within two business groups of its broader corporate organization rather than as a stand-alone company. Alcan performed various corporate functions for us, including, but not limited to, the following:

•	treasury administration;

•	selected benefits administration functions;

•	selected employee compensation functions;

•	selected information technology services; and

•	metal, energy and currency hedging.
      Following the separation, Alcan has no obligation to provide these functions to us other than as part of the transitional services that are provided by Alcan and that are described in “Business — Arrangements Between Novelis and Alcan.”
      If we do not have in place our own systems and business functions, we do not have agreements with other providers of these services or we are not able to make these changes cost effectively, once our transitional services agreement with Alcan expires, we may not be able to operate our business effectively, we may be unable to maintain our market position in the various markets in which we compete and our profitability may decline. If Alcan does not continue to perform the transitional services it has agreed to provide to us effectively, we may not be able to operate our business effectively after the separation.
      Historically we have benefited from Alcan’s size and purchasing power in procuring goods, technology and services. Although we entered into group purchasing arrangements for certain goods and services with Alcan, we may be unable to obtain goods, technology and services as a separate, stand-alone company, at prices and on terms as favourable as those available to us prior to the separation and we may not have access to financial and other resources comparable to those available to us prior to the separation.

A deterioration of our financial position or a downgrade of our ratings by a credit rating agency could increase our borrowing costs and our business relationships could be adversely affected.
      A deterioration of our financial position or a downgrade of our ratings for any reason could increase our borrowing costs and have an adverse effect on our business relationships. We intend, from time to time, to enter into various forms of hedging activities against currency or metal price fluctuations and to trade metal contracts on the London Metal Exchange, or LME. Financial strength and credit ratings are important to the pricing of these hedging and trading activities. As a result, any downgrade of our credit ratings may make it more costly for us to engage in these activities, and our anticipated level of indebtedness may make it more costly for us to engage in these activities than it has been as a part of the Alcan group.

Our agreements with Alcan may not reflect what two unaffiliated parties might have agreed to.
      The allocation of assets, liabilities, rights, indemnifications and other obligations between Alcan and us under the separation and ancillary agreements we entered into with Alcan may not reflect what two unaffiliated parties might have agreed to. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favourable, or less favourable, to us.

As a separate company, we have supply agreements with Alcan for a portion of our raw materials requirements. If Alcan is unable to deliver sufficient quantities of these materials or if it terminates these agreements, our ability to manufacture products on a timely basis could be adversely affected.
      The manufacture of our products requires sheet ingot that has historically been, in part, supplied by Alcan. In 2004, we purchased the majority of our third party sheet ingot requirements from Alcan’s primary metal group. In connection with the separation, we entered into metal supply agreements with Alcan upon terms and conditions substantially similar to market terms and conditions for the continued purchase of sheet ingot from Alcan. If Alcan is unable to deliver sufficient quantities of this material on a timely basis or if Alcan terminates one of these agreements, our production may be disrupted and our sales and profitability could be materially adversely affected. Although aluminum is traded on the world markets, developing alternative suppliers for that portion of our raw material requirements we expect to be supplied by Alcan could be time consuming and expensive.
      Our continuous casting operations at our Saguenay Works, Canada facility depend upon a local supply of molten aluminum from Alcan. In 2004, Alcan’s primary metal group supplied approximately 173 kilotonnes of such material to us, representing all of the molten aluminum used at Saguenay Works in 2004. In connection with the separation, we entered into a metal supply agreement with Alcan upon terms and conditions substantially similar to market terms and conditions for the continued purchase of molten aluminum from Alcan. If this supply were to be disrupted, our Saguenay Works production could be interrupted and our sales and profitability materially adversely affected.

We may lose key rights if a change in control of our voting shares were to occur.
      Our separation agreement with Alcan provides that if we experience a change in control in our voting shares either within the first year of the date of separation or during the following four years if the entity acquiring control does not agree with Alcan not to compete in the plate and aerospace markets, Alcan may terminate any or all of certain agreements we have with it. The termination of any of these agreements could deprive us of key services, resources or rights necessary to the conduct of our business. Replacement of these assets could be difficult or impossible, resulting in a material adverse effect on our business operations, sales and profitability. In addition, the potential termination of these agreements could prevent us from entering into future business transactions such as acquisitions or joint ventures at terms favourable to us or at all.

We could incur significant tax liability, or be liable to Alcan, if certain transactions occur which violate tax-free spin-off rules.
      Under Section 55 of the Income Tax Act (Canada), we and/or Alcan will recognize a taxable gain on our spin-off from Alcan if, among other specified circumstances, (1) within three years of our spin-off from Alcan, we engage in a subsequent spin-off or split-up transaction under Section 55, (2) a shareholder who (together with non-arm’s length persons and certain other persons) owns 10% or more of our common shares or Alcan common shares, disposes to a person unrelated to such shareholder of any such shares (or property that derives 10% or more of its value from such shares or property substituted therefor) as part of the series of transactions which includes our spin-off from Alcan, (3) there is a change of control of us or of Alcan that is part of the series of transactions that includes our spin-off from Alcan, (4) we sell to a person unrelated to us (otherwise than in the ordinary course of operations) as part of the series of transactions that includes our spin-off from Alcan, property acquired in our spin-off from Alcan that has a value greater than 10% of the value of all property received in the spin-off from Alcan, (5) within three years of our spin-off from Alcan, Alcan completes a split-up (but not spin-off) transaction under Section 55, (6) Alcan makes certain acquisitions of property before and in contemplation of our spin-off from Alcan, (7) certain shareholders of Alcan and certain other persons acquired shares of Alcan (other than in specified permitted transactions) in contemplation of our spin-off from Alcan, or (8) Alcan sells to a person unrelated to it (otherwise than in the ordinary course of operations) as part of the series of transactions or events which includes our spin-off from Alcan, property retained by Alcan on the spin-off that has value greater than 10% of the value of all property retained by Alcan on our spin-off from Alcan. We would generally be required to indemnify Alcan for tax under the tax sharing and disaffiliation agreement if Alcan’s tax liability arose because of (i) a breach of our representations, warranties or covenants in the tax sharing and disaffiliation agreement, (ii) certain acts or omissions by us (such as a transaction described in (1) above), or (iii) an acquisition of control of us. Alcan would generally be required to indemnify us for tax under the tax sharing and disaffiliation agreement if our tax liability arose because of (i) a breach of Alcan’s representations, warranties or covenants in the tax sharing and disaffiliation agreement, or (ii) certain acts or omissions by Alcan (such as a transaction described in (5) above). These liabilities and the related indemnity payments could be significant and could have a material adverse effect on our financial results.
      Our U.S. subsidiary has agreed under the tax sharing and disaffiliation agreement to certain restrictions that are intended to preserve the tax-free status of the reorganization transactions in the United States for United States federal income tax purposes, and that will, among other things, limit, generally for two years, our U.S. subsidiary’s ability to issue or sell stock or other equity-related securities, to sell its assets outside the ordinary course of business, and to enter into any other corporate transaction that would result in a person acquiring, directly or indirectly, a majority of our U.S. subsidiary, including an interest in our U.S. subsidiary through holding our shares. If we breach any of these covenants, we generally will be required to indemnify Alcan Corporation, the intermediate holding company for Alcan’s U.S. operations, against the United States federal income tax resulting from a failure of the reorganization transactions in the United States to be tax-free for United States federal income tax purposes. These liabilities and the related indemnity payments could be significant and could have a material adverse effect on our financial results.
      These potential liabilities could prevent us from entering into business transactions at favourable terms to us or at all.

We may be required to satisfy certain indemnification obligations to Alcan, or may not be able to collect on indemnification rights from Alcan.
      In connection with the separation, we and Alcan agreed to indemnify each other for certain liabilities and obligations related to, in the case of our indemnity, the business transferred to us, and in the case of Alcan’s indemnity, the business retained by Alcan. These indemnification obligations could be significant. We cannot determine whether we will have to indemnify Alcan for any substantial obligations after the separation. We also cannot assure you that if Alcan has to indemnify us for any substantial obligations, Alcan will be able to satisfy those obligations.

We may have potential business conflicts of interest with Alcan with respect to our past and ongoing relationships that could harm our business operations.
      A number of our commercial arrangements with Alcan that existed prior to the reorganization transactions, our separation arrangements and our post-separation commercial agreements with Alcan could be the subject of differing interpretation and disagreement following our separation. These agreements may be resolved in a manner different from the manner in which disputes were resolved when we were part of the Alcan group. This could in turn affect our relationship with Alcan and ultimately harm our business operations.

Our agreement not to compete with Alcan in certain end-use markets may hinder our ability to take advantage of new business opportunities.
      In connection with the separation, we have agreed not to compete with Alcan for a period of five years in the manufacture, production and sale of certain products for use in the plate and aerospace markets. As a result, it may be more difficult for us to pursue successfully new business opportunities, which could limit our potential sources of revenue and growth. Please see “Business — Arrangements Between Novelis and Alcan — Separation Agreement.”

Neither our historical nor our pro forma financial information may be representative of results we would have achieved as an independent company or our future results.
      Certain of the historical financial information we have included in this prospectus has been derived from Alcan’s consolidated financial statements and does not necessarily reflect what our results of operations, financial position or cash flows would have been had we been an independent company during the periods presented. For this reason, as well as the inherent uncertainties of our business, the historical financial information does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future.
      Although our pro forma adjustments reflect certain changes that have occurred in our capital and cost structure as a result of our separation from Alcan and other adjustments, they do not necessarily indicate the actual changes in capital and cost structure that may occur following our separation from Alcan and as we operate as a publicly traded, independent company.

We expect to have to spend significant amounts of time and resources to build a new brand identity.
      Prior to our separation from Alcan, we marketed our products under the Alcan name, which has a strong reputation within the markets we serve. We have now adopted new trademarks and trade names to reflect our new company name. Although we are continuing to engage in significant marketing activities and intend to spend significant amounts of time and resources to develop a new brand identity, potential customers, business partners and investors generally may not associate Alcan’s reputation and expertise with our products and services. Furthermore, our name change also may cause difficulties in recruiting qualified personnel. If we fail to build brand recognition, we may not be able to maintain the leading market positions that we have developed while we were part of Alcan, which could harm our financial results.

As we build our information technology infrastructure and transition our data to our own systems, we could experience temporary interruptions in business operations and incur additional costs.
      We have created our own, or have engaged third parties to provide, information technology infrastructure and systems to support our critical business functions, including accounting and reporting, in order to replace many of the systems Alcan provided to us. We may incur temporary interruptions in business operations if we cannot transition effectively from Alcan’s existing operating systems, databases and programming languages that support these functions to our own systems. Our failure to implement the new systems and transition our data successfully and cost-effectively could disrupt our business operations and have a material adverse effect on our profitability. In addition, our costs for the operation of these systems may be higher than the amounts reflected in our historical combined financial statements.

If we fail to maintain an effective system of disclosure controls and procedures, we may not be able to accurately report our financial results in a timely manner.
      Disclosure controls and procedures are controls and procedures that are designed to ensure that information that is required to be disclosed in our periodic reports on Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission is recorded, processed, summarized and reported within the time periods required. In connection with the preparation of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, our CEO and CFO concluded that as of June 30, 2005, our disclosure controls and procedures were not effective at a reasonable assurance level. In reaching the conclusion that our disclosure controls were not effective, our Chief Executive Officer and Chief Financial Officer took note of (a) the determination reflected in our quarterly report on Form 10-Q for the period ended March 31, 2005 that our disclosure controls were not effective, (b) a change made in a press release dated August 12, 2005 (as filed on Form 8-K on the same date) to the pre-and post-tax unrealized losses on the change in the market value of derivatives as disclosed in our second quarter earnings press release dated August 10, 2005 and (c) a general concern that delays in the generation of accurate draft financial information to be included in the earnings release and quarterly report on Form 10-Q compress the time in which various internal and external participants in our disclosure controls process must analyze, review, check and confirm the financial information, or revise that information if errors are identified. Senior management, our disclosure committee and audit committee are reviewing remediation measures to improve our disclosure controls and procedures. We cannot be certain that our efforts to improve our disclosure controls and procedures will be successful or that we will be able to maintain adequate controls in the future. Any failure to develop or maintain effective disclosure controls and procedures or difficulties encountered in their implementation could harm our ability to report our operating results in a timely manner or cause us to fail to meet our reporting obligation, which could also cause investors to lose confidence in our reported financial information and harm our reputation, which in turn could affect our ability to access the capital markets.
Risks Related to our Business and the Market Environment

Certain of our customers are significant to our revenues, and we could be adversely affected by changes in the business or financial condition of these significant customers or by the loss of their business.
      Our ten largest customers accounted for approximately 41% of our total sales and operating revenues in 2004, with Rexam Plc and its affiliates representing approximately 11% of our total sales and operating revenues in that year. A significant downturn in the business or financial condition of our significant customers could materially adversely affect our results of operations. In addition, if our existing relationships with significant customers materially deteriorate or are terminated in the future, and we are not successful in replacing business lost from such customers, our results of operations could be adversely affected. Some of the longer term contracts under which we supply our customers, including under umbrella agreements such as those described under “Business — Our Customers,” are subject to renewal, renegotiation or re-pricing at periodic intervals or upon changes in competitive supply conditions. Our failure to successfully renew, renegotiate or re-price such agreements could result in a reduction or loss in customer purchase volume or revenue, and if we are not successful in replacing business lost from such customers, our results of operations could be adversely affected. The markets in which we operate are competitive and customers may seek to consolidate supplier relationships or change suppliers to accrue cost savings and other benefits.

Our profitability could be adversely affected by increases in the cost or disruptions in the availability of raw materials.
      Prices for the raw materials we require are subject to continuous volatility and may increase from time to time. Although our sales are generally made on the basis of a “margin over metal price,” if prices increase, we may not be able to pass on the entire cost of the increases to our customers or offset fully the effects of higher raw material costs, other than metal, through productivity improvements, which may cause our profitability to decline. In addition, there is a potential time lag between changes in prices under our purchase contracts and the point when we can implement a corresponding change under our sales contracts with our customers. As a result, we can be exposed to fluctuations in raw materials prices, including metal, since, during the time lag period, we may have to temporarily bear the additional cost of the change under our purchase contracts, which could have a material adverse effect on our profitability. Furthermore, sales contracts currently representing approximately 20% of our total annual sales provide for a ceiling over which metal prices cannot contractually be passed through to our customers. These contracts have in the past and may in the future have a material adverse effect on our financial results. Although we have attempted to mitigate this risk through the purchase of metal options, this hedging policy has not been totally economically effective and may not be totally economically effective in the future. For example, the reduction in Regional Income of Novelis North America of $50 million, or 36%, during the first six months of 2005 compared to the first six months of 2004 was mainly due to the adverse effect of metal price increases which impacted the can price ceiling and metal pass-through differences totaling $34 million. As metal prices continue to remain relatively high, these price ceilings will continue to have an adverse effect on our financial results. In addition, a sustained material increase in raw materials prices may cause some of our customers to substitute other materials for our products.

Our operations consume energy and our profitability may decline if energy costs were to rise, or if our energy supplies were interrupted.
      We consume substantial amounts of energy in our rolling operations, our cast house operations and our Brazilian smelting operations. The factors that affect our energy costs and supply reliability tend to be specific to each of our facilities. A number of factors could materially adversely affect our energy position including:

•	increases in costs of natural gas;

•	significant increases in costs of supplied electricity or fuel oil related to transportation;

•	interruptions in energy supply due to equipment failure or other causes; and

•	the inability to extend energy supply contracts upon expiration on economical terms.
      If energy costs were to rise, or if energy supplies or supply arrangements were disrupted, our profitability could decline.

We may not have sufficient cash and may be limited in our ability to access financing for future capital requirements, which may prevent us from increasing our manufacturing capability, improving our technology or addressing any gaps in our product offerings.
      Although historically our cash flow from operations has been sufficient to satisfy working capital, capital expenditure and research and development requirements, in the future we may need to incur additional debt or issue equity in order to fund these requirements as well as to make acquisitions and other investments. To the extent we are unable to raise new capital, we may be unable to increase our manufacturing capability, improve our technology or address any gaps in our product offerings. If we raise funds through the issuance of debt or equity, any debt securities or preferred shares issued will have rights and preferences and privileges senior to those of holders of our common shares. The terms of the debt securities may impose restrictions on our operations that have an adverse impact on our financial condition. If we raise funds through the issuance of equity, the proportional ownership interests of our shareholders could be diluted.

Adverse changes in currency exchange rates could negatively affect our financial results and the competitiveness of our aluminum rolled products relative to other materials.
      Our businesses and operations are exposed to the effects of changes in the exchange rates of the U.S. dollar, the euro, the British pound, the Brazilian real, the Canadian dollar, the Korean won and other currencies. Currency risk management for our business was historically considered within Alcan’s overall treasury operations. As part of that strategy, Alcan used financial instruments to reduce its exposure to adverse movements in currency exchange rates. As an independent company, we plan to implement a hedging policy that will attempt to manage currency exchange rate risks to an acceptable level based on our management’s judgment of the appropriate trade-off between risk, opportunity and cost; however, this hedging policy may not successfully or completely eliminate the effects of currency exchange rate fluctuations which could have a material adverse effect on our financial results.
      We prepare our consolidated and combined financial statements in U.S. dollars, but a portion of our earnings and expenditures are denominated in other currencies, primarily the euro, the Korean won and the Brazilian real. Changes in exchange rates will result in increases or decreases in our reported costs and earnings, and may also affect the book value of our assets located outside the United States and the amount of our equity.

      Primary aluminum and aluminum recyclables represent between 25% and 85% of the price of our rolled products and these input materials are purchased based upon LME aluminum trading prices denominated in U.S. dollars. As a result, and because we generally sell our rolled products on a “margin over metal” price, increases in the relative value of the U.S. dollar against the local currency in which sales are made can make aluminum rolled products less attractive to our customers than substitute materials, such as steel or glass, whose manufacturing costs may be more closely linked to the local currency, which in turn could have a material adverse effect on our financial results.

Most of our facilities are staffed by a unionized workforce, and union disputes and other employee relations issues could materially adversely affect our financial results.
      Approximately two-thirds of our employees are represented by labour unions under a large number of collective bargaining agreements with varying durations and expiration dates. We may not be able to satisfactorily renegotiate our collective bargaining agreements when they expire. In addition, existing collective bargaining agreements may not prevent a strike or work stoppage at our facilities in the future, and any such work stoppage could have a material adverse effect on our financial results.

Our operations have been and will continue to be exposed to various business and other risks, changes in conditions and events beyond our control in countries where we have operations or sell products.
      We are, and will continue to be, subject to financial, political, economic and business risks in connection with our worldwide operations. We have made investments and carry on production activities in various emerging markets, including Brazil, Korea and Malaysia, and we market our products in these countries, as well as China and certain other countries in Asia. While we anticipate higher growth or attractive production opportunities from these emerging markets, they also present a higher degree of risk than more developed markets. In addition to the business risks inherent in developing and servicing new markets, economic conditions may be more volatile, legal and regulatory systems less developed and predictable, and the possibility of various types of adverse governmental action more pronounced. In addition, inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labour problems could affect our revenues, expenses and results of operations. Our operations could also be adversely affected by acts of war, terrorism or the threat of any of these events as well as government actions such as controls on imports, exports and prices, tariffs, new forms of taxation, or changes in fiscal regimes and increased government regulation in the countries in which we operate or service customers. Unexpected or uncontrollable events or circumstances in any of these markets could have a material adverse effect on our financial results.

We could be adversely affected by disruptions of our operations.
      Breakdown of equipment or other events, including catastrophic events such as war or natural disasters, leading to production interruptions in our plants could have a material adverse effect on our financial results. Further, because many of our customers are, to varying degrees, dependent on planned deliveries from our plants, customers that have to reschedule their own production due to our missed deliveries could pursue financial claims against us. We may incur costs to correct any of these problems, in addition to facing claims from customers. Further, our reputation among actual and potential customers may be harmed, potentially resulting in a loss of business. While we maintain insurance policies covering, among other things, physical damage, business interruptions and product liability, these policies may not cover all of our losses and we could incur uninsured losses and liabilities arising from such events, including damage to our reputation, loss of customers and suffer substantial losses in operational capacity, any of which could have a material adverse effect on our financial results.

We may not be able to successfully develop and implement new technology initiatives in a timely manner.
      We have invested in, and are involved with, a number of technology and process initiatives. Several technical aspects of these initiatives are still unproven and the eventual commercial outcomes cannot be assessed with any certainty. Even if we are successful with these initiatives, we may not be able to deploy them in a timely fashion. Accordingly, the costs and benefits from our investments in new technologies and the consequent effects on our financial results may vary from present expectations.

Loss of our key management and other personnel, or an inability to attract such management and other personnel, could impact our business.
      We depend on our senior executive officers and other key personnel to run our business. The loss of any of these officers or other key personnel could materially adversely affect our operations. Competition for qualified employees among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to improve manufacturing operations, conduct research activities successfully and develop marketable products.

We may not be able to adequately protect proprietary rights to our technology.
      Although we attempt to protect our proprietary technology and processes and other intellectual property through patents, trademarks, trade secrets, copyrights, confidentiality and nondisclosure agreements and other measures, these measures may not be adequate to protect our intellectual property. Because of differences in intellectual property laws throughout the world, our intellectual property may be substantially less protected in various international markets than it is in the United States and Canada. Failure on our part to adequately protect our intellectual property may materially adversely affect our financial results. Furthermore, we may be subject to claims that our technology infringes the intellectual property rights of another. Even if without merit, those claims could result in costly and prolonged litigation, divert management’s attention and could materially adversely affect our business. In addition, we may be required to enter into licensing agreements in order to continue using technology that is important to our business. However, we may be unable to obtain license agreements on terms that are acceptable to us or at all.

Past and future acquisitions or divestitures may adversely affect our financial condition.
      We have grown partly through the acquisition of other businesses including businesses acquired by Alcan in its 2000 acquisition of the Alusuisse Group Ltd. and its 2003 acquisition of Pechiney, both of which were integrated aluminum companies. As part of our strategy for growth, we may continue to pursue acquisitions, divestitures or strategic alliances, which may not be completed or, if completed, may not be ultimately beneficial to us. There are numerous risks commonly encountered in business combinations, including the risk that we may not be able to complete a transaction that has been announced, effectively integrate businesses acquired or generate the cost savings and synergies anticipated. Failure to do so could have a material adverse effect on our financial results.

We could be required to make unexpected contributions to our defined benefit pension plans as a result of adverse changes in interest rates and the capital markets.
      Most of our pension obligations relate to funded defined benefit pension plans for our employees in the United States, the United Kingdom and in Brazil, which was terminated in June 2004, unfunded pension benefits in Germany, and lump sum indemnities payable to our employees in France, Korea and Malaysia upon retirement. Our pension plan assets consist primarily of listed stocks and bonds. Our estimates of liabilities and expenses for pensions and other post-retirement benefits incorporate a number of assumptions, including expected long term rates of return on plan assets and interest rates used to discount future benefits. Our results of operations, liquidity or shareholders’ equity in a particular period could be adversely affected by capital market returns that are less than their assumed long term rate of return or a decline of the rate used to discount future benefits.
      If the assets of our pension plans do not achieve assumed investment returns for any period, such deficiency could result in one or more charges against our earnings for that period. In addition, changing economic conditions, poor pension investment returns or other factors may require us to make unexpected cash contributions to the pension plans in the future, preventing the use of such cash for other purposes.

      In addition to existing defined benefit pension plans, we may elect in 2005 to assume pension liabilities from pension plans that we currently share with Alcan. The assumption of such liabilities would occur by the establishment of new pension plans and the transfer of assets from Alcan pension plans. The risks described above will also apply to these plans.

We face risks relating to certain joint ventures and subsidiaries that we do not entirely control. Our ability to generate cash from these entities may be more restricted than if such entities were wholly owned subsidiaries.
      Some of our activities are, and will in the future be, conducted through entities that we do not entirely control or wholly own. These entities include our Norf, Germany and Logan, Kentucky joint ventures, as well as our majority-owned Korean and Malaysian subsidiaries. Under the governing documents or agreements for certain of these joint ventures and subsidiaries, our ability to fully control certain operational matters may be limited. In addition, we do not solely determine certain key matters, such as the timing and amount of cash distributions from these entities. As a result, our ability to generate cash from these entities may be more restricted than if they were wholly owned entities.
Risks Related to Our Industry

We face significant price and other forms of competition from other aluminum rolled products producers, which could hurt our results of operations.
      Generally, the markets in which we operate are highly competitive. We compete primarily on the basis of our value proposition, including price, product quality, ability to meet customers’ specifications, range of products offered, lead times, technical support and customer service. Some of our competitors may benefit from greater capital resources, have more efficient technologies, or have lower raw material and energy costs and may be able to sustain longer periods of price competition.
      In addition, our competitive position within the global aluminum rolled products industry may be affected by, among other things, the recent trend toward consolidation among our competitors, exchange rate fluctuations that may make our products less competitive in relation to the products of companies based in other countries (despite the U.S. dollar based input cost and the marginal costs of shipping) and economies of scale in purchasing, production and sales, which accrue to some of our competitors.
      Increased competition could cause a reduction in our shipment volumes and profitability or increase our expenditures, any one of which could have a material adverse effect on our financial results.

The end-use markets for certain of our products are highly competitive and customers are willing to accept substitutes for our products.
      The end-use markets for certain aluminum rolled products are highly competitive. Aluminum competes with other materials, such as steel, plastics, composite materials and glass, among others, for various applications, including in the beverage/food cans and automotive end-use markets. In the past, customers have demonstrated a willingness to substitute other materials for aluminum. The willingness of customers to accept substitutes for aluminum products could have a material adverse effect on our financial results.

A downturn in the economy could have a material adverse effect on our financial results.
      Certain end-use markets for aluminum rolled products, such as the construction and industrial and transportation markets, experience demand cycles that are highly correlated to the general economic environment, which is sensitive to a number of factors outside our control. A recession or a slowing of the economy in any of the geographic segments in which we operate, including China where significant economic growth is expected, or a decrease in manufacturing activity in industries such as automotive, construction and packaging and consumer goods, could have a material adverse effect on our financial results. We are not able to predict the timing, extent and duration of the economic cycles in the markets in which we operate.

The seasonal nature of some of our customers’ industries could have a material adverse effect on our financial results.
      The construction industry and the consumption of beer and soda are sensitive to climatic conditions and as a result, demand for aluminum rolled products in the construction industry and for can feedstock is seasonal. Our quarterly financial results could fluctuate as a result of climatic changes, and a prolonged series of cold summers in the different areas in which we conduct our business could have a material adverse effect on our financial results.

We are subject to a broad range of environmental, health and safety laws and regulations in the jurisdictions in which we operate, and we may be exposed to substantial environmental, health and safety costs and liabilities.
      We are subject to a broad range of environmental, health and safety laws and regulations in the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental, health and safety protection standards and permitting requirements regarding, among other things, air emissions, wastewater storage, treatment and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, and the remediation of environmental contamination and working conditions for our employees. The costs of complying with these laws and regulations, including participation in assessments and remediation of sites and installation of pollution control facilities, have been, and in the future could be, significant. In addition, these laws and regulations may also result in substantial environmental liabilities, including liabilities associated with divested assets and past activities. In certain instances, these costs and liabilities, as well as related action to be taken by us, could be accelerated or increased if we were to close or divest of or change the principal use of certain facilities with respect to which we may have environmental liabilities or remediation obligations. Currently, we are involved in a number of compliance efforts, remediation activities and legal proceedings concerning environmental matters. We have established reserves for environmental remediation activities and liabilities where appropriate. However, environmental matters (including the timing of any charges related thereto) cannot be predicted with certainty, and these reserves may not ultimately be adequate, especially in light of potential changes in environmental conditions, changing interpretations of laws and regulations by regulators and courts, the discovery of previously unknown environmental conditions, the risk of governmental orders to carry out additional compliance on certain sites not initially included in remediation in progress, our potential liability to remediate sites for which provisions have not been previously established and the adoption of more stringent environmental laws. Such future developments could result in increased environmental costs and liabilities and could require significant capital expenditures, any of which could have a material adverse effect on our financial condition or results.
      Some of our current and potential operations are located or could be located in or near communities that may regard such operations as having a detrimental effect on their social and economic circumstances. Should this occur, the consequences of such a development may have a material adverse impact upon the profitability or, in extreme cases, the viability of an operation. In addition, such developments may adversely affect our ability to expand or enter into new operations in such location or elsewhere.
      We use a variety of hazardous materials and chemicals in our rolling processes, as well as in our smelting operations in Brazil and in connection with maintenance work on our manufacturing facilities. In the event that any of these substances or related residues proves to be toxic, we may be liable for certain costs, including, among others, costs for health-related claims or removal or retreatment of such substances. In addition, although we have developed environmental, health and safety programs for our employees and conduct regular assessments at our facilities, we are currently, and in the future may be, involved in claims and litigation filed on behalf of persons alleging injury predominantly as a result of occupational exposure to substances at our current or former facilities. It is not possible to predict the ultimate outcome of these claims and lawsuits due to the unpredictable nature of personal injury litigation. If these claims and lawsuits, individually or in the aggregate, were finally resolved against us, our results of operations and cash flows could be adversely affected.

We may be exposed to significant legal proceedings or investigations.
      From time to time, we are involved in, or the subject of, disputes, proceedings and investigations with respect to a variety of matters, including environmental, health and safety, product liability, employee, tax, contractual and other matters as well as other disputes and proceedings that arise in the ordinary course of business. Certain of these matters are discussed in the preceding risk factor and certain are discussed below under “Business — Legal Proceedings.” Any claims against us or any investigations involving us, whether meritorious or not, could be costly to defend or comply with and could divert management’s attention as well as operational resources. Any such dispute, litigation or investigation, whether currently pending or threatened or in the future, may have a material adverse effect on our financial results.

Product liability claims against us could result in significant costs or negatively impact our reputation and could adversely affect our business results and financial condition.
      We are sometimes exposed to warranty and products liability claims. There can be no assurance that we will not experience material product liability losses arising from such claims in the future and that these will not have a negative impact on our sales and profitability. We generally maintain insurance against many product liability risks but there can be no assurance that this coverage will be adequate for liabilities ultimately incurred. In addition, there is no assurance that insurance will continue to be available on terms acceptable to us. A successful claim that exceeds our available insurance coverage could have a material adverse effect on our financial results.
Risks Related to the Notes

Following our separation from Alcan, we have a substantial amount of indebtedness. Our substantial indebtedness could adversely affect our business and therefore make it more difficult for us to fulfill our obligations under the Notes.
      We have a substantial amount of indebtedness. At June 30, 2005, we had total indebtedness of $2.8 billion, including the $1.1 billion of secured debt outstanding under the senior secured credit facilities that we and certain of our subsidiaries entered into in connection with the reorganization transactions. Following the reorganization transactions and the financing transactions, our businesses are operating with significantly more indebtedness and higher interest expenses than they did when they were part of Alcan.
      Our substantial indebtedness and interest expense could have important consequences to our company and you, including:

•	limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy, or other general corporate purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	placing us at a competitive disadvantage as compared to our competitors that have less leverage;

•	limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation;

•	limiting our ability or increasing the costs to refinance indebtedness; and

•	limiting our ability to enter into marketing, hedging, optimization and trading transactions by reducing the number of counterparties with whom we can enter into such transactions as well as the volume of those transactions.
      Although we are highly leveraged, the indenture relating to the Notes and the senior secured credit facilities will permit us to incur substantial additional indebtedness in the future, including up to an additional $500 million that we or certain of our subsidiaries may borrow under the revolving credit facilities that are part of the senior secured credit facilities. If we or our subsidiaries incur additional debt, the risks we now face as a result of our leverage could intensify.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the Notes.
      We are a holding company and a large portion of our assets are the capital stock of our subsidiaries and joint ventures. As a holding company, we conduct substantially all of our business through our subsidiaries and joint ventures. Consequently, our cash flow and ability to service our debt obligations, including the Notes, are dependent upon the earnings of our subsidiaries and joint ventures and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other loans, advances or payments to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, and we may not exercise sufficient control to cause distributions to be made to us. Although our senior secured credit facilities and the indenture each limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations do not apply to our existing joint ventures or unrestricted subsidiaries and the limitations are also subject to important exceptions and qualifications.
      The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt obligations, including the Notes, will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise will be adequate for us to service our debt obligations, including the Notes. If our subsidiaries do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the Notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the Notes.

The covenants in the senior secured credit facilities and the indenture governing the Notes impose significant operating and financial restrictions on us. If we default under these covenants, we may not be able to make payments on the Notes.
      The senior secured credit facilities and the indenture governing the Notes impose significant operating and financial restrictions on us. These restrictions limit our ability and the ability of our restricted subsidiaries, among other things, to:

•	incur additional debt and provide additional guarantees;

•	pay dividends beyond certain amounts and make other restricted payments;

•	create or permit certain liens;

•	make certain asset sales;

•	use the proceeds from the sales of assets and subsidiary stock;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in certain transactions with affiliates;

•	enter into sale and leaseback transactions;

•	designate subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.
      The senior secured credit facility also contains various affirmative covenants, including financial covenants, with which we are required to comply.
      Although we currently expect to be able to comply with these covenants, operating results substantially below our business plan or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants. If we do not comply with these covenants and are unable to obtain waivers from our lenders, we would be unable to make additional borrowings under these facilities, our indebtedness under these agreements would be in default and could be accelerated by our lenders and could cause a cross-default under our other indebtedness, including the Notes. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. In addition, if we incur additional debt in the future, we may be subject to additional covenants, which may be more restrictive than those that we are subject to now.

Most of the covenants in the indenture will be suspended during any future period that we have an investment grade rating from one rating agency, and during any such period you will not have the benefit of those covenants. In addition, certain covenants will be terminated if we have an investment grade rating from both rating agencies.
      Most of the covenants in the indenture, as well as our obligation to offer to repurchase Notes following certain asset sales, will be suspended if the Notes obtain an investment grade rating from either one of these two rating agencies and we are not in default under the indenture. If such a suspension occurs, the protections afforded to you by the covenants that have been suspended will not be restored until the investment grade rating assigned by either Moody’s or Standard & Poor’s to the Notes should subsequently decline and as a result the Notes do not carry an investment grade rating from one rating agency. In addition, most of these covenants, as well as our obligation to offer to repurchase Notes following certain asset sales, will be terminated permanently if at any time the Notes receive an investment grade rating from both Moody’s and Standard & Poor’s and we are not in default under the indenture. If this termination occurs, the protections afforded to you by the terminated covenants will not be later restored, regardless of any subsequent change in the Notes’ ratings. See “Description of Notes — Certain Covenants — Covenant Termination and Suspension.”

Your right to receive payments on the Notes is effectively junior in right of payment to all existing and future secured indebtedness of ours or the guarantors up to the value of the collateral securing such indebtedness.
      The Notes will be effectively junior to all existing and future secured indebtedness of ours or the guarantors up to the value of the collateral securing such indebtedness. For example, the Notes and the related guarantees will effectively rank junior to $1.1 billion of secured indebtedness under the senior secured credit facilities which we and our principal U.S. subsidiary, Novelis Corporation, have borrowed or guaranteed in connection with the reorganization transactions and financing transactions (and up to an additional $500 million of indebtedness may be borrowed under those facilities in the future), to the extent of the collateral securing such indebtedness. Although the indenture contains restrictions on our ability and the ability of our restricted subsidiaries to create or incur liens to secure indebtedness, these restrictions are subject to important limitations and exceptions that permit us to secure a substantial amount of additional indebtedness. Accordingly, in the event of a bankruptcy, liquidation or reorganization affecting us or any guarantors, your rights to receive payment will be effectively subordinated to those of secured creditors up to the value of the collateral securing such indebtedness.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.
      Some, but not all of our subsidiaries will guarantee the Notes. As a result, you will only be creditors of our company and those of our subsidiaries that do guarantee the Notes. In the case of subsidiaries that are not guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors, debtholders and preferred stockholders, will be effectively senior to the Notes and related guarantees. Subject to limitations in the senior secured credit facilities and the indenture, non-guarantor subsidiaries may incur additional indebtedness in the future (and may incur other liabilities without limitation). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In 2004, on a historical combined basis, our subsidiaries that will not be guarantors of the Notes at the consummation of this exchange offer had sales and operating revenues of $2.1 billion, and, at June 30, 2005, those subsidiaries had assets of $1.9 billion and debt and other liabilities of $1.1 billion (including inter-company balances).

We may be unable to repay or repurchase the Notes upon a change of control or sale of significant assets.
      There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable at their respective maturity dates unless we elect to redeem the Notes earlier, as described in “Description of the Notes — Optional Redemption.” If we experience a change of control, as that term is defined in “Description of the Notes,” or if we or our subsidiaries dispose of significant assets under circumstances described in “Description of Notes — Certain Covenants — Limitation on Asset Sales,” we may be required to make an offer to repurchase all of your Notes prior to maturity. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change of control or asset sale.

There is no public market for the Notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.
      The Notes are a new issue of securities and there is no existing trading market for the Notes. Although the initial purchasers have informed us that they intend to make a market in the Notes, they have no obligation to do so and may discontinue making a market at any time without notice. In addition, any market making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934 and may be limited during the pendency of any registration statement. As a result, we cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell the Notes will be favorable. If a liquid market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in prevailing interest rates. We do not intend to apply for listing or quotation of the Notes on any securities exchange or stock market.
      Historically, the market for non-investment grade debt has been subject to substantial volatility. We cannot assure you that the market for the Notes will be free from similar volatility.

In Canada, you may only transfer the Notes in a transaction exempt from the applicable securities laws of the provinces or territories of Canada.
      We are relying on exemptions from applicable Canadian provincial securities laws to offer the Notes. The Notes may not be sold directly or indirectly in Canada except in accordance with applicable securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the Notes, and accordingly, the Notes will be subject to restrictions on resale in Canada.
      In addition, holders of the Notes who are not residents of the United States remain subject to any restrictions imposed by the jurisdictions in which that holder is resident.

Changes in our credit ratings or the financial and credit markets could adversely affect the market prices of the Notes.
      The future market prices of the Notes will be affected by a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.
      The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. These fluctuations could have an adverse effect on the prices of the Notes. In addition, credit rating agencies continually revise their ratings for companies that they follow, including us. We cannot assure you that credit rating agencies will continue to rate the Notes or that they will maintain their ratings on the Notes. A negative change in our rating could have an adverse effect on the market prices of the Notes.

Fraudulent conveyance laws and other legal restrictions may permit courts to void or subordinate our subsidiaries’ guarantees of the Notes in specific circumstances, which would prevent or limit payment under the guarantees.
      Federal, state and foreign statutes may allow courts, under specific circumstances, to void or subordinate any or all of our subsidiaries’ guarantees of the Notes. If any guarantees are voided or subordinated, our noteholders might be required to return payments received from our subsidiaries. The criteria for application of such fraudulent conveyance and other statutes vary, but, in general, under United States federal bankruptcy law, comparable provisions of state fraudulent conveyance laws and applicable Canadian federal or provincial law, a guarantee could be set aside or subordinated if, among other things, the guarantor, at the time it provided the guarantee:

•	incurred the guarantee with the intent of hindering, defeating, delaying or defrauding current or future creditors or of giving one creditor a preference over others; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

•	was insolvent, on the eve of insolvency, or was rendered insolvent by reason of the incurrence;

•	was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.
      Under certain Canadian federal and provincial statutes, a rebuttable presumption of the guarantor’s intent to prefer one creditor or hinder another may arise depending on the period of time that has elapsed between the assumption of the guarantee and the date of the guarantor’s insolvency.
      The definition and test for insolvency will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a guarantor would be considered insolvent if, at the time the guarantor provided the guarantee:

•	the sum of its debts and liabilities, including contingent liabilities, was greater than its assets at fair valuation;

•	the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

•	it could not pay its debts generally as they become due.
      The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. We cannot be sure which tests and standards a court would apply to determine whether or not the guarantors were solvent at the relevant time or, regardless of the tests and standards, whether the issuance of the guarantee would be voided or subordinated to the guarantor’s other debt.
      If a court voids any or all of our subsidiaries’ guarantees or holds them unenforceable, you would cease to be a creditor of the guarantors to the extent such guarantees are voided or held unenforceable and would instead be a creditor solely of us, and if the court subordinates the guarantee to other obligations of the guarantor your ability to recover on the guarantee will be adversely affected.

U.S. investors in the Notes may have difficulties enforcing civil liabilities.
      We are incorporated in Canada under the CBCA. Our registered office, as well as a substantial portion of our assets, are located outside the United States. Also, some of our directors and officers and some of the experts named in this prospectus reside in Canada or in other jurisdictions outside the United States and all or a substantial portion of their assets are located outside the United States. We have agreed in the indenture under which the Notes will be issued to accept service of process in New York City, by an agent designated for such purpose, with respect to any suit, action or proceeding relating to the indenture or the Notes that is brought in any federal or state court located in New York City, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of Notes to effect service of process within the United States on our directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. In addition, there is doubt as to the enforceability in Canada of liabilities against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts predicated solely upon United States federal securities laws.

Canadian bankruptcy and insolvency laws may impair the enforcement of remedies under the Notes.
      The rights of the trustee under the indenture pursuant to which the Notes will be issued to enforce remedies could be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class that did not vote to accept the proposal. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument during the period the stay against proceedings remains in place.
      The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the Notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee for the Notes could exercise its rights under the Notes indenture or whether, and to what extent, holders of Notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee for the Notes.

USE OF PROCEEDS
      This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated February 3, 2005, by and among us, the subsidiary guarantors and the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the Notes in the exchange offer. We will receive in exchange for the Notes the old notes in like principal amount. We will retire and cancel all of the old notes tendered in the exchange offer.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table shows our consolidated ratios of earnings to fixed charges for the years and the periods indicated:

	Six Months	Years Ended December 31,
	Ended
	June 30, 2005	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges(1)(2)	1.7x	3.8x	5.5x	3.7x	(3)	2.8x

(1)	Earnings consist of income from continuing operations before the cumulative effect of accounting changes, before fixed charges (excluding capitalized interest) and income taxes, and eliminating undistributed income of persons owned less than 50% by us. Fixed charges consist of interest expenses and amortization of debt discount and expense and premium and that portion of rental payments which is considered as being representative of the interest factor implicit in our operating leases. The ratios shown above are based on our consolidated and combined financial information, which was prepared in accordance with U.S. GAAP.

(2)	Includes restructuring and asset impairment charges for certain businesses that we acquired from Alcan in the reorganization transactions of $(2) million, $95 million, $12 million, $25 million, $208 million and $26 million which were recorded in relation to these programs for the six months ended June 30, 2005 and in the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively.

(3)	Due to our net loss in 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $68 million to achieve coverage of 1:1.

CAPITALIZATION
      The table below sets forth our capitalization as of June 30, 2005. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited annual combined financial statements, the unaudited interim consolidated and combined financial statements and the related accompanying notes included elsewhere in this prospectus.

As of
June 30,
2005

($ millions)
Cash and time deposits	$129

Short-term borrowings	23
Long-term debt
Term Loan B	1,125
7 1/4% Senior notes	1,400
Other third party debt	235

Total debt	2,783
Shareholders’ equity
Common shares at par	—
Additional paid-in capital	434
Retained earnings	27
Accumulated other comprehensive income (loss)	(70)
Shareholders’ equity	391

Total capitalization	$3,303

      Our ability to issue additional equity is constrained because our issuance of additional shares may cause the distribution to be taxable to us or to Alcan. Under the separation agreement and other agreements relating to tax matters, we may be required to indemnify Alcan against any such tax incurred by it.

SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA
      You should read the following selected consolidated and combined financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited combined financial statements, the unaudited consolidated and combined financial statements and the accompanying notes included elsewhere in this prospectus.
      The combined statements of income data for the years ended December 31, 2004, 2003 and 2002 and the combined balance sheet data as of December 31, 2004 and 2003 set forth below are derived from our audited annual combined financial statements which are included elsewhere in this prospectus. The combined statements of income data for the year ended December 31, 2001 and the combined balance sheet data as of December 31, 2002 set forth below are derived from our audited annual combined financial statements that are not included in this prospectus. We derived the unaudited condensed combined statements of income data for the year ended December 31, 2000 and the unaudited condensed combined balance sheet data as of December 31, 2001 and December 31, 2000 from historical financial information based on Alcan’s accounting records. The unaudited condensed consolidated and combined statements of income data for the six months ended June 30, 2005 and June 30, 2004 and the unaudited condensed consolidated balance sheet data as of June 30, 2005 set forth below are derived from our unaudited interim consolidated and combined financial statements which are included elsewhere in this prospectus. The unaudited condensed combined balance sheet data as of June 30, 2004 set forth below is derived from historical financial data based on Alcan’s accounting records.
      The unaudited consolidated and combined financial statements for the first quarter of 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to June 30, 2005, as described below. The unaudited combined financial results for the period from January 1 to January 5, 2005 represent the operations and cash flows of the Novelis entities on a carve-out basis. The unaudited consolidated results as at June 30, 2005 and for the period from January 6 (the date of the spin-off from Alcan) to June 30, 2005 represent the operations, cash flows and financial position of Novelis as a stand-alone entity. All income earned and cash flows generated by the Novelis entities as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to us and are included in our unaudited consolidated results for the period from January 6 to June 30, 2005, with the exception of mark-to-market losses of $30 million on derivative contracts primarily with Alcan. These mark-to-market losses for the period from January 1 to January 5, 2005, were recorded in the unaudited consolidated statements of income for the six months ended June 30, 2005, and are reflected as a decrease in Owner’s net investment.
      Our historical combined financial statements as at and for the twelve months ended December 31, 2004, 2003, 2002, 2001 and 2000 and for the six months ended June 30, 2004 have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us. Management believes the assumptions underlying the historical combined financial statements are reasonable. However, the historical combined financial statements included herein may not necessarily reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.

	At and for the
	Six Months
	Ended June 30,		At and for the Years Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	($ millions, except per share data)
Sales and operating revenues	$4,291	$3,739	$7,755	$6,221	$5,893	$5,777	$5,668
Net income (loss)	11	114	55	157	(9)	(137)	82
Total assets	5,341	6,920	5,954	6,316	4,558	4,390	4,943
Long-term debt (including current portion)	2,760	1,964	2,737	1,659	623	514	584
Other debt	23	922	541	964	366	445	498
Cash and time deposits	129	28	31	27	31	17	35
Invested equity/Shareholders’ equity	391	2,036	555	1,974	2,181	2,234	2,562
Earnings (loss) per share
Basic
Income (loss) before cumulative effect of accounting change	0.15	1.54	0.74	2.12	1.01	(1.85)	1.11
Cumulative effect of accounting change	—	—	—	—	(1.13)	—	—

Net income (loss) per share — basic	0.15	1.54	0.74	2.12	(0.12)	(1.85)	1.11
Diluted
Income (loss) before effect of accounting change	0.15	1.53	0.74	2.11	1.00	(1.85)	1.10
Cumulative effect of accounting change	—	—	—	—	(1.13)	—	—

Net income (loss) per share — diluted	0.15	1.53	0.74	2.11	(0.13)	(1.85)	1.10
Dividends per share	0.18	—	—	—	—	—	—
      In December 2003, Alcan acquired Pechiney. A portion of the acquisition cost relating to four plants that are included in our company was allocated to us and accounted for as additional invested equity. The net assets of the Pechiney plants are included in the combined financial statements as at December 31, 2003 and the results of operations and cash flows are included in the combined financial statements beginning January 1, 2004.
      On January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and other intangible assets with an indefinite life are no longer amortized but are carried at the lower of carrying value and fair value and are tested for impairment on an annual basis. An impairment of $84 million was identified in the goodwill balance as at January 1, 2002, and was charged to income as a cumulative effect of accounting change in 2002 upon adoption of the new accounting standard. The amount of goodwill amortization was $3 million in 2001 and $1 million in 2000.
      Alcan implemented restructuring programs that included certain businesses we acquired from it in the reorganization transactions. Restructuring and asset impairment charges of $(2) million, $2 million, $95 million, $12 million, $25 million, $208 million and $26 million were recorded in relation to these programs for the six months ended June 30, 2005 and June 30, 2004 and in the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively.
      In October 2000, Alcan acquired Alusuisse Group Ltd, or algroup. A portion of the acquisition cost relating to two plants that are included in our company was allocated to us and accounted for as additional invested equity. The net assets of the algroup plants are included in the combined financial statements as at October 31, 2000 and the results of operations and cash flows are included in the combined financial statements beginning October 1, 2000.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
      On January 6, 2005, Alcan and its subsidiaries contributed to a new public company, Novelis Inc. (the Company or Novelis), substantially all of the aluminum rolled products businesses operated by Alcan prior to its 2003 acquisition of Pechiney, together with some of Alcan’s alumina and primary metal-related businesses in Brazil, which are fully integrated with the rolled products operations there, as well as four former Pechiney rolling facilities in Europe.
      In order to facilitate the separation of the businesses from Alcan as described above, in early January and February of 2005 we executed substantial and material debt restructuring and financing transactions, whereby we effectively replaced all of our financing obligations to Alcan and certain other third parties with new third party debt aggregating $2.9 billion.
      The following is our condensed unaudited pro forma combined statement of income for the year ended December 31, 2004. We have not presented a condensed unaudited pro forma balance sheet at June 30, 2005 as the effects of the restructuring and financing transactions are already fully reflected in our unaudited consolidated balance sheet at June 30, 2005. We have not presented condensed unaudited pro forma consolidated statements of income for the six months ended June 30, 2005 as the impact of these transactions, on a pro forma basis, would not materially affect our actual results of operations for the six months ended June 30, 2005.
      In providing this pro forma income statement information for the year ended December 31, 2004, disclosures of the material effects on our financial condition, resulting from the restructuring and financing transactions, are included in the notes to the tables and disclosures herein.
      This data is unaudited and has been derived from the historical combined financial statements of the Novelis Group. This Group is comprised of substantially all of the aluminum rolled products businesses operated by Alcan prior to its 2003 acquisition of Pechiney, together with some of Alcan’s alumina and primary metal-related businesses in Brazil and four former Pechiney rolling facilities in Europe. Included within the Novelis Group are the assets, liabilities and operations relating to the portions of the Sierre and Neuhausen facilities transferred to the Group, as described in this prospectus under “Business — Arrangements Between Novelis and Alcan — Sierre Agreements” and “Business — Arrangements Between Novelis and Alcan — Neuhausen Agreements”, respectively. You should read this data in conjunction with the information under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”, our financial statements and the related notes which are included in this prospectus.
      The unaudited pro forma financial data reflects our historical combined financial information, adjusted to give effect to the transactions described below as if they had occurred as of January 1, 2004. The following transactions were considered to derive the unaudited pro forma combined statement of income as presented and described in the accompanying notes:

•	the debt incurred in connection with the restructuring and financing transactions, including the term loans, and the old notes issued;

•	the resulting interest costs on borrowed funds;

•	other debt issuance costs and commitment fees incurred in the restructuring and refinancing transactions;

•	the settlement of all loans payable to and advances receivable from Alcan;

•	the repayment of third party borrowings;

•	certain interest swap transactions related to third party borrowings;

•	the lease from Alcan of the Sierre North Building and the machinery and equipment located therein;

•	other adjustments described below; and

•	the net tax effects of the transactions described above.
      The unaudited pro forma table is based upon available information and assumptions that management believes are reasonable. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations would have been had the transactions described above occurred on the dates indicated. The unaudited pro forma data also is not necessarily indicative of our future results of operations.
      General corporate expenses include costs incurred related primarily to human resources, legal, treasury, insurance, finance, internal audit, strategy, public affairs and other services. For the year ended December 31, 2004, Alcan allocated costs to us relating to general corporate expenses of $34 million, which is included in the total head office costs of $54 million for the year. Immediately following the separation, Novelis assumed responsibility for all of these services and their related expenses. We expect the total cost of these services to aggregate approximately $65 million to $70 million in 2005. In addition to the amounts above, we expect to incur approximately $30 million of non-recurring costs associated with the transition to operating as a separate company, substantially all of which we expect will be incurred in 2005.
      In addition to the pro forma adjustments to our financial statements, various other factors will have an effect on our financial condition and results of operations after the completion and filing of this prospectus, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The level of debt, including the current and long-term positions of the debt may vary, as we may need to provide for other cash requirements.

NOVELIS INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

		Pro Forma
	Historical	Adjustments		Pro Forma

	($ millions, except per share data)
Sales and operating revenues	$7,755	$—		$7,755
Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization noted below	6,856	—		6,856
Depreciation and amortization	246	—		246
Selling, administrative and general expenses	268	—		268
Research and development expenses	58	—		58
Interest	74	168	(a)	194
		(33	)(b)
		(16	)(c)
		4	(h)
		(3	)(i)
Other expenses (income) — net	28	14	(a)	64
		22	(b)

Income before income taxes and other items	225	(156)		69
Income taxes	166	(30	)(d)	124
		(12	)(e)

Income (loss) before other items	59	(114)		(55)
Equity income	6	—		6
Minority interests	(10)	—		(10)

Net income (loss)	$55	$(114)		$(59)

Earnings (loss) per share
Net income (loss) per common share — basic	$0.74		(f)	$(0.80)
Net income (loss) per common share — diluted	$0.74		(g)	$(0.80)
Average number of shares used in calculating earnings per share — basic (in millions)	73.989		(f)	73.989
Average number of shares used in calculating earnings per share — diluted (in millions)	74.432		(g)	73.989

NOVELIS INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
      (a) Reflects the pro forma interest expense for the full year ended December 31, 2004 associated with net new borrowings of $2.769 billion, resulting in total borrowings from third parties aggregating $2.9 billion. These total new borrowings consist of:

•	On January 10, 2005, we obtained two seven-year senior secured term loans aggregating $1.3 billion at a variable interest rate (three-month LIBOR plus 1.75%), which would have been 3.42% for the year ended December 31, 2004, using historical average LIBOR rates. Between January 14 and March 1, 2005, a total of $310 million of these loans was swapped for fixed rate debt at 5.5%.

•	Also on January 10, 2005, we obtained a $500 million revolving credit facility (not included in the $2.9 billion as no amounts were drawn upon establishment).

•	On February 3, 2005, we sold $1.4 billion aggregate ten-year notes (also referred to as the old notes) bearing interest at 7.25%;

•	In February, we obtained a $50 million Korean floating rate term loan which was subsequently swapped for a 5.3% fixed rate KRW51 billion loan; and

•	In February, we obtained a $19 million Korean floating rate one-year term loan which was repaid before March 31, 2005.
      In addition, we swapped interest payments on three Korean floating rate term loans aggregating $131 million (already in place at December 31, 2004 and included in the historical balance) in exchange for fixed interest payments, including $70 million of U.S. dollar denominated Korean term loans in exchange for Korean won denominated debt. Following these swaps, the effective weighted average fixed rate on the three Korean term loans is 4.60% The effective weighted average variable rate on the Korean floating rate debt of $19 million is 3.48% (based on the historical three-month LIBOR plus 1.50% and historical three-month Korean CD plus 1.50%).
      Pro forma interest expense includes interest on the borrowings and the amortization of debt issuance costs. Interest expense in respect of the borrowings described in this note would have been $168 million for the year ended December 31, 2004. The average annualized interest rate used to calculate the total pro forma interest expense was 5.58% (before debt issuance costs) for the year ended December 31, 2004. The index rates used were the historical three-month LIBOR plus 1.75% for the seven-year term loan; a fixed rate of 7.25% for the old notes, a weighted average rate of 4.60% for the three swapped Korean term loans and rates of 5.3% and 3.48% for the new Korean fixed and variable loans, respectively, for the year ended December 31, 2004.
      Debt issuance and other bridge financing costs related to the new outstanding and drawn borrowings were $71 million. These costs are recorded as Deferred charges and other assets on our balance sheet and are to be amortized over the lives of the borrowings and charged to the income statement as a component of interest expense, with the exception of $13 million in bridge financing commitment fees that was expensed in the first quarter of 2005 as other expenses (income) — net. Amortization of debt issuance costs included in pro forma interest expense was $6 million for the year ended December 31, 2004.
      Bridge financing and commitment fees on the revolving credit facility included in pro forma other expenses (income) — net was an aggregate of $14 million for the year ended December 31, 2004.

NOVELIS INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)
      The table below summarizes the calculation of a full year of pro forma interest expense attributable to our debt structure assuming completion of the financing transactions as of January 1, 2004:

		Full Year Pro Forma
		2004

		Effective	Interest
	Amount	Interest Rate	Expense

	($ millions, except interest rates)
Term loans — floating	$990	3.42%	$34
Term loans — fixed swap	310	5.50%	17
Old Notes	1,400	7.25%	101
Korean term loans (swapped)	131	4.60%	6
Korean term loans (new)	50	5.30%	3
Korean variable term loan	19	3.48%	1
Amortization of debt issuance costs	—		6

Total	$2,900		$168

      The impact of a one-eighth of a percentage point (12.5 basis points) increase or decrease in interest rates on the variable rate borrowings would be to reduce or increase net income by $1 million annually. An increase or decrease of $100 million in the total borrowings would reduce or increase net income by $4 million annually.
      (b) Reflects the elimination of the interest expense and income incurred between Novelis and Alcan for the year ended December 31, 2004 on the borrowings and advances between the parties.
      Historical interest expense resulted from borrowings from Alcan and its subsidiaries for various periods of time up to and including the full year. For the year ended December 31, 2004, such borrowings totaled $2,909 million and consisted of:

(i) fixed rate loans totaling $2,423 million, with an average interest rate of 5.44%; and

(ii) floating interest rate loans totaling $486 million, with an average variable rate of 3.04%.
      Historical interest income resulted from advances to Alcan and its subsidiaries for various periods of time up to and including the full year. For the year ended December 31, 2004, such advances totaled $426 million and are included in the historical 2004 balances due from Alcan total of $803 million; the balance of $377 million representing derivative and securitized receivables not included in the settlement with Alcan. The $426 million was substantially all in fixed rate loans at an average interest rate of 1.84%.
      (c) Reflects the elimination of third party interest expense relating to existing third party borrowings in the amount of $369 million as of December 31, 2004. These third party borrowings for various periods of time up to and including the full year consist of:

(i) fixed rate loans totaling $244 million, with an average interest rate of 4.83%; and

(ii) floating interest rate loans totaling $125 million, with an average variable rate of 3.50%.
      (d) Represents the net tax effect of the aggregate tax deductible pro forma interest cost adjustments in each relevant jurisdiction. The effective tax benefit used for this adjustment, which represents the rate at which Novelis could deduct the pro forma interest cost is approximately 25%. This 25% effective tax benefit rate is less that the weighted average statutory rate of 34% because Novelis is not able to fully realize the benefit in interest deductibility in certain tax jurisdictions.

NOVELIS INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)
      (e) Represents the net tax effect of the aggregate tax deductible pro forma other expense (income) — net adjustments at our weighted average statutory rate of 34%.
      (f) The number of Novelis shares used to compute basic earnings per share was 73,988,932, which was the number of outstanding Novelis common shares on January 6, 2005.
      (g) The number of Novelis shares used to compute historical diluted earnings per share was 74,432,283 at January 6, 2005, which was the number of outstanding Novelis common shares and the number of Novelis common shares covered by dilutive options at that date. As the Company experienced a loss on a pro-forma basis, dilutive shares have been excluded from the computation of diluted earnings per share since the effect of including such shares would be anti-dilutive.
      (h) Represents an adjustment to record pro forma interest expense of $4 million associated with Novelis’ capital lease from Alcan of the Sierre North building and the machinery and equipment located in the Sierre North Building (including the hot and cold mills) for a term of 15 years, renewable at Novelis’ option for an additional five-year period, at an annual base rent in an amount equal to 8.5% of the book value at the date of transfer of the assets. These assets have been included in our historical financial statements with a corresponding increase of $48 million to debt.
      (i) As part of the financing transactions, we were required to deposit $80 million in cash in an interest bearing restricted deposit account at a major financial institution. The financial institution previously extended an $80 million credit facility to the subsidiary for which Novelis now has a legal right and intent to offset that obligation against the $80 million restricted deposit. Entry reflects the offset of the interest on the restricted deposit against the interest on the credit facility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following information should be read together with the selected consolidated and combined financial data and our consolidated and combined financial statements and accompanying notes, included elsewhere in this prospectus, for a more complete understanding of our financial condition and results of operations. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Disclosure Regarding Forward-Looking Statements and Market Data” and “Risk Factors.”
Overview
      We are the world’s leading aluminum rolled products producer based on shipment volume in 2004, with total aluminum rolled products shipments of 2,785 kilotonnes during that year. In 2004, we were the largest aluminum rolled products producer in terms of shipments in each of Europe, South America and Asia-Pacific, and we were the second largest in North America. With operations on four continents comprised of 36 operating facilities in 11 countries, we are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions. We had sales and operating revenues of $7.8 billion in 2004. Due in part to the regional nature of supply and demand of aluminum rolled products, our activities are organized under four business groups and are managed on the basis of geographical areas. These business groups are Novelis North America, Novelis Europe, Novelis Asia, and Novelis South America.
      The following table sets forth our key financial and operating data for the six months ended June 30, 2005 and 2004 and for the fiscal years ended December 31, 2004, 2003 and 2002.

	Six Months Ended
	June 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(In millions of US$, except where indicated)
Sales and operating revenues(i)	$4,291	$3,739	$7,755	$6,221	$5,893
Total Regional Income(ii)	322	354	654	508	472
Income before cumulative effect of accounting change	11	114	55	157	75
Rolled products shipments(iii) (kt)	1,443	1,392	2,785	2,491	2,479
Total assets	$5,341	$6,920	$5,954	$6,316	$4,558

(i)	The accounting principles used to prepare the information by operating segment are the same as those used to prepare the consolidated and combined financial statements, except, as discussed below, the operating segments include our proportionate share of joint ventures (including joint ventures accounted for using the equity method) as they are managed within each operating segment, with the adjustments for equity-accounted joint ventures shown on a separate line in the reconciliation to Income before taxes and other items.

(ii)	Total Regional Income, which is the measure of operating segment profitability that we use, comprises earnings before interest, taxes, depreciation and amortization excluding certain items, such as corporate office costs and asset and goodwill impairments, restructuring, rationalization and the change in fair market value of our derivatives, which are not under the control of the business groups. These items are managed by our head office, which focuses on strategy development and oversees governance, policy, legal compliance, human resources and finance matters. Regional Income is the measure by which we evaluate the performance of our business. Financial information for the regional groups includes the results of certain joint ventures on a proportionately consolidated basis, which is consistent with the way the business groups are managed. Under U.S. GAAP, these joint ventures are accounted for under the equity method. Therefore, in order to reconcile Total Regional Income to income before income taxes and other items, the Regional Income attributable to these joint ventures is removed from Total Regional Income and the net after-tax results are reported as equity income. The change in the fair market value of derivatives has been removed from individual regional results and is shown on a separate line. This presentation provides a more accurate portrayal of underlying business group results and is in line with our portfolio approach to risk management. Prior to our separation from Alcan, profitability of the operating segments was measured based on business group profit, or BGP. Please see note 18 of our unaudited interim consolidated and combined financial statements and note 26 of our audited annual combined financial statements for a discussion of the differences between BGP and Regional Income. Prior period measures of profitability for our operating segments have been recast to conform to the current presentation.

(iii)	Includes conversion of customer-owned metal (tolling).

Reconciliation
      The following table summarizes the reconciliation of Total Regional Income to income before income taxes and other items.

	Six Months		Years Ended
	Ended June 30,		December 31,

	2005	2004	2004	2003	2002

	(In millions of US$)
Regional Income
Novelis North America	91	141	240	176	218
Novelis Europe	115	98	200	175	127
Novelis Asia	59	43	80	69	41
Novelis South America	57	72	134	88	86

Total Regional Income	322	354	654	508	472
Corporate Office	7	(20)	(49)	(36)	(31)
Additional Items for Reconciliation
Adjustment for equity-accounted joint ventures	(22)	(21)	(48)	(42)	(36)
Adjustment for mark-to-market derivatives	(47)	22	77	20	9
Restructuring, rationalization & impairment	11	5	(89)	16	(25)
Depreciation & amortization	(115)	(118)	(246)	(222)	(211)
Interest	(94)	(38)	(74)	(40)	(42)

Income before income taxes and other items	62	184	225	204	136

Highlights
      Net Income. We reported net income of $11 million for the six months ended June 30, 2005, or diluted earnings per share of $0.15. This comprised consolidated net income of $41 million for the period of January 6, the effective date of our separation from Alcan, to June 30, 2005, and a combined loss of $30 million on mark-to-market derivatives, primarily with Alcan, from January 1 to January 5, 2005, the period prior to our separation from Alcan. Net income in the carve out statements as a part of Alcan for the six months ended June 30, 2004 was $114 million, or diluted earnings per share of $1.53.
      Shipments. Rolled products shipments increased 3.7% to 1,443 kilotonnes for the first six months of 2005 over the equivalent period in 2004. We attribute this increase to strong market demand, largely in North America and Asia, and market share growth in South America.

      Rolled products shipments increased by 306 kilotonnes, or 12%, between 2002 and 2004. The demand growth in Asia, our own significant production increases in that region, and market share gains in the challenging South American market have all benefited our shipment volumes. These gains offset the impact of soft market conditions in Europe in 2002 and 2003. During 2004, our rolled products shipments increased by 12% over 2003, assisted by continued growth in Asia, the recovery in the North American economies and the addition of four rolling operations in Europe as a result of Alcan’s acquisition of Pechiney.
      Total Regional Income. Our operating fundamentals continued to be strong in the first half of 2005 and were reflected in the higher rolled products shipments, increasing conversion price and continued emphasis on cost control. However, Regional Income decreased by $32 million, or 9%, for the first half of 2005 versus the prior year period basis due to three main factors. The adverse impacts from metal price and metal price movements on can contracts with a price ceiling in North America limit our ability to fully pass-through the impact of the metal price change. This, as well as the impact of metal timing differences, accounted for approximately $35 million of the variance while negative impacts from foreign currency movements, mainly in South America, accounted for an additional $19 million of the decrease. Finally, during the first half of 2004, there was a $19 million gain on conversion to a defined contribution pension plan in South America that unfavorably impacts the comparison of Regional Income to 2005.
      Total Regional Income increased 39% in 2004 as compared to 2002. Continued focus on cost improvement and higher shipments were the main contributors to the increase.
      Financing Activity. At the spin-off from Alcan, we had $2,951 million of long term debt and capital leases. With the strength of the cash flows during the six months ended June 30, 2005, we reduced our debt position by $168 million to $2,783 million as at June 30, 2005.
      Business Strengths. We use an integrated business system to manage our business. The core components of this system ensure that the same focus on value, improvement and environment, health and safety is found in each of our operations, regardless of geographical location. This has enabled us to achieve quality, cost and productivity improvements, optimize our product portfolio and strengthen our execution capabilities. It has also enabled us to improve our capital efficiency. Since 2002, we have held our capital expenditures below depreciation while at the same time improving our business. We have also achieved cash flow gains through the strict management of our operating working capital, which is defined as current assets, excluding cash and time deposits and short-term loans receivable, less current liabilities, excluding short-term borrowings and debt maturing within one year.
      As a separate company, we are focused on aluminum rolled products, which we believe will enable us to respond more quickly to market demands and maximize the efficient allocation of our capital, technical and human resources. As a separate company, we are also able to provide incentives to our management and employees that more closely align their interests with the performance of our aluminum rolled products business.
Separation From Alcan
      We were formed as a Canadian corporation on September 21, 2004. On January 6, 2005, we acquired substantially all of the aluminum rolled products businesses operated by Alcan prior to its 2003 acquisition of Pechiney. In addition to those businesses, we acquired certain alumina and primary metal-related assets in Brazil formerly owned by Alcan and four former Pechiney rolling facilities in Europe.
      In relation to our separation from Alcan, we incurred $112 million in costs, fees and expenses. These costs, fees and expenses were primarily related to financing fees, legal separation matters, professional expenses, taxes and costs of producing, printing, mailing and otherwise distributing materials in connection with our recent financing transactions and other shareholder communications. All these costs, fees and expenses were paid by Alcan. Of the total debt issuance costs of $71 million, $59 million has been recorded in Deferred charges and other assets in 2005 and will be amortized over the life of the borrowings, while the balance of $12 million was expensed in Other expenses (income) — net in the first quarter of 2005. The remaining costs, fees and expenses of $40 million related to our separation from Alcan were allocated proportionately to Novelis, with our share of $9 million included in selling, general and administrative expenses in the fourth quarter of 2004.
Basis of Presentation
      The unaudited consolidated and combined financial statements for the six months ended June 30, 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to June 30, 2005, as described below. The unaudited combined financial results for the period from January 1 to January 5, 2005 represent the operations and cash flows of the Novelis entities on a carve-out basis. The unaudited consolidated results as at June 30, 2005 and for the period from January 6 (the date of the spin-off from Alcan) to June 30, 2005 represent the operations, cash flows and financial position of Novelis as a stand-alone entity. All income earned and cash flows generated by the Novelis entities as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to Novelis and are included in the unaudited consolidated results for the period from January 6 to June 30, 2005, with the exception of mark-to-market losses of $30 million on derivative contracts primarily with Alcan. These mark-to-market losses for the period from January 1 to January 5, 2005, were recorded in the unaudited consolidated statement of income for the six months ended June 30, 2005, and are reflected as a decrease in Owner’s net investment.
      Our historical combined financial statements as at and for the twelve months ended December 31, 2004, 2003 and 2002 and for the six months ended June 30, 2004, which we refer to as our historical combined financial statements, have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us. The net assets of the four Pechiney plants that were transferred to us, initially acquired by Alcan in December 2003, are included in our combined financial statements as at December 31, 2003, and their results of operations and cash flows are included beginning January 1, 2004. We believe the assumptions underlying the historical combined financial statements, including the allocations described below, are reasonable. However, the historical combined financial statements included herein may not necessarily reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.
      As we were not a stand-alone company and operated as a part of Alcan prior to 2005, the historical combined financial statements presented in this prospectus include allocations of certain Alcan expenses, assets and liabilities, including the items described below.

General Corporate Expenses
      Alcan historically performed various corporate functions for us. Allocations for general corporate expenses are reflected in selling, general and administrative expenses in our historical combined statements of income. The general corporate expenses allocation was primarily for human resources, legal, treasury, insurance, finance, internal audit, strategy and public affairs and amounted to $17 million for the six months ended June 30, 2004 and $34 million, $24 million and $28 million for the years ended December 31, 2004, 2003, and 2002, respectively. Total corporate costs, including the amounts allocated, amounted to $20 million for the six months ended June 30, 2004 and $49 million, $36 million and $31 million for the years ended December 31, 2004, 2003, and 2002, respectively. Allocations were made based on the average head count and capital employed for the periods reported. Capital employed represents total assets less payables and accrued liabilities and deferred credits and other liabilities. The costs allocated are not necessarily indicative of the costs that would have been incurred had we performed these functions as a stand-alone company, nor are they necessarily indicative of costs that will be charged or incurred in the future. As a stand-alone entity, we perform the majority of these functions using our own resources or purchased services; however, for an interim period, some of these functions will continue to be provided by Alcan under the transitional services agreement. We estimate that, as an independent company, we will need to incur additional expenses of approximately $5 to $10 million per year, based on total corporate expenses in 2004 for certain of these services. As an independent company, we will incur additional corporate costs for human resources, treasury, legal, insurance, finance, internal audit and other services, such that we estimate that our total general corporate expenses will be approximately $60 million for 2005. Refer to note 2 of the audited annual combined financial statements and note 1 of the unaudited interim consolidated and combined financial statements presented in this prospectus.

Pensions and Other Post-retirement Benefit Plans
      Our employees have been covered under Alcan’s pension plans and other post-retirement benefit plans. Our historical combined financial statements include allocations for expenses attributed to our employees’ participation in these plans.
      Prior to the separation, certain entities within our company had pension obligations, mostly comprised of defined benefit plans in the United States and the United Kingdom, unfunded pension benefits in Germany and lump sum indemnities payable to employees of our businesses in France, Korea and Malaysia upon retirement. These pension benefits are managed separately and the related assets, liabilities and costs are included in both our consolidated and combined and historical combined financial statements.
      Prior to the separation, Alcan managed defined benefit plans in Canada, the United States, the United Kingdom and Switzerland that cover some of the entities within our company. Our share of these plans’ assets and liabilities is not included in our historical combined balance sheets. The historical combined statements of income, however, include an allocation of the costs of the plans that varies depending on whether the entity is a subsidiary or a division of Alcan. Pension costs of divisions of Alcan included in our businesses are allocated based on the following methods: service costs were allocated based on a percentage of payroll costs; interest costs, the expected return on assets and amortization of actuarial gains and losses were allocated based on a percentage of the projected benefit obligation; and prior service costs were allocated based on headcount. Pension costs of subsidiaries of Alcan included in our businesses are accounted for on the same basis as a multi-employer pension plan whereby the subsidiaries’ contributions for the period are recognized as net periodic pension cost.
      Prior to the separation, Alcan provided post-retirement benefits in the form of unfunded healthcare and life insurance benefits to retired employees in Canada and the United States that include retired employees of some of our businesses. Our share of these plans’ liabilities is included in our historical combined balance sheets and our share of these plans’ costs is included in our historical combined statements of income.

Income Taxes
      Income tax expense has been recorded in our historical combined income statements as if we filed separate tax returns from Alcan, notwithstanding that some of our operations were historically included in the consolidated income tax returns filed by Alcan and that most of the related income taxes were paid by Alcan. Income taxes are calculated as if all of the entities within our company had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction. For jurisdictions where there is no tax sharing agreement, amounts currently payable have been included in the owner’s net investment line in our historical combined balance sheets.
      Alcan managed its tax position for the benefit of its entire portfolio of businesses and its tax strategies are not necessarily consistent with the tax strategies that we would have followed or will follow as a stand-alone company. As a result, our effective tax rate as a stand-alone entity may differ significantly from those prevailing in historical periods.

Cash
      Historically, Alcan provided cash management services for certain of our businesses, primarily in North America, the United Kingdom, and parts of Europe to optimize efficient pooling of funds. Cash deposits from these businesses were transferred to Alcan on a regular basis. As a result, none of Alcan’s cash and cash equivalents has been allocated to us in our historical combined financial statements. Transfers to and from Alcan are netted against the owner’s net investment in our historical combined balance sheets. Cash and cash equivalents in our historical combined balance sheets are comprised of only the cash and cash equivalents of our businesses, primarily in South America, Asia and parts of Europe, that perform their own cash management functions. Following the separation, we are responsible for our own cash management functions.
Results of Operations for the Six Months Ended June 30, 2005 Compared to the Six Months Ended June 30, 2004
      The following discussion and analysis is based on unaudited consolidated and combined statements of income, which reflect our operations for the six months ended June 30, 2005 and 2004, as prepared in conformity with U.S. GAAP.

Net income
      The comparison of Net income between the first six months of 2005 and 2004 was heavily influenced by the following items on an after-tax basis:

•	Gain on the monetization of cross-currency interest swaps of inter-company debt amounting to $37 million in 2005;

•	Gain on the sale of land in Asia of $11 million in 2005;

•	Unrealized losses on the change in market value of derivatives of $37 million in the first half of 2005, compared to unrealized gains in the first half of 2004 of $8 million;

•	Foreign currency balance sheet translation losses of $21 million in the first half of 2005. The first half of 2004 recorded a gain of $5 million;

•	Start-up costs amounting to $19 million in 2005;

•	Gain in the first half of 2004 of $13 million on a change in our South American pension plan; and

•	As a stand-alone company, our interest expense increased by $37 million in the first half of 2005 compared to the first half of 2004.

      Foreign currency balance sheet translation effects, which are primarily non-cash in nature, arise from translating monetary items (principally deferred income taxes, operating working capital and long term liabilities) denominated in Canadian dollars and Brazilian Real into U.S. dollars for reporting purposes.

Sales and Operating Revenues and Shipments
      Sales and operating revenues increased from $3,739 million in the six months ended June 30, 2004, to $4,291 million in the comparable period in 2005, an increase of $552 million, or 15%. The increase was primarily the result of an increase in LME metal pricing, which was up 10% for the first six months of 2005 vs. the same period in 2004, a 5% increase in total shipments from 1,491 kilotonnes to 1,571 kilotonnes and, to a lesser degree, the impact of the stronger euro on translation of euro sales to U.S. dollars.

Costs and Expenses
      Our cost of sales and operating expenses represented 90% of our sales and operating revenues for the six months ended June 30, 2005, compared to 88% during the comparable period in 2004. The increase in cost of sales and operating expenses during the first half of 2005 in large part reflected the impact of higher LME prices on metal input costs. The impact of the can price ceiling in North America and metal pass-through differences resulted in an adverse impact in the first half of 2005 compared to the same period in 2004.
      Depreciation and amortization of $118 million for the first six months of 2004 decreased to $115 million in the first half of 2005 selling, general and administrative expenses, or SG&A, increased from $110 million in the six months ended June 30, 2004 to $152 million in the comparable period of 2005, or 38%. Included in SG&A for first half of 2005 are additional corporate office costs we incurred as a stand-alone company and $7 million in start-up costs.
      Interest expense in the first half of 2004, $38 million, was significantly lower than the $94 million of interest expense in the first six months of 2005. A comparison to first half 2004 interest expense is not meaningful as it did not reflect the level of debt, nor the associated interest costs, we would have incurred had we operated on a stand-alone basis at that time.
      “Other expenses (income) — net” was income of $3 million in the first half of 2005 compared to the first six months of 2004 with income of $14 million. Influencing factors included a realized gain of $45 million on the monetization of certain cross-currency interest rate swaps that were put in place to hedge inter-company loans denominated in currencies other than the U.S. dollar, an $11 million gain on the sale of land in Asia in the first half of 2005, as well as unrealized losses on the change in market value of derivatives of $47 million compared to unrealized gains on the change in market value of derivatives of $15 million in the first half of 2004. Additionally, the 2005 first half comprised foreign currency balance sheet translation losses of $7 million and debt issue costs of $13 million on undrawn credit facilities used to back up the Alcan notes we received in January 2005 as part of our separation from Alcan. The 2004 first half included a gain on asset sales of $7 million.

Income Taxes
      The effective tax rate for the first half of 2005 was 71% compared to a composite statutory rate of 27%. In 2004, the effective and statutory tax rates for the first six months were 36%. The main difference in the first half 2005 effective rate was a $6 million tax provision in connection with our spin-off from Alcan, for which there was no related income, a $6 million pre-tax exchange loss on the translation of net monetary liabilities denominated in local currency, for which there was no related income tax recovery, and a tax liability of $10 million on translation of U.S. dollar debt into local currency for which there is no related income, both mainly in South America. In addition, there were potential future tax benefits on losses carried forward that were not recognized since their realization is not likely.

Operating Segment Review — Six Months Ended June 30, 2005 and 2004

Reconciliation
      The following table summarizes the reconciliation of Regional Income to income before income taxes and other items:

	Six Months

	2005	2004

	($ in millions)
Regional Income
Novelis North America	91	141
Novelis Europe	115	98
Novelis Asia	59	43
Novelis South America	57	72

Total Regional Income	322	354
Corporate office *	7	(20)
Other Items
Equity-accounted joint ventures	(22)	(21)
Change in fair market value and reclassification of derivatives	(47)	22
Restructuring, rationalization and impairment	11	5
Depreciation and amortization	(115)	(118)
Interest	(94)	(38)

Income before income taxes and other items	62	184

*	Corporate office includes the $45 million gain realized on the monetization of cross-currency interest rate swaps in the first six months of 2005.

Novelis North America
      The following table sets forth key financial and operating data for Novelis North America for the six months ended June 30, 2005 and June 30, 2004:

	Six Months	Six Months
North America	2005	2004	% Change

	($ in millions, except for Regional
	Income per tonne)
Sales and operating revenues	1,667	1,419	18%
Regional Income	91	141	(36)%
Rolled product shipments (kt)	567	563	1%
Regional Income per tonne	160	250	(36)%
Depreciation	36	34	6%
Capital expenditures	17	17	—
Total assets	1,415	2,879	(51)%
      Sales and operating revenues of Novelis North America were $1,667 million for the six month period ended June 30, 2005, an increase of $248 million, or 17% in sales over the comparable period of 2004. This was due to higher metal prices that are largely passed through to customers as well as increases in conversion prices.
      Regional Income of Novelis North America was $91 million for the first half of 2005, a decrease of $50 million, or 36%, from the first six months of 2004. This reduction was mainly due to the adverse effect of metal price increases which impacted the can price ceiling and metal pass-through differences totaling

$34 million. Improved conversion selling prices in many product lines as well as continued improvements in optimizing our product portfolio were largely offset by cost increases, mainly freight, environmental reserves and energy. The first half of 2004 included approximately $9 million of interest revenue on loans to Alcan that were collected as part of the spin transactions.
      Total assets of $1,415 million as at June 30, 2005 decreased by over 50% compared to June 30, 2004 as loans to Alcan were collected as part of the spin transactions on January 6, 2005.

Novelis Europe
      The following table sets forth key financial and operating data for Novelis Europe for the six months ended June 30, 2005 and June 30, 2004:

	Six Months	Six Months
Europe	2005	2004	% Change

	($ in millions, except for Regional
	Income per tonne)
Sales and operating revenues	1,640	1,523	8%
Regional Income	115	98	17%
Rolled product shipments (kt)	516	505	2%
Regional Income per tonne	223	194	15%
Depreciation	51	52	(2)%
Capital expenditures	20	32	(38)%
Total assets	2,193	2,372	(8)%
      Sales and operating revenues of Novelis Europe were $1,640 million for the six month period ended June 30, 2005, an increase of $117 million, or 8%, over the comparable period of 2004. This was due in large part to higher LME metal prices and the impact of a stronger euro on the translation of euro sales into U.S. dollars.
      Regional Income of Novelis Europe was $115 million for first half of 2005, an increase of 17% compared to the first six months of 2004. This increase was the result of continuing cost discipline in both operating and SG&A costs as well as the benefits from restructuring initiatives. These improvements, together with higher shipments and the favorable impact of the stronger euro when translating local currency profits into U.S. dollars, more than offset negative product mix effects and metal price lags.
      Shipments of rolled products by Novelis Europe increased by 2% from 505 kilotonnes in the first half of 2004 to 516 kilotonnes in the first six months of 2005. Increased shipments into lithographic and beverage can markets supported the improvement over the previous year’s first half. This was partly counterbalanced by reduced sales in the tightening foil and packaging markets.

Novelis Asia
      The following table sets forth key financial and operating data for Novelis Asia for the six months ended June 30, 2005 and June 30, 2004:

	Six Months	Six Months
Asia	2005	2004	% Change

	($ in millions, except for Regional
	Income per tonne)
Sales and operating revenues	698	566	23%
Regional Income	59	43	37%
Rolled product shipments (kt)	237	223	6%
Regional Income per tonne	249	193	29%
Depreciation	23	23	—
Capital expenditures	10	8	25%
Total assets	986	948	4%

      Sales and operating revenues of Novelis Asia were $698 million for the six-month period ended June 30, 2005, an increase of $132 million, or 23%, over the $566 million in the comparable period of 2004, as shipments of rolled products increased by 6% from 223 kilotonnes in the first half of 2004 to 237 kilotonnes in the first half of 2005. The increase in sales and operating revenue was also attributable to higher metal prices. The increase in shipments was due in large part, to can stock market share advances in China and Southeast Asia.
      Regional Income of Novelis Asia was $59 million for six-month period of 2005, an increase of 37% over the $43 million in the first half of 2004. In the first six months of 2005, we experienced better pricing in addition to increased shipments, of which pricing was approximately two-thirds and volume was one-third of the improvement. These benefits more than offset the adverse impact of metal timing differences amounting to $6 million.

Novelis South America
      The following table sets forth key financial and operating data for Novelis South America for the six months ended June 30, 2005 and June 30, 2004:

	Six Months	Six Months
South America	2005	2004	% Change

	($ in millions, except for Regional
	Income per tonne)
Sales and operating revenues	293	235	25%
Regional Income	57	72	(21)%
Rolled product shipments (kt)	123	101	22%
Regional Income per tonne	463	713	(35)%
Depreciation	22	24	(8)%
Capital expenditures	7	7	—
Total assets	761	808	(6)%
      Sales and operating revenues of Novelis South America were $293 million for the six months ended June 30, 2005, an increase of $58 million, or 25%, over $235 million in the comparable period of 2004. Rolled product shipments increased from 101 kilotonnes in the first half of 2004 to 123 kilotonnes in the first six months of 2005, or 22%. The main driver was the growth in the local can market, as well as growth in our industrial products and export businesses.
      Regional Income of Novelis South America was $57 million for first half of 2005, a decrease of $15 million or 21% compared to the six-month period in 2004. This drop resulted from two specific factors: a $19 million gain resulting from conversion to a defined contribution pension plan that occurred in 2004 and a $21 million negative impact from the 14% strengthening of the Brazilian Real in the second quarter of 2005. Over two-thirds of the foreign currency impact resulted from the adverse effects of foreign currency balance sheet translation. The operating results of the business remained sound with Regional Income benefiting from higher shipment volumes and better conversion prices, each contributing the same level of benefit as well as the favorable impact of higher LME prices on production from our smelters amounting to $8 million.
Results of Operations for the Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003 and for the Year Ended December 31, 2003 Compared to the Year Ended December 31, 2002
      The following discussion and analysis is based on our audited historical combined statements of income and combined balance sheets, which reflect our operations for the years ended December 31, 2004, 2003 and 2002, as prepared in conformity with U.S. GAAP.

      The table below sets forth the contribution of each end-use market and third party ingot sales to our total sales and operating revenues for the years ended December 31, 2004, 2003 and 2002 (based on management estimates).

	Years Ended
	December 31,

	2004	2003	2002

Contribution to Novelis sales and operating revenues
Beverage/food cans	36%	35%	38%
Construction and industrial	24	28	28
Foil products	21	15	14
Transportation	15	16	15
Ingot	4	6	5

Total	100%	100%	100%

Results of Operations
      Our net income for 2004 was $55 million compared to $157 million in 2003 and a loss of $9 million in 2002. The principal factors contributing to the decline in 2004 were the after-tax restructuring and asset impairment charges in Europe of $18 million, a separate asset impairment charge of $65 million in Italy as well as a tax provision of $21 million and $12 million in costs both related to our start-up and our separation from Alcan, and a foreign currency balance sheet translation loss of $15 million. Other factors that negatively impacted 2004 net income were the $24 million (pre-tax) increase in depreciation and amortization and the $34 million (pre-tax) increase in interest expense from the comparable year-ago period. Foreign currency balance sheet translation effects, which are primarily non-cash in nature, arise from translating monetary items (principally deferred income taxes, operating working capital and long-term liabilities) denominated in Canadian dollars and Brazilian real into U.S. dollars for reporting purposes. The translation loss in 2004 reflected the significant weakening of the U.S. dollar against the Canadian dollar and Brazilian real.
      The negative impact on net income from these items was partially offset by the improvement in rolled product shipment volume, which increased 12% over the corresponding period in 2003. The increase was in response to strengthening market conditions in Asia and North America and market share improvements in South America. The four Pechiney foil plants contributed 4% to shipments for the year. The recovery in market price spreads between recycled and primary metal and the positive impact of the strengthening euro when translating local currency profits into U.S. dollars also provided a positive improvement to net income. Additionally, pre-tax mark-to-market gains on derivatives increased by $49 million in 2004.
      Included in our net income for 2003 was a foreign currency balance sheet translation loss of $26 million. Other significant items were after-tax gains of $26 million ($30 million pre-tax) on the sale of non-core businesses in Italy, the United Kingdom and Malaysia and an after-tax environmental charge of $18 million ($30 million pre-tax) related mainly to a site in the United States as well as positive tax adjustments totaling $24 million. Our results of operations for 2003 also included after-tax mark-to-market gains on derivatives of $11 million ($20 million pre-tax).
      The improvement in our income before the cumulative effect of an accounting change, for 2003 as compared to 2002 was made up equally from the realization of tax benefits on previously unrecorded tax losses carried forward and the difference in restructuring, impairment and other special charges. In addition, our continued focus on cost and productivity improvements and the positive impact of the stronger euro in translating local currency results more than offset the negative effects of foreign currency balance sheet translation losses, discussed above, and higher costs for recycled metal, pensions and energy.
      Results for 2002 included a non-cash charge of $84 million that resulted from the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, as we identified an impairment of goodwill as of

January 1, 2002 which was charged to income as a cumulative effect of an accounting change upon adoption of the new accounting standard. You should read note 4 of the annual audited combined financial statements for further information on SFAS No. 142. Our income before the cumulative effect of an accounting change for 2002 was $75 million. Included in our results for the year was a foreign currency balance sheet translation gain of $6 million and a $7 million after-tax ($9 million pre-tax) mark-to-market gain on derivatives. Other significant items included an after-tax charge of $23 million ($44 million pre-tax) for a transfer pricing adjustment related to prior years, an after-tax charge of $13 million ($14 million pre-tax) related to asset impairments and an after-tax charge of $7 million ($11 million pre-tax) for restructuring charges, both of which related to the 2001 restructuring program.

Sales and Operating Revenues and Shipments
      The table below sets forth information relating to our sales and operating revenues and shipments for the years ended December 31, 2004, 2003, and 2002.

				% Change

				2004	2003
				vs	vs
Years Ended December 31,	2004	2003	2002	2003	2002

	(In millions of US$, except where indicated)
Sales and operating revenues	$7,755	$6,221	$5,893	25%	6%
Rolled products shipments(i) (kt)	2,785	2,491	2,479	12	—
Ingot products shipments(ii) (kt)	234	290	234	(19)	24

(i)	Includes conversion of customer-owned metal (tolling).

(ii)	Includes primary and secondary ingot and recyclable aluminum.
      Our sales and operating revenues were $7.8 billion for the year ended December 31, 2004, an increase of $1.5 billion, or 25%, compared to 2003. Approximately half of the increase was the result of higher LME (London Metal Exchange) aluminum prices, which are passed through to customers. LME 3-month aluminum prices in 2004 were up on average 21% compared to 2003. Eighty percent of the balance of the increase in sales and operating revenues reflected increased rolled products shipments, which were up 12% compared to the year-ago period resulting from improved economies in Asia and North America, and the addition of four plants in Europe obtained as part of the Pechiney acquisition, as well as market share improvements in South America. The remaining portion of the increase was attributable to the translation effects of the weakening U.S. dollar against other currencies, especially the euro.
      Ingot products shipments comprise primary ingot in Brazil, foundry products sold in Korea and Europe, secondary ingot in Europe and other miscellaneous recyclable aluminum sales made for logistical purposes.
      Our sales and operating revenues were $6.2 billion in 2003, an increase of $328 million, or 6%, compared to 2002. Approximately two-thirds of the increase reflected the translation effect of the weakening U.S. dollar against most currencies. The currency impact affected our operations primarily in Europe and Korea where our revenues are denominated in local currencies and are translated into U.S. dollars for reporting purposes. Year over year, the value of the U.S. dollar declined nearly 20% against the euro and 4% against the Korean won. Approximately one-third of the increase reflected the impact of higher LME prices being passed through to our customers. The average LME 3-month aluminum price increased approximately 5% year over year.

Costs and Expenses
      The table below sets forth information relating to our expenses for the years ended December 31, 2004, 2003, and 2002.

	Years Ended December 31,

	2004		2003		2002

	$	% of Sales	$	% of Sales	$	% of Sales

	(In millions of US$, except where indicated)
Cost of sales and operating expenses, excluding depreciation and amortization	$6,856	88.4%	$5,482	88.1%	$5,208	88.4%
Depreciation and amortization	246	3.2	222	3.6	211	3.6
Selling, general and administrative expenses	268	3.5	211	3.4	183	3.1
Research and development expenses	58	0.8	62	1.0	67	1.1
Interest expenses	74	1.0	40	0.7	42	0.7
Other expenses, net	28	0.4	0	—	46	0.8
      Our cost of sales and operating expenses represented 88.4% of our sales and operating revenues in 2004, compared to 88.1% in 2003 and 88.4% in 2002. The stability of this cost/revenue relationship reflects the conversion nature of our business. The increase in costs of sales and operating expenses in 2004 in large part reflected the impact of higher LME prices on metal input costs. There was a commensurate increase in sales and operating revenues as higher metal costs were passed through to customers.
      In 2004, our cost base was adversely affected by a number of external factors that increased costs for natural gas and freight. The sharp decline in the value of the U.S. dollar also had a significant adverse impact on operating and overhead costs incurred in other currencies, which are translated into U.S. dollars for reporting purposes. In order to mitigate the negative impact of cost pressures and currency, we remain focused on reducing controllable costs.
      Our depreciation and amortization expense was $246 million in 2004 compared to $222 million in 2003. Nearly half of the increase in 2004 was the result of the acquisition of Pechiney at the end of 2003, with the remainder mainly reflecting the effect of the stronger euro and Korean won when translating local currency expenses into U.S. dollars. Our depreciation and amortization expense increased $11 million in 2003, or 5%, compared to 2002. The increase in 2003 mainly reflected the effect of the strengthening euro and Korean won when translated into U.S. dollars.
      SG&A expenses were $268 million for 2004 compared to $211 million in 2003, an increase of $57 million. Included in SG&A for 2004 are expenses related to the spin-off from Alcan and start-up costs for Novelis of $17 million. Approximately one-third of the remaining increase is from the four Pechiney plants, while about one-fifth is from the impact of the strengthening euro, which increased local currency costs when translated into U.S. dollars for reporting purposes. Our 2003 SG&A expenses were $28 million, or 15%, higher than in 2002. Approximately half of the increase in 2003 reflected the impact of the weakening U.S. dollar, most notably against the euro. On average, the value of the U.S. dollar relative to the euro declined by nearly 20% year over year. One-time pension-related expenses in Brazil and a provision for restructuring in Italy accounted equally for the balance of the increase. We expect SG&A to be higher in 2005 due to increased corporate costs as a stand-alone company. In addition, we expect to incur one-time start up costs of $20 to $25 million in 2005.
      Our research and development spending was $58 million in 2004, compared to $62 million in 2003 and $67 million in 2002. In each of the three years, research and development represented about 1% of sales and operating revenues.
      We do not believe that an analysis of our historical interest expense is meaningful as it does not reflect the level of debt financing that our business has assumed and incurred in connection with the reorganization transactions, nor the associated interest costs. On a combined basis, historical interest expense was $74 million in 2004, an increase of 85% over 2003, reflecting the higher level of borrowings and debt at the end of 2003 that was used to finance Alcan’s acquisition of Pechiney in 2003. Historical combined interest expense of $40 million in 2003 was little changed from 2002. See “— Liquidity and Capital Resources” for a discussion of the debt we incurred in connection with the reorganization transactions.
      In 2004 Other expenses (income) — net were expenses of $28 million, an increase of $28 million over the same period in 2003. The major factors in 2004 included $26 million in restructuring and asset impairment charges in Europe, including an $8 million asset impairment in the U.K., the separate asset impairment charge of $65 million in Italy and interest revenue of $26 million. Pre-tax mark-to-market gains on derivatives were $69 million for the year, an increase of $49 million from 2003.
      In 2003, Other expenses (income) — net of nil included certain pre-tax expenses of $27 million. The most significant items related to pre-tax environmental provisions of $30 million mainly for a site at our Oswego facility in New York; credits to the 2001 restructuring charge of $24 million largely related to the sales of assets in the U.K., Italy and Malaysia; pre-tax mark-to-market gains on derivatives of $20 million; and foreign exchange losses of $17 million mainly relating to foreign currency balance sheet translation and a pre-tax charge of $7 million associated with a change in pension plans in Brazil. Other expenses (income) — net were expenses of $46 million in 2002, including a pre-tax expense of $44 million related to a transfer pricing adjustment; additions to the 2001 restructuring charge of $25 million for rationalizations and asset impairments in the U.S., Italy and Malaysia; pre-tax interest revenue of $16 million; pre-tax mark-to-market gains on derivatives of $9 million; and a pre-tax expense of $3 million related to an asset impairment charge for operations in Korea. The transfer pricing adjustment relates to discussions that the Internal Revenue Service completed with the Canadian tax authorities in 2002 with respect to our (formerly Alcan Aluminum Corporation) request for competent authority assistance on the Canadian initiated transfer pricing adjustments for the tax years 1988 through 1995. The Internal Revenue Service agreed to provide correlative relief and the $44 million adjustment is the resulting increase in expenses related to our business for the years 1988 through 1995.

Income Taxes
      Our income tax expense of $166 million represented an effective tax rate of 74% for 2004 compared to an income tax expense of $50 million and an effective tax rate of 25% for 2003 and an income tax expense of $77 million and an effective tax rate of 57% in 2002. This compares to a 2004 composite statutory tax rate of 33% in Canada (32% in 2003 and 2002). In 2004, the major differences were caused by the $65 million pre-tax asset impairment in Italy, for which a tax recovery is not expected, and the $21 million tax provision in connection with the spin-off of Novelis, for which there is no related income. In 2003 the difference in the rates was due primarily to prior years’ tax adjustments and the realization of tax benefits on previously unrecorded tax losses carried forward. In 2002, the difference in the rates was due primarily to the impact of potential future tax benefits that were not recognized since their realization was not likely as well as higher tax rates in foreign jurisdictions, partially offset by currency related items. You should read note 9 of the audited annual combined financial statements for a reconciliation of statutory and effective tax rates.
      The change in tax rates from year to year is largely due to the increase or decrease in valuation allowance recorded against deferred tax assets. We reduce the deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. In 2004, we incurred tax losses in Italy, driven mainly by the impairment charge of $65 million, and it was not “more likely than not” that the tax benefits on these losses would be realized and therefore we increased the valuation allowances on these deferred tax assets. In 2003, we reduced the valuation allowance on deferred tax assets as a result of the realization of tax benefits from the carryforward of prior years’ tax losses to offset taxable income of the current year in Italy, the United Kingdom and Korea. In 2002, we incurred tax losses in certain jurisdictions, such as Italy, where it was not “more likely than not” that the tax benefits would be realized and therefore we increased the valuation allowance on these deferred assets.

Goodwill
      Effective January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under the standard, goodwill and intangible assets that have indefinite useful lives are no longer amortized but rather are tested at least annually for impairment.
      On adoption of the standard, a review of goodwill resulted in an impairment charge of $84 million recorded as a cumulative effect of an accounting change as of January 1, 2002. This non-cash adjustment reflected the deterioration in end-use market conditions in the period from Alcan’s acquisition of algroup in October 2000 to January 1, 2002, and did not reflect a change in our growth prospects. Annual impairment tests in 2004, 2003, and 2002 have not resulted in any further impairment charges.
Operating Segment Review — Years Ended December 31, 2004, 2003 and 2002
      Due in part to the regional nature of supply and demand of aluminum rolled products, our activities are organized under four business groups and are managed on the basis of geographical areas. The business groups are Novelis North America, Novelis Europe, Novelis Asia and Novelis South America.

	Years Ended
	December 31,

	2004	2003	2002

Sales and operating revenues by business group(i)
Novelis North America	38%	38%	43%
Novelis Europe	40	40	38
Novelis Asia	15	15	13
Novelis South America	7	7	6

Total	100%	100%	100%

(i)	Excludes intersegment revenues. Refer to note 26 of the audited annual combined financial statements for details on intersegment revenues. Additional operating segment information is presented in note 26 of the audited annual combined financial statements.

Novelis North America
      The following tables set forth key financial and operating data for Novelis North America for the fiscal years ended December 31, 2004, 2003, and 2002.

	Years Ended
	December 31,

	2004	2003	2002

Contribution to Novelis North America sales and operating revenues(i)
Beverage/food cans	58%	57%	61%
Construction and industrial	15	14	11
Foil products	10	12	11
Transportation	14	15	15
Ingot	3	2	2

Total	100%	100%	100%

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except per tonne data and
	where indicated)
Novelis North America selected financial information(ii)
Sales and operating revenues	$2,964	$2,385	$2,517	24%	(5)%
Regional Income	240	176	218	36	(19)
Rolled products shipments(iii) (kt)	1,115	1,042	1,120	7	(7)
Ingot products shipments(iv) (kt)	60	41	45	46%	(9)
Regional Income per tonne(v)	215	169	195	27	(13)
Depreciation	69	68	67	1	1
Capital expenditures	41	38	32	8	19
Total assets	1,406	2,392	1,224	(59)	95

(i)	Based on management estimates.

(ii)	Intersegment revenues and shipments are not included in the figures above. Refer to note 26 of the audited annual combined financial statements for details on intersegment revenues.

(iii)	Includes conversion of customer-owned metal (tolling).

(iv)	Includes primary and secondary ingot and recyclable aluminum.

(v)	Based on rolled products shipments only.
      In 2004, Novelis North America had sales and operating revenues of $3.0 billion, representing 38% of our total sales and operating revenues, and shipments of 1,175 kilotonnes, representing 39% of our total shipments. Compared to 2003, Novelis North America’s revenues increased by $579 million, or 24%. The majority of the increase reflected the impact of higher LME prices passed through to customers, with the balance mainly reflecting higher shipments.
      In 2004, the industrial products, construction, transportation and small industrial goods end-use markets were very strong. Can and foil end-use markets were relatively flat for the industry; however, Novelis North America’s participation was up in these end-use markets. Recycling played a bigger role for us in 2004 as we increased the amount of recycling used in our products. The spreads between recycled metal and primary metal costs increased as aluminum prices continued to increase, averaging slightly above normal spreads for the year. This increase made a positive contribution to our financial results due to our increased use of recycled metal.
      Novelis North America reported Regional Income of $240 million for 2004, an increase of $64 million, or 36%, over 2003. This improvement is attributable to strong growth in rolled product shipments which were up 7% from the year-ago period due to strengthening market conditions. Benefits to Regional Income of cost control efforts and the recovery in purchase price spreads between recycled metal and primary aluminum were offset by the strengthening Canadian dollar and the negative impact of metal price lags. Metal price lags result from temporary timing differences between the pass-through aluminum price component of our sales to customers and the LME-related cost of aluminum purchases included in our cost of goods sold. 2003 Regional Income included a $25 million environmental provision for a site at our Oswego facility in New York.
      In 2003, Novelis North America had sales and operating revenues of $2.4 billion, representing 38% of our total sales and operating revenues, and shipments of 1,083 kilotonnes, representing 39% of our total shipments. Compared to 2002, Novelis North America’s revenues decreased by $132 million, or 5%, in 2003 mainly due to lower shipments, offset in part by the impact of higher aluminum input costs passed through to customers.

      Rolled product shipments for 2003 were 7% below the record level in 2002 due to lower can stock shipments, the transfer of business to Novelis Asia and weak market conditions in the United States. In contrast, automotive sheet sales reached an all-time record in 2003 as sales of light trucks in the North American market remained strong, despite a 3% decline in overall automobile production. Novelis North America benefited from innovations in sport utility vehicle lift-gate and hood technologies as a result of its continued close co-operation with automotive customers. Industrial product revenues improved despite ongoing weakness in the distributor market and severe import price competition, as we continued to concentrate on new value-creating product applications. Container and foilstock shipments were essentially unchanged from 2002 levels, while package and converter foil shipments continued to be adversely affected by imports.
      Novelis North America’s Regional Income for 2003 declined by $42 million, or 19%, compared to 2002. Included in Regional Income in 2003 is a $25 million environmental provision for our rolling mill located in Oswego, New York, while 2002 Regional Income included an expense of $44 million related to the transfer pricing settlement. Of the remaining $61 million decline, approximately half is caused by lower rolled product volumes, while the remainder of the decline is accounted for, in equal parts, by the adverse effect of metal price lags, the impact of higher recycled metal costs and the effect of the stronger Canadian dollar when translating local currency expenses into U.S. dollars. Contributions from aggressive cost reduction efforts and improved conversion margins helped to partially offset the year-over-year decline, each by equal amounts.

Novelis Europe
      The following tables set forth key financial and operating data for Novelis Europe for the fiscal years ended December 31, 2004, 2003, and 2002.

	Years Ended
	December 31,

	2004	2003	2002

Contribution to Novelis Europe sales and operating revenues(i)
Beverage/food cans	16%	17%	19%
Construction and industrial	40	49	52
Foil products	29	14	13
Transportation	12	12	12
Ingot	3	8	4

Total	100%	100%	100%

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except per tonne data and
	where indicated)
Novelis Europe selected financial information(ii)
Sales and operating revenues	$3,081	$2,510	$2,218	23%	13%
Regional Income	200	175	127	14	38
Rolled products shipments(iii) (kt)	984	860	853	14	1
Ingot products shipments(iv) (kt)	105	152	73	(31)	108
Regional Income per tonne(v)	203	203	149	—	36
Depreciation	115	87	75	32	16
Capital expenditures	84	97	81	(13)	20
Total assets	2,885	2,364	1,780	22	33

(i)	Based on management estimates.

(ii)	Intersegment revenues and shipments are not included in the figures above. Refer to note 26 of the audited annual combined financial statements for details on intersegment revenues.

(iii)	Includes conversion of customer-owned metal (tolling).

(iv)	Includes primary and secondary ingot and recyclable aluminum.

(v)	Based on rolled products shipments only.
      In 2004, Novelis Europe had sales and operating revenues of $3.1 billion, representing 40% of our total sales and operating revenues, and shipments of 1,089 kilotonnes, representing 36% of our total shipments. Compared to 2003, Novelis Europe’s sales and operating revenues increased by $571 million, or 23%. The impact of higher LME prices passed through to customers accounted for the majority of the improvement in sales and operating revenues, with higher shipments from the acquisition of Pechiney and foreign currency translation effects accounting for the remaining improvement.
      In 2004, the European aluminum can market grew as can production accelerated conversion from steel to aluminum, driven by legislative changes originating in Germany in the post-consumer container return area, where the value of UBCs advantages aluminum over steel in the recovery system. The European automotive market also continued to grow well as we made headway into new applications. Europe continues to experience growth in the aluminization of vehicles for performance reasons. The European lithographic sheet market also increased as demand for higher-grade product, driven by computer-to-print technology, feeds directly into our areas of asset capabilities and expertise.
      Novelis Europe reported Regional Income of $200 million for 2004 as compared to $175 million in 2003. The positive effect on translation of euro-denominated results into U.S. dollars, favorable metal effects, benefits from previous restructuring activities, and the contribution of four rolling operations acquired from Pechiney more than offset any negative product mix impact. While some end-markets are slowly recovering in Europe, the strength of the euro continues to keep shipments and margins under pressure. In response to the challenging market conditions, Novelis Europe is focused on optimizing its portfolio of products and reducing costs.
      In 2003, Novelis Europe had sales and operating revenues of $2.5 billion, representing 40% of our total sales and operating revenues, and shipments of 1,012 kilotonnes, representing 36% of our total shipments. Compared to 2002, Novelis Europe’s sales and operating revenues increased by $292 million, or 13%. Approximately two-thirds of the improvement reflected the impact of the stronger euro, with the balance mainly reflecting the impact of higher total shipments.
      In 2003, the European beverage can market was negatively impacted by the timing of the introduction of complex deposit requirements in Germany, but demand growth in Eastern Europe partially offset this factor. The demand for lithographic sheet was strong, ending 6% above 2002 levels; however the distributor market was weak throughout the year. Other end-use markets were mixed in 2003. The demand for bright surface products was robust, whereas painted products and industrial plate showed only modest improvement compared to 2002. In addition to the difficult economic situation, the strengthening euro versus the U.S. dollar exacerbated already very competitive market conditions. The demand for aluminum automotive sheet remained strong in 2003 and represented the key driver for overall market growth, with automotive sheet shipments up 18% over 2002. Through its automotive finishing facility in Nachterstedt, Germany, Novelis Europe is the exclusive supplier to the all-aluminum structured Jaguar XJ, which entered production in 2003 at a build rate of 30,000 cars per year.
      In 2003, approximately sixty percent of the year-over-year increase in Novelis Europe’s Regional Income was due to the impact of the stronger euro on the translation of euro profits into U.S. dollars with the remainder of the increase mainly reflecting the impact of restructuring programs. During 2003, Novelis Europe continued to concentrate on value-added market sectors and products, while focusing on cost and operating working capital reduction in its operations. Foil and technical products continued to implement major restructuring programs in the United Kingdom, Germany and Switzerland. By mid-year, Novelis Europe’s profitability had improved as the fixed cost burden was reduced through plant consolidation.

Novelis Asia
      The following tables set forth key financial and operating data for Novelis Asia for the fiscal years ended December 31, 2004, 2003, and 2002.

	Years Ended
	December 31,

	2004	2003	2002

Contribution to Novelis Asia sales and operating revenues(i)
Beverage/food cans	24%	23%	10%
Construction and industrial	17	15	24
Foil products	27	26	26
Transportation	26	27	27
Ingot	6	9	13

Total	100%	100%	100%

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except per tonne data
	and where indicated)
Novelis Asia selected financial information(ii)
Sales and operating revenues	$1,194	$918	$785	30%	17%
Regional Income	80	69	41	16	68
Rolled products shipments(iii) (kt)	452	385	320	17	20
Ingot products shipments(iv) (kt)	39	43	58	(9)	(26)
Regional Income per tonne(v)	177	179	128	(1)	40
Depreciation	46	45	42	2	7
Capital expenditures	31	25	32	24	(22)
Total assets	954	904	891	6	15

(i)	Based on management estimates.

(ii)	Intersegment revenues and shipments are not included in the figures above. Refer to note 26 of the audited annual combined financial statements for details on intersegment revenues.

(iii)	Includes conversion of customer-owned metal (tolling).

(iv)	Includes primary and secondary ingot and recyclable aluminum.

(v)	Based on rolled products shipments only.
      In 2004, Novelis Asia had sales and operating revenues of $1.2 billion, representing 15% of our total sales and operating revenues, and record shipments of 491 kilotonnes, representing 16% of our total shipments. Compared to 2003, Novelis Asia’s sales and operating revenues increased by $276 million or 30%. Over 40% of the increase reflects the impact of higher LME prices passed through to customers, with the balance mainly reflecting higher shipments and an improved product portfolio.
      Novelis Asia reported Regional Income of $80 million for 2004 compared to $69 million in 2003. The improvement principally reflected increased demand, most notably in China, which was met with improved operating productivity, and a move to higher value-added products. Novelis Asia’s rolled products shipments were 452 kilotonnes in 2004, an increase of 17% from 2003.

      In 2003, Novelis Asia had sales and operating revenues of $918 million, representing 15% of our total sales and operating revenues, and shipments of 428 kilotonnes, representing 15% of our total shipments. Sales and operating revenues increased by 17% in 2003 compared to 2002. Almost all of the improvement reflected increased rolled product shipments. Novelis Asia was able to capitalize on growth in Asian can demand, particularly in China, combined with improved operating performance in our Korean operations. Novelis Asia is the second largest supplier to China in terms of shipments, which in Asia-Pacific, is the fastest growing market. In order to reinforce our strategic position in Southeast Asia, we increased our ownership position in Aluminium Company of Malaysia Berhad from 36% to 59% in 2003.
      Novelis Asia’s Regional Income has steadily increased over the last three years due to the higher shipments resulting from the improved operating performance of our Korean rolling mills and an improved product portfolio.

Novelis South America
      The following tables set forth key financial and operating data for Novelis South America for the fiscal years ended December 31, 2004, 2003, and 2002.

	Years Ended
	December 31,

	2004	2003	2002

Contribution to Novelis South America sales and operating revenues(i)
Beverage/food cans	60%	50%	52%
Construction and industrial	3	5	3
Foil products	11	8	10
Transportation	15	17	14
Ingot	11	20	21

Total	100%	100%	100%

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except per tonne data
	and where indicated)
Novelis South America selected financial information(ii)
Sales and operating revenues	$525	$414	$379	27%	9%
Regional Income	134	88	86	52	2
Rolled products shipments(iii) (kt)	234	204	186	15	10
Ingot products shipments(iv) (kt)	30	54	58	(44)	(7)
Regional Income per tonne(v)	573	431	462	33	(7)
Depreciation	47	49	49	(4)	—
Capital expenditures	23	41	46	(43)	(11)
Total assets	779	808	790	(4)	2

(i)	Based on management estimates.

(ii)	Intersegment revenues and shipments are not included in the figures above. Refer to note 26 of the audited annual combined financial statements for details on intersegment revenues.

(iii)	Includes conversion of customer-owned metal (tolling).

(iv)	Includes primary and secondary ingot and recyclable aluminum.

(v)	Based on rolled products shipments only.

      In 2004, Novelis South America had sales and operating revenues of $525 million, representing 7% of our total sales and operating revenues, and shipments of 264 kilotonnes, representing 9% of our total shipments. Compared to 2003, Novelis South America’s sales and operating revenues increased by $111 million, or 27%. Two-thirds of the increase reflected the impact of higher LME prices passed through to customers and sold from our smelters to third party ingot customers with the balance mainly reflecting higher shipments.
      The first half of 2004 in South America was slow as the can business was down approximately 6%. But by year-end, the market recovered and was up 2%. The economy started to pick up in the second quarter with full consumer involvement in most segments occurring by the fourth quarter. The light gauge market in South America grew by 11%; however, Novelis South America’s light gauge business grew by 22%, reflecting the unique position we hold in South America.
      Novelis South America reported Regional Income of $134 million for 2004 compared to $88 million in 2003. Approximately fifty percent of the increased Regional Income is related to market share gains, evidenced by a 15% increase in Novelis South America’s rolled products shipments over the prior year period compared to an 8% improvement in the overall aluminum rolled product market, with the balance coming from improved pricing, higher ingot prices due to the production from our smelters in Brazil and a $19 million gain on conversion of the defined benefit pension plan to a defined contribution plan.
      Novelis South America had sales and operating revenues of $414 million in 2003, representing 7% of our total sales and operating revenues, and shipments of 258 kilotonnes, representing 9% of our total shipments. Approximately half of the improvement reflected higher rolled products shipments, which increased by 9% due to further inroads made into the can market. The balance of the improvement in sales and operating revenues reflected higher aluminum input costs which are passed through to customers.
      While South American economies improved in 2003, the business environment remained challenging. As the only local can sheet producer, Novelis South America was well positioned to grow can sheet sales despite a decrease in demand in the domestic can market. New product introductions along with competitive advantages and improvements in the distribution chain also strengthened our sales position in industrial products and light gauge markets. Efforts to grow export sales continued in order to mitigate the impact of soft local demand.
      In 2003, Novelis South America’s Regional Income increased by $2 million, or 2%, compared to 2002, and included a $7 million loss on liquidation of the defined benefit pension plan. Of the remaining variance, all of the year-over-year increase was due to higher shipments. The impact of higher LME prices and the benefits from ongoing cost reduction initiatives were offset by lower conversion prices due to the soft market conditions.
      In 2002, South American economies were severely impacted by political uncertainty in Brazil, Argentina and Venezuela. The Brazilian real fell 53% during the year, which reduced demand for U.S. dollar-based aluminum products and led to an 8% drop in sheet shipments. In order to mitigate the decline in local demand, Novelis South America turned to new export markets and new product introductions, as well as focusing on higher value-added products.
Liquidity and Capital Resources
      Our liquidity and available capital resources are impacted by three components: (1) operating activities, (2) investment activities and (3) financing activities.

Operating Activities
      The following table sets forth information regarding our cash flow for the six months ended June 30, 2005 and 2004.

	Six Months
	Ended June 30,

	2005	2004	% Change

	(In millions of US$)
Cash from Operating Activities	$288	$99	290%
Dividends	(21)	(3)	700
Capital Expenditures	(56)	(59)	5

Free Cash Flow(i)	$211	$37	570

(i)	Free cash flow (which is a non-GAAP measure) consists of cash from operating activities less capital expenditures and dividends. Dividends include those paid by our less than wholly-owned subsidiaries to their minority shareholders and dividends to the common shareholders of Novelis. Management believes that free cash flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, free cash flow does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of free cash flow. Our method of calculating free cash flow may not be consistent with that of other companies.
      Cash from operating activities was $288 million for the first half of 2005 with a change in working capital, deferred items and other — net of $182 million. This represents a $189 million change in cash from operating activities over the same period in 2004. The change in working capital deferred items and other — net for the same periods in 2004 was ($146) million. For a discussion of the impact of trading factors in our operating results that flow through cash from operating activities, please refer to the discussion in “Operating Segment Review — Six Months Ended June 30, 2005 and 2004”.
      Free cash flow was $211 million for the first half of 2005, an increase of $174 million over the same period in 2004, resulting from the improvement in cash from operating activities driven by the reduction in working capital in the first half of 2005 and the monetization of cross-currency interest rate swaps.
      The following table sets forth information regarding our cash flow for the years ended December 31, 2004, 2003, and 2002.

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except where indicated)
Cash from operating activities	$224	$444	$410	(50)%	8%
Capital expenditures	(165)	(189)	(179)	(13)	6
Dividends(i)	(4)	—	(2)

Free cash flow	$55	$255	$229	(78)	11

(i)	Dividends include only those paid by our less than wholly owned subsidiaries to their minority shareholders.
      Even though we experienced a higher level of Regional Income at each of our operating segments, our cash flow from operating activities was $224 million for 2004 compared to $444 in 2003, mainly due to a change in working capital resulting from higher LME prices. Our free cash flow was $55 million for 2004, a decrease of $200 million, or 78%, over the level in 2003, reflecting the impact from working capital. Our historical combined financial statements do not reflect any dividends paid by Alcan to its shareholders or the level of interest expense that we are likely to incur following our separation from Alcan.
      The higher level of cash from operating activities and free cash flow in 2003 resulted mainly from increased Regional Income at most of our operating segments. In 2003, our cash flow generated from operating activities was $444 million compared to $410 million in 2002. Our free cash flow was $255 million in 2003 compared to $229 million in 2002.

Investment Activities
      The following table sets forth information regarding our capital expenditures and depreciation for the six months ended June 30, 2005 and 2004.

	Six Months
	Ended June 30,

	2005	2004	% Change

	(In millions of US$, except
	where indicated)
Capital expenditures	$56	$59	(5)%
Depreciation and amortization expense	$115	$118	(3)%
Reinvestment rate(i)	49%	50%

(i)	Capital expenditures as a percentage of depreciation and amortization expense.
      In the six months ended June 30, 2005, our capital expenditures were $56 million, representing a capital reinvestment rate of 49% of depreciation. During the same period in 2004, our capital expenditures were $59 million, representing a reinvestment rate of 50% of depreciation. The majority of our capital expenditures for the first six months of 2005 were invested in projects devoted to product quality, technology, productivity enhancements and undertaking small projects to increase capacity.
      The following table sets forth information regarding our capital expenditures and depreciation for the years ended December 31, 2004, 2003, and 2002.

				% Change
	Years Ended
	December 31,			2004	2003
				vs	vs
	2004	2003	2002	2003	2002

	(In millions of US$, except where indicated)
Capital expenditures	$165	$189	$179	(13)%	6%
Depreciation and amortization expense	$246	$222	$211	11%	5%
Reinvestment rate(i)	67%	85%	85%

(i)	Capital expenditures as a percentage of depreciation and amortization expense.
      Capital expenditures on property, plant and equipment decreased in 2004 and remained below the level of depreciation expense for a third consecutive year. Our capital spending was $165 million in 2004 compared to $189 million in 2003 and $179 million in 2002.
      We estimate that our annual capital expenditure requirements for items necessary to maintain comparable production, quality and market position levels (i.e., maintenance capital) will be between $100 million and $120 million for the next several years.

Financing Activities
      Total borrowings, as well as cash and time deposits, as presented in our historical combined financial statements for the years ended December 31, 2004 and 2003, are not representative of the debt or cash and time deposits that we have following our separation from Alcan. Historically, Alcan has centrally managed its financing activities in order to optimize its costs of funding and financial flexibility at a corporate level. Consequently, the debt being carried in our historical combined financial statements does not reflect either our debt capacity or our financing requirements.

      On separation from Alcan, we had $2,951 million of debt and capital leases which decreased by $70 million in the first quarter 2005. With the strength of the cash flows in the second quarter of 2005, we further decreased our debt position by $98 million to $2,783 million as at June 30, 2005, for total debt reduction year-to-date of $168 million, or 6%.
      All of our related party debt of $2,597 million as at December 31, 2004 was payable to Alcan and was fully repaid in the first quarter of 2005. The related party debt was comprised of a combination of fixed and floating rate debt of $1,392 million and fixed rate promissory notes (Alcan Notes) obtained in December 2004 of $1,205 million. The Alcan Notes comprised a major portion of the $1,375 million bridge financing provided by Alcan to the Company as a result of the reorganization transactions. The remaining balance of the Alcan Notes of $170 million was obtained in January 2005. The Alcan Notes were repaid with the proceeds of the old notes issued in February 2005, discussed below.
      In connection with the reorganization transactions, we entered into senior secured credit facilities providing for aggregate borrowings of up to $1,800 million. These facilities consist of a $1,300 million seven-year senior secured Term Loan B facility, bearing interest at LIBOR plus 1.75%, all of which was borrowed on January 10, 2005, and a $500 million five-year multi-currency revolving credit facility. The Term Loan B facility consists of an $825 million Term Loan B in the U.S. and a $475 million Term Loan B in Canada. The proceeds of the Term Loan B facility were used in connection with the reorganization transactions, our separation from Alcan and to pay related fees and expenses. Debt issuance costs incurred in relation to these facilities have been capitalized in deferred charges and other assets and are being amortized over the life of the related borrowing in Interest.
      On February 3, 2005, we issued $1,400 million aggregate principal amount of senior unsecured debt securities. The senior notes, which were priced at par, bear interest at 7.25% and will mature on February 15, 2015. We used the net proceeds of the placement to repay indebtedness to Alcan.
      We have entered into interest rate swaps to fix the interest rate on $310 million of the variable rate Term Loan B debt at an effective weighted average interest rate of 5.5% for periods of up to three years.
      In 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 million floating rate long-term loan which was subsequently swapped for a 4.55% fixed rate KRW 73 billion loan and into two long-term floating rate loans of KRW 40 billion and KRW 25 billion that were swapped for fixed rates of 4.80% and 4.45%, respectively. In 2005, interest on an unrelated KRW 2 billion loan ranged from 3.00% to 4.43% (2004: 3.00% to 5.50%). In February 2005, Novelis Korea entered into a $50 million unsecured floating rate long-term loan which was subsequently swapped for a 5.30% fixed rate KRW 51 billion loan. The proceeds of the Korean term loans were used to refinance existing debt of our Korean subsidiary.
      Our subsidiaries in Malaysia and Brazil have access to committed local credit lines totaling $32 million.

Off-Balance Sheet Arrangements
      We did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of SEC Regulation S-K as of June 30, 2005 or as of December 31, 2004.

Contractual Obligations
      We have future obligations under various contracts relating to debt payments, capital and operating leases, long-term purchase arrangements and pensions and other post-employment benefits. The table below provides a summary of these contractual obligations (based on undiscounted future cash flows) as at December 31, 2004. Long-term debt obligations are presented below. However, they reflect our historical debt level which is not representative of the debt repayments and interest expense that will actually be due or accrue under the new capital structure.

			Less Than			More Than
Payments Due by Period as at December 31, 2004	Total		1 Year	1-3 Years	3-5 Years	5 Years

	(In millions of US$)
Long-term debt(i)	$2,737		$291	$329	$910	$1,207
Interest payments on long-term debt(ii)	1,544		157	358	336	693
Capital leases(iii)	2		1	1	—	—
Operating leases(iii)	25		9	10	5	1
Purchase obligations(iii)	105		41	31	22	11
Unfunded pension plans(iv)	434		7	16	17	394
Other post-employment benefits(iv)	457		8	18	19	412
Funded pension plans(iv)		(v)	10	21	22		(v)

Total			$524	$784	$1,331

(i)	Refer to note 18 of the audited annual combined financial statements. The long-term debt repayments above represent the repayments based on our historical debt balances. In 2005, we refinanced all of our long-term debt payable to Alcan and its subsidiaries with third party long-term debt as described in note 27, Subsequent Events — Financing of the audited annual combined financial statements.

(ii)	As described in (i) above, we refinanced all of our long-term debt payable to Alcan and its subsidiaries with third party long-term debt, and accordingly, the interest payments discussed above are not representative of the interest expense that will actually accrue under the new debt structure. Our current debt structure consists of the $1.3 billion seven-year Term Loan B facility, the $1.4 billion 10-year Senior Notes as described in note 27 to the audited annual combined financial statements, and the existing third-party long-term debt of Alcan Taihan Aluminum Limited as described in note 18 to the audited annual combined financial statements. Based on this debt structure, expected interest payments would be as follows assuming variable interest rates do not change; our interest rate swaps are not replaced when they mature; and the Korean term loans are refinanced and swapped at the same rates prevailing as at March 29, 2005: Less than 1 year: $163 million; 1-3 years: $348 million; 3-5 years: $343 million; More than 5 years: $671 million.

(iii)	Refer to note 20 of the audited annual combined financial statements.

(iv)	Refer to note 24 of the audited annual combined financial statements.

(v)	Pension funding generally includes the contribution required to finance the annual service cost, except where the plan is largely over-funded, and amortization of unfunded liabilities over periods of 15 years, with larger payments made over the initial period where required by pension legislation. Contributions depend on actual returns on pension assets and on deviations from other economic and demographic actuarial assumptions. Based on our long-term expected return on assets, annual contributions for years after 2009 are projected to be in the same range as in prior years and to grow in relation with payroll.
      As at June 30, 2005, debt payment requirements were: less than 1 year: $3 million; 1-3 years: $189 million; 3-5 years: $6 million; and greater than 5 years: $2,562 million. Included in the debt payments are capital lease obligation payments of approximately $2 million each year with $39 million payable in greater than 5 years. Interest payments on the above debt were: less than 1 year: $176 million; 1-3 years: $341 million; 3-5 years: $332 million; and greater than 5 years: $530 million. There were no other material changes in our contractual obligations in the first half of 2005 from the amounts reported as of December 31, 2004 in the table above.
Dividend Policy
      On March 1, 2005, our board of directors approved a policy of quarterly dividend payments on our common shares and declared a quarterly dividend of $0.09 per common share payable on March 24, 2005 to shareholders of record at the close of business on March 11, 2005. On April 22, 2005, our board of directors declared a quarterly dividend of $0.09 per common share payable on June 20, 2005 to shareholders of record at the close of business May 20, 2005. On July 27, 2005, our board of directors declared a quarterly dividend of $0.09 per common share payable on September 20, 2005 to shareholders of record at the close of business August 22, 2005. Future dividends will depend on, among other things, our financial resources, cash flows generated by our business, our cash requirements, restrictions under the instruments governing our indebtedness, and other relevant factors.
Environment, Health and Safety
      We strive to be a leader in environment, health and safety, or EHS. To achieve this, we, as part of Alcan, introduced a new environment, health and safety management system in 2003 which is a core component of our overall business management system.
      Our EHS system is aligned with ISO 14001, an international environmental management standard, and OHSAS 18001, an international occupational health and safety management standard. All our facilities are expected to implement the necessary management systems to support ISO 14001 and OHSAS 18001 certifications. As of March 31, 2005, all 36 of our facilities worldwide are ISO 14001 certified, 34 facilities were OHSAS 18001 certified and 32 have dedicated quality improvement management systems.
      Our capital expenditures for environmental protection and the betterment of working conditions in our facilities were $12 million in 2004. We expect these capital expenditures will be approximately $20 million in 2005. In addition, expenses for environmental protection (including estimated and probable environmental remediation costs as well as general environmental protection costs at our facilities) were $34 million in 2004, and are expected to be $37 million in 2005. Generally, expenses for environmental protection are recorded in Cost of sales and operating expenses. However, significant remediation costs that are not associated with on-going operations are recorded in Other expenses (income) — net.
Risks and Uncertainties
      We are exposed to a number of risks in the normal course of our operations that could potentially affect our performance. A discussion of risks and uncertainties is included under “Risk Factors” above. In addition, refer to notes 20 and 22 of our audited annual combined financial statements and notes 13 and 14 of our unaudited interim consolidated and condensed financial statements for a discussion of commitments and contingencies and financial instruments and commodity contracts. Please also refer to “— Quantitative and Qualitative Disclosures about Market Risk” below.

Risk Management
      We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in commodity aluminum prices, foreign currency exchange rates and interest rates that could impact our results of operations and financial condition. Alcan historically has managed these types of risks on our behalf as part of its group-wide management of market risks. The notional amounts of derivative financial instruments included in the historical combined financial statements indicate the extent of our involvement in such instruments but are not necessarily indicative of what our exposure to market risk through the use of derivatives would have been as a separate stand-alone entity. As a stand-alone company, we now manage our exposure to these and other market risks through regular operating and financing activities and the use of derivative financial instruments. We use such derivative financial instruments as risk management tools and not for speculative investment purposes. By their nature, all such instruments involve risk including the credit risk of non-performance by counterparties, and our maximum potential loss may exceed the amount recognized in our balance sheet.
      The decision whether and when to commence a hedge, along with the duration of the hedge, can vary from period to period depending on market conditions and the relative costs of various hedging instruments. The duration of a hedge is always linked to the timing of the underlying exposure, with the connection between the two being regularly monitored to ensure effectiveness. Derivative contracts that are deemed to be highly effective in offsetting changes in the fair value or cash flows of hedged items are designated as hedges of specific exposures and, accordingly, all gains and losses on these instruments are recognized in the same manner as the item being hedged.
      The separation agreement between Alcan and us provides that we will assume all liabilities under, or otherwise relating to, derivatives and similar obligations primarily related to our business. Initially, Alcan may continue to perform obligations under such derivatives and similar obligations on our behalf, but all amounts paid to or received from third parties will be charged to or credited to us. Clearly defined policies and management controls govern all risk management activities. Derivative transactions are executed only with approved counterparties. Transactions in financial instruments for which there is no underlying exposure to our company are prohibited.

Commodity Price Risk
      Most aluminum rolled products are priced in two components: a pass-through aluminum price component based on the LME quotation and local market premia, plus a “margin over metal” or conversion charge based on the competitive market price of the product. As a consequence, the aluminum price risk is largely absorbed by the customer. In situations where we offer customers fixed prices for future delivery of our products, we may enter into hedging contracts for the metal inputs in order to protect the profit on the conversion margin of the product. In addition, sales contracts currently representing approximately 20% of our total annual sales provide for a ceiling over which metal prices cannot contractually be passed through to our customers. Although we attempt to mitigate this risk through the purchase of metal options, this hedging policy was not totally economically effective during the six months ended June 30, 2005 given the relatively high and sustained metal prices since the fourth quarter of 2004.

Foreign Currency Exchange Risk
      Exchange rate movements, particularly the euro, the Canadian dollar, the Brazilian real and the Korean won against the U.S. dollar, have an impact on our results. In Europe and Korea, where we have local currency conversion prices and operating costs, we benefit as the euro strengthens and Korean won weakens, but are adversely affected as the euro weakens but the Korean won strengthens. In Korea, a significant portion of the conversion prices for exports is U.S. dollar driven. In Canada and Brazil, we have operating costs denominated in local currency while our functional currency is the U.S. dollar. As a result we benefit from a weakening in local currencies but, conversely, are disadvantaged if they strengthen. In Brazil, this is partially offset by some sales that are denominated in real. In Europe and Korea where the local currency is also the functional currency, certain revenues, operating costs and debt are denominated in U.S. dollars. Foreign currency contracts may be used to hedge these economic exposures.
      Any negative impact of currency movements on the currency contracts that we have entered into to hedge identifiable foreign currency commitments to purchase or sell goods and services would be offset by an equal and opposite favorable exchange impact on the commitments being hedged. For a discussion of accounting policies relating to currency contracts, see note 3 of our audited annual combined financial statements.

Sensitivities

	Change in	$ Millions
Estimated Annual Effect on Our Net Income:	Rate/Price	per Year

Economic impact of changes in period-average U.S. dollar exchange rates Euro	+10%	$14
Korean won	+10	(4)
Canadian dollar	+10	(4)
Brazilian real	+10%	(17)

Interest Rate Risk
      We are subject to interest rate risk related to the variable rate debt we incurred in the financing transactions. For every 12.5 basis point increase in the interest rates on the $815 million of variable rate Term Loan B debt that has not been swapped into fixed interest rates as of June 30, 2005, our annual net income would be reduced by $0.7 million.
Critical Accounting Policies and Estimates
      We have prepared our combined financial statements in conformity with accounting principles generally accepted in the United States, and these statements necessarily include some amounts that are based on our informed judgments and estimates. Our accounting policies are discussed in note 3 of our audited annual combined financial statements and note 2 of our unaudited interim consolidated and combined financial statements. Historically, the process of creating our financial reports has been managed by Alcan. As discussed below, our financial condition or results of operations may be materially affected when reported under different conditions or when using different assumptions in the application of such policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. We believe the following critical accounting policies are those that require our more significant judgments and estimates used in the preparation of our combined financial statements.

Allocation of General Corporate Expenses
      Alcan has allocated general corporate expenses to us based on average head count and capital employed. Capital employed represents total assets less payables and accrued liabilities and deferred credits and other liabilities. Capital employed and average headcount are both indicative of the size of our businesses. A combination of these measures as a basis of allocation also mitigates unrepresentative fluctuations in the amounts allocated. The costs allocated were not necessarily indicative of the costs that would have been incurred if we had performed these functions as a stand-alone company, nor were they indicative of costs that will be incurred in the future. The use of a different basis of allocation may result in a material change to the amounts reflected in the SG&A expense in the combined statements of income. The general corporate expenses allocation is primarily for human resources, legal, treasury, insurance, finance, internal audit, strategy and public affairs and amounted to $17 million for the six months ended June 30, 2004 and to $34 million, $24 million and $28 million for the years ended December 31, 2004, 2003 and 2002, respectively. Total corporate costs, including the amounts allocated, amounted to $20 million for the six months ended June 30, 2004 and $49 million, $36 million and $31 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Pensions and Post-Retirement Benefits
      The costs of pension and other post-retirement benefits are calculated based on assumptions determined by us, with the assistance of independent actuarial firms and consultants. These assumptions include the long-term rate of return on pension assets, discount rates for pension and other post-retirement benefits obligations, expected service period, salary increases, retirement ages of employees and health care cost trend rates. These assumptions are subject to the risk of change as they require significant judgment and have inherent uncertainties that we may not be able to control.

      The two most significant assumptions used to calculate the obligations in respect of employee benefit plans are the discount rates for pension and other post-retirement benefits, and the expected return on assets.
      The discount rate for pension and other post-retirement benefits is the interest rate used to determine the present value of benefits. It is based on the yield on long-term high-quality corporate fixed income investments at the end of each fiscal year. The weighted-average discount rate was 5.4% as of December 31, 2004, compared to 5.8% and 5.6% for 2003 and 2002, respectively. An increase in the discount rate of 0.5%, assuming inflation remains unchanged, would have resulted in a reduction of approximately $40 million in the pension and other post-retirement obligations and in a reduction of approximately $4 million in the net periodic benefit cost. A reduction in the discount rate of 0.5%, assuming inflation remains unchanged, would have resulted in an increase of approximately $43 million in the pension and other post-retirement obligations and in an increase of approximately $4 million in the net periodic benefit cost.
      The calculation of the estimate of the expected return on assets is described in note 24 of our annual combined financial statements. The weighted-average expected return on assets was 8.3% for 2004, 8.0% for 2003 and 5.0% for 2002. The expected return on assets is a long-term assumption whose accuracy can only be measured over a long period based on past experience. Over the 15-year period ended December 31, 2004, the average actual return on assets exceeded the expected return by 0.9% per year. A variation in the expected return on assets of 0.5% will result in a variation of approximately $2 million in the net periodic benefit cost.

Environmental Liabilities
      Environmental expenses that are not legal asset retirement obligations are accrued on an undiscounted basis when it is probable that a liability for past events exists and remediation can be reasonably estimated. In determining whether a liability exists, we are required to make judgments as to the probability of a future event occurring. These judgments are subject to the risk of change, as they depend on events that may or may not occur in the future. If our judgments differ from those of legal or regulatory authorities, the provisions for environmental expense could increase or decrease significantly in future periods. Our environmental experts and internal and external legal counsel are consulted on all material environmental matters.

Property, Plant and Equipment
      Due to changing economic and other circumstances, we regularly review our property, plant and equipment, or PP&E. Accounting standards require that an impairment loss be recognized when the carrying amount of a long-lived asset held for use is not recoverable and exceeds its fair value. The amount of impairment to be recognized is calculated by subtracting the fair value of the asset from the carrying amount of the asset. As discussed in the notes to our combined financial statements, we reviewed specific PP&E for impairment in 2004 due to situations where circumstances indicated that the carrying value of specific assets could not be recovered. We made assumptions about the undiscounted sum of the expected future cash flows from these assets and determined that they were less than their carrying amount, resulting in the recognition of an impairment in accordance with U.S. GAAP. In estimating future cash flows, we use our internal plans. These plans reflect our best estimates; however they are subject to the risk of change as they have inherent uncertainties that we may not be able to control. Our actual results could differ significantly from those estimates. We cannot predict whether an event that triggers an impairment of PP&E will occur or when it will occur, nor can we estimate what effect it will have on the carrying values of our assets.

Income Taxes
      The provision for income taxes is calculated based on the expected tax treatment of transactions recorded in our consolidated and combined financial statements. Income tax assets and liabilities, both current and deferred, are measured according to the income tax legislation that is expected to apply when the asset is realized or the liability settled. We regularly review the recognized and unrecognized deferred income tax assets to determine whether a valuation allowance is required or needs to be adjusted. In forming a conclusion about whether it is appropriate to recognize a tax asset, we must use judgment in assessing the potential for future recoverability while at the same time considering past experience. All available evidence is considered in determining the amount of a valuation allowance. If our interpretations differ from those of tax authorities or judgments with respect to tax losses change, the income tax provision could increase or decrease, potentially significantly, in future periods.
Recently Issued Accounting Standards

Consolidation of Variable Interest Entities
      In January 2003, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 46, or FIN 46, “Consolidation of Variable Interest Entities,” in an effort to expand upon and strengthen existing accounting guidance as to when a company should consolidate the financial statements of another entity. The FASB issued a revision to FIN 46 in December 2003. The interpretation requires “variable interest entities” to be consolidated by a company if that company is subject to a majority of expected losses of the entity or is entitled to receive a majority of expected residual returns of the entity, or both. A company that is required to consolidate a variable interest entity is referred to as the entity’s primary beneficiary. The interpretation also requires certain disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. This interpretation applied to us commencing with the period ending March 31, 2004. For further details, refer to note 4 of our audited annual combined financial statements and note 3 of our unaudited interim consolidated and combined financial statements.
      In our combined financial statements as at December 31, 2003 and prior to December 31, 2003, we combined all entities in which we had control by ownership of a majority of voting interests. As a result of FIN 46, our combined balance sheet includes the assets and liabilities of Logan Aluminium Inc. (Logan), a variable interest entity for which we are the primary beneficiary. Logan manages a tolling arrangement for our company and an unrelated party.
      Upon adoption of FIN 46 in 2004, assets of approximately $38 million and liabilities of approximately $38 million related to Logan that were previously not recorded on our combined balance sheet were recorded by us. There was no impact on the combined statements of income for the periods presented and no cumulative effect of an accounting change to recognize. The results of operations of this variable interest entity were included in our combined results prospectively and did not have a material impact for the year ended December 31, 2004. Our investment, plus any unfunded pension liability, related to Logan totaled approximately $37 million as at December 31, 2004, representing our maximum exposure to loss. Creditors of Logan do not have recourse to our general credit as a result of including Logan in our financial statements.

Accounting for Conditional Asset Retirement Obligations
      In March 2005, FASB issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations. FIN 47 clarifies that the term conditional asset retirement obligation used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of a liability when sufficient information exists. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but not required. We are currently assessing the impact of this Interpretation.

Share-Based Payment
      In December 2004, FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (SFAS No. 123(R)), which is a revision to SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. We will adopt SFAS No. 123(R) on January 1, 2006, as required by the Securities and Exchange Commission. We adopted the fair value based method of accounting for share-based payments effective January 1, 2004 using the retroactive restatement method described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Currently, we use the Black-Scholes formula to estimate the value of stock options granted to employees and expect to continue to use this option valuation model. We do not anticipate that the adoption of SFAS No. 123(R) will have a material impact on our results of operations or our financial position.
      In May 2005, FASB issued FASB Staff Position (FSP) No. EITF 00-19-1, Application of EITF Issue No. 00-19 to Freestanding Financial Instruments Originally Issued as Employee Compensation. The FSP was issued to clarify the application of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” to freestanding financial instruments originally issued as employee compensation that can be settled only by delivering registered shares. This FSP clarifies that a requirement to deliver registered shares, in and of itself, will not result in liability classification for freestanding financial instruments originally issued as employee compensation. This clarification is consistent with the Board’s intent in issuing FASB Statement No. 123 (revised 2004), Share-Based Payment. The guidance in this FSP shall be applied in accordance with the effective date and transition provisions of Statement 123(R). We are currently evaluating the impact of Statement 123(R).

Treatment of Accounting Changes and Error Corrections
      In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not anticipate that our financial statements will be materially impacted by this statement.
Quantitative and Qualitative Disclosures about Market Risk
      Changes in interest rates, foreign exchange rates and the market price of aluminum are among the factors that can impact our cash flows.

Interest Rates
      We are subject to interest rate risk related to the variable rate debt we incurred in the financing transactions. For every 12.5 basis point increase in the interest rates on the $815 million of variable rate Term Loan B debt that has not been swapped into fixed interest rates as of June 30, 2005, our annual net income would be reduced by $0.7 million. We are also subject to interest rate risk related to the outstanding balance on various variable rate bank loans entered into by Novelis Korea Limited. On June 30, 2005, Novelis Korea Limited had two variable rate bank loans denominated in U.S. currency totaling $50 million and $70 million, respectively. We have entered into agreements to swap these floating rate loans for fixed rate loans denominated in Korean won at rates of 5.30% and 4.55%, respectively. On June 30, 2005, Novelis Korea Limited had three variable rate loans denominated in Korean won totaling $64 million. Two of the variable rate loans totaling KRW 40 billion and KRW 25 billion were swapped for fixed rate loans of 4.80% and 4.45%, respectively. Interest on the remaining variable rate loan totaling KRW 2 billion ranged from 3.00% to 4.43% in the first half of 2005.
      For accounting policies for interest rate swaps used to hedge interest costs on certain debt, you should read Note 3 of the audited annual combined financial statements. We do not currently intend to refinance our fixed rate debt prior to maturity. Transactions in interest rate financial instruments for which there is no underlying interest rate exposure to the Company are prohibited by our credit agreement related to our senior secured credit facilities.

Currency Derivatives
      The schedule below presents fair value information and contract terms relevant to determining future cash flows categorized by expected maturity dates of our foreign currency derivatives outstanding as at June 30, 2005.

					2009	Total
					and	Nominal	Fair
	2005	2006	2007	2008	Beyond	Amount	Value

	(In US$ millions, except contract rates)
FORWARD CONTRACTS
To purchase USD against the foreign currency
CHF Nominal Amount	12	11	2	2	1	28	(1)
Average contract rate	1.2785	1.3479	1.2873	1.2613	1.2381
To sell USD against the foreign currency
CAD Nominal Amount	2	—	—	—	—	2	—
Average contract rate	1.2560	—	—	—	—
CHF Nominal Amount	16	—	—	—	—	16	—
Average contract rate	1.2751	—	—	—	—
KRW Nominal Amount	57	—	—	—	—	57	(1)
Average contract rate	1,012.0	—	—	—	—
To purchase EUR against the foreign currency
GBP Nominal Amount	53	3	2	—	33	91	(1)
Average contract rate	0.6760	0.7160	0.7361	—	0.7387
CAD Nominal Amount	2	—	—	—	—	2	—
Average contract rate	1.5218	—	—	—	—
USD Nominal Amount	12	—	—	—	—	12	—
Average contract rate	1.2248	—	—	—	—
To sell EUR against the foreign currency
GBP Nominal Amount	66	16	—	—	—	82	2
Average contract rate	0.6844	0.7073	—	—	—
CHF Nominal Amount	14	8	4	4	3	33	(1)
Average contract rate	1.5204	1.4973	1.4610	1.4430	1.4266
USD Nominal Amount	202	128	76	—	5	411	9
Average contract rate	1.2501	1.2515	1.2699	—	1.1254
To sell GBP against the foreign currency
CHF Nominal Amount	7	—	—	—	—	7	—
Average contract rate	2.1580	—	—	—	—
USD Nominal Amount	32	—	—	—	—	32	1
Average contract rate	1.8368	—	—	—	—
To purchase GBP against the foreign currency
CHF Nominal Amount	7	—	—	—	—	7	—
Average contract rate	2.2324	—	—	—	—
USD Nominal Amount	45	2	2	1	—	50	(1)
Average contract rate	1.8229	1.7850	1.7949	1.7922	—

      The schedule below presents fair value information and contract terms relevant to determining future cash flows categorized by expected maturity dates of our currency derivatives outstanding as at December 31, 2004.

						Total
						Nominal	Fair
	2005	2006	2007	2008	2009	Amount	Value

	($ millions, except contract rates)
Forward contracts to purchase USD against the foreign currency
CHF Nominal Amount	33	11	2	2	1	49	(7)
Average contract rate	1.2722	1.3479	1.2904	1.2644	1.2408
GBP Nominal Amount	64	1	—	—	—	65	(3)
Average contract rate	1.8273	1.7420	—	—	—
To sell USD against the foreign currency
GBP Nominal Amount	56	1	—	—	—	57	4
Average contract rate	1.7856	1.6387	—	—	—
EUR Nominal Amount	49	—	—	—	—	49	4
Average contract rate	1.2518	—	—	—	—
CHF Nominal Amount	1	—	—	—	—	1	—
Average contract rate	1.1263	—	—	—	—
To sell EUR against the foreign currency
USD Nominal Amount	316	87	57	—	—	460	(48)
Average contract rate	1.2329	1.2284	1.2330	—	—
CHF Nominal Amount	24	13	5	5	4	51	(1)
Average contract rate	1.5199	1.5014	1.4614	1.4436	1.4266
GBP Nominal Amount	152	16	—	—	—	168	(3)
Average contract rate	1.4288	1.4136	—	—	—
To purchase EUR against the foreign currency
GBP Nominal amount	56	5	1	—	—	62	1
Average contract rate	1.4239	1.3990	1.3598	—	—
To purchase GBP against the foreign currency
CHF Nominal Amount	9	—	—	—	—	9	—
Average contract rate	2.2036	—	—	—	—
To sell EUR against the foreign currency
CHF Nominal Amount	19	—	—	—	—	19	—
Average contract rate	2.1730	—	—	—	—
      The currency contracts are undertaken to hedge identifiable foreign currency commitments to purchase or sell goods and services. Transactions in currency related financial instruments for which there is no underlying foreign currency exchange rate exposure to us are prohibited by our credit agreement related to our senior secured credit facilities. For our accounting policies relating to currency contracts, refer to note 3 of the audited annual combined financial statements.

Derivative Commodity Contracts
      Our aluminum forward contract positions are undertaken to hedge anticipated future purchases of metal that are required to support firm sales commitments with fabricated products customers. Consequently, the negative impact of movements in the price of aluminum on the forward contracts would generally be offset by an equal and opposite impact on the purchases being hedged, measured at the time the contracts and the underlying obligations come due.
      The effect of a reduction of 10% in aluminum prices on our aluminum forward and options contracts outstanding at June 30, 2005 would be to decrease net income, assuming hedge accounting determination is met, over the period ending December 2007 by approximately $50 million ($31 million in 2005, $14 million in 2006 and $5 million in 2007). These results reflect a 10% reduction from the June 30, 2005, three-month LME aluminum closing price of $1,731 per tonne and assume an equal 10% drop has occurred throughout the aluminum forward price curve existing as at June 30, 2005.

BUSINESS
Overview
      We are the world’s leading aluminum rolled products producer based on shipment volume in 2004, with total aluminum rolled products shipments of approximately 2,785 kilotonnes during that year. With operations on four continents comprised of 36 operating facilities in 11 countries, we are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions. We had sales and operating revenues of $7.8 billion in 2004.
Our History
      We were formed as a Canadian corporation on September 21, 2004. On January 6, 2005 (which we refer to as the separation date), we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary metal-related businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe that Alcan acquired from Pechiney in 2003. As part of this transaction, Alcan’s capital was reorganized and our common shares were distributed to the then-existing shareholders of Alcan. The various steps pursuant to which we acquired our businesses from Alcan and distributed our shares to Alcan’s shareholders are referred to herein as the reorganization transactions.
      We inherited our basic management processes, structure, and values from Alcan. In 1902, the Canadian subsidiary of the Pittsburgh Reduction Company (later Alcoa Inc., or Alcoa) was first chartered as Northern Aluminum Company, Limited. When Alcoa divested most of its interests outside the United States in 1928, Alcan was formed as a separate company from Alcoa to assume control of most of these interests. In the following years, Alcan expanded globally building or acquiring hydroelectric power, smelting, packaging and fabricated product facilities.
      The first Alcan rolling operation began in September 1916 in Toronto, Canada, with an 84-inch hot mill and three finishing mills. Many of our mills were originally constructed by Alcan, including many among the largest aluminum rolling operations in each of the geographic regions in which we operate including:

•	Oswego, United States in 1963, a major producer of can sheet and industrial sheet;

•	Norf, Germany in 1967, a joint venture, owned at 50%, which operates the largest hot mill rolling facility in the world in terms of capacity;

•	Saguenay Works, Canada in 1971, which operates the largest capacity continuous caster in the world; and

•	Pindamonhangaba, Brazil in 1977, the only South American plant capable of producing beverage can body and end stock.
      More recent expansion has been through acquisitions and modernization of existing mills, including Alcan’s acquisition of an interest in the Logan, Kentucky facility, which is dedicated to the production of can stock, from Arco Aluminum, or Arco, in 1985, our investment in a new production line at Logan which increased our share of the total production capacity from 40% to approximately 67%, as well as the purchase of a majority ownership interest in the Yeongju and Ulsan facilities in Korea in 1999 and 2000, respectively. Alcan’s acquisition of Alusuisse Group Ltd. in 2000 and Pechiney in 2003 provided us with additional sheet and foil rolling facilities.
Our Industry
      The aluminum rolled products market represents the supply of and demand for aluminum sheet, plate and foil produced either from sheet ingot or continuously cast roll-stock in rolling mills operated by independent aluminum rolled products producers and integrated aluminum companies alike.

      Aluminum rolled products are semi-finished aluminum products that constitute the raw material for the manufacture of finished goods ranging from automotive body panels to household foil. There are two major types of manufacturing processes for aluminum rolled products differing mainly in the process used to achieve the initial stage of processing:

•	“hot mills” that require sheet ingot, a rectangular slab of aluminum, as starter material; and

•	“continuous casting mills” that can convert molten metal directly into semi-finished sheet.
      Both processes require subsequent rolling, which we call cold rolling, and finishing steps such as annealing, coating, leveling or slitting to achieve the desired thicknesses and metal properties. Most customers receive shipments in the form of aluminum coil, a large roll of metal, which can be fed into their fabrication processes.
      There are two sources of input material: primary aluminum, such as molten metal, re-melt ingot and sheet ingot, and recycled aluminum, such as recyclable material from fabrication processes, which we refer to as recycled process material, used beverage cans and other post-consumer aluminum.
      Primary aluminum can generally be purchased at prices set on the London Metal Exchange, or LME, plus a premium that varies by geographic region of delivery, form (ingot or molten metal) and alloy.
      Recycled aluminum is also an important source of input material. Aluminum is infinitely recyclable and recycling it requires approximately 5% of the energy needed to produce primary aluminum. As a result, in regions where aluminum is widely used, manufacturers are active in setting up collection processes in which used beverage cans and other recyclable aluminum are collected for re-melting at purpose-built plants. Manufacturers may also enter into agreements with customers who return recycled process material and pay to have it re-melted and rolled into the same product again.
      There has been a long term industry trend towards lighter gauge (thinner) rolled products, which we refer to as downgauging, where customers request products with similar properties using less metal in order to reduce costs and weight. For example, aluminum rolled products producers and can fabricators have continuously developed thinner walled cans with the same strength as previous generation containers, resulting in a lower cost unit. As a result of this trend, aluminum tonnage across the spectrum of aluminum rolled products, and particularly for the beverage/food cans end-use market, has declined on a per unit basis, but actual rolling machine hours per unit have increased. Because the industry has historically tracked growth based on aluminum tonnage shipped, we believe the downgauging trend may contribute to an understatement of the actual growth of revenue attributable to rolling in some end-use markets.

End-use Markets
      Aluminum rolled products companies produce and sell a wide range of aluminum rolled products, which can be grouped into four end-use markets based upon similarities in end-use applications: construction and industrial, beverage/food cans, foil products and transportation. Within each end-use market, aluminum rolled products are manufactured with a variety of alloy mixtures, a range of tempers (hardness), gauges (thickness) and widths, and various coatings and finishes. Large customers typically have customized needs resulting in the development of close relationships with their supplying mills and close technical development relationships. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for information regarding the percentage of our sales and operating revenues derived from each of these end-use markets.
      Construction and Industrial. Construction is the largest application within this end-use market. Aluminum rolled products developed for the construction industry are often decorative, offer insulating properties, are durable and corrosion resistant, and have a high strength-to-weight ratio. Aluminum siding, gutters, and downspouts comprise a significant amount of construction volume. Other applications include doors, windows, awnings, canopies, façades, roofing and ceilings.

      Aluminum’s ability to conduct electricity and heat and to offer corrosion resistance makes it useful in a wide variety of electronic and industrial applications. Industrial applications include electronics and communications equipment, process and electrical machinery and lighting fixtures. Uses of aluminum rolled products in consumer durables include microwaves, coffee makers, flat screen televisions, air conditioners (which use finstock in heat exchangers), pleasure boats and cooking utensils.
      Another industrial application is lithographic sheet. Print shops, printing houses and publishing groups use lithographic sheet to print books, magazines, newspapers and promotional literature. In order to meet the strict quality requirements of the end-users, lithographic sheet must meet demanding metallurgical, surface and flatness specifications.
      Beverage/ Food Cans. Beverage cans are the largest aluminum rolled products application, accounting for approximately a quarter of worldwide shipments in 2004, according to CRU. The recyclability of aluminum cans enables them to be used, collected, melted, and returned to the original product form many times, unlike steel, paper or polyethylene terephthalate plastic, or PET plastic, which deteriorate with every iteration. Aluminum beverage cans also offer advantages in fabricating efficiency and shelf life. Fabricators are able to produce and fill beverage cans at very high speeds, and non-porous aluminum cans provide longer shelf life than PET plastic containers. Aluminum cans are light, stackable and use space efficiently, making them convenient and cost efficient to ship. Downgauging and changes in can design help to reduce total costs on a per can basis and contribute to making aluminum more competitive with substitute materials.
      Beverage can sheet is sold in coil form for the production of can body, ends and tabs. The material can be ordered as rolled, degreased, pre-lubricated, pre-treated and/or lacquered. Typically, can makers define their own specifications for material to be delivered in terms of alloy, gauge, width, and surface finish.
      Other applications in this end-use market include food cans and screw caps for the beverage industry.
      Foil Products. Aluminum, because of its relatively light weight, recyclability and formability, has a wide variety of uses in packaging. Converter foil is very thin aluminum foil, plain or printed, that is typically laminated to plastic or paper to form an internal seal for a variety of packaging applications including juice boxes, pharmaceuticals, food pouches, cigarette packaging and lid stock. Customers order coils of converter foil in a range of thicknesses from 6 microns to 60 microns.
      Household foil includes home and institutional aluminum foil wrap, sold as a branded or generic product. Known in the industry as packaging foil, it is manufactured in thicknesses from 11 microns to 23 microns. Container foil is used to produce semi-rigid containers such as pie plates and take-out food trays and is usually ordered in a range of thicknesses from 60 microns to 200 microns.
      Transportation. Heat exchangers, such as radiators and air conditioners, is an important application for aluminum rolled products in the truck and automobile categories of the transportation end-use market. Original equipment manufacturers also use aluminum sheet with specially treated surfaces and other specific properties for interior and exterior applications. Newly developed alloys are being used in transportation tanks and rigid containers that allow for safer and more economical transportation of hazardous and corrosive goods.
      There has been recent growth in certain geographic markets in the use of aluminum rolled products in automotive body panel applications, including hoods, deck lids, fenders and lift gates. These uses typically result from co-operative efforts between aluminum rolled products manufacturers and their customers that yield tailor-made solutions for specific requirements in alloy selection, fabrication procedure, surface quality and joining. We believe the recent growth in automotive body panel applications is due in part to the lighter weight, better fuel economy and performance associated with this application.
      Aluminum rolled products are also used in aerospace applications, a segment of the transportation market in which we do not compete. Aerospace-related consumption of aluminum rolled products has historically represented a relatively small portion of total aluminum rolled products market shipments.

      Aluminum is also used in the construction of ships’ hulls and superstructures and passenger rail cars because of its strength, light weight, formability and corrosion resistance.

Market Structure
      The aluminum rolled products industry is characterized by economies of scale, significant capital investments required to achieve and maintain technological requirements, and demanding customer qualification standards. The service and efficiency demands of large customers have encouraged consolidation among suppliers of aluminum rolled products. To overcome these obstacles in small but growing markets, established Western companies have entered into joint ventures with local companies to provide necessary product and process know-how and capital.
      While our customers tend to be increasingly global, many aluminum rolled products tend to be produced and sold on a regional basis. The regional nature of the markets is influenced in part by the fact that not all mills are equipped to produce all types of aluminum rolled products. For instance, only a few mills in Europe, a few mills in Asia, and one mill in South America, our Pindamonhangaba, or Pinda, facility, produce beverage can body and end stock. In addition, individual aluminum rolling mills generally supply a limited range of end-use applications, and seek to maximize profits by producing high volumes of the highest margin mix given available capacity and equipment capabilities.
      Certain multi-purpose common alloy and plate rolled products are imported into Europe and North America from producers in emerging markets, such as Brazil, Africa, Russia and China. However, at this time we believe that these producers are generally unable to meet the quality requirements, lead times and specifications of customers for more demanding applications. In addition, high freight costs, import duties, inability to take back recycled aluminum, lack of technical service capabilities and long lead-times mean that many developing market exporters are viewed as second-tier suppliers. Therefore, many of our customers in the Americas, Europe and Asia do not look to suppliers in these emerging markets for a significant portion of their requirements.

Competition
      The aluminum rolled products market is highly competitive. We face competition from a number of companies in all of the geographic regions and end-use markets in which we operate. Our primary competitors in North America are Alcoa, Aleris International, Inc., Wise Metal Group LLC, Norandal Aluminum, Corus Group Plc, Arco Aluminum, Inc. and Alcan; our primary competitors in Europe are Norsk Hydro A.S.A., Alcan, Alcoa and Corus; our primary competitors in Asia-Pacific are Unifus Aluminum Co., Sumitomo Light Metal Company, Ltd., Kobe Steel Ltd. and Alcoa; and our primary competitors in South America are Companhia Brasileira de Alumínio, Alcoa and Aluar Aluminio Argentino. The factors influencing competition vary by region and end-use market but generally, we compete on the basis of our value proposition, including price, product quality, the ability to meet customers’ specifications, range of products offered, lead times, technical support and customer service. In some regions and end-use markets, competition is also affected by fabricators’ requirements that suppliers complete a qualification process to supply their plants. This process can be rigorous and may take many months to complete. As a result, obtaining business from these customers can be a lengthy and expensive process; however, the ability to obtain and maintain these qualifications can represent a competitive advantage.
      In addition to competition from within the aluminum rolled products industry, we, as well as other aluminum rolled products manufacturers, face competition from non-aluminum materials, as fabricators and end-users have, in the past, demonstrated a willingness to substitute other materials for aluminum. In the beverage/food cans end-use market, aluminum rolled products’ primary competitors are glass, PET plastic and steel. In the transportation end-use market, aluminum rolled products compete mainly with steel. Aluminum competes with wood, plastic and steel in building products applications. Factors affecting competition with substitute materials include price, ease of manufacture, consumer preference and performance characteristics.

Key Factors Affecting Supply and Demand
      The following factors have historically affected the demand for aluminum rolled products:

Economic Growth. We believe that economic growth is the single largest driver of aluminum rolled products demand. In mature markets, growth in demand has typically correlated closely with growth in industrial production. In emerging markets such as China, growth in demand typically exceeds industrial production growth largely because of expanding infrastructures, capital investments and rising incomes that often accompany economic growth in these markets.

Substitution Trends. Manufacturers’ willingness to substitute other materials for aluminum in their products and competition from substitution materials suppliers also affect demand. For example, in North America, competition from PET plastic containers and glass bottles, and changes in consumer preferences in beverage containers, have, in recent years, reduced the growth rate of aluminum can sheet in North America from the high rates experienced in the 1970s and 1980s. Despite changes in consumer preferences, North American aluminum beverage can shipments have remained at approximately 100 billion cans per year since 1994 according to the Can Manufacturers’ Institute.

LME and Local Currency Effect. U.S. dollar denominated trading of primary aluminum on the LME has two primary effects on demand. First, significant shifts between the value of the local currency of the end-user and the U.S. dollar may affect the cost of aluminum to the end-user relative to substitute materials, depending on the cost of the substitute material in local currency. Second, the uncertainty of primary metal movements on the LME may discourage product managers in industries such as automotive from making long term commitments to use aluminum parts. Long term forward contracts can be used by manufacturers to reduce the impact of LME price volatility.

Downgauging. Increasing technological and asset sophistication has enabled aluminum rolling companies to offer consistent or even improved product strength using less material, providing customers with a more cost-effective product. This continuing trend reduces raw material requirements, but also effectively increases rolled products’ plant utilization rates and reduces available capacity because the same number of units require more rolling hours to achieve thinner gauges. As utilization rates increase, revenues rise as pricing tends to be based on machine hours used rather than on the volume of material rolled. On balance, we believe that downgauging has enhanced overall market economics for both users and producers of aluminum rolled products.

Seasonality. Demand for certain aluminum rolled products is significantly affected by seasonal factors. As the temperature increases so does consumption of beer and soft drinks packaged in aluminum cans. Summer construction starts also increase demand for aluminum sheet used in the construction and industrial end-use market. For these reasons, revenues typically peak in the northern hemisphere in the second and third quarters, while sales in the southern hemisphere, which account for a relatively small portion of our revenues, are highest in the first and fourth quarters.
      The following factors have historically affected the supply of aluminum rolled products:

Production Capacity. As in most manufacturing industries with high fixed costs, production capacity has the largest impact on supply in the aluminum rolled products industry. In the aluminum rolled products industry, the addition of production capacity requires large capital investments and significant plant construction or expansion and typically requires long lead-time equipment orders.

Alternative Technology. Advances in technological capabilities allow aluminum rolled products producers to better align product portfolio and supply with industry demand. As an example, continuous casting offers the ability in some markets to increase capacity in smaller increments than is possible with hot mill additions. This enables production capacity to better adjust to small year-over-year increases in demand. However, the continuous casting process permits the production of a more limited range of products.

Trade. Some trade flows do occur between regions despite shipping costs, import duties and the need for localized customer support. Higher value-added, specialty products such as lithographic sheet are more likely to be traded internationally, especially if demand in certain markets exceeds local supply. With respect to less technically demanding applications, emerging markets with low cost inputs may export commodity aluminum rolled products to larger, more mature markets. Accordingly, regional changes in supply, such as plant expansions, may have some effect on the worldwide supply of commodity aluminum rolled products.
Our Business Strategy
      As a separate company, our management will be free to focus on aluminum rolled products, which we believe enables us to respond more quickly to market demands and maximize the efficient allocation of our capital, technical and human resources. As a separate company, we are also able to provide incentives to our management and employees that more closely align their interests with the performance of the aluminum rolled products business.
      Our primary objective is to maximize shareholder value by increasing our revenues and profitability in the North American, European, Asia-Pacific and South American aluminum rolled products markets. We intend to achieve our objective through the application of our business strengths to the strategic initiatives outlined below. We intend to:

Address Customer Needs with Innovative and Market-Driven Products. We intend to enhance value to our customers by improving the quality of our products and services. We intend to conduct research and development that generates new products and processes to enable us to maintain long term partnerships with our key customers. Significant growth opportunities in aluminum rolled products consumption have typically come from product substitution opportunities, such as thin aluminum foil in packaging applications, automotive body panels and aluminum building materials. We plan to work in partnership with our customers to develop new uses for our various products by substituting highly engineered aluminum rolled products for other materials, thereby developing new markets for our products. We believe that our experience in process innovation, developing new technologies in surface treatment, casting, alloying, laser semi-finishing, forming and joining, and our ability to develop specialized aluminum rolled products solutions, will assist our efforts. We plan to address higher technology and more profitable end-use markets with proprietary products and processes that will be unique and attractive to our customers.

Develop and Implement a New Metal Conversion Business Model. Since we have separated from an integrated aluminum producer, we intend to implement a new metal conversion business model focused on the aluminum rolled products markets and emphasizing product line selection based on higher value-added rather than volume, economies of utilization and a higher focus on recyclables. We believe the resulting change will allow us to react more quickly in all markets and better align our business with customer requirements.

Improve Production From Existing Assets and Reduce Capital Needs. We intend to optimize our production capacity in order to focus on achieving attractive returns on our capital assets without investing significant amounts of new capital. Our modern mills in North America, Europe, Asia and South America give us the ability to manufacture a wide range of value-added differentiated aluminum rolled products enabling us to selectively move production among our mills within these regions based on market demand. We believe that our separation from Alcan and its vertically integrated production chain will offer us further opportunities to improve sourcing logistics and increase working capital efficiency. Other opportunities for capital reductions include increasing the use of tolling which reduces our capital requirements because the metal being processed is owned by the customer. Tolling refers to the process by which customers provide their own metal to us to be converted into a rolled product, and are charged a value-added conversion cost, instead of the metal plus value-added conversion cost. Tolling allows us to generate revenues by converting the metal without having to devote capital to maintaining inventories of metal.

Leverage Economies of Scale in Raw Material Sourcing. We intend to continue working with our suppliers to further leverage economies of scale in our purchase of primary aluminum, supplies and services. Our metal management strategy includes plans to develop our recycling program further with a focus on sources of material such as used beverage cans, as well as other forms of recycled material in all regions in which we operate, which will expand our access to more cost effective sources of aluminum. We also have the ability to expand our sheet ingot casting capacity in the different regions in which we operate, which can be used to reduce reliance on, or maintain costs from, third party sheet ingot suppliers.

Capture Growth in Targeted Markets. We intend to capitalize on our international presence in order to capture growth opportunities in targeted aluminum rolled products markets such as beverage cans in selected regions and the growing automotive component market on the North American, European and Asian continents. We also own technology relating to the two main types of continuous casting processes, namely belt caster and twin roll caster, providing us with a cost advantage when examining options to profitably serve common alloy aluminum rolled products production in emerging markets such as China, Eastern Europe and South America. We intend to use these strengths, through royalty arrangements, joint ventures with local partners, or on a stand-alone basis, to grow profitably when opportunities arise in these emerging markets.

Pursue Selected Expansion and Acquisition Opportunities. We intend to use our management team, large scale operations, technical resources, market focus and operating cash flow to identify and take advantage of appropriate expansion and acquisition opportunities as they may arise.
      We expect that implementation of these strategic initiatives will enable us to generate stable earnings and cash flow from operating activities. In the near-term, we expect to use a substantial portion of our excess cash flow to repay debt and reduce our leverage, which is required by the terms of the senior secured credit facilities we entered into in connection with the reorganization transactions. We will then consider other alternatives to maximize shareholder value such as investment opportunities and increased return of cash to shareholders consistent with achieving and maintaining our optimum financial structure.
Our Business Groups
      Due in part to the regional nature of supply and demand of aluminum rolled products and in order to best serve our customers, we manage our activities on the basis of geographical areas and are organized under four business groups. The business groups are Novelis North America (NNA), Novelis Europe (NE), Novelis Asia (NA) and Novelis South America (NSA).

      The table below sets forth the contribution of each of our business groups to our sales and operating revenues, Regional Income, total assets and shipments for the six months ended June 30, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002. The measure of profitability of operating segments we use as a stand-alone entity is referred to as Regional Income. Regional Income comprises earnings before interest, taxes, depreciation and amortization excluding certain items, such as corporate office costs and asset and goodwill impairments, restructuring, rationalization and the change in fair market value of our derivatives, which are not under the control of the business groups. These items are managed by our head office, which focuses on strategy development and oversees governance, policy, legal compliance, human resources and finance matters. Financial information for the regional groups includes the results of certain joint ventures on a proportionately consolidated basis, which is consistent with the way the business groups are managed. Under U.S. GAAP, these joint ventures are accounted for under the equity method. Prior to our separation from Alcan, profitability of the operating segments was measured based on business group profit, or BGP. Please see note 18 of our interim consolidated and combined financial statements and note 26 of our annual combined financial statements for a discussion of the differences between BGP and Regional Income. Prior period measures of profitability for our operating segments have been recast to conform to the current presentation.

	As at and for the		As at and for the
	Six Months		Year Ended
	Ended June 30,		December 31,

Business Group(i)	2005	2004	2004	2003	2002

	(All amounts in $ millions, except shipments,
	which are in kt)
Novelis North America
Sales and operating revenues	1,667	1,419	2,964	2,385	2,517
Regional Income	91	141	240	176	218
Total assets	1,415	2,879	1,406	2,392	1,224
Shipments	567	563	1,175	1,083	1,165
Novelis Europe
Sales and operating revenues	1,640	1,523	3,081	2,510	2,218
Regional Income	115	98	200	175	127
Total assets	2,193	2,372	2,885	2,364	1,780
Shipments	516	505	1,089	1,012	926
Novelis Asia
Sales and operating revenues	698	566	1,194	918	785
Regional Income	59	43	80	69	41
Total assets	986	948	954	904	891
Shipments	237	223	491	428	378
Novelis South America
Sales and operating revenues	293	235	525	414	379
Regional Income	57	72	134	88	86
Total assets	761	808	779	808	790
Shipments	123	101	264	258	244

(i)	The sales and operating revenues and shipment information presented in the table above excludes intersegment revenues and shipments.
      Our 36 operating facilities in 11 countries provide us with highly automated, flexible and advanced manufacturing capabilities. In addition to the aluminum rolled products plants, NSA operates bauxite mining, alumina refining, hydro power plants and smelting facilities. We believe our facilities have the assets required for efficient production and are well managed and maintained. For a further discussion of financial information by geographic area, refer to note 25 to our audited annual combined financial statements.

Novelis North America
      Through 12 aluminum rolled products facilities, including three recycling facilities, NNA manufactures aluminum sheet and light gauge products. Important end-use applications for NNA include beverage cans, containers and packaging, automotive and other transportation applications, building products and other industrial applications.
      In 2004, NNA had sales and operating revenues of $2,964 million, representing 38% of our total sales and operating revenues, and shipments of 1,175 kilotonnes, including tolled metal, representing 39% of our total shipments.
      In 2004, approximately 60% of NNA’s production was directed to beverage can sheet. The beverage can end-use application is technically demanding to supply and pricing is competitive. Producers with low-cost and technologically advanced manufacturing facilities and technical support capability have a competitive advantage. Recycling is important in the manufacturing process and NNA has three facilities that collect and remelt post-consumer aluminum and recycled process material. Most of the recycled material is from used beverage cans and the material is cast into sheet ingot for NNA’s can sheet production plants.

Novelis Europe
      NE provides European markets with value-added sheet and light gauge products through its 16 operating plants. In 2004, NE had sales and operating revenues of $3,081 million, representing 40% of our total sales and operating revenues, and shipments of 1,089 kilotonnes, including tolled metal, representing 36% of our total shipments.
      NE serves a broad range of aluminum rolled product end-use applications. Construction and industrial represents the largest end-use market in terms of shipment volume by NE. NE supplies plain and painted sheet for building products such as roofing, siding, panel walls and shutters, where, due to the material’s recyclability, aluminum products compare favourably with non-metallic building materials that usually have to be disposed of in landfills after demolition.
      NE also has packaging facilities at three locations, and in addition to rolled product plants, NE has distribution centers in Italy and France together with sales offices in several European countries.

Novelis Asia
      NA operates three manufacturing facilities in the Asian region and manufactures a broad range of sheet and light gauge products. In 2004, NA had sales and operating revenues of $1,194 million, representing 15% of our total sales and operating revenues, and shipments of 491 kilotonnes, including tolled metal, representing 16% of our total shipments.
      NA production is balanced between the foil products, construction and industrial, and beverage/food can end-use markets. We believe that NA is well-positioned to benefit from further economic development in China.

Novelis South America
      NSA operates two rolling plants and two primary aluminum manufacturing facilities and has an interest in a calcined coke manufacturing facility, each located in Brazil. NSA manufactures various aluminum rolled products, including can stock, automotive and industrial sheet and light gauge for the beverage/food can, construction and industrial and transportation end-use markets.

      In 2004, NSA had sales and operating revenues of $525 million, representing 7% of our total sales and operating revenues, and shipments of 264 kilotonnes, including tolled metal, representing 9% of our total shipments.
      The primary aluminum produced by NSA’s mine, refinery and smelters is used by our Brazilian aluminum rolled products operations, with any excess production being sold on the market in the form of aluminum billets. In 2004, NSA had sales of 30 kilotonnes of primary metal. NSA generates a portion of its own power requirements. NSA also owns options to develop additional hydroelectric power facilities.
Raw Materials and Suppliers
      The raw materials that we use in manufacturing include primary aluminum, recycled aluminum, sheet ingot, alloying elements and grain refiners. Our smelters also use alumina, caustic soda and calcined petroleum coke and resin. These raw materials are generally available from several sources and are not subject to supply constraints under normal market conditions. We also consume considerable amounts of energy in the operation of our facilities.

Aluminum
      We obtain aluminum from a number of sources, including the following:

Primary Aluminum Purchases. We purchased approximately 2,100 kilotonnes of primary aluminum in 2004 in the form of sheet ingot and standard ingot, as quoted on the LME, 52% of which we purchased from Alcan. Following our separation from Alcan, we have continued to source aluminum from Alcan pursuant to the metal supply agreements described under “— Arrangements Between Novelis and Alcan.”

Primary Aluminum Production. We produced approximately 109 kilotonnes of our own primary aluminum requirements in 2004 through our smelter and related facilities in Brazil.

Recycled Aluminum Products. We operate facilities in several plants to recycle post-consumer aluminum, such as used beverage cans collected through recycling programs. In addition, we have agreements with several of our large customers where we take recycled processed material from their fabricating activity and re-melt, cast and roll their recycled aluminum products and re-supply them with aluminum sheet. Other sources of recycled material include lithographic plates, where over 90% of aluminum used is recycled, and products with longer lifespans, like cars and buildings, which are just starting to become high volume sources of recycled material. We purchased approximately 800 kilotonnes of recycled material in 2004.

The majority of recycled material collected and re-melted is directed back through can-stock plants. The net effect of these activities is that 29% of our aluminum rolled products production in 2004 was made with recycled material.

Sheet Ingot. We have the ability to cast sheet ingot, which are the slabs of aluminum that are fed into hot rolling mills to make aluminum rolled products. Casting, which requires precise control of heat and metal alloys, can have a major impact on the quality of the sheet ingot produced and all aluminum rolled products that are subsequently produced from that sheet ingot. In 2004, we were able to supply 71% of our internal needs for sheet ingot, which helped us to control the quality of the sheet ingot we used, and generated cost savings and sourcing flexibility. We purchased the remainder from Alcan and other providers on longer term contracts. Following the separation, we have continued to source a portion of our sheet ingot requirements from Alcan pursuant to the metal supply agreements described under “— Arrangements Between Novelis and Alcan.”

Energy
      We use several sources of energy in the manufacture and delivery of our aluminum rolled products. In 2004, natural gas and electricity represented more than 75% of our energy consumption by cost. We also use fuel oil and transport fuel. The majority of energy usage occurs at our casting centers and during the hot rolling of aluminum. Our cold rolling facilities require relatively less energy. We purchase our natural gas on the open market, which subjects us to market pricing fluctuations. Recent natural gas pricing volatility in the United States has increased our energy costs. We seek to stabilize our future exposure to natural gas prices through the use of forward purchase contracts. Natural gas prices in Europe, Asia and South America have historically been more stable than in the United States.
      A portion of our electricity requirements are purchased pursuant to long term contracts in the local regions in which we operate. A number of our facilities are located in regions with regulated prices, which affords relatively stable costs. NSA has its own hydroelectric facilities that meet a substantial portion of its local electricity requirements for smelting operations.

Others
      We also have bauxite and alumina requirements. We will satisfy some of our alumina requirements for the near term pursuant to the alumina supply agreement we have entered into with Alcan as discussed below under “— Arrangements Between Novelis and Alcan.”
Our Customers
      Although we provide products to a wide variety of customers in each of the markets that we serve, we have experienced consolidation trends among our customers in many of our key end-use markets. In 2004, approximately 41% of our total sales and operating revenues were to our ten largest customers, most of whom we have been supplying for more than 20 years. To address consolidation trends, we focus significant efforts at developing and maintaining close working relationships with our customers and end-users.
      Our major customers include Agfa-Gevaert N.V., Alcan’s packaging business group, Anheuser-Busch Companies, Inc., affiliates of Ball Corporation, various bottlers of the Coca-Cola system, Crown Cork & Seal Company, Inc., Daching Holdings Limited, DaimlerChrysler AG, Ford Motor Company, General Motors Corporation, Lotte Aluminum Co. Ltd., Kodak Polychrome Graphics GmbH, Pactiv Corporation, Rexam Plc, Ryerson Tull, Inc., Tetra Pak Ltd., Thyssen and Visteon Corporation.
      We sell most of our products under long-term contracts with pricing based on “margin over metal” pricing, which is subject to periodic adjustments based on market factors.
      In our largest end-use market, beverage can sheet, we sell directly to beverage makers and bottlers as well as to can fabricators that sell the cans they produce to bottlers. In certain cases, we also operate under umbrella agreements with beverage makers and bottlers under which they direct their can fabricators to source their requirements for beverage can body, end and tab stock from us. The bottlers are not responsible for the contractual performance by the can fabricators that we supply under these umbrella agreements. Among these umbrella agreements is one, referred to as the CC agreement, with several North American bottlers of Coca-Cola branded products, including Coca-Cola Enterprises and its affiliates. This agreement is based on arrangements that have been in place since 1997 and is subject to periodic renewal. Under the CC agreement we shipped approximately 400 kilotonnes of beverage can sheet, including tolled metal, in 2004. These shipments were made to, and we received payment from, our direct customers, being the beverage can fabricators that sell beverage cans to the Coca-Cola associated bottlers. Under the CC agreement, bottlers in the Coca-Cola system may join the CC agreement by committing a specified percentage of the can sheet required by their can fabricators to us. Pricing under the CC agreement is set for the duration of the agreement, but is subject to change in the event of changes in the competitive environment or to the competitive industry price structure.
      Purchases by Rexam Plc and its affiliates from our operations in all of our business segments represented approximately 11.1%, 9.6% and 11.3% of our total sales and operating revenues in 2004, 2003 and 2002, respectively. Rexam Plc’s North American affiliates are the largest customers purchasing under the CC agreement.

Distribution and Backlog
      We have two principal distribution channels for the end-use markets in which we operate: direct sales and distributors (who are sometimes referred to as stockists). In 2004, 14% of our total sales and operating revenues were derived from distributors and 86% of our total sales and operating revenues were derived from direct sales from our customers.

Direct Sales
      We supply various end-use markets in approximately 88 countries through a direct sales force that operates from individual plants or sales offices, as well as from regional sales offices in 21 countries. The direct sales channel typically involves very large, sophisticated fabricators and original equipment manufacturers. Long standing relationships are maintained with leading companies in industries that use aluminum rolled products. Supply contracts for large global customers generally range from one to five years in length and historically there has been a high degree of renewal business with customers. Given the customized nature of products and in some cases, large order sizes, switching costs are significant, thus adding to the overall consistency of the customer base.
      We also use third-party agents or traders in some regions to complement our own sales force. They provide service to our customers in countries where we do not have local expertise. We tend to use third-party agents in Asia and South America more frequently than in other regions.

Distributors
      We also sell our products through aluminum distributors, particularly in North America and Europe. Customers of distributors are widely dispersed, and sales through this channel are highly fragmented. Distributors sell mostly commodity or less specialized products into many end-use markets, including the construction and industrial and transportation markets. We collaborate with our distributors to develop new end-use applications and improve the supply chain and order efficiencies.

Backlog
      We produce aluminum rolled products primarily to meet our customers’ requirements established under annual or multi-year contracts, which are typically not “take-or-pay” contracts and we do not believe that order backlog is a material aspect of our business.

Research and Development
      In 2004, we spent $58 million on research and development activities in our plants and modern research facilities, which included mini-scale production lines equipped with hot mills, can lines and continuous casters. We spent $62 million on research and development activities in 2003 and $67 million in 2002. We conduct research and development activities at our mills in order to satisfy current and future customer requirements, improve our products and reduce our conversion costs. Our customers work closely with our research and development professionals to improve their production processes and market options. We have approximately 300 employees dedicated to research and development and customer technical support, located in many of our plants and research centers.
Our Employees
      We have approximately 13,200 employees. A significant portion of our employees, approximately 6,500, are employed in our European operations and approximately 3,000 are employed in North America. With respect to the remainder of our workforce, approximately 1,600 are employed in Asia and approximately 2,100 are employed in South America and other areas. Approximately two-thirds of our employees are represented by labour unions and their employment conditions governed by collective bargaining agreements. Collective bargaining agreements are negotiated on a site, regional or national level, and are of different durations. We believe that we have good labour relations in all our operations and have not experienced a significant labour stoppage in any of our principal operations during the last decade.

Intellectual Property
      In connection with our separation from Alcan, Alcan has assigned or licensed to us a number of important patents, trademarks and other intellectual property rights owned or previously owned by Alcan and required for our business. Ownership of intellectual property that is used by both us and Alcan is owned by one of us, and licensed to the other. Certain specific intellectual property rights which have been determined to be exclusively useful to us or which were required to be transferred to us for regulatory reasons have been assigned to us with no license back to Alcan.
      We own technology relating to the two main types of continuous casting processes. Continuous casting mills are an alternative technology for making aluminum rolled products, using a process that converts molten aluminum directly into hot coils for further processing. Because small incremental capacity additions of between 10 kilotonnes and 175 kilotonnes can be made at lower capital investment than a hot mill, continuous casting mills offer the industry a better way of matching supply and demand, especially in emerging markets. We developed the belt caster technology named Flexcaster through internal research and development, and acquired the twin roll casting machine technology through the Pechiney acquisition. We will continue to specialize in the development and sales of continuous casting equipment in order to maintain our position as the world leading manufacturer of continuous casting machines.
Environment, Health and Safety
      We own and operate numerous manufacturing and other facilities in various countries around the world. Our operations are subject to numerous and increasingly stringent laws and regulations governing the protection of the environment, health and safety. We regularly monitor and conduct environment, health and safety assessments of our facilities. Environment, health and safety is a key component of our management operating system. We believe we have well-developed processes and we expect to continue to focus on this component going forward.
Arrangements Between Novelis and Alcan
      In connection with our separation from Alcan, we and Alcan entered into a separation agreement and several ancillary agreements to complete the transfer of the businesses contributed to us by Alcan and the distribution of our shares to Alcan common shareholders. We may in the future enter into other commercial agreements with Alcan, the terms of which will be determined at the relevant times.

Separation Agreement
      The separation agreement sets forth the agreement between us and Alcan with respect to: the principal corporate transactions required to effect our separation from Alcan; the transfer to us of the contributed businesses; the distribution of our shares to Alcan shareholders; and other agreements governing the relationship between Alcan and us following the separation. Under the terms of the separation agreement, we assume and agree to perform and fulfill all of the liabilities and obligations of the contributed businesses and of the entities through which such businesses were contributed, including liabilities and obligations related to discontinued rolled products businesses conducted by Alcan prior to the separation, in accordance with their respective terms.

Releases and Indemnification
      The separation agreement provides for a full and complete mutual release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the separation, between or among us or any of our subsidiaries, on the one hand, and Alcan or any of its subsidiaries other than us, on the other hand, except as expressly set forth in the agreement. The liabilities released or discharged include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the separation, other than the separation agreement, the ancillary agreements described below and the other agreements referred to in the separation agreement.
      We have agreed to indemnify Alcan and its subsidiaries and each of their respective directors, officers and employees, against liabilities relating to, among other things:

•	the contributed businesses, liabilities or contracts;

•	liabilities or obligations associated with the contributed businesses, as defined in the separation agreement, or otherwise assumed by us pursuant to the separation agreement; and

•	any breach by us of the separation agreement or any of the ancillary agreements we entered into with Alcan in connection with the separation.
      Alcan has agreed to indemnify us and our subsidiaries and each of our respective directors, officers and employees against liabilities relating to:

•	liabilities of Alcan other than those of an entity forming part of our group or otherwise assumed by us pursuant to the separation agreement;

•	any liability of Alcan or its subsidiaries, other than us, retained by Alcan under the separation agreement; and

•	any breach by Alcan of the separation agreement or any of the ancillary agreements we entered into with Alcan in connection with the separation.
      The separation agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Further Assurances
      Both we and Alcan have agreed to use our commercially reasonable efforts, prior to, on and after the separation, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary or advisable under applicable laws and agreements to complete the transactions contemplated by the agreement and the other ancillary agreements described below.

Non-solicitation of Employees
      Except with the written approval of the other party and subject to certain exceptions provided in the agreement, we and Alcan have agreed not to, for a period of two years following the separation, (1) directly or indirectly solicit for employment or recruit the employees of the other party or one of its subsidiaries, or induce or attempt to induce any employee of the other party or one of its subsidiaries to terminate his or her relationship with that other party or subsidiary, or (2) enter into any employment, consulting, independent contractor or similar arrangement with any employee or former employee of the other party or one of its subsidiaries, until one year after the effective date of the termination of such employee’s employment with the other party or one of its subsidiaries, as applicable.

Non-competition
      We have agreed not to engage, directly or indirectly, in any manner whatsoever, for a period of five years following the separation, in the manufacturing, production and sale of certain products for the plate and aerospace markets, unless expressly permitted to do so under the terms of the agreement.

Change of Control
      We have agreed (1) not to undergo a change of control event, as defined in the separation agreement, for a period of 12 months following the separation, and (2) in the event of a change of control (including a change of control achieved in an indirect manner), during the four-year period following the first anniversary of the separation, to provide Alcan, within 30 days thereafter with a written undertaking of the acquirer that such acquirer shall be bound by the non-compete covenants set forth in the separation agreement during the remainder of the four-year period, to the same extent as if it had been an original party to the agreement.
      If a change of control event occurs during the 12 month period following the separation, or if, at any time during the four-year period following the first anniversary of the separation a change of control of our company occurs and the person or group of persons who acquired control of our company fails to execute and deliver the undertaking mentioned above or refuses, neglects or fails to comply with any of its obligations pursuant to such undertaking (each a “control-related event”), Alcan will have a number of remedies, including terminating any or all of the metal supply agreements, the technical services agreements, or the intellectual property licenses granted to us or any of our subsidiaries in the intellectual property agreements, or the transitional services agreement.

Ancillary Agreements
      In connection with our separation from Alcan, we entered into a number of ancillary agreements with Alcan governing certain terms of our separation as well as various aspects of our relationship with Alcan following the separation. These ancillary agreements include:

Transitional Services Agreement. Pursuant to the transitional services agreement, Alcan will provide to us or we will provide to Alcan, as applicable, on an interim, transitional basis, various services, including, but not limited to, treasury administration, selected benefits administration functions, employee compensation and information technology services. The agreed upon charges for these services generally allows us or Alcan, as applicable, to recover fully the allocated costs of providing the services, plus all out-of-pocket costs and expenses plus a margin of five percent. No margin will be added to the cost of services supplied by external suppliers. In general, the services began on the separation date and will cover a period generally not expected to exceed 12 months following the separation. With respect to particular services, we or Alcan, depending on who is the recipient of the relevant services, may terminate the agreement with respect to one or more of those services upon prior written notice.

Metal Supply Agreements. We and Alcan have entered into four multi-year metal supply agreements pursuant to which Alcan will supply us with specified quantities of remelt ingot, molten metal and sheet ingot in North America and Europe on terms and conditions substantially similar to market terms and conditions during specific periods. These agreements are anticipated to provide us with the ability to cover some metal requirements through a fixed price purchase mechanism. In addition, an ingot supply agreement in effect between Alcan and Alcan Taihan Aluminum prior to the separation remains in effect following the separation.

Foil Supply Agreements. We have entered into foil supply agreements with Alcan for the supply of foil from our facilities located in Norf, Ludenscheid and Ohle, Germany to Alcan’s packaging facility located in Rorschach, Switzerland as well as from our facilities located in Utinga, Brazil to Alcan’s packaging facility located in Maua, Brazil. These agreements are for five-year terms during the course of which we will supply specified percentages of Alcan’s requirements for its facilities described above (in the case of Alcan’s Rorschach facility, 95% in 2005, 94% in 2006, 93% in 2007, 92% in 2008 and 90% in 2009, and in the case of Alcan’s Maua facility, 70%). In addition, we will continue to supply certain of Alcan’s European operations with foil under the terms of two agreements that were in effect prior to the separation.

Alumina Supply Agreements. We have entered into a ten-year alumina supply agreement with Alcan pursuant to which we will purchase from Alcan, and Alcan will supply to us, alumina for our primary aluminum smelter located in Aratu, Brazil. The annual quantity of alumina to be supplied under this agreement is between 85,000 metric tonnes to 126,000 metric tonnes. In addition, an alumina supply agreement between Alcan and Novelis Deutschland GmbH that was in effect prior to the separation remains in effect following the separation.

Intellectual Property Agreements. We and Alcan have entered into intellectual property agreements pursuant to which Alcan has assigned or licensed to us a number of important patents, trademarks and other intellectual property rights owned by Alcan and required for our business. Ownership of intellectual property that is used by both us and Alcan is owned by one of us and licensed to the other. Certain specific intellectual property rights which were determined to be exclusively useful to us or which were required to be transferred to us for regulatory reasons have been assigned to us with no license back to Alcan.

Sierre Agreements. We and Alcan entered into a number of agreements pursuant to which:

•	Alcan transferred to us certain assets and liabilities of the automotive and other aluminum rolled products businesses relating to the sales and marketing output of the Sierre North Building, which comprises a portion of the Sierre facility in Switzerland, at a transfer price determined by a valuation made by an independent third party, pursuant to the terms of the separation and asset transfer agreements;

•	Alcan leased to us the Sierre North Building and the machinery and equipment located in the Sierre North Building (including the hot and cold mills) for a term of 15 years, renewable at our option for additional five-year periods, at an annual base rent in an amount equal to 8.5% of the book value of the Sierre North Building, the leased machinery or equipment, as applicable, pursuant to the terms of the real estate lease and equipment lease agreements;

•	We and Alcan will have access to, and use of, property and assets that are common to each of our respective operations at the Sierre facility, pursuant to the terms of the access and easement agreement;

•	Alcan agreed to supply us with all our requirements of aluminum rolling slabs for the production of aluminum rolled products at the Sierre facility for a term of ten years, subject to availability, and provided the aluminum rolling slabs meet applicable quality standards and are competitively priced, pursuant to the terms of the metal supply agreement;

•	Alcan will provide certain services to us at the Sierre facility, including services consisting of or relating to environmental testing, chemical laboratory services, utilities, waste disposal, facility safety and security, medical services, employee food service and rail transportation, and we will provide certain services to Alcan at the Sierre facility, including services consisting of or relating to hydraulic and mechanical maintenance, roll grinding and recycled process material for a two-year renewable term, pursuant to the terms of the shared services agreement; and

•	Alcan retains access to all of the total plate production capacity of the Sierre facility, which represents a portion of Sierre’s total hot mill production capacity. The formula for the price to be charged to Alcan for products from the Sierre hot mill is based upon its proportionate share of the fixed production costs relating to the Sierre hot mill (determined by reference to actual production hours utilized by Alcan) and the variable production costs (determined by reference to the volume of product produced for Alcan). Under the tolling agreement, we have agreed to maintain the current standards of maintenance, management and operation of the Sierre hot mill.

With respect to the use of the machinery or equipment in the Sierre North Building, we have agreed to refrain from making or authorizing any use of it which may benefit any business relating to the sale, marketing, manufacturing, development or distribution of plate or aerospace products.

Neuhausen Agreements. We have entered into an agreement with Alcan pursuant to which (1) Alcan transferred to us various laboratory and testing equipment used in the aluminum rolling sheet business located in Neuhausen, Switzerland and (2) approximately 35 employees transferred from Alcan to us at the Neuhausen facility. In addition, we have assumed certain obligations in connection with the operations of the Neuhausen facility, including (1) the obligation to reimburse Alcan for 100% of its actual and direct costs incurred in terminating employees, cancelling third-party agreements, and discontinuing the use of assets in the event we request Alcan to discontinue or terminate services under the services agreement, (2) the obligation to reimburse Alcan for 20% of the costs to close the Neuhausen facility in certain circumstances, and (3) the obligation to indemnify Alcan for (a) all liabilities arising from the ownership, operation, maintenance, use, or occupancy of the Neuhausen facility and/or the equipment at any time after the separation date and resulting from our acts or omissions or our violation of applicable laws, including environmental laws, (b) all liabilities relating to the employees that transferred from Alcan to us arising before, on or after the separation date, and (c) an amount equal to 20% of all environmental legacy costs related to the Neuhausen facility.

Tax Sharing and Disaffiliation Agreement. The tax sharing and disaffiliation agreement provides an indemnification if certain factual representations are breached or if certain transactions are undertaken or certain actions are taken that have the effect of negatively affecting the tax treatment of the separation, including the reorganization transactions. It further governs the disaffiliation of the tax matters of Alcan and its subsidiaries or affiliates other than us, on the one hand, and us and our subsidiaries or affiliates, on the other hand. In this respect it allocates taxes accrued prior to the separation and after the separation as well as transfer taxes resulting therefrom. It also allocates obligations for filing tax returns and the management of certain pending or future tax contests and create mutual collaboration obligations with respect to tax matters.

Employee Matters Agreement. Pursuant to the employee matters agreement, we and Alcan have allocated between us assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters and, more specifically, pursuant to which we have set out the terms and conditions pertaining to the transfer to us of certain Alcan employees. As of the separation date, we hired or employed all of the employees of Alcan and its affiliates who were then involved in the businesses transferred to us by Alcan. During a one-year period following the separation, such employees’ terms and conditions of employment, including pension and benefit plans as well as employment policies, will be comparable, in the aggregate, to the terms and conditions of employment in effect immediately prior to the separation. Employees who transferred to us from Alcan also receive credit for their years of service with Alcan prior to the separation. Effective as of the separation date, we generally assumed all employment compensation and employee benefit liabilities relating to our employees.

Technical Services Agreements. We have entered into technical services agreements with Alcan pursuant to which (1) Alcan will provide technical support and related services to certain of our facilities in Canada, Brazil and France, and (2) we will provide similar services to certain Alcan facilities in Canada. These agreements are not long-term agreements. In addition, we have entered into a technical services agreement with Alcan pursuant to which (1) Alcan will provide us with materials characterization, chemical analysis, mechanical testing and formability evaluation and other general support services at the Neuhausen facility, (2) Alcan will provide us and our employees with access to and use of those portions of the Neuhausen facility where the laboratory and testing equipment mentioned above is located, and office space suitable for our technical and administrative personnel, and (3) we will provide Alcan with access to specific technical equipment and additional services upon request from Alcan, in consideration for agreed upon service fees for a period of two years. Following the first year of the term of the Neuhausen technical services agreement, either party may terminate the agreement by providing the other with at least six months’ prior written notice.

Ohle Agreement. We and Alcan have entered into an agreement pursuant to which we will supply pet food containers to Alcan, which Alcan will market in connection with its related packaging activities. We have agreed for a period of five years not to, directly or indirectly, for ourselves or others, in any way work in or for, or have an interest in, any company or person or organization within the European market which conduct activities competing with the activities of Alcan Packaging Zutphen B.V., a subsidiary of Alcan, related to its pet food containers business.

Foil Supply and Distribution Agreement. Pursuant to the two-year foil supply and distribution agreement, we will (1) manufacture and supply to, or on behalf of, Alcan certain retail and industrial packages of Alcan brand aluminum foil and (2) provide certain services to Alcan in respect of the foil we supply to Alcan under this agreement, such as marketing and payment collection. We will receive a service fee based on a percentage of the foil sales under the agreement. Pursuant to the terms of the agreement, we have agreed we will not market retail packages of foil in Canada under a brand name that competes directly with the Alcan brand during the term of the agreement.

Metal Hedging Agreement. We have also entered into an agreement pursuant to which Alcan provides metal price hedging services to us. These fixed forward pricing arrangements help us to reduce the risk of metal price fluctuations when we enter into agreements with customers that provide for fixed metal price arrangements. Alcan charges us fees based on the amount of metal covered by each hedge.
Properties
      We have 36 operating facilities in 11 countries. We believe our facilities are generally well-maintained and in good operating condition and have adequate capacity to meet our current business needs. Our principal properties and assets have been pledged to banks pursuant to our senior secured credit facilities, as described in “Description of Material Indebtedness”.
      The following provides a description, by business group, of the plant processes and end-use markets for our aluminum rolled products, recycling and primary metal facilities.

NNA

Location	Plant Process	Major End-Use Markets

Oswego, New York	Hot rolling, cold rolling, recycling	Can stock, Construction/ Industrial, Semi-finished coil
Logan, Kentucky(i)	Hot rolling, cold rolling	Can stock
Saguenay, Quebec	Continuous casting	Semi-finished coil
Kingston, Ontario	Cold rolling, finishing	Automotive, Construction/Industrial
Terre Haute, Indiana	Cold rolling, finishing	Foil
Warren, Ohio	Coating	Can stock
Fairmont, West Virginia	Cold rolling, finishing	Foil
Toronto, Ontario	Finishing	Foil, foil containers
Louisville, Kentucky	Cold rolling, finishing	Foil
Burnaby, British Columbia	Finishing	Foil containers

(i)	We own 40% of the shares of Logan Aluminium Inc., but we have made subsequent equipment investments such that we now have access to approximately 67% of Logan’s total production capacity.
      Our Oswego, New York, facility operates modern equipment for used beverage cans recycling, ingot casting, hot rolling, cold rolling and finishing. Oswego produces can stock as well as building and industrial products. Oswego also provides feedstock to our Kingston, Ontario, facility, which produces heat-treated automotive sheet and our Fairmont, West Virginia, facility, which produces light gauge sheet.
      The Logan, Kentucky, facility is a processing joint venture between us and Arco Aluminium, a subsidiary of BP plc. Our original equity investment in the joint venture was 40%, while Arco held the remaining 60% interest. Subsequent equipment investments have resulted in us now having access to approximately 67% of Logan’s total production capacity. Logan, which was built in 1985, is the newest and largest hot mill in North America. Logan operates modern and high-speed equipment for ingot casting, hot-rolling, cold-rolling and finishing. Logan is a dedicated manufacturer of aluminum sheet products for the can stock market with modern equipment, efficient workforce and product focus. A portion of the can end stock is coated at NNA’s Warren, Ohio, facility, in addition to Logan’s on-site coating assets. Together with Arco, we operate Logan as a production cooperative, with each party supplying its own primary metal inputs for transformation at the facility. The transformed product is then returned to the supplying party at cost. Logan does not own any of the primary metal inputs or any of the transformed products. All of the fixed assets at Logan are directly owned by us and Arco in varying ownership percentages or solely by us. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, our consolidated and combined balance sheet includes the assets and liabilities of Logan.
      We share control of the management of Logan with Arco through a seven-member board of directors on which we appoint four members and Arco appoints three. Management of Logan is led jointly by two executive officers, one nominated by us and one nominated by Arco, who are subject to approval by at least five members of the board of directors.
      Our Saguenay Works, Quebec, facility operates the world’s largest continuous caster, which produces feedstock for our three foil rolling plants located in Terre Haute, Indiana, Fairmont, West Virginia and Louisville, Kentucky. The continuous caster was developed through internal research and development and we own the process technology. Our Saguenay Works facility produces aluminum rolled products directly from molten metal, which will be sourced under long term supply arrangements we have with Alcan.
      Along with our recycling center in Oswego, New York, we own two other fully dedicated recycling facilities in Berea, Kentucky and Greensboro, Georgia. Each offers a modern, cost-efficient process to recycle used beverage cans and other recycled aluminum into sheet ingot to supply our hot mills in Logan and Oswego. Berea is the largest used beverage can recycling facility in the world.

NE

Location	Plant Process	Major End-Use Markets

Norf, Germany(i)	Hot rolling, cold rolling	Can stock, foilstock, reroll Construction/Industrial
Göttingen, Germany	Cold rolling, finishing	Can end, Lithographic, Painted sheet
Rogerstone, United Kingdom	Hot rolling, cold rolling	Foilstock, paintstock, reroll
Nachterstedt, Germany	Cold rolling, finishing	Construction/Industrial, Automotive
Sierre, Switzerland(ii)	Hot rolling, cold rolling	Automotive sheet
Pieve, Italy	Continuous casting, cold rolling	Paintstock, industrial
Ohle, Germany	Cold rolling, finishing	Foil
Bresso, Italy	Finishing	Painted sheet
Rugles, France	Continuous casting, cold rolling, finishing	Foil
Dudelange, Luxembourg	Continuous casting, cold rolling, finishing	Foil
Bridgnorth, United Kingdom	Cold rolling, finishing	Foil
Annecy, France	Hot rolling, Cold rolling, finishing	Painted sheet, circles
Ludenscheid, Germany	Cold rolling, finishing	Foil
Berlin, Germany	Finishing	Foil

(i)	Operated as a joint venture between us, 50% interest, and Norsk Hydro Aluminium Deutschland GmbH, 50% interest.

(ii)	We have entered into an agreement with Alcan pursuant to which Alcan, following the separation, retains access to the plate production capacity utilized prior to separation at the Sierre facility, which represents a portion of the total production capacity of the Sierre hot mill.
      Aluminium Norf GmbH in Germany, a 50/50 production sharing joint venture between us and Norsk Hydro Aluminium Deutschland GmbH, is a large scale, modern manufacturing hub for several of our operations in Europe, and is the largest aluminum rolling mill in the world. Norf supplies hot coil for further processing through cold rolling to some of our other plants including Goettingen and Nachterstedt in Germany and provides foilstock to our plants in Ohle and Ludenscheid in Germany and Rugles in France. Together with Norsk Hydro, we operate Norf as a production cooperative, with each party supplying its own primary metal inputs for transformation at the facility. The transformed product is then transferred back to the supplying party on a pre-determined cost-plus basis. The facility’s capacity is, in principle, shared 50/50. We own 50% of the equity interest in Norf and Norsk Hydro owns the other 50%. We share control of the management of Norf with Norsk Hydro through a jointly-controlled shareholders’ committee. Management of Norf is led jointly by two managing executives, one nominated by us and one nominated by Norsk Hydro.
      Rogerstone’s hot mill in the United Kingdom supplies the Bridgnorth foil plant with foilstock and produces paintstock reroll for Pieve and Annecy. In addition, Rogerstone produces standard sheet and coil for the United Kingdom distributor market. The Pieve plant, located in Milan, Italy, produces continuous cast coil that is cold rolled into paint stock and sent to the Bresso plant, also located in Milan.
      The Dudelange foil plant in Luxembourg utilizes continuous twin roll casting equipment and is one of the few foil plants in the world capable of producing 6 micron foil for aseptic packaging applications from continuous cast material. The Sierre hot rolling plant in Switzerland is Europe’s leading producer of automotive sheet in terms of shipments and also supplies plate stock to Alcan.
      Our recycling operations at Borgofranco, Italy and Latchford, United Kingdom position us as one of the major recyclers in Europe. Latchford is the only major recycling plant in Europe dedicated to used beverage cans.
      NE also manages Pechiney Aluminum Engineering (Voreppe, France), which sells casthouse technology, including liquid metal treatment devices, such as degassers and filters, direct cast automation packages and twin roll continuous casters, in many parts of the world.

NA

Location	Plant Process	Major End-Use Markets

Ulsan, Korea(i)	Hot rolling, cold rolling	Can stock, Construction/Industrial, Foil stock
Yeongju, Korea(ii)	Hot rolling, cold rolling	Can stock
Bukit Raja, Malaysia(iii)	Continuous casting, cold rolling	Construction/Industrial, Foil stock Foil, finstock

(i)	We hold a 68% equity interest in the Ulsan plant.

(ii)	We hold a 68% equity interest in the Yeongju plant.

(iii)	Ownership of the Bukit Raja plant corresponds to our 59% shareholding in Aluminium Company of Malaysia Berhad. We increased our ownership from 36% to 59% in 2003.
      Our Korean subsidiary, in which we hold a 68% interest, was formed through acquisitions in 1999 and 2000. Since our acquisitions, product capability has been developed to address higher value and more technically advanced markets such as can sheet.
      In 2003, we increased from 36% to 59% our participation in the Aluminium Company of Malaysia, a publicly traded company that controls the Bukit Raja, Selangor light gauge rolling facility. Unlike our production sharing joint ventures at Norf and Logan, our Korean and Malaysian partners are financial partners and we market 100% of the plants’ output.
      NA also operates a recycling furnace in Ulsan, Korea for the conversion of customer and third party recycled aluminum, including used beverage cans. Metal from recycled aluminum purchases represented 6% of NA’s total shipments in 2004.

NSA

Location	Plant Process	Major End-Use Markets

Pindamonhangaba, Brazil	Hot rolling, cold rolling	Construction/Industrial, can stock, foil stock
Utinga, Brazil	Finishing	Foil
      Our Pinda rolling and recycling facility in Brazil has an integrated process that includes recycling, sheet ingot casting, hot mill and cold mill operations. A leased coating line produces painted products, including can end stock. Pinda supplies foil stock to our Utinga foil plant, which produces converter, household and container foil.
      Pinda is the largest aluminum rolling and recycling facility in South America in terms of shipments and the only facility in South America capable of producing can body and end stock. Pinda recycles primarily used beverage cans, and is engaged in tolling recycled metal for our customers.
      The table below sets forth plant processes and end-use markets information about our South American primary metal operations. Total production capacity at these facilities was 109 kilotonnes in 2004.

Location	Plant Process	Major End-Use Markets

Aratu, Brazil	Smelting	Primary aluminum (sheet ingot and billets)
Petrocoque, Brazil(i)	Refining calcined coke	Carbon products (smelter anodes)
Ouro Preto, Brazil	Hydroelectric, Bauxite mining, Alumina refining, Smelting	Primary aluminum (sheet ingot and billets)

(i)	Operated as a joint venture between us, 25% interest, Petrobas Quimica S.A., 35% interest, Universal — Comércio e Empreendimentos Ltda., 25% interest, and Companhia Brasileira de Aluminio, 15% interest.
      We conduct bauxite mining, alumina refining, primary aluminum smelting and hydroelectric power generation operations at our Ouro Preto facility in Saramenha, Brazil. Our owned power generation supplied 67% of the Ouro Preto smelter needs. In the Ouro Preto region, we own rights to approximately 5.6 million tonnes of bauxite reserves. There are additional reserves in the Cataguases and Carangola regions sufficient to meet our requirements in the foreseeable future.
      We also conduct primary aluminum smelting operations at our Aratu facility in Brazil.
Legal Proceedings
      In connection with our separation from Alcan, we assumed a number of liabilities, commitments and contingencies mainly related to our historical rolled products operations, including liabilities in respect of legal claims and environmental matters. As a result, we may be required to indemnify Alcan for claims successfully brought against Alcan or for the defense of, or defend, legal actions that arise from time to time in the normal course of our rolled products business including commercial and contract disputes, employee-related claims and tax disputes (including several disputes with Brazil’s Ministry of Treasury regarding taxes and social security contributions, and a dispute with taxation authorities in Italy). In addition to these assumed liabilities and contingencies, we may, in the future, be involved in, or subject to, other disputes, claims and proceedings that arise in the ordinary course of our business, including some that we assert against others. Where appropriate, we have established reserves in respect of these matters (or, if required, we have posted cash guarantees). While the ultimate resolution of, and liability and costs related to, these matters cannot be determined with certainty due to the considerable uncertainties that exist, we do not believe that any of these pending actions, individually or in the aggregate, will materially impair our obligations or materially affect our financial condition or liquidity. The following describes certain environmental matters relating to our business for which we assumed liability as a result of our separation from Alcan.

Environmental Matters
      We are involved in proceedings under the U.S. Superfund or analogous state provisions regarding the usage, storage, treatment or disposal of hazardous substances at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which we have operations, including Brazil and certain countries in the European Union. In addition, we are, from time to time, subject to environmental reviews and investigations by relevant governmental authorities. As described further in the following paragraph, we have established procedures for regularly evaluating environmental loss contingencies, including those arising from such environmental reviews and investigations and any related remediation or compliance actions. Although we cannot reasonably estimate all of the costs that are likely to ultimately be borne by us, we have provided for the currently anticipated costs associated with ongoing environmental remediation or compliance actions, and we have no reason to believe that such remediation and compliance actions will materially impair our operations or materially adversely affect our financial condition, results of operations or liquidity.
      With respect to environmental loss contingencies, we record a loss contingency on a non-discounted basis whenever such contingency is probable and reasonably estimable. The evaluation model includes all asserted and unasserted claims that can be reasonably identified. Under this evaluation model, the liability and the related costs are quantified based upon the best available evidence regarding actual liability loss and cost estimates. Except for those loss contingencies where no estimate can reasonably be made, the evaluation model is fact-driven and attempts to estimate the full costs of an estimated claim. Management generally reviews the status of, and estimated liability related to, pending claims and civil actions on a quarterly basis. The estimated costs in respect of such reported liabilities are not offset by amounts related to cost-sharing between parties, insurance, indemnification arrangements or contribution from other potentially responsible parties, or PRPs, unless otherwise noted.
      PAS Site. Novelis Corporation (a wholly-owned subsidiary of ours and formerly known as Alcan Aluminum Corporation, or Alcancorp.) and third parties were defendants in a lawsuit instituted in July 1987 by the U.S. Environmental Protection Agency, or EPA, relating to the Pollution Abatement Services, or PAS, site, a third-party disposal site, in Oswego, New York. In January 1991, the U.S. District Court for the Northern District of New York found Novelis Corporation liable for a share of the clean-up costs for the site, and in December 1991 determined the amount of such share to be $3,175,683 plus interest and costs. Novelis Corporation appealed this decision to the United States Court of Appeals, Second Circuit. In April 1993, the Second Circuit reversed the District Court and remanded the case for a hearing on what liability, if any, might be assigned to Novelis Corporation depending on whether Novelis Corporation could prove that its waste did not contribute to the costs of remediation at the site. This matter was consolidated with another case, instituted in October 1991 by the EPA against Novelis Corporation in the U.S. District Court for the Northern District of New York seeking clean-up costs in regard to the Fulton Terminals Superfund site in Oswego County, New York, which was also owned by PAS. The remand hearing was held in October of 1999. The trial court re-instituted its judgment holding Novelis Corporation liable. The amount of the judgment plus interest was $13.5 million as of December 2000. The case was appealed. In the first quarter 2003, the Second Circuit affirmed the decision of the trial court. In 2004, Novelis Corporation paid $13.9 million in respect of the EPA claim, representing the full amount of the judgment plus interest, and $1.6 million to the State of New York, and is currently responsible for future oversight costs, which are currently estimated at approximately $600,000.

      PAS Oswego Site Performing Group. Novelis Corporation has also been sued by ten other PRPs at the PAS site seeking contribution from Novelis Corporation for costs they collectively incurred in cleaning up the PAS site from 1990 to the present. The costs incurred by the PRPs to date total approximately $6.4 million plus accrued interest. Based upon currently available record evidence, Novelis Corporation is contesting responsibility for costs incurred by the PRPs.
      Oswego North Ponds. In the late 1960s and early 1970s, Novelis Corporation in Oswego used an oil containing polychlorinated biphenyls, or PCBs, in its re-melt operations. At the time, Novelis Corporation utilized a once-through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water system discharge and Novelis Corporation performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by Novelis Corporation in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. Novelis Corporation ceased discharge through the North Ponds in mid-2002.
      In cooperation with the New York State Department of Environmental Conservation, or NYSDEC, and the New York State Department of Health, Novelis Corporation entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004 and we anticipate that the NYSDEC will issue a proposed remedial action plan and record of decision during the second half of 2005. We expect that the remedial plan will be implemented in 2006. The estimated cost associated with this remediation is approximately $25 million.
      Butler Tunnel Site. Novelis Corporation was a party in a 1989 EPA lawsuit before the U.S. District Court for the Middle District of Pennsylvania involving the Butler Tunnel Superfund site, a third-party disposal site. In May 1991, the Court granted summary judgment against Novelis Corporation for alleged disposal of hazardous waste. After unsuccessful appeals, Novelis Corporation paid the entire judgment plus interest.
      The United States government filed a second cost recovery action against Novelis Corporation seeking recovery of expenses associated with the installation of an early warning system for potential future releases from the Butler site. The complaint does not disclose the amount of costs sought by the government. The case has been held in abeyance since shortly after it was filed and therefore there has been no opportunity for discovery to fully determine the type of remedial action sought, the total cost, the existence of other settlements or the existence of other non-settling PRPs that may exist for potential contribution. In December 2004, a motion for partial summary judgment was heard and is under advisement.
      Tri-Cities Site. In 1994 Novelis Corporation and other companies responded to an EPA inquiry concerning the shipment of old drums to Tri-Cities Inc., a third party barrel reprocessing facility in upstate New York. In 1996 the EPA issued an administrative order directing the defendants to clean up the site. Novelis Corporation refused to participate, claiming that the drums sent to Tri-Cities were empty at the time of delivery. In September 2002, Novelis Corporation received notice from the EPA contending that Novelis Corporation was responsible for past and future response costs with accrued interest as well as penalties for its violation of the administrative order. Novelis Corporation responded by outlining its objections to the EPA’s determination. The EPA subsequently referred the matter to the Department of Justice, or DOJ, for enforcement. In December 2004, a consent decree was negotiated with the DOJ and EPA. Under this consent agreement, Novelis Corporation has paid $360,000 as a civil penalty as well as $600,000 in past costs. Future costs have been capped at a maximum payment of $800,000 payable over an extended period of time.
      Quanta Resources Site. In June 2003, the DOJ filed a Superfund costs recovery action in the U.S. District Court for the Northern District of New York against Novelis Corporation and Russell Mahler, the site owner, seeking unreimbursed response costs stemming from the disposal of rolling oil emulsion at the Quanta Resources facility in Syracuse, New York. The parties are in the process of discovery. In 2003, Novelis Corporation met with the DOJ and the EPA who quantified potential liability for unreimbursed costs and penalties in the amount of $1.4 million.
      Sealand Site. New York State and EPA claim that Novelis Corporation’s waste that was sent to the Sealand, New York Restoration site is a hazardous substance that contributed to the occurrence of response costs. There are several PRPs at this site. In 1993, Novelis Corporation declined a request to participate in a program to provide drinking water to area residents, contending that Novelis Corporation’s waste did not cause or contribute to the harm at the site. In 2003, Alcan met with the DOJ and the EPA who quantified potential liability for unreimbursed costs at $2.6 million.
      Toyo Coal Tar Remediation. Prior property owners contaminated the soil at our Joliet, Illinois facility with coal tar. Following litigation, Novelis Corporation received a 90% cost allocation from two defendants. In 1998, a remediation plan was developed to clean-up soils and groundwater. The remedial program was implemented in 1999. Novelis Corporation continues to monitor the remediation. Novelis Corporation’s estimated costs are approximately $275,000.
      Diamond Alkali Superfund Site-Lower Passaic River Initiative. In 2003, Novelis Corporation received a letter from the EPA regarding an investigation being launched into possible contamination of the Lower Passaic River in 1965. Novelis Corporation has been identified as a PRP arising from one of its former plants in Newark, New Jersey that may have generated hazardous waste. A remedial investigation feasibility study is scheduled to be carried out over several years. Novelis Corporation has entered into a consent decree with other PRPs and will participate in a remedial feasibility study. Novelis Corporation’s estimated environmental costs have been set at $184,000.
      Jarl Extrusions (Rochester, NY). The affected property in Rochester, New York was acquired in 1988. Operations at the property were subsequently discontinued and the property was sold in December 1996. Novelis Corporation retained liability under the terms of sale. Novelis Corporation entered into a consent decree with NYSDEC under which evaluation of the site was performed in 1990 and 1991. Most of the contamination was determined to have come from an adjoining site. In its response to Novelis Corporation’s investigation report, the NYSDEC asked Novelis Corporation to admit to liability for off-site pollution (a Superfund site is located next door) and that hazardous sludge was dumped in the ponds behind the building. Novelis Corporation denied these allegations. In light of the State’s failure to cooperate with Novelis Corporation in the remediation of this site under the consent decree, Novelis Corporation filed a notice of protest with the State. Novelis Corporation’s appeal was denied, but the State later approved a new remedial investigation report negotiated between NYSDEC and Novelis Corporation. A feasibility study for site remediation was then approved by NYSDEC. Negotiations on a consent order for remedial design construction were completed and the restrictive deed covenants have been filed for the property. The clean-up has been completed and NYSDEC approved a long-term operation and monitoring plan (“O&M”). Novelis Corporation continues to conduct O&M and has sought permission to decommission two monitoring wells. Estimated costs associated with this matter are approximately $150,000.
      Terre Haute TCE Issue. Trichloroethylene, or TCE, soil and groundwater contamination was discovered on the Terre Haute site in 1990. A site investigation was performed in between 1991 and 1994 whereby the extent of TCE groundwater and soil contamination was delineated. The subsurface contamination was located on site with groundwater plume migrating off site, with impacts to private homeowner drinking water wells. Terre Haute entered into the Indiana Voluntary Remediation Program in 1995. A remediation plan was developed which consisted of Soil Venting/ Air Sparging for subsurface soil remediation. The point source carbon treatment systems were installed on impacted homeowners wells. The active subsurface soil remediation was completed in 2003. Now that the remediation phase has been completed, Novelis Corporation is required to support a post remedial groundwater and drinking water well monitoring program. Periodic monitoring will be required until groundwater clean up goals are met. Based on historical trends in TCE contamination, it is anticipated that clean up objectives will be met within 10 years. Once the clean up objectives are met, the project will be considered closed. Estimated costs associated with funding the required monitoring program for a period of 10 years is approximately $600,000.

MANAGEMENT
Our Directors
      Our Board of Directors comprises 12 directors. Our directors’ terms will expire at each annual shareholders meeting. Our first annual meeting of shareholders after the separation will be held prior to June 30, 2006. This will be an annual meeting of shareholders for the election of directors. The annual meeting will be held at a place in North America and on such date as may be fixed by our board of directors.
      The following table sets forth information as to persons who currently serve as our directors. Except in the case of David FitzPatrick, all of the directors listed below have served on our board of directors since the separation. Mr. FitzPatrick joined our board of directors on March 24, 2005. Biographical details for each of our directors are also set forth below.

Name	Age	Position

Brian W. Sturgell	56	Director, President and Chief Executive Officer
J.E. Newall, O.C.(1)(2)(3)(4)	70	Non-Executive Chairman of the Board
Jacques Bougie, O.C.(2)(4)	58	Director
Charles G. Cavell(1)(2)(3)	62	Director
Clarence J. Chandran(2)(3)(4)	56	Director
C. Roberto Cordaro(2)(3)(4)	55	Director
Helmut Eschwey(2)(3)(4)	56	Director
David J. FitzPatrick(1)(2)	51	Director
Suzanne Labarge(1)(2)(3)	58	Director
William T. Monahan(2)(3)(4)	58	Director
Rudolf Rupprecht(1)(2)(4)	65	Director
Edward V. Yang(1)(2)(4)	60	Director

(1)	Member of our audit committee.

(2)	Member of our corporate governance committee.

(3)	Member of our human resources committee.

(4)	Member of our customer relations committee.
      Brian W. Sturgell is our President and Chief Executive Officer and a Director. Mr. Sturgell has 31 years of experience in the aluminum business and worked for Alcan for the past 15 years. From January 2002 until January, 2005, Mr. Sturgell was Executive Vice President and a member of the Office of the President at Alcan, and responsible for Alcan’s Rolled Products Americas and Asia, Rolled Products Europe and Packaging business groups. In this role, he oversaw the global operations of Alcan’s rolled products and packaging businesses. Mr. Sturgell has held several other positions with Alcan: Executive Vice President, Aluminum Fabrication, Americas and Asia (from November 2000 to January 2002), Executive Vice President, Corporate Development (from January 1999 to November 2000), Executive Vice President, Asia/ Pacific (July 1997 to January 1999) and Executive Vice President, Fabricated Products, North America and President of Alcan Aluminum Corporation (from January 1996 to July 1997). In 2004, Mr. Sturgell concluded a two-year term as Chairman of the U.S. Aluminum Association. He is a member of the board of directors for the U.S. National Association of Manufacturers. Born in Michigan in 1949, Mr. Sturgell graduated from Michigan State University with a bachelor of science degree. He has also attended the Executive Development Program at the Kellogg Graduate School at Northwestern University in the United States.
      J.E. Newall, O.C. is the Non-Executive Chairman of our board of directors and a member of our audit, corporate governance, human resources and customer relations committees. Mr. Newall had been on the board of directors of Alcan since 1985. Mr. Newall has been Chairman of the board of directors of NOVA Chemicals Corporation (previously known as Nova Corporation) since 1998 and of Canadian Pacific Railway Limited since 2001. He was the Vice Chairman and Chief Executive Officer of NOVA Chemicals Corporation from 1991 to 1998. He is also a Director of Maple Leaf Foods Inc.
      Jacques Bougie, O.C. is a Director on our board of directors and a member of our corporate governance and customer relations committees. Mr. Bougie was President and Chief Executive Officer of Alcan from 1993 to 2001 and was President and Chief Operating Officer of Alcan from 1989 to 1993. He is Chairman of the International Advisory Council of CGI Group Inc. and is a Director of NOVA Chemicals Corporation, McCain Foods Ltd. and Abitibi Consolidated Inc.
      Charles G. Cavell is a Director on our board of directors and a member of our audit, corporate governance and human resources committees. Mr. Cavell recently retired as President and Chief Executive Officer of Quebecor World Inc., one of the world’s largest commercial printers, with plants throughout Europe, South America and North America. He currently serves on the board of several commercial and charitable institutions and he is the Vice Chairman of the Board of Governors of Concordia University.
      Clarence J. Chandran is a Director on our board of directors and a member of our corporate governance, human resources and customer relations committees. Mr. Chandran is Chairman of the Chandran Family Foundation Inc. He retired as the President, Business Process Services, of CGI Group Inc. in 2004 and retired as Chief Operating Officer of Nortel Networks Corporation in 2001. Mr. Chandran is also a Director of MDS Inc. and Chairman of the board of directors of Conros Corporation and was a Director of Alcan from 2001 to 2003.
      C. Roberto Cordaro is a Director on our board of directors and a member of our corporate governance, human resources and customer relations committees. Mr. Cordaro is the President, Chief Executive Officer and has been a Director of Nuvera Fuel Cells, Inc. since 2002. He was Chief Executive Officer of the Motor Coach Industries International from 2000 to 2001 and was Executive Vice President of Cummins Inc. from 1996 to 1999.
      Helmut Eschwey is a Director on our board of directors and a member of our corporate governance, human resources and customer relations committees. Dr. Eschwey has been the Chairman of the board of management of Heraeus Holding GmbH, in Germany since 2003. Prior to that, Dr. Eschwey was the head of the plastics technology business at SMS AG from 1994. Before he joined SMS AG, he held management positions at Freudenberg Group of Companies, Pirelli & C. S.p.A. and the Henkel Group.
      David J. FitzPatrick became a Director on our board of directors in March 2005 and is a member of the audit and corporate governance committees. He is senior advisor to the chief executive officer of Tyco International Ltd. (Tyco). Previously, he was executive vice president and chief financial officer of Tyco, a post he held from September 2002 until March 2005. He was senior vice president and chief financial officer of United Technologies Corporation from June 1998 until September 2002.
      Suzanne Labarge is a Director on our board of directors and a member of our audit, corporate governance and human resources committees. Ms. Labarge retired as the Vice Chairman and Chief Risk Officer of the Royal Bank of Canada in September 2004. She was Executive Vice President, Corporate Treasury, of the Royal Bank of Canada from 1995 to 1998. She is also a director of the Bank of China and a member of the Board of Governors of McMaster University.
      William T. Monahan is a Director on our board of directors and a member of our corporate governance, human resources and customer relations committees. Mr. Monahan is the retired Chairman and Chief Executive Officer of Imation Corporation, where he served in that capacity from its spin-off from 3M Co. in 1996 to May of 2004. Prior to that, he held numerous executive positions at 3M, including Group Vice President, Senior Vice President of 3M Italy and the Vice President of the Data Storage Division. Mr. Monahan is a Director of Pentair, Inc., Hutchinson Technology Inc. and Mosaic, Inc.

      Rudolf Rupprecht is a Director on our board of directors and a member of our audit, corporate governance and customer relations committees. Dr. Rupprecht was the Chairman of the executive board of MAN AG, in Germany from 1996 until the end of 2004. Prior to that, Dr. Rupprecht occupied various supervisory board positions within that company which he joined in 1966. Dr. Rupprecht is also a member of the supervisory boards of Salzgitter AG, MAN AG and Bayerische Staatsforsten and is Chairman of the supervisory board of SMS GmbH.
      Edward V. Yang is a Director on our board of directors and a member of our audit, corporate governance and customer relations committees. Mr. Yang is the Chief Executive Officer of the Netstar Group of Companies and is also Operating Partner at ING Barings Private Equity Partners Asia. Prior to his current role, Mr. Yang was also a Corporate Senior Vice President and the President of Asia Pacific at Electronic Data Systems Corporation from 1992 to 2000.
Our Executive Officers
      The following table sets forth information as to executive officers of our company who are not directors. Biographical details for each of our executive officers who are not directors are also set forth below. Except in the case of Leslie J. Parrette, Jr., all of the individuals listed below have been employed by our company since the separation. Mr. Parrette joined our company in March 2005. None of the identified officers have retained their positions with Alcan after the separation.

Name	Age	Position

Martha Finn Brooks	46	Chief Operating Officer
Geoffrey P. Batt	57	Senior Vice President and Chief Financial Officer
Christopher Bark-Jones	59	Senior Vice President and President — Europe
Kevin Greenawalt	48	Senior Vice President and President — North America
Jack Morrison	53	Senior Vice President and President — Asia
Antonio Tadeu Coelho Nardocci	48	Senior Vice President and President — South America
Pierre Arseneault	49	Vice President, Strategic Planning and Information Technology
Steven Fehling	58	Vice President Global Procurement and Metal Management
David Godsell	50	Vice President, Human Resources and Environment, Health and Safety
Jo-Ann Longworth	44	Vice President and Controller
Orville G. Lunking	50	Vice President and Treasurer
Leslie J. Parrette, Jr.	44	General Counsel
Brenda Pulley	47	Vice President, Corporate Affairs and Communications
Thomas Walpole	50	Vice President and General Manager, Can Products Business Unit
David Kennedy	56	Corporate Secretary
      Martha Finn Brooks is our Chief Operating Officer. Ms. Brooks joined Alcan as the President and Chief Executive Officer of Alcan’s Rolled Products Americas and Asia business group in August 2002. Ms. Brooks led three of Alcan’s business units, namely North America, Asia and Latin America. Prior to joining Alcan, Ms. Brooks was the Vice President, Engine Business, Global Marketing Sales at Cummins Inc., a manufacturer of service electric power generation systems, engines and related products. She was with Cummins Inc. for 16 years, where she held a variety of positions in strategy, international business development, marketing and sales, engineering and general management. Ms. Brooks is a member of the board of directors of International Paper Company, a member of the Board of Trustees of Manufactures Alliance, and a Trustee of the Hathaway Brown School. Born in 1959, Ms. Brooks holds a

B.A. in Economics and Political Science and a Masters of Public and Private Management specializing in international business from Yale University in the United States.
      Geoffrey P. Batt is a Senior Vice President and our Chief Financial Officer. Mr. Batt retired from Alcan in January 2004 after a 29-year career as a senior financial manager with the company. A former Vice President and Financial Controller of Alcan’s Rolled Products Americas and Asia business group, Mr. Batt has held senior finance positions in Canada, Switzerland, the United Kingdom, and the United States. Mr. Batt joined Alcan in 1973 as an accountant in Kingston, Canada. In 1985 he was named Director of Planning and Finance of Alcan Enterprises North America in Montreal. Two years later he became Finance Director, New Business for Alcan Aluminium S.A. In 1988, he assumed the position of New Business Development Manager of British Alcan. He returned to Montreal in 1991 as Assistant Controller for Alcan Aluminium Limited. Mr. Batt became Treasurer of Alcan Aluminium Limited in 1997 and Chief Financial Officer of Alcan Europe in 1998. Born in 1947 and a native of Keynsham, England, Mr. Batt attended Queen’s University in Kingston, Ontario. In 1975, Mr. Batt received his accounting designation from The Certified General Accountant’s Association of Canada.
      Christopher Bark-Jones is a Senior Vice President and the President of our European operations. Mr. Bark-Jones was the President and Chief Executive Officer of Alcan Rolled Products, Europe from January 2002 until January 2005. He held several other positions with Alcan: Vice President, Corporate Development and Chief Financial Officer, Alcan Europe (from August 2000 to January 2002) and the Chairman and Chief Executive Officer of Indian Aluminum Company, Limited, a company listed on the Indian stock exchange (from October 1998 to August 2000). Mr. Bark-Jones was the Chief Financial Officer of British Alcan Aluminium plc from July 1991 to June 1996, and the Chief Financial Officer of Alcan Europe Ltd. from its formation on June 1996 until October 1998. He is past Chairman of the European Aluminum Association. Before joining Alcan in 1978, Mr. Bark-Jones was an investment research analyst at Morgan Guarantee Trust Company. Born in 1946 in Liverpool, England Mr. Bark-Jones has an MA in economics from Cambridge University in England and an MBA from Insead Business School in France.
      Kevin Greenawalt is a Senior Vice President and the President of our North American operations. Mr. Greenawalt was the President of Rolled Products North America from April 2004 until January 2005. Mr. Greenawalt was with Alcan since 1983, holding various managerial positions in corporate and business planning, operations planning, manufacturing, sales and business unit management. Prior to the Rolled Products North America position, his most recent position at Alcan was Vice President, Manufacturing for Rolled Products Europe based in Zurich, Switzerland, where he was responsible for ten facilities in Germany, Switzerland, Italy and the United Kingdom. In the late 1990s, Mr. Greenawalt led the Alcan North American Light Gauge Products business unit. Born in 1956, Mr. Greenawalt holds an MBA and a Bachelor of Science in Industrial Administration from Carnegie-Mellon University in the United States. He participated in the International Masters Program in Practicing Management (UK, Canada, India, Japan, France) and was trained in Japan in Kaizen and Lean Manufacturing.
      Jack Morrison is a Senior Vice President and the President of our Asian operations. Mr. Morrison was the President, Rolled Products Asia and Chief Executive Officer of Alcan Taihan Aluminum Limited from June 2000 until January 2005. Mr. Morrison has been responsible for Aluminium Company of Malaysia since November 2001. He is also on the boards of directors of Novelis Korea Limited and Aluminium Company of Malaysia. Mr. Morrison has over 30 years experience in the aluminum industry having worked for Alcoa and Consolidated Aluminum prior to joining Alcan in 1981. Prior to his assignment in Asia, Mr. Morrison was the President of Alcan Sheet Products, North America located in Cleveland, Ohio, United States. Born in 1952, Mr. Morrison holds a Bachelor of Science in Industrial Management from Purdue University in the United States.
      Antonio Tadeu Coelho Nardocci is a Senior Vice President and President of our South American operations following the separation. Mr. Nardocci joined Alcan in 1980. Mr. Nardocci was the President of Rolled Products South America from March 2002 until January 2005. Prior to that, he was a Vice President of Rolled Products operations in Southeast Asia and Managing Director of Alcom — Aluminum

Company of Malaysia in Kuala Lumpur, Malaysia. Born in São Paulo, Brazil in 1957, Mr. Nardocci graduated from the University of São Paulo with a degree in metallurgy. Mr. Nardocci is a member of the executive board of the Brazilian Aluminum Association.
      Pierre Arseneault is our Vice President, Strategic Planning and Information Technology. He is responsible for developing our global strategic planning efforts and leading our organization’s information technology function. Mr. Arseneault joined Alcan in 1981. Mr. Arseneault was a Vice President of Alcan from December 2003 until January 2005. In his 23 years with Alcan, he held different key positions. He led the Pechiney integration from December 2003 to May 2004. He was President of Rolled Products North America from August 2001 to December 2003 and President of light gauge in North America and Asia from August 2000 to August 2001. From April 1997 until August 2000, based in Asia, Mr. Arseneault held the position of Vice President of South East Asia. During the prior 15 years, he held different positions in Alcan’s Primary Metal group. Born in 1956 in Victoriaville, Canada, Mr. Arseneault graduated from Polytechnique University, where he earned a Bachelor’s Degree in Industrial Engineering. He also has a Masters Degree in international management from the International Masters Program in Practicing Management (IMPM), a cooperative venture of business schools in five countries around the world — Canada, England, France, India, and Japan.
      Steven Fehling is Vice President, Global Procurement and Metal Management for Novelis Inc. He is responsible for developing procurement strategy, driving global procurement improvement initiatives and for large and multi-continent contracts. He is also responsible for leading the development and implementation of policies on metal pricing, hedging, trading and the global procurement of metal. Mr. Fehling has 20 years of experience in the industry. Since joining Alcan in 1990 as Vice President Planning & Marketing for the company’s Recycling Division, Mr. Fehling held a series of senior level management positions for the organization. Prior to the separation from Alcan, he led global purchasing, maintained a leadership role in strategic metal policy development and day-to-day metal management and hedging activities for Alcan Rolled Products Americas and Asia business group as Vice President Metal Management and Purchasing. Mr. Fehling holds an M.B.A. with a major in Logistics from Indiana University, and a Bachelor in Industrial Management from Purdue University. He is also a graduate of the advanced management program at Harvard University. Active in the aluminum industry, Mr. Fehling has served on the Executive Committee and the Board of Directors of the Aluminum Association.
      David Godsell is our Vice President, Human Resources and Environment, Health and Safety. In this position, he has global responsibilities for all aspects of our organization’s human resources function as well as environment, health and safety. Mr. Godsell joined Alcan in 1979. After joining Alcan, he held human resources positions of increasing responsibility within the downstream Alcan fabrication group before transferring to Alcan’s smelting company in British Columbia. From 1996 until January 2005, Mr. Godsell was the Vice President of Human Resources and Environment, Health and Safety for Alcan Rolled Products Americas and Asia. Mr. Godsell began his career with the Continental Can Company in 1978 prior to joining Alcan. Born in 1955, Mr. Godsell holds a Bachelor of Arts in Economics from Carleton University in Ottawa, Canada.
      Jo-Ann Longworth is our Vice President and Controller. From August 2003 until January 2005, Ms. Longworth was Vice President and Business Finance Director for Rolled Products Americas and Asia in Cleveland, Ohio, United States. Ms. Longworth joined Alcan in 1989 and has progressed through a series of financial positions with several Alcan businesses. After starting her career in the Controller’s department as Manager of Accounting Research in Montreal, she subsequently became the controller for Alcan’s North American Foil Products division in Toronto in 1993 before moving to Jamaica three years later as Chief Financial Officer of the bauxite and alumina facilities there. In 2000, Ms. Longworth relocated back to Montreal and held the post of Financial Director in the Primary Metals Group for Quebec and United States prior to becoming Director, Investor Relations for Alcan in 2002. Before joining Alcan, Ms. Longworth was an audit manager at Price Waterhouse. Born in Montreal in 1961, she attended Concordia and McGill universities and is a Canadian Chartered Accountant.

      Orville G. Lunking is our Vice President and Treasurer. From August 2001 until January 2005, Mr. Lunking was the Corporate Treasurer of Smithfield Foods, Inc. Previously, from July 1997 to August 2001, Mr. Lunking was the Assistant Treasurer for Sara Lee Corporation. From 1991 to July 1997, Mr. Lunking was the Director of Global Finance for AlliedSignal Inc., now known as Honeywell International Inc. Mr. Lunking also worked for seven years, from 1984 to 1991, as a senior associate and then Vice President in a broad range of corporate financial service areas at Bankers Trust in New York. He began his career in the Treasurer’s Office of General Motors in New York, from 1981 to 1984. Mr. Lunking was born in Johannesburg, South Africa in 1955 and graduated with an undergraduate degree in geography from Dartmouth College and an MBA in finance from the Wharton School of the University of Pennsylvania.
      Leslie J. Parrette, Jr. joined Novelis as General Counsel in March 2005. From July 2000 until February 2005, he served as Senior Vice President and General Counsel of Aquila, Inc., an international electric and gas utility and energy trading company. From September 2001 to February 2005, he also served as Corporate Secretary of Aquila. Prior to joining Aquila, Mr. Parrette was a partner in the Kansas City-based law firm of Blackwell Sanders Peper Martin LLP from April 1992 through June 2000. Born in 1961, Mr. Parrette holds an A.B., magna cum laude, in Sociology from Harvard College (1983) and received his J.D. from Harvard Law School (1986).
      Brenda D. Pulley is our Vice President, Corporate Affairs and Communications. She has global responsibility for our organization’s corporate affairs and communication efforts, which include branding, strategic planning, and internal and external communications. She was Vice President, Corporate Affairs and Government Relations of Alcan from September 2000 to 2004. Upon joining Alcan in 1998, Ms. Pulley was named Director, Government Relations. She has served as Legislative Assistant to Congressman Ike Skelton of Missouri and to the U.S. House of Representatives Subcommittee on Small Business, specializing in energy, environment, and international trade issues. She also served as Executive Director for the National Association of Chemical Recyclers, and Director, Federal Government Relations for Safety-Kleen Corp. Ms. Pulley currently serves as the Chairperson for America Recycles Day and on the board of directors for the League of American Bicyclists. Born in 1958, Ms. Pulley earned her Bachelor of Science degree from Central Missouri State University in the United States majoring in Social Science, with a minor in communications.
      Thomas Walpole is Vice President and General Manager, Can Products Business Unit for Novelis Inc. He is responsible for developing and coordinating Novelis’ global strategy in the can market, including recycling and promotion and also leads the Can Product business unit in North America. Mr. Walpole has over twenty-five years of aluminum industry experience having worked for Alcan since 1979. Prior to his recent assignment, Mr. Walpole held international positions for the organization in Europe and Asia until 2004. He began as Vice President, Sales, Marketing & Business Development for Alcan Taihan Aluminum Ltd. (ATA) and most recently was President of the Litho/ Can and Painted Products for the Europe region. Born in 1954, Mr. Walpole graduated from State University of New York at Oswego with a Bachelor of Science degree in accounting, and holds a Master of Business from Case Western Reserve University.
      David Kennedy is our Corporate Secretary. Since joining Alcan in 1979, Mr. Kennedy has held various legal and business positions within the Canadian downstream businesses of the Alcan Group, including Senior Counsel, with a general focus on business transactions. Since 1997, he has served as counsel to global projects related to Y2K and most recently Alcan’s TARGET project responding to evolving public policies to address global warming. In his capacity as Manager Code of Conduct from 1997 to 2000, Mr. Kennedy provided leadership and advice in the administration of Alcan’s Code of Conduct, a document reflecting the legal-ethical framework in which Alcan conducts its operations throughout the world. Mr. Kennedy is a member of a number of professional and business associations, including the Canadian Bar Association. From 1990 to 1998 he served as Chairman of the Competition Law Policy Committee, Canadian Alliance of Manufacturers and Exporters. He is presently a Director of the Canadian Centre for Ethics and Corporate Policy, the Canadian German Chamber of Commerce and Family Awareness of Mental Health Everywhere. Born in 1949, Mr. Kennedy is a graduate of the

University of Western Ontario and University of Toronto Law School. He has been a member of the Ontario bar since 1976.
Board of Directors and Corporate Governance Matters
      We are committed to the highest levels of corporate governance practices, which we believe are essential to our success and to the enhancement of shareholder value. Our shares are listed on the Toronto and New York Stock Exchanges and we make required filings with the Canadian and U.S. securities regulators. We make these filings available on our website at http://www.novelis.com as soon as reasonably practicable after they are electronically filed. Novelis is subject to a variety of corporate governance and disclosure requirements. Novelis’ corporate governance practices meet the Toronto Stock Exchange Corporate Governance Guidelines, or the TSX Guidelines, and other applicable stock exchange and regulatory requirements and ensure transparency and effective governance of the Company.
      Our Board of Directors will regularly review corporate governance practices in light of developing requirements in this field. As new provisions come into effect, our Board of Directors will reassess our corporate governance practices and implement changes as and when appropriate. The following is an overview of our corporate governance practices.

Novelis Board of Directors
      Our Board of Directors has the responsibility for stewardship of our company, including the responsibility to ensure that we are managed in the interest of our shareholders as a whole, while taking into account the interests of other stakeholders. Our Board of Directors supervises the management of our business and affairs and discharges its duties and obligations in accordance with the provisions of (1) the CBCA, (2) our articles of incorporation and bylaws, (3) the charters of our Board of Directors and its committees, and (4) other applicable legislation and company policies.
      Our corporate governance practices require that, in addition to its statutory duties, the following matters be subject to Board approval: (1) capital expenditure budgets and significant investments and divestments, (2) our strategic and value-maximizing plans, (3) the number of directors within the limits provided in our articles of incorporation and (4) any matter which may have the potential for important impact on our company. The Board intends to review the composition and size of the Board once a year. All new directors will receive a Board Manual containing a record of historical public information about the company, as well as the charters of the Board and its committees, and other relevant corporate and business information. Senior management makes regular presentations to the Board on the main areas of our business. Directors are invited to tour our various facilities.

Corporate Governance Guidelines
      The Board of Directors has adopted a Charter that establishes various corporate governance guidelines relating to, among other things, the composition and organization of the Board of Directors, the duties and responsibilities of the Board of Directors and the resources and authority of the Board of Directors. Under the Board of Director’s Charter, which is available on our website at www.novelis.com and is available in print upon request from our shareholders from our Corporate Secretary, every meeting of the Board of Directors is to be followed by an executive session at which no executive Directors or other members of management are present. These executive sessions are designed to ensure free and open discussion and communication among the non-management directors. Presently, the Chairman of the Board of Directors leads these meetings. Stockholders and other interested parties may communicate with the Board of Directors or any individual member or committee thereof at the address of our headquarters, care of Corporate Secretary or by sending an email to david.kennedy@novelis.com. All such communications will be received by the Corporate Secretary, who will promptly forward relevant communications to the appropriate director or Board committee.

Independence of Our Board of Directors
      To assist in determining the independence of its members, our Board of Directors has established Guidelines on the Independence of the Directors of Novelis. The definition of an independent director under the Guidelines on Independence encompasses both the definition of an “unrelated” director within the meaning of the TSX Guidelines and of an “independent” director within the meaning of the rules of the New York Stock Exchange. Such a director must not have any material relationship with us, either directly or as a partner, shareholder or officer of a company that has a relationship with us and must not have an interest or relationship which could reasonably be perceived to interfere with his or her ability to act in the best interests of our company (an “independent director”). Under the Guidelines on Independence, the following relationships generally will be considered not to be material relationships that would impair a director’s independence: (1) if a director is an officer, partner or significant shareholder in an entity that does business with us and the annual sales or purchases, for goods or services, to or from us are less than two percent of the consolidated gross annual revenues of that entity; (2) if a director is a limited partner, a non-managing member or occupies a similar position in an entity that does business with us, or has a shareholding in such entity which is not significant, and who, in each case, has no active role in sales to or in providing services to us and derives no direct material personal benefit from the same; and (3) if a director services as an officer, director or trustee of a charitable organization and our charitable contributions to the organization are less than two percent of that organization’s total consolidated gross annual revenues. For purposes of the Guidelines on Independence, a “significant shareholding” means direct or indirect beneficial ownership of five percent or more of the outstanding equity or voting rights of the relevant entity. Our Board of Directors has determined that all members of the board of directors with the exception of Brian W. Sturgell, are independent directors.
      The Guidelines on Independence establish standards for members of our Audit, Human Resources and Nominating Committees. This definition of independence corresponds to the Audit Committee member independence qualification under the U.S. Sarbanes-Oxley Act of 2002 (SOX). To meet the SOX Audit Committee qualification, a director must not, directly or indirectly, accept any consulting, advisory or other compensatory fee from us (except in his or her capacity as director) and may not be an affiliated person of our company or any subsidiary other than in his or her capacity as a member of the Board or any committee of the Board.

Committees of Our Board of Directors
      Our Board of Directors has established four standing committees: an Audit Committee, a Corporate Governance Committee, a Human Resources Committee and a Customer Relations Committee. Each committee is constituted by its own charter which is available on our website at www.novelis.com and is available in print upon request from our shareholders from our Corporate Secretary. All four standing committees are required to be made up exclusively of independent directors. Environment, health and safety matters (in addition to matters relating to compensation) are dealt with by the Human Resources Committee.
      According to their mandates as set out in their charters, the Board and each of its Committees may engage outside advisors at the expense of Novelis.

Audit Committee and Financial Expert
      Our Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the requirements of the CBCA and stock exchange rules. The members of the audit committee are J.E. Newall, O.C., Charles G. Cavell, David J. FitzPatrick, Suzanne Labarge, Rudolf Rupprecht and Edward V. Yang. Our Board of Directors has determined that Suzanne Labarge is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission and that each member of the Audit Committee is independent within the meaning of the applicable New York Stock Exchange and Toronto Stock Exchange listing standards.

      The Audit Committee’s main objective is to provide an effective overview of our financial reporting process and internal control functions. It will assist our Board of Directors in fulfilling its functions relating to corporate accounting and reporting practices, as well as overseeing financial and accounting controls and reviewing and approving financial statements and proposals for the issuance of securities. The Audit Committee will also identify the principal risks of our business such as volatility in metal price, raw material and energy costs and foreign exchange rates and will oversee the implementation of appropriate measures to manage such risks, including policies and standards relating to risk management.
      With respect to compliance and disclosure matters, the Audit Committee will assist management in ensuring that we make timely disclosure of activities that would materially impact our financial statements, that all potential claims against us have been properly evaluated, accounted for and disclosed, and that regular updates are received regarding certain of our policies and practices.
      The Audit Committee will review financial information prepared in accordance with U.S. GAAP and non-GAAP financial information in its various forms, including quarterly earnings releases. It will also review major accounting issues that arise and expected changes in accounting standards and processes that may impact our company.
      The Audit Committee has direct communication with our external and internal auditors and will meet privately on a regular basis with each of the external and internal auditors and senior members of financial management. It will recommend external auditors for appointment by our shareholders, review their degrees of independence and receive and review regular reports from them. The chairman of the Audit Committee will review the terms of engagement of our external auditors and sign the external auditor’s audit engagement letter. The Audit Committee will also discuss with our external auditors the quality and not just the acceptability of our accounting principles and obtain their assurance that the audit was conducted in a manner consistent with applicable laws and regulations. We expect to implement a formal procedure that establishes rules on our employment of former employees of our auditors.
      The Audit Committee will assist us in ensuring that our process for monitoring compliance with, and dealing with violations of, our code of conduct, which is described below, is established and updated. In particular, the Audit Committee will establish procedures in relation to complaints or concerns that may be received by us involving accounting, internal accounting controls or audit matters, including the anonymous handling thereof.

Corporate Governance Committee
      The Corporate Governance Committee has the broad responsibility of regularly reviewing the company’s corporate governance practices in general. Our Corporate Governance Committee is composed entirely of independent directors.
      The Corporate Governance Committee’s main duties are to oversee the composition and size of our Board of Directors and nominate new directors. It will review candidates for nomination as directors and recommend candidates for election to our Board of Directors. The Corporate Governance Committee will develop position descriptions for our Board of Directors, the chairman of our Board of Directors and our chief executive officer and approve our chief executive officer’s corporate objectives. The Corporate Governance Committee is allowed to employ search firms for identifying and evaluating Director nominees. We do not anticipate having a specific policy regarding nominations to our Board of Directors made by our shareholders. However, shareholders representing five percent or more of our shares entitled to vote may propose nominees for election as directors by following the procedures set out in the CBCA.
      The Corporate Governance Committee assesses and ensures on an annual basis the effectiveness of our Board of Directors as a whole, of each committee of our Board of Directors and the contribution of individual directors, including our chief executive officer. Each director will complete a survey of Board effectiveness on an annual basis which we anticipate will cover the subjects under the categories of Board composition, responsibility, meetings and committees. As part of this survey, each of our directors will be asked to complete a self-evaluation and an evaluation of other individual members of our Board of

Directors. The Corporate Governance Committee will also assess our Board’s relationship with management and recommend, where necessary, limits on our management’s authority to act without explicit approval of our Board of Directors.
      The Corporate Governance Committee’s mandate also includes recommending levels of compensation for our directors. To this end, the Corporate Governance Committee considers recommendations from the Human Resources Committee and considers factors such as time commitment, risks and responsibilities.

Human Resources Committee
      The Human Resources Committee has the broad responsibility to review human resources policy and employee relations matters and makes recommendations with respect to such matters to our Board of Directors or our chief executive officer, as appropriate. The Human Resources Committee is composed entirely of independent directors. Its specific roles and responsibilities are set out in its charter. The Human Resources Committee will periodically review the effectiveness of our overall management organization structure and succession planning for senior management, review recommendations for the appointment of executive officers, and consider and make recommendations to our Board of Directors based on trends and developments in the area of human resource management.
      The Human Resources Committee will establish our general compensation philosophy and oversee the development and implementation of compensation policies and programs. It also will review and approve the level of and/or changes in the compensation of individual executive officers, except that in the case of the chief executive officer and chief operating officer, it will make recommendations regarding compensation and objectives to the Board of Directors, in each case taking into consideration individual performance and competitive compensation practices.
      The Human Resources Committee has the responsibility of reviewing our policy, management practices and performance in environment, health and safety matters and making recommendations to our Board of Directors on such matters in light of current and changing requirements. The Human Resources Committee also will review, assess and provide advice to our Board of Directors on policy, legal, regulatory and consumer trends and developments related to the environment, as they impact us, our employees, businesses, processes and products.

Customer Relations Committee
      In an advisory capacity, the Customer Relations Committee reviews information furnished by management, provides advice and counsel, and serves as a conduit for communications with the Board of Directors for the purposes of deepening the Board’s understanding of (a) key end-use markets served by us (and new markets that, in the foreseeable future, may be served by us), (b) our existing and prospective customers in such markets, (c) the nature of our relationships with such customers (and efforts to further develop such relationships), (d) the needs of, and trends facing, our customers and key end-use markets, (e) the fact base regarding new markets and customers that, in the foreseeable future, may be served by the Company, and (f) our efforts to identify and implement best practices in the areas of marketing and sales.

Code of conduct
      We have adopted a Code of Conduct that governs all our employees as well as our directors. As an annex to the Code of Conduct and supplemental thereto, we will adopt additional standards that are specifically tailored to our business operations around the globe. We also have a code of ethics for senior financial officers, including the chief executive officer, the chief financial officer and the controller. Copies of these codes are posted on our Internet site to emphasize the importance we place on adherence to the highest ethical standards. We will promptly disclose any future amendments to the codes on our Internet site as well as any waivers from the Code for executive officers and directors. Copies of the codes are also available in print upon request from our shareholders from our Corporate Secretary.

      We also expect to adopt “whistleblower” procedures so that an employee can anonymously report concerns that he or she may have regarding compliance with corporate policies, the code of conduct, applicable laws or auditing, internal accounting controls and accounting matters.
Director Compensation
      Each non-executive director of our company is entitled to receive compensation equal to $150,000 per year, payable quarterly, except that the directors who are members of our audit committee are entitled to $155,000. The chairman of our board of directors is to receive compensation equal to $350,000 per year, and the chairman of our audit committee is entitled to receive $175,000 per year. We have adopted a non-executive deferred share unit plan. 50% of our directors’ compensation is required to be paid in the form of director’s deferred share units, or DDSUs, and 50% in the form of either cash or additional DDSUs at the election of each non-executive director. An employee of our company who is a director is not entitled to receive fees for serving on our board of directors.
      Because at least half of the non-executive directors’ compensation will be paid in DDSUs, they are not required to own a specific amount of our shares. DDSUs are the economic equivalent of shares. A director cannot redeem the accumulated DDSUs until he or she ceases to be a member of our board of directors.
      Our board of directors believes that compensation in the form of DDSUs together with the requirement for our non-executive directors to retain all DDSUs until retirement help to align the interests of our non-executive directors with those of our shareholders.
      The number of DDSUs to be credited each quarter will be determined by dividing the quarterly amount payable by the average per share price of our shares on the Toronto and New York stock exchanges on the last five trading days of the quarter. Additional DDSUs will be credited to each non-executive director corresponding to dividends declared on our shares. The DDSUs are redeemable only upon termination of the directorship as a result of retirement, resignation or death, and may be redeemed in cash or our shares, at the election of the director. The amount to be paid by us upon redemption will be calculated by multiplying the accumulated balance of DDSUs by the average per share price of our shares on those exchanges at the time of redemption. As at June 30, 2005, approximately 14,077 units had been granted. On July 1, 2005, approximately 12,655 additional units were granted to our non-executive directors.
      Our non-executive directors are entitled to reimbursement for transportation and other expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors. Our non-executive directors who are not Canadian residents are entitled to reimbursement for tax advice related to compensation.
Executive Compensation
      The human resources committee is responsible for administering the compensation program for our executive officers. Our executive compensation program will be based upon a pay-for-performance philosophy. Under our program, an executive’s compensation is based on three components, namely, base salary, annual incentives and long term incentives.

Base Salary
      We anticipate that the target salary will be the mid-point of a salary range for an executive officer and reflect the competitive level of similar positions in the compensation peer groups. The companies identified as part of our peer group are comparable to us in terms of size, industry sector and level of international sophistication. Actual base salaries for executive officers will reflect the individual’s performance and contribution to our company. Base salaries of our executive officers will be reviewed annually and any proposed changes will be approved by the human resources committee.

Annual Incentives
      Our short term incentive plan is administered by the human resources committee, and has two components, each based on a different aspect of our performance: (1) 90% of the incentive opportunity of an executive will be based on our overall profitability as measured against cash flow and economic value added targets and (2) 10% of the incentive opportunity will be based on the achievement of environment, health and safety objectives as measured against pre-established targets. For each position, a target award will be set (expressed as “percent of target base salary”) reflecting both the responsibilities of the position and the competitive compensation levels.
      We expect to review our annual incentives program during 2005 in order to make recommendations to our human resources committee by the end of 2005. We expect these recommendations will be implemented by January 2006.

Long-term Incentives
      The purpose of our long-term incentives is to attract and retain employees and to encourage them to contribute to our growth and long term success. We anticipate that our long term incentives will include stock options. On January 5, 2005, our board of directors adopted the Novelis Conversion Plan of 2005 to allow for all Alcan stock options held by employees of Alcan who became employees of our company following our separation from Alcan to be replaced with options to purchase our common shares and for new options to be granted. New options granted under the Novelis Conversion Plan of 2005 will have a vesting period determined by our human resources committee and will expire no more than ten years after the date of grant, except in the case of death or retirement, in which case the options will expire not later than five years after the earlier of such death or retirement. In the case of an unsolicited change of control of our company, vesting will accelerate. The number of options granted will be based on the level of an executive’s position, the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our success. Stock options will only produce value to executives if our share price appreciates, thereby directly linking the interests of executives with those of our shareholders. The number of shares underlying options available for grant under the Novelis Conversion Plan of 2005 at June 30, 2005 is 2,219,667. We anticipate further that stock price appreciation units may be granted instead of options to certain employees due to certain local conditions of their country of residence. A stock price appreciation unit is a right to receive cash in an amount equal to the excess of the per share market value of our shares on the date of exercise of a stock price appreciation unit over the per share market value of our shares as of the date of grant of such stock price appreciation unit.
      On March 24, 2005, our board of directors adopted the Novelis Founders Performance Award Plan to allow for a one-time additional compensation opportunity for certain of our executives, including those listed in the compensation table below. Participants are awarded performance share units if share price improvement targets for 2006, 2007 and 2008 are achieved. Performance share units will not be awarded unless the share price improvement targets are achieved. A performance share unit is the right to receive cash in an amount equal to the market price of one of our shares at the time of payment. The share price improvement targets for 2006 have been achieved and performance share units were awarded on June 20, 2005. Performance share units are settled in cash at the times prescribed in the plan.

      The following table sets forth compensation information for our chief executive officer and our four other executive officers who, based on the salary and bonus compensation received from Alcan, were the most highly compensated of our executive officers for the year ended December 31, 2004. All information set forth in this table reflects compensation earned by these individuals for service with Alcan for the years ended December 31, 2004 and December 31, 2003.

						Long Term
	Annual Compensation					Compensation Awards(i)

			Bonus					Shares Underlying
			(Executive					Options
			Performance	Other Annual		Restricted		Granted/Stock		All Other
		Salary	Award)(ii)	Compensation		Share Units		Price Appreciation		Compensation
Name and Principal Position	Year	(In $)	(In $)	(In $)(iii)		(CAN$)		Units(iv (#))		(In $)

Brian W. Sturgell,	2004	781,200	932,257	280,686	(v)	0		221,100		41,301	(vi)
Director and Chief	2003	600,000	561,845	254,115	(v)	404,815	(vii)	69,600		29,679	(vi)
Executive Officer
Martha Finn Brooks,	2004	514,400	631,538	50,723	(viii)	0		78,600		14,666	(ix)
Chief Operating Officer	2003	440,000	445,608	32,661	(viii)	0		36,000		16,440	(ix)
Chris Bark-Jones,	2004	440,600	395,210	43,892	(x)	0		64,200	(xi)	0
Senior Vice President and	2003	375,000	465,972	9,659	(x)	0		27,600	(xi)	8,348	(xii)
President — Europe
Pierre Arseneault,	2004	300,000	257,731	37,285	(xiii)	0		23,700		12,214	(xiv)
Vice President	2003	272,000	186,045	23,145	(xiii)	0		9,900		10,880	(xiv)
Strategic Planning and
Information Technology
Jack Morrison,	2004	251,088	206,150	329,512	(xv)	0		15,000		12,346	(xvi)
Senior Vice President and	2003	239,013	145,290	292,892	(xv)	0		8,400		13,588	(xvi)
President — Asia

(i)	There were no long term incentive plan payouts.

(ii)	Alcan’s executive performance award plan, or EPA Plan, has two components, each based on a different aspect of performance: (1) the profitability of Alcan as measured by economic value added, or EVA (a registered trademark of Stern Stewart & Co.), and (2) the performance of Alcan relative to environment, health and safety, or EHS, objectives. For each position a target award is set (expressed as “percent of target base salary”) reflecting both the responsibilities of the position and the competitive compensation levels. The first component is 90% of the incentive compensation opportunity of an executive and is based on the overall profitability of Alcan as measured against the quantifiable financial metric EVA. The incentive compensation for executive officers who are part of Alcan’s corporate head office is contingent upon performance versus the pre-established EVA target for Alcan, while the incentive compensation for executive officers who are responsible for a business group is contingent on meeting the pre-established EVA objectives of their respective business group. The second component is 10% of the incentive compensation opportunity of an executive and is based on the achievement of the EHS objectives as measured against pre-established targets. The overall award paid is the sum of the weighted results of each component (i.e., EVA and EHS) modified by the rating for the individual performance and contribution to Alcan. The award paid may vary from zero when the results achieved are less than the minimum threshold set by Alcan’s human resources committee, to 200% of the target award when the results achieved are at or exceed the maximum level which was set by Alcan’s human resources committee.

(iii)	Included in this column for one or more executive officers are amounts relating to professional financial advice, club memberships, tax equalization (amounts paid such that net income after taxes was not less than it would have been in the United States), expatriate-related compensation, relocation allowances and housing (including interest on housing-related loans transferred to third party financial institutions).

(iv)	See “— Grants of Alcan Stock Price Appreciation Units” below for a description of the stock price appreciation unit plan. The Alcan executive share option plan provides for the granting to senior employees of non-transferable options to purchase Alcan common shares. Certain executive officers and other management employees of Alcan have received over the years options under one or more of the six classes of Alcan options, namely A, B, C, D, E and F Options. With respect to the five executive officers named in the table above, only the C Options are applicable for the years 2004 and 2003. See “— Grants of Alcan Stock Options” below for a description of the C Options.

(v)	Amounts include $254,756 (in 2004) and $219,155 (in 2003) for tax equalization.

(vi)	Amounts for 2004 include $27,225 in respect of savings plans and $14,076 in respect of life insurance. Amounts for 2003 include $25,875 in respect of savings plans and $3,804 in respect of life insurance.

(vii)	Granted as 7,175 Alcan restricted share units based on the market value of the Alcan shares on the date of grant, which was CAN$56.42. Alcan employees who became Novelis employees at the separation and who held restricted share units were entitled to receive a payment of the value of those units from Alcan.

(viii)	Amounts for 2004 include $18,211 for tax equalization. Amounts for 2003 include $11,520 in a plan for professional financial advice and for club membership fees and $13,033 for housing assistance.

(ix)	Amounts for 2004 include $12,902 in respect of savings plans and $1,764 in respect of life insurance. Amounts for 2003 include $15,480 in respect of savings plans and $960 in respect of life insurance.

(x)	Amounts for 2004 include $38,015 for exchange rate equalization. Amounts for 2003 include $4,839 for automobile usage and $3,217 for professional financial advice.

(xi)	Granted as Alcan stock price appreciation units, or SPAUs.
 (xii) Amount relates to tuition for training programs.

(xiii)	Amounts for 2004 include $23,341 for expatriate-related compensation. Amounts for 2003 include $7,008 in a plan for professional financial advice and club membership fees.

(xiv)	Amounts for 2004 include $10,804 in respect of savings plans and $1,410 in respect of life insurance. Amounts for 2003 include $9,240 in respect of savings plans and $1,640 in respect of life insurance.

(xv)	Amounts for 2004 include $132,763 for housing expenses and $110,422 for expatriate-related compensation. Amounts for 2003 include $146,081 for housing expenses and $110,574 for expatriate-related compensation.

(xvi)	Amounts for 2004 include $11,119 in respect of savings plans and $1,227 in respect of life insurance. Amounts for 2003 include $12,149 in respect of savings plans and $1,439 in respect of life insurance.

Other Compensation
      In addition to benefits under stock option or stock price appreciation unit plans, compensation benefits made available to senior employees will include (1) retirement benefit plans, (2) life insurance plans, (3) savings plans, (4) plans for the use of automobiles, (5) plans for professional financial advice and for club membership fees, and (6) in applicable cases, expatriate benefits, tax equalization payments and housing assistance.

Alcan Stock Options

Grants of Alcan Stock Options
      The Alcan executive share option plan provides for the granting to senior employees of non-transferable options to purchase Alcan common shares. Throughout the years, various series with each its own conditions have been granted to senior employees. Since September 23, 1998, the Alcan executive share option plan has provided for options referred to as C Options. C Options are the only class of Alcan options applicable for the executive officers named in the compensation table under “— Executive Compensation” for 2004 and 2003. The exercise price per Alcan common share under C Options is set at not less than 100% of the market value of the Alcan common share on the effective date of the grant of each C Option. The C Option is exercisable (not earlier than three months after the effective date) in respect of one-third of the grant when the market value of the Alcan common share has increased by 20% over the exercise price, two-thirds of the grant when the market value of the Alcan common share has so increased by 40% and the entire amount of the grant when the market value of the Alcan common share has so increased by 60%. The market value of Alcan common shares must exceed those thresholds for at least 21 consecutive trading days. Those thresholds are waived 12 months prior to the expiry date, which is 10 years after the effective date. In the event of death or retirement, any remainder of this 10-year period in excess of five years is reduced to five years, and the relevant thresholds are waived.
      The following table shows all grants of options to purchase Alcan common shares granted to the executive officers named in the compensation table under “— Executive Compensation” above for the year ended December 31, 2004 under the Alcan executive share option plan.

					Potential Realizable Value at
		Percentage of			Assumed Annual Rates of
	Shares	Total Options			Share Price Appreciation for
	Under	Granted to Alcan			Option Term (CAN$)(ii)
	Option	Employees in	Exercise Price
Name	Granted (#)	2004	(CAN$/Share)	Expiration Date	5%	10%

B. W. Sturgell	(i)221,100	8.3%	58.15	September 21, 2014	8,085,676	20,490,691
M. F. Brooks	(i) 78,600	2.9%	58.15	September 21, 2014	2,874,419	7,284,343
P. Arseneault	(i) 23,700	0.9%	58.15	September 21, 2014	866,714	2,196,424
J. Morrison	(i) 15,000	0.6%	58.15	September 21, 2014	548,553	1,390,142

(i)	Date of grant: September 22, 2004.

(ii)	Reflects the value of the stock option on the date of grant assuming (1) for the 5% column, a 5% annual rate of appreciation in Alcan common shares over the term of the option and (2) for the 10% column, a 10% annual rate of appreciation in Alcan common shares over the term of option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent our estimate or projection of the future price of Alcan common shares. The amounts in this table may not necessarily be achieved.

Exercise of Alcan Stock Options
      The following table shows aggregate exercises of options to purchase Alcan common shares in the fiscal year ended December 31, 2004 by the executive officers named in the compensation table under “— Executive Compensation” above.

				Value of Unexercised
			Shares Underlying	In-the-Money
	Shares	Value	Unexercised	Options at
	Acquired on	Realized	Options at	December 31, 2004(i)
Name	Exercise (#)	(CAN$)	Dec. 31, 2004(i) (#)	(CAN$)

B. W. Sturgell	167,450	2,734,759	E: 0	E: 0
			U: 379,700	U: 1,945,328
M. F. Brooks	25,934	561,082	E: 45,334	E: 13,147
			U: 150,232	U: 560,170
C. Bark-Jones	10,367	156,618	E: 0	E: 0
			U: 2,333	U: 29,372
P. Arseneault	11,134	216,628	E: 0	E: 0
			U: 44,866	U: 254,768
J. Morrison	39,300	575,712	E: 0	E: 0
			U: 35,300	U: 235,853

(i)	E: Exercisable U: Unexercisable
      The above table summarizes, for each of the executive officers, (1) the number of Alcan common shares acquired by options exercised during 2004, (2) the aggregate value realized upon exercise, which is the difference between the market value of the underlying shares on the exercise date and the exercise price of the option, (3) the total number of shares underlying unexercised options held at December 31, 2004 and (4) the aggregate value of unexercised in-the-money options at December 31, 2004, which is the difference between the exercise price of the options and the market value of the shares on December 31, 2004, which was CAN$58.97 per share. The aggregate values indicated with respect to unexercised in-the-money options at year-end have not been, and may never be, realized. These options have not been, and may never be exercised, and actual gains, if any, on exercise will depend on the value of the shares on the date of exercise.

Treatment of Alcan Stock Options
      As of the separation date, we replaced all of the options granted under the Alcan Executive Share Option Plan held by employees of Alcan immediately prior to the separation who became our employees, including our executive officers, with options to purchase our common shares. As of June 30, 2005 our employees held stock options covering 2,719,814 common shares at a weighted average exercise price per share of $21.58. Under the Alcan Executive Share Option Plan, options vested based upon Alcan’s stock price performance. All converted options that were vested on the separation date continued to be vested. Any that were unvested will vest in four equal installments on the anniversary of the separation date on each of the next four years. In the case of an unsolicited change of control of our company, vesting will accelerate. At June 30, 2005, 322,106 of these options were exercisable at a weighted average exercise price of $20.09.

Alcan Stock Price Appreciation Units

Grants of Alcan Stock Price Appreciation Units
      The Alcan stock price appreciation unit plan, or SPAU Plan, provides for the granting to senior employees of Alcan stock price appreciation units, or SPAUs. The SPAU Plan is administered by the Alcan human resources committee. A SPAU is a right to receive cash in an amount equal to the excess of the market value of Alcan common shares on the date of exercise of a SPAU over the market value of Alcan common shares as of the date of grant of such SPAU. SPAUs may be exercised in the same manner as C Options, described above. Grants are made under the SPAU Plan instead of under the Alcan executive share option plan due to certain local conditions of countries of the employees’ residence.

      The following table shows all grants of SPAUs granted to the executive officers named in the compensation table under “— Executive Compensation” above for the year ended December 31, 2004 under the SPAU Plan.

					Potential Realizable Value at
	Shares	Percentage of	Exercise Price		Assumed Rates of Share
	Granted	Total SPAUs	and Market		Price Appreciation for
	Under	Granted to	Value on Date		Option Term (CAN$)(ii)
	SPAUs	Employees in	of Grant
Name	(#)	2004	(CAN$/Share)	Expiration Date	5%	10%

C. Bark-Jones	64,200	23.4%	58.15	September 21, 2014	2,347,808	5,949,807

(i)	Date of grant: September 22, 2004

(ii)	Reflects the value of the SPAU on the date of grant assuming (1) for the 5% column, a 5% annual rate of appreciation in Alcan common shares over the term of the option and (2) for the 10% column, a 10% annual rate of appreciation in Alcan common shares over the term of the SPAU, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent our estimate or projection of the future price of Alcan common shares. The amounts in this table may not necessarily be achieved.

Exercise of Alcan Stock Price Appreciation Units
      The following table shows aggregate exercises of SPAUs in the fiscal year ended December 31, 2004 by the executive officers named in the compensation table under “— Executive Compensation” above.

Value of
Unexercised
		Aggregate	Unexercised	In-the-Money
	SPAUs	Value	SPAUs at	SPAUs at
	Exercised	Realized	December 31, 2004(i)	December 31, 2004
Name	(#)	(CAN$)	(#)	(CAN$)(i)

C. Bark-Jones	23,434	521,503	E: 0	E: 0
			U: 107,766	U: 504,985

(i)	E: Exercisable U: Unexercisable
      The above table summarizes, for Mr. Bark-Jones (1) the number of SPAUs exercised during 2004, (2) the aggregate value realized upon exercise, which is the difference between the market value of the underlying shares on the exercise date and the exercise price of the SPAUs, (3) the total number of SPAUs unexercised held at December 31, 2004 and (4) the aggregate value of unexercised in-the-money SPAUs at December 31, 2004, which is the difference between the exercise price of the SPAUs and the market value of the shares on December 31, 2004 which was CAN$58.97 per share. The aggregate values indicated with respect to unexercised in-the-money SPAUs at fiscal year-end have not been, and may never be, realized. These SPAUs have not been, and may never be exercised, and actual gains, if any, on exercise will depend on the value of the shares on the date of exercise.

Treatment of Alcan Stock Price Appreciation Units
      As of the separation date, we replaced all of the Alcan stock price appreciation units held by employees of Alcan immediately prior to the separation who became our employees, including our executive officers, with our stock price appreciation units. As of June 30, 2005 our employees held approximately 418,777 stock price appreciation units at a weighted average exercise price per SPAU of $22.04.

Alcan Total Shareholder Return Performance Plan
      The Alcan total shareholder return performance plan, or TSR Plan, is a cash incentive plan that provides performance awards to eligible employees based on the Alcan share price and cumulative dividend yield performance relative to the performance of the companies included in the S&P Industrials Composite Index over a three-year period. The award amount, if any, is based on Alcan’s relative total shareholder return performance, as defined in the TSR Plan, and ranking of Alcan against the other companies in the S&P Industrials Composite Index at the end of the performance period. If Alcan’s total shareholder return performance ranks below the 30th percentile, the employee will not receive any award for that performance period. At the 30th percentile rank, the employee will be paid an award equal to 60% of the target for that performance period. At the 50th percentile rank, the employee will earn a payout of 100% of the target, and at or above the 75th percentile rank, the employee will earn a payout of 300%, which is the maximum payout. The actual amount of award (if any) will be prorated between the percentile rankings. No amounts were awarded to the executive officers named in the compensation table under “— Executive Compensation” above under the TSR Plan in 2004.

Treatment of Incentives Granted under the Alcan Total Shareholder Return Performance Plan
      As of the separation date, our employees who were eligible to participate in the TSR Plan ceased to actively participate in, and accrue benefits under, the TSR Plan. The current three-year performance periods, namely 2002 to 2005 and 2003 to 2006, were truncated as of the date of the separation. The accrued award amounts for each participant in the TSR were converted into restricted share units in our company, which will vest at the end of each performance period, 2005 or 2006, as applicable. At the end of each performance period, each holder of restricted share units will receive the net proceeds based on our common share price at that time, including declared dividends.

Novelis Pension and Retirement Benefits Plans

Pension Plans
      Pension Plan for Officers. Our human resources committee designates participants to the pension plan for officers, or PPO. This plan provides for pensions calculated on service up to 20 years as an officer of our company or of Alcan and eligible earnings which consist of the excess of the average annual salary and target short term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the U.S. Plan or the U.K. Plan, as applicable. Both the U.S. Plan and U.K. Plan are described below. Each provides for a maximum on eligible earnings that is set with reference to the position of the officer prior to being designated a PPO participant. The following table shows the percentage of eligible earnings in the PPO, payable upon normal retirement age after 60 according to years of service as an officer of our company or of Alcan.

Years as Officer

5	10	15	20

15%	30%	40%	50%
      The normal form of payment of pensions is a lifetime annuity. Pensions are not subject to any deduction for social security or other offset amounts.
      Brian W. Sturgell and Christopher Bark-Jones are currently the only participants in the PPO. At age 65, the estimated credited years of service for Mr. Sturgell would be approximately 18 years and the estimated credited years of service for Mr. Bark-Jones would be approximately 10 years. Eligible earnings under the PPO for 2004 for Mr. Sturgell were $306,420 and were $175,570 for Mr. Bark-Jones.

Retirement Benefits
      U.S. Plan. During 2005, those of our employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan (collectively referred to as the U.S. Plan) will receive up to one year of additional service under each plan to the extent that such employees continue to be employed by us during the year. We will pay Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan) with respect to those employees. The U.S. Plan provides for pensions calculated on service with us or Alcan of up to 35 years. Eligible earnings consist of the average annual salary and the short term incentive award up to its target during the 3 consecutive calendar years when they were the greatest, subject to a cap for those participating in the PPO.
      The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to years of service.

Years of Service

10	15	20	25	30	35

17%	25%	34%	42%	51%	59%
      The normal form of payment of pensions is a lifetime annuity with either a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.
      At age 65, the estimated credited years of service for Brian W. Sturgell, Martha Finn Brooks, Pierre Arseneault and Jack Morrison would be approximately 25 years, 22 years, 40 years and 36 years, respectively. Eligible earnings under the plan for 2004 for Mr. Sturgell, Ms. Brooks, Mr. Arseneault and Mr. Morrison were $928,980, $823,850, $455,595 and $380,088, respectively.
      Individual Pension Undertakings. In addition to participation in the U.S. Plan described above, Martha Finn Brooks will receive from us a supplemental pension equal to the excess, if any, of the pension she would have received from her employer prior to joining Alcan had she been covered by this employer’s pension plan until her termination/retirement from our company, over the sum of her pension from the U.S. Plan and the pension rights actually accrued with her previous employer.
      As a rehired retiree of Alcan, Geoffrey Batt continues to receive monthly pension benefits in respect of his former service with Alcan, and he is eligible for a supplemental retirement benefit based on his service with us for as long as we retain a defined benefit pension plan.
      U.K. Plan. The U.K. Plan, which was transferred to us from Alcan in connection with the separation, provides for pensions calculated on service of up to 40 years and eligible earnings, which consist of the average annual salary and the short term incentive award up to its target during the last 12 months before retirement, subject to a cap for those participating in the PPO.
      The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to years of service.

Years of Service

10	15	20	25	30	35

17%	26%	35%	43%	52%	60%
      The normal form of payment of pensions is a lifetime annuity with a guaranteed minimum of 60 monthly payments and a 60% lifetime pension to the surviving spouse.
      Christopher Bark-Jones is the only executive officer entitled to participate in the U.K. Plan. At age 65, the estimated credited years of service for Mr. Bark-Jones would be approximately 34 years and his eligible earnings in 2004 were $494,700.

Employment Agreements
      We have entered into employment agreements with Brian W. Sturgell, our chief executive officer, Martha Finn Brooks, our chief operating officer, Chris Bark-Jones, president of our European operations, Pierre Arseneault, our vice president strategic planning and information technology, Geoffrey P. Batt, our chief financial officer, Jack Morrison, president of our Asian operations and other executive officers, setting out the terms and conditions of their employment. Under their respective employment agreements, Brian W. Sturgell will be entitled to a base salary of $985,000, Martha Finn Brooks will be entitled to a base salary of $655,000, Chris Bark-Jones will be entitled to a base salary of $440,611, Pierre Arseneault will be entitled to a base salary of $300,000, Geoffrey P. Batt will be entitled to a base salary of $460,000 and Jack Morrison will be entitled to a base salary of $277,000 with an expatriate premium of $27,700. Each of these officers will also be entitled to annual bonus, long term incentives and other types of compensation that reflect the competitive level of similar positions in the compensation peer groups and that are expected to be similar to the benefits they received from Alcan. The companies identified as part of our peer group are comparable to us in terms of size and industry sector.
      Certain of our executive officers also have entered into change of control agreements that provide for payment upon the termination of the executive officer’s employment with us by us without cause or by the executive officer for good reason. Except in the case of Brian W. Sturgell, upon the occurrence of such an event, the executive would be entitled to an amount equal to 24 months of their base salary and target short term incentive award and other applicable incentive plan guideline amounts. Brian W. Sturgell would be entitled to an amount equal to 36 months of his base salary and target short term incentive award and other applicable incentive plan guideline amounts. In the case of executive officers other than Brian W. Sturgell, change in control provisions will expire after 24 months of employment with us, and in the case of Brian W. Sturgell, after 12 months.
      On July 1, 2002, Alcancorp, a wholly-owned subsidiary of Alcan Inc., entered into a Deferred Share Agreement with Martha Finn Brooks pursuant to which Alcancorp agreed to grant to Ms. Brooks 33,500 shares of Alcan common stock on August 1, 2005, the date of her third anniversary of employment, as compensation for the loss by Ms. Brooks of accrued benefits and unvested restricted stock at her former employer. In connection with our separation from Alcan, on January 6, 2005, we assumed Alcancorp’s obligations under the Deferred Share Agreement and the 33,500 shares of Alcan common stock to be granted were converted into 66,477.4 shares of our common stock. On July 27, 2005, the Deferred Share Agreement was amended to provide that we will, in lieu of granting Ms. Brooks 66,477.4 shares of our common stock, pay Ms. Brooks cash in an amount equal to the value of such shares based on the closing price of such shares on the New York Stock Exchange on August 1, 2005, subject to applicable withholding taxes.

OWNERSHIP OF OUR STOCK
      The following table sets forth information with respect to the beneficial ownership of our outstanding common shares as of June 30, 2005, by:

•	each person who is known by us to be the beneficial owner of 5 percent or more of our common shares;

•	each director, each director nominee, our chief executive officer and our four other most highly compensated officers identified in “Management — Executive Compensation” above; and

•	all of our directors, director nominees and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of June 30, 2005 into our common shares are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
      Except as otherwise noted in the footnotes below, the individual director or executive officer or the director or executive officer’s family member identified below has sole voting and investment power with respect to such securities. As of June 30, 2005, we had 73,993,006 shares outstanding.

	Our Common
	Shares
	Beneficially	Percentage of
Name and Address of Beneficial Owner*	Owned	Class

FMR Corp.(i)	7,827,454	10.579%
82 Devonshire Street
Boston, MA 02109
Brian W. Sturgell,	17,684	**
Director and Chief Executive Officer(ii)
J.E. Newall, O.C.,	29,234	**
Non-Executive Chairman of the Board(iii)
Jacques Bougie, O.C.,	3,221	**
Director(iv)
Charles G. Cavell,	1,664	**
Director(v)
Clarence J. Chandran,	4,021	**
Director(vi)
C. Roberto Cordaro,	1,610	**
Director(vii)
Helmut Eschwey,	1,610	**
Director(viii)
David J. FitzPatrick,	6,068	**
Director(ix)
Suzanne Labarge,	4,879	**
Director(x)
William T. Monahan,	4,610	**
Director(xi)
Rudolf Rupprecht,	1,664	**
Director(xii)

	Our Common
	Shares
	Beneficially	Percentage of
Name and Address of Beneficial Owner*	Owned	Class

Edward V. Yang,	1,664	**
Director(xiii)
Martha Finn Brooks,	95,960	**
Chief Operating Officer(xiv))
Chris Bark-Jones,	20	**
Senior Vice President and President — Europe(xv)
Pierre Arseneault,	0	0%
Vice President Strategic Planning and Information Technology(xvi)
Jack Morrison,	0	0%
Senior Vice President and President — Asia(xvii)
Directors and executive officers as a group (26 persons)(xviii)	228,321	**

*	The address for each individual listed is c/o Novelis Inc., 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326.

**	Indicates less than 1% of the class.

(i)	The following information is based on the Schedule 13G, filed on June 10, 2005 with the Securities and Exchange Commission by FMR Corp. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,253,892 common shares as a result of acting as investment adviser to various investment companies. The ownership of one investment company, FA Mid Cap Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to 5,211,460 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 5,253,892 shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,604,362 common shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,604,362 shares and sole power to vote or to direct the voting of 1,604,362 shares owned by the institutional account(s). Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Abigail Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International (“FIL”), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 969,200 common shares and has the sole power to vote and dispose of such shares. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Securities Exchange Act. The Schedule 13G states that FMR Corp. is making the filing on a voluntary basis as if all the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(ii)	Does not include options to purchase 753,477 of our shares that are not currently exercisable and are not exercisable within 60 days.

(iii)	Includes 20,800 common shares held by Waskesiu East Holdings Inc., the shares of which are held by Mr. Newall and his children. Includes approximately 7,516 director’s deferred share units, or DDSUs, that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(iv)	Includes approximately 3,221 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(v)	Includes approximately 1,664 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(vi)	Includes approximately 3,221 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(vii)	Includes approximately 1,610 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(viii)	Includes approximately 1,610 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(ix)	Includes approximately 1,068 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(x)	Includes approximately 1,879 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(xi)	Includes approximately 1,610 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(xii)	Includes approximately 1,664 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(xiii)	Includes approximately 1,664 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. See “Management — Director Compensation.”

(xiv)	Includes options to purchase 89,960 of our common shares that are currently exercisable. Does not include options to purchase 298,121 of our shares that are not currently exercisable and are not exercisable within 60 days.

(xv)	Does not include options to purchase 4,630 of our shares that are not currently exercisable and are not exercisable within 60 days.

(xvi)	Does not include options to purchase 89,032 of our shares that are not currently exercisable and are not exercisable within 60 days.

(xvii)	Does not include options to purchase 70,049 of our shares that are not currently exercisable and are not exercisable within 60 days.

(xviii)	Our directors and executive officers as a group hold 55,648 of our shares. 300 of such shares are shares over which the officer has sole investment power but does not have voting power. Our directors and executive officers as a group hold options to purchase 142,946 of our shares that are currently exercisable or are exercisable within 60 days. Our directors as a group hold approximately 26,727 DDSUs that become redeemable only upon termination of the directorship as a result of retirement, resignation or death. Our directors and executive officers as a group hold options to purchase 1,476,248 of our shares that are not currently exercisable and are not exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Some of our directors and executive officers own Alcan common shares and vested Alcan options or are employees or former employees of Alcan. Ownership of Alcan common shares and Alcan shares by our directors and officers could create, or appear to create, potential conflicts of interest for such directors and officers when faced with decisions that could have disparate implications for Alcan and us.
      Alcan Aluminum Corporation, or Alcancorp, a wholly-owned subsidiary of Alcan (now known as Novelis Corporation), established a real estate loan program to assist relocating employees in the United States. Under the program, an employee was permitted to obtain an interest-free loan from Alcancorp, the proceeds of which were to be used only to purchase a new principal residence. The loan is secured by a mortgage on the new principal residence. On July 1, 2003, Jo-Ann Longworth, our Vice President and Controller following the separation, received a loan from Alcancorp in the amount of $75,000 under this program. As of December 31, 2004, the amount outstanding under the loan was $73,125. The largest amount outstanding under the loan in 2004 was $75,000. On August 9, 2000, Pierre Arseneault, our Vice President, Strategic Planning and Information Technology following the separation, received a loan from Alcancorp in the amount of $75,000 under this program. As of December 31, 2004, the amount outstanding under the loan was $58,342. The largest amount outstanding under the loan in 2004 was $63,748. In connection with our separation from Alcan, these loans were transferred to a third-party bank, at which point they became interest-bearing loans. We will pay the interest on these loans.

DESCRIPTION OF MATERIAL INDEBTEDNESS
      In connection with the reorganization transactions, we and certain of our subsidiaries entered into senior secured credit facilities providing for aggregate loans of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, all of which we borrowed upon our separation from Alcan, and a $500 million five-year multi-currency revolving credit facility, none of which was borrowed in connection with the reorganization transactions. The Term Loan B facility consists of an $825 million U.S. Term Loan B and a $475 million Canadian Term Loan B. The proceeds from the Term Loan B facility were used in connection with the reorganization transactions and our separation from Alcan and to pay related fees and expenses. Borrowings under the revolving credit facility will be used for working capital and general corporate purposes. As of June 30, 2005, no amounts were outstanding under the revolving credit facility.
      The revolving credit facility and the Term Loan B facilities have maturities of 5 years and 7 years, respectively. The Term Loan B facility will amortize in quarterly installments in an amount equal to 1% per annum for the first six years and nine months with the balance due at maturity. We made an optional prepayments totaling $175 million of the Term Loan B in the first half of fiscal year 2005 and applied the prepayment against our amortization requirements in chronological order. Required amortization under the Canadian Term Loan B, including amounts due under any mandatory prepayments, will be limited such that no more that 25% of the initial amount of the Canadian Term Loan B will be subject to amortization and mandatory prepayments within the first 5 years of the facility. Any amounts in excess of 25% will be applied to the amortization of the U.S. Term Loan B until the fifth anniversary of the funding of the Canadian Term Loan B.
      The credit agreement relating to the senior secured credit facilities includes customary affirmative and negative covenants, as well as financial covenants relating to our maximum total leverage ratio, minimum interest coverage ratio, and minimum fixed charge coverage ratio. Several of the covenants use Adjusted EBITDA as a measure. As defined in the credit agreement, EBITDA means, for any period, consolidated net income plus, to the extent included in the calculation of consolidated net income, (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization expenses, (v) all other non-cash expenses, charges and losses that are not payable in cash in any subsequent period and (vi) non-recurring cash restructuring expenses, charges and losses, minus, to the extent included in the calculation of such consolidated net income, (a) any credit for income tax, (b) interest income, (c) gains from extraordinary items, (d) any aggregate net gain (but not any aggregate net loss) from the sale exchange or other disposition of capital assets, (e) any other non-cash gains or other items which have been added in determining consolidated net income. Adjusted EBITDA means EBITDA for such period, provided that consolidated net income for such period includes (i) 100% of the net income of our joint venture subsidiaries in Malaysia and Korea less (ii) the amount of any dividends or distributions paid to the holder of any minority interest in our Malaysian or Korean joint ventures, plus our proportional share of EBITDA of our Norf joint venture as long as Norf is in compliance with certain covenants specified in the credit agreement. In addition, during a transitional period, for any calculation of Adjusted EBITDA that includes quarters ended prior to the date the credit agreement was executed, the amount of Adjusted EBITDA will be reduced by an amount equal to $6.25 million multiplied by the number of quarters ended prior to the execution of the credit agreement that are included in the calculation.
      The senior secured credit facilities (i) are guaranteed by our principal wholly-owned subsidiaries organized in the United States, Canada, the United Kingdom, Germany, Ireland, Brazil and Switzerland; and (ii) are secured by certain of our assets, including stock of our subsidiaries and intercompany notes representing amounts owed by our subsidiaries to us, and the assets of certain of our subsidiaries, including stock in other subsidiaries, who have guaranteed the senior secured credit facilities. Our subsidiaries organized in France, Luxembourg, Belgium, Italy and Mexico have not guaranteed the senior secured credit facilities. Our non-wholly owned subsidiaries and joint ventures, including Logan Aluminum Inc. (U.S.A.), Aluminium Norf GmbH (Germany), Petrocoque S.A., Consorcio Candonga (Brazil), Novelis

Korea Limited, Alcom Nikkei Specialty Coatings SDN Berhad (Malaysia) and Aluminum Company of Malaysia Berhad have not and will not guarantee the senior secured credit facilities.
      We also issued the Alcan Note on January 6, 2005 in respect of $1.375 billion that we owed Alcan in connection with the reorganization transactions. We used the proceeds of the offering of the old notes to repay the principal and accrued unpaid interest on the Alcan Note.
      Our Korean subsidiary had an aggregate of $185 million outstanding at June 30, 2005, principally under four separate three-year floating rate term loans. We have swapped interest payments on $183 million of floating rate term loans in Korea in exchange for fixed interest payments, and $70 million of U.S. dollar denominated Korean term loans in exchange for Korean Won denominated debt. Following these swaps, the effective weighted average fixed rate on the three-year Korean term loans is 4.8%. The proceeds of the Korean term loans were used to refinance existing debt of our Korean subsidiary. The Korean term loans are unsecured.
      Our subsidiaries in Malaysia and Brazil have access to committed local credit lines totaling $32 million.

THE EXCHANGE OFFER

Purpose of the Exchange Offer
      The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on February 3, 2005. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, we will offer the Notes, in exchange for the old notes, as evidence of the same continuing indebtedness.

How to Determine If You Are Eligible to Participate in the Exchange Offer
      We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the old notes that you hold. The terms of the Notes are substantially identical to the terms of the old notes that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the old notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.”
      We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
      We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.
      Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions;

•	you must acquire the Notes in the ordinary course of your business;

•	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.
      If you wish to exchange old notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.
      The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.
      A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer. Each broker-dealer that receives Notes for its own account pursuant to this exchange offer, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of this exchange offer and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the exchange offer registration statement of which this prospectus forms a part have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of the old notes (which may include the initial purchasers of the old notes) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from us or our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale.
      By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire Notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.
      You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.
      If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged, or if no interest has been paid, from February 3, 2005, which was the date of original issuance of the old notes. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable semiannually in arrears on February 15 and August 15.

Information About the Expiration Date of the Exchange Offer and Changes to It
      The exchange offer expires on the expiration date, which is 5:00 p.m., Eastern Standard Time, on October      , 2005, unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York Trust Company, N.A., which is the exchange agent, and by timely public announcement communicated by no later than 9:00 a.m. Eastern Standard Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.
      The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under “We may modify or terminate the exchange offer under some circumstances” have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., Eastern Standard Time, on the expiration date, we will exchange the Notes for old notes on the exchange date.
      We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

How to Tender Your Old Notes
      If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.
      You may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.
      Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an “eligible institution” must guarantee the signature on the letter of transmittal.
      If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.

How to Tender If You Hold Your Old Notes Through a Broker or Other Institution and You Do Not Have the Actual Old Notes
      Any financial institution that is a participant in DTC’s systems may make book-entry delivery of your old notes by causing DTC to transfer your old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although you may deliver your old notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your old notes by using the guaranteed delivery procedures described below.
      You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

How to Use the Guaranteed Delivery Procedures if You Will Not Have Enough Time to Send All Documents to Us
      If you desire to accept the exchange offer, and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, you may tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.
      The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.
      Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue Notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.

We Reserve the Right to Determine Validity of All Tenders
      We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

If You Tender Old Notes Pursuant to the Exchange Offer, You May Withdraw Them at any Time Prior to the Expiration Date
      For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:

•	The person named in the letter of transmittal as tendering old notes you are withdrawing;

•	The certificate numbers of old notes you are withdrawing;

•	The principal amount of old notes you are withdrawing;

•	A statement that you are withdrawing your election to have us exchange such old notes; and

•	The name of the registered holder of such old notes, which may be a person or entity other than you, such as your broker-dealer.
      The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

How We Will Either Exchange Your Old Notes for Notes or Return Them to You
      On the exchange date, we will determine which old notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the old notes to you in exchange for Notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.

We May Modify or Terminate the Exchange Offer Under Some Circumstances
      We are not required to issue Notes in respect of any properly tendered old notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. If we terminate the exchange offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:

•	Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the old notes for exchange offer; or

•	Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•	A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

      The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.
      Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.
      In addition, we will not accept for exchange any tendered old notes, and we will not issue Notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to Send Your Documents for the Exchange Offer
      We have appointed The Bank of New York Trust Company, N.A. as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:

The Bank of New York Trust Company, N.A.
Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286
Attn: Randolph Holder
      To Confirm by Telephone:

(212) 815- 5098
      Facsimile Transmissions (eligible institutions only):

(212) 298-1915
      If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your old notes. We will return your old notes to you.

We Are Paying our Costs for the Exchange Offer
      We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately $500,000.
      No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.

      If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the exchange offer on our behalf.

There Are No Dissenter or Appraisal Rights
      Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Canadian Federal and United States Federal Income Tax Consequences to You
      Your exchange of old notes for Notes should not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss for United States federal income tax purposes as a result of the exchange. Similarly, your exchange of old notes for Notes will not constitute a disposition of the old notes for Canadian federal income tax purposes, and therefore you will not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax as a result of the exchange. See “Important Canadian Federal and United States Federal Income Tax Considerations” below.

This Is the Only Exchange Offer for the Old Notes that We Are Required to Make
      Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the indenture. If we exchange old notes in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid.
      We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

Accounting Treatment
      We will record the Notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

DESCRIPTION OF THE NOTES
      The Company will issue the Notes under the indenture dated as of February 3, 2005 (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Indenture complies with the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the Notes will be substantially identical to the terms of the old notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, the Company’s affiliates or certain other persons.
      The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You should read the Indenture and the Registration Rights Agreement referred to under “Registration Rights” below because those documents, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and Registration Rights Agreement are available upon request to the Company at the address indicated under “Where You Can Find More Information.” You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Company” refers only to Novelis Inc. and not to any of its subsidiaries.
Principal, Maturity and Interest
      The Company is offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, the Notes for all of the outstanding old notes. In addition, subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” the Company can issue an unlimited principal amount of additional Notes at later dates under the same Indenture (the “Additional Notes”). The Company can issue the Additional Notes as part of the same series or as an additional series. Any Additional Notes that the Company issues in the future will be identical in all respects to the Notes that the Company is issuing now, except that Notes issued in the future will have different issuance dates and may have different issuance prices. The Company will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.
      The Notes will mature on February 15, 2015.
      Interest on the Notes will accrue at a rate of 7 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged, or if no interest has been paid, from February 3, 2005, which was the date of original issuance of the old notes. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. The Company will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date.
      Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
      The interest rate on the old notes and the Notes, as applicable, will increase if:

(1) the Company does not file within the required time period either:

(A) a registration statement to allow for an exchange offer or

(B) a resale shelf registration statement for the Notes;

(2) one of the registration statements referred to above is not declared effective within the required time period;

(3) the exchange offer referred to above is not consummated or the resale shelf registration statement referred to above is not declared effective within the required time period; or

(4) certain other conditions are not satisfied as described under “Registration Rights.”
      Any additional interest payable as a result of any such event is referred to as “Special Interest” and all references to interest in this description include any Special Interest that becomes payable. You should refer to the description under the heading Registration Rights for a more detailed description of the circumstances under which the interest rate will increase.
Ranking
      The Notes will be:

•	senior, unsecured obligations of the Company;

•	effectively junior in right of payment to all existing and future secured debt of the Company (including the Senior Credit Facility) to the extent of the value of the assets securing that debt;

•	equal in right of payment (“pari passu”) with all existing and future senior debt of the Company;

•	senior in right of payment to all future subordinated debt of the Company; and

•	guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.
      As of June 30, 2005, the Company and its subsidiaries on a consolidated basis, had $1.1 billion of senior secured debt outstanding none of which would have been subordinated to the Notes or the Subsidiary Guaranties.
      Most of the operations of the Company will be conducted through its subsidiaries. Therefore, the Company’s ability to service its debt, including the Notes, will depend substantially upon the cash flows of its subsidiaries and their ability to distribute those cash flows to the Company as dividends, loans or other payments. Certain laws restrict the ability of the Company’s subsidiaries to pay dividends or to make loans and advances to it. The Company’s ability to use the cash flows of those subsidiaries to make payments on the Notes will be limited to the extent of any such restrictions. Furthermore, in certain circumstances, bankruptcy, “fraudulent conveyance” laws or other similar laws could invalidate or limit the efficacy of the Subsidiary Guaranties. Any of the situations described above could make it more difficult for the Company to service its debt, including the Notes.
      Except to the extent of any intercompany loans or other advances, the Company only has a stockholder’s claim in the assets of its subsidiaries. Its rights as a stockholder are junior in right of payment to the valid claims of creditors of the Company’s subsidiaries against those subsidiaries. Holders of the Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will effectively rank senior to the Notes.
      As of June 30, 2005, the Company had $4.8 billion in total consolidated debt and other liabilities (excluding inter-company balances), of which $5.6 billion (including inter-company balances) was debt and other liabilities of the Company and the Subsidiary Guarantors, $1.1 billion (including inter-company balances) of which was debt and other liabilities of the Company’s other subsidiaries and ($1.9) billion was intercompany balances. The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Indenture limits the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur. Notwithstanding these limitations, the Company and its Subsidiaries may Incur substantial additional Debt. Debt may be Incurred either by Subsidiary Guarantors or by the Company’s other subsidiaries.
      The Notes and the Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors,

including their obligations under the Senior Credit Facility, will be effectively senior to the Notes and the Subsidiary Guaranties to the extent of the value of the assets securing such Debt.
      As of June 30, 2005, the outstanding secured Debt of the Company and the Subsidiary Guarantors on a consolidated basis was $1.1 billion.
      See “Risk Factors — We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the Notes,” “ — Fraudulent conveyance laws and other legal restrictions may permit courts to void our subsidiaries’ guarantees of the Notes in specific circumstances, which would interfere with payment under our subsidiaries’ guarantees.”
Subsidiary Guaranties
      The obligations of the Company under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by: (a) all the existing and all future Canadian Restricted Subsidiaries and U.S. Restricted Subsidiaries of the Company; (b) Novelis do Brasil Ltda, Novelis UK Ltd., Novelis Europe Holdings Ltd., Novelis Aluminium Holding Company, Novelis Deutschland GmbH, Novelis Switzerland S.A., Novelis Technology AG and Novelis AG; and (c) any other Restricted Subsidiaries of the Company that Guarantee Debt in the future under Credit Facilities, provided that the borrower of such Debt is the Company or a Canadian Restricted Subsidiary or a U.S. Restricted Subsidiary. See “Certain Covenants — Future Subsidiary Guarantors.” The liability of each Subsidiary Guarantor under its Subsidiary Guaranty will be subject to the limitations applicable under local law, including limitations related to insolvency, minimum capital requirements, and fraudulent conveyances. For example, with respect to Novelis Deutschland GmbH, its liability under its Subsidiary Guaranty will be limited to the extent that its net assets (Eigenkapital) may not fall below the amount of its stated share capital (Stammkapital) as a result of the enforcement of the Subsidiary Guaranty and that such an enforcement must not result in a breach of the prohibition of insolvency causing intervention (Verbot des existenzvernichtenden Eingriffs) by depriving Novelis Deutschland GmbH of the liquidity necessary to fulfill its financial liabilities to its creditors. With respect to the Subsidiary Guarantors organized under Swiss law, namely, Novelis AG, Novelis Switzerland S.A. and Novelis Technology AG, the liability of each such Subsidiary Guarantor under its Subsidiary Guaranty will be limited to the maximum amount of its profits and reserves available for distribution.
      The Subsidiary Guarantors currently generate most of the Company’s consolidated sales and operating revenue and own most of its assets. The subsidiaries of the Company that will not be Subsidiary Guarantors at the consummation of this exchange offer represented the following approximate percentages of (a) sales and operating revenues, (b) income before income taxes and other items and interest, and (c) assets of the Company, on an historical combined and consolidated basis:

27% and 28%	of the Company’s combined and consolidated total sales and operating revenues represented by sales to third parties by subsidiaries that are not Subsidiary Guarantors (for the year ended December 31, 2004 and the six months ended June 30, 2005)
26%	of the Company’s consolidated income before income taxes and other items and interest represented by subsidiaries that are not Subsidiary Guarantors for the six months ended June 30, 2005. For the year ended December 31, 2004, the Company’s subsidiaries that are not Subsidiary Guarantors had a combined loss before income taxes and other items and interest totaling $50 million.
36%	of the Company’s consolidated assets represented by subsidiaries that are not Subsidiary Guarantors (at June 30, 2005)

      If the Company or a Subsidiary Guarantor, sells or otherwise disposes of either:

(1) its ownership interest in a Subsidiary Guarantor, or

(2) all or substantially all the assets of a Subsidiary Guarantor, then the Subsidiary Guarantor so sold or disposed of will be released from all of its obligations under its Subsidiary Guaranty. In addition, if, consistent with the requirements of the Indenture, the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” “— Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries” and “— Merger, Consolidation and Sale of Property.”
Optional Redemption
      Except as set forth in this section and below under “— Tax Redemption,” the Notes will not be redeemable at the option of the Company prior to February 15, 2010. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption
Year	Price

2010	103.625%
2011	102.417%
2012	101.208%
2013 and thereafter	100.000%
      At any time prior to February 15, 2010, the Company may from time to time redeem all or any portion of the Notes after giving the required notice under the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed, and

(b) the sum of the present values of (1) the redemption price of the Notes at February 15, 2010 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through February 15, 2010, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360–day year consisting of twelve 30–day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
      Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which such Officer’s Certificate should be delivered on the redemption date.
      In addition, at any time and from time to time prior to February 15, 2008, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the old notes and the Notes (as well as any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 107.250% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the old notes and the Notes (as well as any Additional Notes) remains outstanding. Notice of any such redemption shall be made within 90 days of such Public Equity Offering and such redemption shall be effected upon not less than 30 nor more than 60 days’ prior notice.
Tax Redemption
      The Company may, at its option, at any time redeem in whole but not in part the outstanding old notes and Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts (as defined herein) in respect of the notes as a result of:

(a) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or

(b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.
      See “— Additional Amounts.”
Additional Amounts
      The Indenture provides that payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless the Company or any Subsidiary Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the Notes or by the interpretation or administration thereof. If, after the Issue Date, the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Subsidiary Guarantor will pay to each holder of Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the Notes (an “Excluded holder”):

(a) with which the Company or such Subsidiary Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or

(b) which is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the Subsidiary Guaranty or the receipt of payments thereunder.
      The Company and the Subsidiary Guarantors will also:

(a) make such withholding or deduction, and

(b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
The Company and the Subsidiary Guarantors will furnish to the Trustee, or cause to be furnished to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Company or any such Subsidiary Guarantor or other evidence of such payment satisfactory to the Trustee. The Trustee shall make such evidence available upon the written request of any holder of the Notes that are outstanding on the date of any such withholding or deduction.
      The Company and the Subsidiary Guarantors will indemnify and hold harmless each holder of Notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

(a) any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction and paid by such holder as a result of payments made under or with respect to the Notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(b) any Taxes (other than Taxes on such holder’s profits or net income) imposed with respect to any reimbursement under clause (a) above so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if such reimbursement had not been imposed.
      At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any such Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Notes on the payment date. Whenever in the Indenture there is mentioned, in any context:

(a) the payment of principal (and premium, if any),

(b) purchase prices in connection with a repurchase of Notes,

(c) interest, or

(d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Sinking Fund
      There will be no mandatory sinking fund payments for the Notes.
Change of Control Offer
      Upon the occurrence of a Change of Control, the Company will be required to make an offer to each holder of Notes to repurchase all or any part (of $1,000 or any integral multiple thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
      Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the Security Register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Offer” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
      The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.
      Subject to compliance with the other covenants described in this prospectus, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company’s liquidity, capital structure or credit ratings.
      The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” the Property of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries, considered as a whole, dispose of less than all this Property by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.
      The Senior Credit Facility provides that certain of the events that would constitute a Change of Control would also constitute a default under the Senior Credit Facility and entitle the lenders under that facility to require that such debt be repaid. Other future debt of the Company may prohibit certain events that would constitute a Change of Control or require such debt to be repurchased or repaid upon a Change of Control. Moreover, if holders of Notes exercise their right to require the Company to repurchase such Notes, the Company could be in breach of obligations under existing and future debt of the Company. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. The Company cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes, as required following a Change of Control Offer, would result in a default under the Indenture. Such a default would, in turn, constitute a default under the Senior Credit Facility and other existing debt of the Company and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the old notes and Notes. See “— Amendments and Waivers.”

Certain Covenants
      Covenant Termination and Suspension. The Indenture provides that the covenants set forth in this section will be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be under no obligation to comply with the covenants set forth in this section, except for the covenants described under the following headings:

•	the second paragraph under “— Limitation on Liens,”

•	the second paragraph under “— Limitation on Sale and Leaseback Transactions,”

•	“— Designation of Restricted and Unrestricted Subsidiaries” (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)),” and

•	“— Future Subsidiary Guarantors.”
The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under “— Merger, Consolidation and Sale of Property” (other than clause (e) of the first and second paragraphs thereunder).
      If, prior to the Company reaching Investment Grade Status, the Notes receive an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing then, beginning on that day and continuing until the Investment Grade Rating assigned by that Rating Agency to the Notes subsequently decline as a result of which the Notes do not carry an Investment Grade Rating from at least one Rating Agency (such period being referred to as a (“Suspension Period”), the covenants set forth in the Indenture, except for those specifically listed above, will be suspended and will not be applicable during that Suspension Period.
      In the event that the Company and the Restricted Subsidiaries are not subject to the suspended covenants for any period of time as a result of the preceding paragraph and, subsequently, the Rating Agency withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the suspended covenants, and compliance with the suspended covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under “— Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.
      There can be no assurance that the Notes will ever achieve an Investment Grade Rating from one or both Ratings Agencies.
      Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00: 1.00, or

(2) such Debt is Permitted Debt.
      The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of the Company evidenced by the old notes and the Notes issued in exchange for such old notes and in exchange for any Additional Notes and (ii) Debt of the Subsidiary Guarantors evidenced by Subsidiary Guaranties relating to the old notes and the Notes issued in exchange for such old notes and in exchange for any Additional Notes;

(b) Debt of the Company or a Restricted Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $2.1 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales;”

(c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the cost of construction, acquisition or improvement of the Property acquired, constructed or leased together with the reasonable costs of acquisition, and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of Consolidated Net Tangible Assets;

(d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

(f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(h) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(i) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j) Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(k) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (j) above (including in such clauses (a) through (j), but not limited to, any Debt incurred under Credit Facilities prior to the Issue Date);

(l) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $150.0 million; and

(m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c) and (k) above.
      Notwithstanding anything to the contrary contained in this covenant, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.
      For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (and may later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant; provided, however, that any incurrences of Debt under Credit Facilities prior to the Issue Date shall be treated as having been incurred under clause (b) above.
      Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been provided (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Debt) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.
      Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year and such repurchases shall be included in the calculation of the amount of Restricted Payments;

(e) make payments in connection with the Reorganization Transactions of not more than $2.7 billion in the aggregate to Alcan and its subsidiaries as contemplated in this prospectus, provided that such payment shall be excluded from the calculation of the amount of Restricted Payments;

(f) make payments in connection with Specified Post Closing Transactions; and

(g) make other Restricted Payments in an aggregate amount after the Issue Date not to exceed $75.0 million.
      Limitation on Liens. Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period (and during any period that this paragraph shall apply when there is no election by the Company pursuant to the following paragraph), the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.
      After the Notes achieve Investment Grade Status and during any Suspension Period, the Company may elect by written notice to the Trustee and the holders of the Notes to be subject to an alternative covenant with respect to “Limitation on Liens,” in lieu of the preceding paragraph. Under this alternative covenant, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien securing Debt (other than Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of “Permitted Liens”) upon (1) any Principal Property of the Company or any Restricted Subsidiary, (2) any Capital Stock of a Restricted Subsidiary or (3) any Indebtedness of a Restricted Subsidiary owed to us or another Restricted Subsidiary, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such other obligations are no longer secured by such lien. Notwithstanding the foregoing, after the Notes achieve Investment Grade Status and during a Suspension Period, the Company and its Restricted Subsidiaries will be permitted to create, incur, assume or suffer to exist Liens, and renew, extend or replace such Liens, in each case without complying with the foregoing; provided that the aggregate amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by these Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of “Permitted Liens,” (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) plus the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under “— Sale and Leaseback Transactions”), would not exceed the greater of 10% of Consolidated Net Tangible Assets, determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished, and $400,000,000.
      Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of any one or a combination of the following: (i) cash, Cash Equivalents or Additional Assets, (ii) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, or (iii) securities, notes or other obligations received by the Company or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale;

(c) no Default or Event of Default would occur as a result of such Asset Sale; and

(d) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (c).
      The Net Available Cash (or any portion thereof, if any) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).
      Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced and for which binding contractual commitments have been entered into prior to the end of such 365-day period and that shall not have been completed or abandoned, shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”
      When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount (of a minimum $1,000 or any integral multiple thereof) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero; provided, however, that the amount of the Unoffered Excess Proceeds (as defined herein) shall constitute Excess Proceeds in respect of the Notes for purposes of the first Prepayment Offer that is made after the Fifth Anniversary (as defined herein).
      The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds; and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the old notes and Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the old notes and Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the old notes and Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

      Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.
      Notwithstanding the foregoing, in no event shall the Company be required to repurchase or make a Prepayment Offer or Prepayment Offers (including, without limitation, with respect to the proceeds of an Asset Sale arising from the issuance of shares of Capital Stock of any Restricted Subsidiary) to purchase more than 25% of the original aggregate principal amount of the old notes on or prior to the fifth anniversary of the Issue Date (the “Fifth Anniversary”). If the aggregate Allocable Excess Proceeds (disregarding any resetting to zero pursuant to the foregoing paragraphs) resulting from Asset Sales occurring on or prior to the Fifth Anniversary that, but for the first sentence of this paragraph, the Company would be required to apply to repurchase or make an offer to purchase Notes, exceed 25% of the original aggregate principal amount of the old notes and Notes, then, subject to and in accordance with the procedures set forth in this covenant, within five Business Days after the Fifth Anniversary the Company shall make a Prepayment Offer for the old notes and Notes in an amount equal to such excess (“Unoffered Excess Proceeds”).
      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.
      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(b) make any loans or advances to the Company or any other Restricted Subsidiary; or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.
      The foregoing limitations will not apply:

(1) to restrictions or encumbrances existing under or by reason of:

(A) agreements in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, the Indenture, the Subsidiary Guaranties and the Senior Credit Facility), and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements to which they relate as in place on the date of the Indenture,

(B) Debt or Capital Stock of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary or at the time it merges with or into the Company or a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition,

(C) the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole to the holders of Notes than those under the agreement evidencing the Debt so Refinanced,

(D) any applicable law, rule, regulation or order,

(E) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Debt being refinanced,

(F) Liens securing obligations otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Limitation on Liens” or below under the caption “— Limitation on Sale and Leaseback Transactions” that limit the right of the debtor to dispose of the assets subject to such Liens,

(G) customary provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation or prohibition is applicable only to the assets that are the subject of such agreements,

(H) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, or

(I) arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity, and

(2) with respect to clause (c) only, to restrictions or encumbrances:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) customary restrictions contained in any asset purchase, stock purchase, merger or other similar agreement, pending the closing of the transaction contemplated thereby, or

(E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business in good faith.
      Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million (1) the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, or (2) the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.
      Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following, which shall not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of clauses (a), (b) and (c) above of this covenant:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any Restricted Subsidiary in the ordinary course of business (or that is otherwise reasonable as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) with an officer, employee, consultant or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(d) loans and advances to employees made in the ordinary course of business other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided that the Dollar Equivalent of the aggregate principal amount of such loans and advances do not exceed $15.0 million in the aggregate at any time outstanding;

(e) any transactions between or among any of the Company, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of the Indenture;

(f) agreements in effect on the Issue Date and any amendments, modifications, extensions or renewals thereto that are no less favorable to the Company or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(g) transactions with a Person that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns Capital Stock of and/or controls, such Person;

(h) payment of fees and expenses to directors who are not otherwise employees of the Company or a Restricted Subsidiary, for services provided in such capacity, so long as the Board of Directors or a duly authorized committee thereof shall have approved the terms thereof;

(i) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by the Company’s Board of Directors as a duly authorized committee thereof;

(j) transactions with Affiliates solely in their capacity as holders of Debt or Capital Stock of the Company or any of its Subsidiaries, provided that a significant amount of the Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and those Affiliates are treated no more favorably than holders of the Debt or Capital Stock generally; and

(k) any action required to be taken in connection with the Specified Post Closing Transactions.
      Limitation on Sale and Leaseback Transactions. Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Debt,” and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenant described under “— Limitation on Liens,” and

(b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under “— Limitation on Asset Sales.”
      After the Notes achieve Investment Grade Status or during any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years unless:

(1) the Company or that Restricted Subsidiary, as applicable, would at the time of entering into the transaction be entitled to incur Debt secured by a Lien on that Principal Property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2) an amount equal to the net cash proceeds of the Sale and Leaseback Transaction is applied within 180 days to:

(a) the voluntary retirement or prepayment of any Debt of the Company or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Notes, or

(b) the purchase of other property that will constitute Principal Property having a value (as determined in good faith by the Board of Directors) in an amount at least equal to the net cash proceeds of the Sale and Leaseback Transaction; or

(3) within the 180-day period specified in clause (2) above, the Company or that Restricted Subsidiary, as applicable, deliver to the trustee for cancellation old notes and Notes in an aggregate principal amount at least equal to the net proceeds of the Sale and Leaseback Transaction.
Notwithstanding the foregoing, after the Notes achieve Investment Grade Status or during any Suspension Period, the Company and any Restricted Subsidiary may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Debt of the Company and its Restricted Subsidiaries that is secured by Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) of the definition of “Permitted Liens,” (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) and the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the preceding paragraph) would not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.
      Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; and

(b) either:

(1) the Subsidiary to be so designated has total assets of $1,000 or less, or

(2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company, or

(3) the Investment by the Company or another Restricted Subsidiary in such Subsidiary is treated as a Restricted Payment under the covenant described under “— Limitation on Restricted Payments” and such Restricted Payment is permitted under such covenant at the time such Investment is made.
Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.
      Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.
      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).
      Future Subsidiary Guarantors. The Company shall cause each Person that becomes (a) a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or (b) a Restricted Subsidiary that Guarantees Debt in the future under Credit Facilities, provided that the borrower of such Debt is the Company or a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary, in each case following the Issue Date, to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or otherwise becomes obligated to become a Subsidiary Guarantor under the Indenture.
Merger, Consolidation and Sale of Property
      The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia, Canada or any province or territory of Canada;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;”

(f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

(g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if the transaction or series of transactions had not occurred; and

(h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

      The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States, any State thereof, the District of Columbia or Canada or any province or territory of Canada;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;”

(f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

(g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred; and

(h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

      The foregoing provisions of this paragraph (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”
      The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b) a lease,
shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.
Payments for Consents
      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SEC Reports
      The Company shall provide the Trustee and holders of Notes, within 15 days after it files with, or furnishes to, the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to the Indenture. Regardless of whether the Company is required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to continue to file with, or furnish to, the SEC and provide the Trustee and holders of Notes:

(a) within 90 days after the end of each fiscal year (or such shorter period as the SEC may in the future prescribe), an annual report containing substantially the same information required to be contained in Form 10-K or Form 20-F (or any successor form) that would be required if the Company were subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act; and

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may in the future prescribe), a quarterly report containing substantially the same information required to be contained in Form 10-Q (or any successor form) that would be required if the Company were organized in the United States and subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act, provided, however, that the Company shall not be so obligated to file any of the foregoing reports with the SEC if the SEC does not permit such filings.
Events of Default
      Events of Default in respect of the Notes include:

(1) failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 60 days after written notice is given to the Company as provided below;

(5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50.0 million (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”);

(8) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the “guaranty provisions”); and

(9) any security interest securing the Notes or any Subsidiary Guaranty that may be granted after the Issue Date pursuant to the terms of the Indenture shall, at any time, (A) cease to be in full force and effect for any reason other than in accordance with its terms or the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or (B) be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the “security default provisions”).
      A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the old notes and Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
      The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon an Officer becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee, within 10 days of becoming so aware, written notice in the form of an Officers’ Certificate specifying such Default or Event of Default, its status, and the action the Company proposes to take with respect thereto.

      If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the old notes and Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued and unpaid interest, including Special Interest, if any to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the old notes and Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the old notes and Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.
      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The holders of a majority in aggregate principal amount of the old notes and Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default: (a) in the payment of the principal or, premium, if any, or interest, including Special Interest, if any, and (b) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected thereby.
      No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered holders of at least 25% in aggregate principal amount of the old notes and Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

(c) the Trustee shall not have received from the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary or Affiliate of the Company, as such, will have any liability for any obligations under the Notes, the Indenture, the Subsidiary Guaranties, the registration rights agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Amendments and Waivers
      Subject to certain exceptions, the Company and the Trustee with the consent of the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend the Indenture and the old notes and Notes, and the registered holders of at least a majority in aggregate principal amount of the old notes and Notes outstanding may waive any past default or compliance with any provisions of the Indenture and the Notes (except a default in the payment of principal, premium, interest, including Special Interest, if any, and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note). However, without the consent of each holder of an outstanding Note, no amendment may, among other things,

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note;

(3) reduce the principal of, or extend the Stated Maturity of, any Note, or alter the provisions with respect to the redemption of the Notes;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Subsidiary Guaranty;

(6) waive a Default or Event of Default in the payment of principal of, premium, if any, and interest, including Special Interest, if any, on such Notes (except a rescission of acceleration of such Notes by the holders of at least a majority in aggregate principal amount of the old notes and Notes and a waiver of the payment default that resulted from such acceleration);

(7) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on such Notes;

(8) subordinate the Notes or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor;

(9) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(10) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Optional Redemption” and “— Additional Amounts;”

(11) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(12) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(13) amend or modify the provisions described under “— Additional Amounts;”

(14) make any change in any Subsidiary Guaranty, that would adversely affect the holders of the Notes; or

(15) make any change in the preceding amendment and waiver provisions.

      The Indenture and the Notes may be amended by the Company and the Trustee without the consent of any holder of the Notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture, provided, that the Company delivers to the Trustee:

(A) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred, and

(B) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guaranties as provided or permitted by the terms of the Indenture;

(5) secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any holder of the Notes;

(7) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8) evidence or provide for a successor Trustee; or

(9) provide for the issuance of Additional Notes in accordance with the Indenture.
      The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, the Company is required to mail to each registered holder of the Notes at such holder’s address appearing in the Security Register a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.
Defeasance
      The Company may, at its option and at any time, terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes and to pay Additional Amounts, if any. The Company at any time also may terminate:

(1) its obligations under the covenants described under “— Change of Control Offer” and “— Certain Covenants,”

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions, in each case described under “— Events of Default” above, and

(3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, “— Merger, Consolidation and Sale of Property” above (“covenant defeasance”).
The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
      If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “— Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph of, or with the second paragraph of, “— Merger, Consolidation and Sale of Property” above. If the Company exercises its legal defeasance option or its covenant defeasance option, any collateral then securing the Notes will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.
      The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) 90 days pass after the deposit is made, and during the 90-day period, no Default described in clause (7) under “— Events of Default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling, or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would be the case if such defeasance has not occurred;

(h) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred;

(i) the Company delivers to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such deposit and defeasance had not occurred; and

(j) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.
Satisfaction and Discharge
      The Company may discharge the Indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all outstanding Notes when:

(1) either

(a) all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not previously delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee, and in the case of (A), (B) or (C), the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of such cash and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by it under the Indenture; and

(3) if required by the Trustee, the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.
Foreign Currency Equivalents
      For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Debt was incurred or other transaction was entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.
Consent to Jurisdiction and Service of Process
      The Company will irrevocably appoint Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any Federal or state court located in New York City and that each of the parties submit to the jurisdiction thereof.
Enforceability of Judgments
      Since most of the Company’s assets are located outside the United States, any judgment obtained in the United States against it, including judgments with respect to the payment of any principal, premium, interest, including Special Interest, and Additional Amounts may not be collectible within United States.
      The Company has been advised by its counsel, Ogilvy Renault LLP, that the laws of the Provinces of Québec, Ontario and British Columbia and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Provinces of Québec, Ontario and British Columbia (a “Canadian Court”) on any final, conclusive and enforceable judgment of any federal or state court located in the Borough of Manhattan in The City of New York (“New York Court”) that is subsisting and unsatisfied, not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Provinces of Ontario and British Columbia, as the case may be (or in the Province of Québec if the outcome of the decision of the New York Court is not manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws), expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; (v) in the Province of Québec, a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Québec, whether it has acquired the authority of a final judgment or not, or is not pending before a Québec authority, in the first instance, or has not been decided in a third country and the decision has met the necessary conditions for recognition in the Province of Québec; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense; and (vii) in the Provinces of Ontario and British Columbia, a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the law of the relevant province.
      The Company has been advised by its counsel, Ogilvy Renault LLP, that they know of no reason under the laws of the Provinces of Québec, Ontario and British Columbia and the federal laws of Canada applicable therein, for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes on the basis of public policy or public order, as these terms are understood in international relations and under the laws of the relevant province and the laws of Canada applicable therein.

      In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian court will render its decisions in the Canadian currency equivalent of such foreign currency, calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.
Governing Law
      The Indenture and the Notes are governed by the laws of the State of New York.
The Trustee
      The Bank of New York Trust Company, N.A. is the Trustee under the Indenture.
      Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Certain Definitions
      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.
      “Additional Assets” means:

(a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.
      “Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.
      For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates and — Limitation on Asset Sales” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof; provided, however, that Alcan shall not be deemed to be an Affiliate of the Company solely by virtue of the agreements it entered into with the Company in connection with the Reorganization Transactions as described in this prospectus.
      “Alcan” means Alcan Inc., a corporation organized under the laws of Canada.
      “Alternative Currency” means any lawful currency other than U.S. dollars that is freely transferable into U.S. dollars.
      “Approved Member States” means Belgium, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
      “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of the following:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the first or second paragraph of the covenant described under “— Merger, Consolidation and Sale of Property”),

(4) any sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to or by a Securitization Entity for the fair market value thereof,

(5) any sale pursuant to any Specified Post Closing Transactions;

(6) any sale of assets pursuant to a Sale and Leaseback Transaction, provided that neither the Company nor any Restricted Subsidiary shall, nor shall they permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases does not exceed $25.0 million in any fiscal year;

(7) any sale or disposition of cash or Cash Equivalents;

(8) the granting of Liens not prohibited by the Indenture; and

(9) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $10.0 million.
      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
      “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.
      “Board of Directors” means the board of directors of the Company.
      “Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification.
      “Canadian Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada or any province thereof.
      “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
      “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.
      “Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.
      “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.
      “Cash Equivalents” means any of the following:

(a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing maturing within 365 days of the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, eurocurrency time deposits, overnight bank deposits, money market deposits and bankers’ acceptances maturing within 365 days of the date of acquisition thereof and issued by a bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-1” by S&P or “P-1” by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or the “R-1” category by the Dominion Bond Rating Service Limited and has capital, surplus and undivided profits aggregating in excess of $500 million;

(c) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets that exceed $500 million and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(e) commercial paper issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or in the “R-1” category by the Dominion Bond Rating Service Limited; and

(f) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States or the District of Columbia or any political subdivision or instrumentality thereof (including any agency or instrumentality thereof) or any province of Canada (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state or province is pledged and maturing within 365 days of the date of acquisition thereof, provided that the long-term debt of such state, province or political subdivision is rated, in the case of a state of the United States, one of the two highest ratings from Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), or the “R-1” category by the Dominion Bond Rating Service Limited;
provided, however, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (e) of this definition to the extent that such obligations have a credit rating equal to the sovereign rating of such jurisdiction.
      “Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.
      “Comparable Treasury Issue” means the U.S. treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
      “Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.
      “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b) all current maturities of long-term Debt.

      “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

(b) Consolidated Interest Expense for such four fiscal quarters;
      provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,
      Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.
      If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.
      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends,

(h) Preferred Stock Dividends,

(i) interest Incurred in connection with Investments in discontinued operations,

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.
      “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

(d) any extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles, and

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).
      Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.
      “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g) Investments in and assets of Unrestricted Subsidiaries.
      “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) or indentures, in each case, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.
      “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.
      “Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
      The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.
      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
      “Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.
      “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.
      “Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as determined by the Trustee using any method of determination it deems appropriate.
      “EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus

(1) any provision for taxes based on income or profits,

(2) Consolidated Interest Expense,

(3) loss from extraordinary items,

(4) depreciation, depletion and amortization expenses,

(5) all other non-cash expenses, charges and losses that are not payable in cash in any subsequent period, and

(6) non-recurring cash restructuring expenses, charges and losses, minus

(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income for such period, but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets, (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (5) above by reason of a decrease in the value of any Capital Stock or Capital Stock Equivalent.
      Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.
      “Event of Default” has the meaning set forth under “— Events of Default.”
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $50.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee.
      “GAAP” means U.S. generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
      provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”
      The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
      “Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.
      “holder” means a Person in whose name a Note is registered in the Security Register.
      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “— Certain Covenants — Limitation on Debt,” amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.
      “Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.
      “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.
      “Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.
      In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.
      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
      “Investment Grade Status” shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.
      “Issue Date” means the date on which the old notes were initially issued pursuant to the Indenture.
      “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).
      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
      “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.
      “NKL” means Novelis Korea Ltd.
      “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.
      “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any other executive officer of the Company.
      “Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.
      “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
      “Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company or any Restricted Subsidiary;

(b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

(d) Cash Equivalents;

(e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales,” or (B) any disposition of Property not constituting an Asset Sale;

(j) any Persons made for Fair Market Value that do not exceed 5% of Consolidated Net Tangible Assets in the aggregate outstanding at any one time;

(k) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(l) any Specified Post Closing Transactions; and

(m) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.
      “Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings timely instituted and diligently pursued, provided that any reserve or other appropriate provision that shall be required in accordance with GAAP shall have been established with respect thereto;

(d) Deposit account banks’ rights of set-off, Liens of landlords arising by statute, Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

(k) Liens not otherwise described in clauses (a) through (k) above on the Property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under “— Certain Covenants — Limitation on Debt”;

(l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g), or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(m) Liens on accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” transferred to a Securitization Entity in a Qualified Securitization Transaction;

(n) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(o) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(p) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r) licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any respect with the ordinary conduct of such Person’s business;

(s) Liens arising out of conditional sale, retention, consignment or similar arrangement, incurred in the ordinary course of business, for the sale of goods; and

(t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished.
      “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;
      provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.
      “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
      “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.
      “Principal Property” means any manufacturing plant or facility owned by the Company and/or one or more Restricted Subsidiaries having a gross book value in excess of 1.5% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.
      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.
      “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.
      “Public Equity Offering” means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.
      “Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;
provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.
      “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Debt owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
      “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
      “Rating Agencies” means Moody’s and S&P.
      “Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.
      “Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.
      “Reorganization Transactions” means the transactions pursuant to which the Company acquired the majority of Alcan’s aluminum rolled products business prior to the Issue Date, and the related financing transactions, each as described in this prospectus.
      “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.
      “Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or (iii) payments of up to $13.0 million required to be paid as a priority payment to Taihan Electric Wire Co., Ltd. under the constituent documents of NKL;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d) any Investment (other than Permitted Investments) in any Person.
      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
      “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.
      “SEC” means the U.S. Securities and Exchange Commission.
      “Securities Act” means the Securities Act of 1933, as amended.

      “Securitization Entity” means any wholly owned Subsidiary of the Company or any Restricted Subsidiary (or another Person in which the Company or any Restricted Subsidiary make an Investment and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets) (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Debt or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity, (ii) is recourse to or obligates the Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Restricted Subsidiary, (d) with which none of the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Restricted Subsidiary, and (e) to which none of the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
      “Senior Credit Facility” means the credit agreement, dated as of January 7, 2005, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures or otherwise.
      “Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;
provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Debt;

(B) any Debt Incurred in violation of the provisions of the Indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for Federal, state, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary; or

(F) any obligations with respect to any Capital Stock of the Company.
To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
      “Senior Debt” of any Subsidiary Guarantor has a correlative meaning to Senior Debt of the Company.
      “Separation Agreement” means the Separation Agreement between the Company and Alcan, dated as of December 31, 2004, as in effect on such date.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Exchange Act.
      “Special Interest” means the additional interest, if any, to be paid on the Notes as described under “Exchange Offer; Registration Rights.”
      “Specified Post Closing Transactions” means the payment by the Company or any Restricted Subsidiary to (i) Alcan of cash consideration for the transfer of certain equity interests in Germany to the Company or a Subsidiary of the Company; (ii) Alcan for reimbursement of the payment of Canadian transfer taxes in connection with the transfer of certain real property in Canada to the Company; (iii) United Kingdom and Malaysian governmental authorities for stamp duties payable in connection with the transfer of certain equity interests and real property in the United Kingdom and Malaysia to the Company or a Subsidiary of the Company; (iv) South Korean governmental authorities for Taxes payable in connection with the transfer of certain equity interests in South Korea to the Company or a Subsidiary of the Company; and (v) Alcan Holdings Switzerland AG of a cash price adjustment relating to the sale of certain Swiss assets to the Company or a Subsidiary of the Company.
      “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction so long as none of the same constitute Debt, a Guarantee or otherwise require the provision of credit support.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
      “Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.
      “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which an aggregate of 50% or more of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.
      “Subsidiary Guarantor” means (a) each Canadian Restricted Subsidiary and U.S. Restricted Subsidiary; (b) Novelis do Brasil Ltda, Novelis UK Ltd., Novelis Europe Holdings Ltd., Novelis Aluminium Holding Company, Novelis Deutschland GmbH, Novelis Switzerland S.A., Novelis Technology AG and Novelis AG; and (c) any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guaranty.
      “Subsidiary Guaranty” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.
      “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property,” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.
      “Taxing Jurisdiction” means (i) with respect to any payment made under the Notes, any jurisdiction (or any political subdivision thereof or therein) in which the Company, or any of its successors, are organized or resident for tax purposes or conduct of business, or from or through which payment is made and (ii) with respect to any payment made by a Subsidiary Guarantor, any jurisdiction (or any political subdivision thereof or therein) in which such Subsidiary Guarantor is organized or resident for tax purposes or conduct of business, or from or through which payment is made.
      “Taxes” means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.
      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
      “Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.
      “U.S. Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.
      “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
      “Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.
Book-Entry System
      The Notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.
      Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such global security for which old notes were exchanged by such Persons in the exchange offer. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants, including through Clearstream Banking, S.A. and Euroclear Bank S.A./ N.V., as operator of the Euroclear System. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
      Payment of principal of and interest on Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.
      A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated Notes only if:

(a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

(b) the Company in its discretion at any time determines not to have all the Notes represented by such global security, or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such global security.

      Any global security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated Notes,

(a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

(b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes, and

(c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.
      So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
      DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the initial purchasers or the Exchange Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS
      We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the old notes. In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain old notes and Notes. The following summary of the registration rights that are provided in the registration rights agreement and the Notes is not complete. You should refer to the registration rights agreement and the Notes for a full description of the registration rights that apply to the Notes.
      The Company, the Subsidiary Guarantors and the initial purchasers entered into the registration rights agreement on February 3, 2005 (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file the exchange offer registration statement (the “Exchange Offer Registration Statement”) relating to the old notes with the SEC within 180 days after the date of original issuance of the old notes, and use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC not later than 270 days after date of original issuance of the old notes. The Company and the Subsidiary Guarantors also agreed to commence and complete the exchange offer (the “Registered Exchange Offer”) as promptly as practicable after the effectiveness of the Exchange Offer Registration Statement and, in any event, to keep the exchange offer open for a period not less than 30 days and not more than 45 days after the date notice of the Registered Exchange Offer is mailed to the holders of the old notes (or in each case, longer if required by applicable law). In addition, the Company is required to allow Participating Broker-Dealers (as defined below) and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Notes for 180 days following the effective date of the Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).
      In the event that (1) any change in law or applicable interpretations of the staff of the SEC does not permit us to effect the exchange offer, (2) for any other reason the Exchange Offer Registration Statement is not declared effective within 270 days after the date of the original issuance of the old notes or the registered exchange offer is not consummated within 45 days after the effectiveness of the Exchange Offer Registration Statement, (3) any initial purchaser so requests with respect to old notes not eligible to be exchanged for Notes in the Registered Exchange Offer or (4) any holder of old notes (other than an initial purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Notes in the Registered Exchange Offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a broker-dealer (a “Participating Broker-Dealer”) receiving Notes in the Registered Exchange Offer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Notes shall not result in such Notes being not “freely tradeable”), the Company and the Subsidiary Guarantors will prepare at their cost and,

(a) as promptly as practicable (but in no event more than 180 days after so required or requested), file a registration statement (the “Shelf Registration Statement”) covering resales of the old notes or the Notes, as the case may be,

(b) use their respective reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 270 days after so required or requested, and

(c) use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective (subject to certain exceptions), supplemented and amended as required by the Securities Act until (1) the second anniversary of its effective date, or (2) the date upon which all the old notes or the Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (3) the date upon which the old notes or the Notes, as applicable, covered by the Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Securities Act pursuant to paragraph (k) thereof.

      We and the Subsidiary Guarantors will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the Notes, as the case may be. A holder selling such old notes or Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).
      If:

(a) on or prior to the 180th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC,

(b) on or prior to the 270th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective,

(c) on or prior to the 45th day following the effectiveness of the Exchange Offer Registration Statement, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or

(d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the “Transfer Restricted Securities” then outstanding (in addition to the stated interest on the old notes and the Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. “Transfer Restricted Securities” means (i) each old note until the date on which such old note has been exchanged for a freely transferable Note in the exchange offer, (ii) each old note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each old note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. We filed this registration statement 181 days after the issue date of the old notes. Accordingly, special interest accrued for one day on the old notes. All obligations regarding the payment of Special Interest that are outstanding with respect to any old note at the time it is exchanged survive until such time as all such obligations with respect to such old note have been satisfied in full. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. Following completion of this exchange offer and provided no broker-dealers hold Notes for which a re-sale prospectus is required, the Company’s and the Subsidiary Guarantors’ obligations under the Registration Rights Agreement will be extinguished.
      Holders of old notes will be required to make certain representations to us (as described elsewhere in this prospectus and the accompanying letter of transmittal) in order to participate in this exchange offer and Holders of old notes or Notes, as the case may be, will be required to deliver certain information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their old notes or Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring old notes or Notes, as applicable, a Holder will be deemed to have agreed to indemnify the Company and the Subsidiary Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of old notes or Notes, as applicable, will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.
      Pursuant to the terms of the Registration Rights Agreement, the Company and the Subsidiary Guarantors are not required to make a Registered Exchange Offer in any province or territory of Canada or to accept old notes surrendered by residents of Canada in the Registered Exchange Offer unless the distribution of Notes pursuant to such offer can be effected pursuant to exemptions from the registration and prospectus requirements of the applicable securities laws of such province or territory and, as a condition to the sale of the old notes pursuant to a Registered Exchange Offer, such Holders of old notes in Canada will be required to make certain representations to the Company, including a representation that they are entitled under the applicable securities laws of such province or territory to acquire the Notes without the benefit of a prospectus qualified under such securities laws.

IMPORTANT CANADIAN FEDERAL AND
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
Canadian Taxation
      The following summary describes certain Canadian federal income tax consequences to a holder of the Notes who acquires Notes in exchange for the old notes pursuant to this exchange offer and who, at all relevant times, (i) is not and is not deemed to be a resident of Canada for purposes of the Income Tax Act Canada (the “Tax Act”) and any applicable income tax convention, (ii) deals at arm’s length with us for purposes of the Tax Act, (iii) does not use or hold and is not deemed to use or hold the notes in the course of carrying on business in Canada, and (iv) is not an insurer for purposes of the Tax Act (a “Non-Resident Holder”). This summary is based on the current provisions of the Tax Act and the regulations thereunder, the current published administrative practices and policies of the Canada Revenue Agency and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance (Canada) prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the notes. Prospective holders should consult their own tax advisors with respect to the income tax considerations applicable to them.
      Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of the principal of the notes or premium, discount or interest on the Notes by us to a Non-Resident Holder, including in respect of a required offer to purchase the Notes, will be exempt from Canadian withholding tax.
      No other taxes on income (including taxable capital gains) will be payable under the Tax Act by Non-Resident Holders of the Notes in respect of the acquisition, ownership or disposition of the Notes.
      The exchange of old notes for Notes pursuant to the exchange offer will not constitute a disposition of the old notes for Canadian federal income tax purposes. A Non-Resident Holder will therefore not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax, as a result of the exchange.
United States Taxation
      This section describes the material United States federal income tax consequences of acquiring, owning and disposing of the Notes we are offering. It applies to you only if you hold your Notes as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a United States holder (as defined below) or a person related to a United States holder, that actually or constructively owns 10% or more of our voting stock, or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

      This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
      Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
      If a partnership or other pass-through entity holds Notes, the tax treatment of a partner or owner in the partnership or pass-through entity will generally depend upon the status of the partner and the activities of the partnership or pass-through entity. If you are a partner or owner in a partnership or other pass-through entity that is considering holding Notes, you should consult your tax advisor.
Tax Consequences of the Exchange
      The exchange of old notes for Notes should not be treated as a taxable event for United States federal income tax purposes. For United States federal income tax purposes, a holder of old notes should therefore not recognize any gain or loss as a result of the exchange and should have a tax basis in its Notes equal to the holder’s tax basis in the old notes exchanged. The United States federal income tax consequences of holding Notes to a holder that acquires Notes in exchange for old notes should be the same as the United States federal income tax consequences of holding old notes to the holder.
Tax Consequences of Acquiring Notes (Other Than in the Exchange)

United States Holders
      This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
      If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.
      Payments of Interest. You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
      Interest paid by us on the Notes is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007 generally will be “passive income” or “financial services income,” and interest paid in taxable years beginning after December 31, 2006 will be, depending on your circumstances, “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.
      Optional Redemption and Change of Control. We intend to take the position that the likelihood of an optional redemption, as described under “Description of the Notes — Optional Redemption,” a Change of Control Offer, as described under “Description of the Notes — Change of Control Offer,” is remote within the meaning of the applicable United States Treasury regulations. We do not intend to treat those possibilities as affecting the yield to maturity of the Notes for purposes of the original issue discount provisions of the Internal Revenue Code.
      Market Discount on the Notes. If you are a United States holder and you purchase a Note for an amount that is less than its principal amount, you will be treated as having purchased the Note at a market discount if the excess of the Note’s principal amount over your tax basis immediately after the acquisition of the Note is equal to or greater than 1/4 of 1 percent of the Note’s principal amount multiplied by the number of complete years to the Note’s maturity.
      In that case, you must treat any gain recognized on the maturity or disposition of your market discount Note as ordinary income to the extent of the accrued market discount on your Note. Alternatively, you may elect to include market discount in income currently over the life of the market discount Note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount Note and do not make this election, you generally will be required to defer deductions for interest on borrowings allocable to your Note in an amount not exceeding the accrued market discount on your Note until the maturity or disposition of the Note. You will accrue market discount on your market discount Note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. The election, if made, will apply only to the Note with respect to which it is made, and you may not revoke it.
      If your Note’s stated redemption price at maturity exceeds the price that you paid for the Note by less than 1/4 of 1 percent multiplied by the number of complete years to the Note’s maturity, the excess constitutes de minimis market discount, and the rules discussed above do not apply.
      Notes Purchased at a Premium. If you are a United States holder and you purchase a Note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on the Note by the amount of amortizable bond premium allocable to that year, based on the Note’s yield to maturity. This election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire. You may not revoke the election without the consent of the Internal Revenue Service.
      Purchase, Sale and Retirement of the Notes. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, and your tax basis in your Note. Any amounts of gain attributable to accrued interest or market discount, however, will be taxed as ordinary income (as discussed above under “Payments of Interest” and “Market Discount on the Notes”) to the extent you have not previously included such amounts in taxable income. Your adjusted tax basis in your Note generally will equal your cost in acquiring the Note, plus any amount of accrued but unpaid interest and market discount that you previously included in taxable income. Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

United States Alien Holders
      This subsection describes the tax consequences to a United States alien holder. If you are a United States holder, this subsection does not apply to you. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.
      Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder, interest on a Note paid to you is exempt from

United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.
      Purchase, Sale, Retirement and Other Disposition of the Notes. If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized, and certain other conditions exist.
      For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.
Backup Withholding and Information Reporting
      If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.
      Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.
      If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by us or another non-United States payor and

•	other payments of principal and interest and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.
      Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
      In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION
      Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Each holder of the old notes who wishes to exchange its old notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”
      In addition, each broker-dealer that receives Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by this exchange offer registration statement have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of old notes (which may include the initial purchasers) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making or other trading activities (but not directly from us or any of our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     ,                     , all dealers effecting transactions in the Notes may be required to deliver a prospectus.
      We will not receive any proceeds from any sale of Notes by brokers-dealers. Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the exchange offer registration statement have been distributed pursuant thereto and (ii) an exchanging dealer is no longer required to deliver a prospectus in connection with sales of the Notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.
      Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for Notes pursuant to the terms and conditions herein.
VALIDITY OF THE SECURITIES
      The validity of the Notes offered hereby will be passed upon by Sullivan & Cromwell LLP. Certain legal matters in connection with the exchange offer will also be passed upon for us by Ogilvy Renault LLP, Montréal, Canada, with respect to matters of Canadian law, by Jones Day, with respect to matters of Texas law, by MacFarlanes, with respect to matters of U.K. law, by A&L Goodbody, with respect to matters of Irish law, by Levy & Salomão Advogados, with respect to matters of Brazilian law and by internal counsel of Novelis Inc. with respect to matters of Swiss and German law.
EXPERTS
      The combined financial statements as at December 31, 2004 and December 31, 2003, and for each of the years in the three-year period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP (Montréal, Canada), independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THE NOVELIS GROUP

Report of Independent Registered Public Accounting Firm
To the Board of Directors of Novelis Inc.:
      In our opinion, the accompanying combined balance sheets and related combined statements of income, invested equity and cash flows present fairly, in all material respects, the financial position of the Novelis Group as described in Note 1, at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Novelis Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
Montreal, Quebec, Canada
March 24, 2005, except as to Note 26 and Note 28, which are as of August 3, 2005

The Novelis Group
COMBINED STATEMENT OF INCOME
Year ended December 31
(In millions of US$, except per share amounts)

	2004	2003	2002

Sales and operating revenues
— third parties	7,305	5,749	5,456
— related parties (NOTE 11)	450	472	437

	7,755	6,221	5,893

Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization noted below
— third parties	6,453	5,046	4,797
— related parties (NOTE 11)	403	436	411
Depreciation and amortization (NOTE 7)	246	222	211
Selling, general and administrative expenses	268	211	183
Research and development expenses
— third parties	20	18	18
— related parties (NOTE 11)	38	44	49
Interest
— third parties	41	21	20
— related parties (NOTE 11)	33	19	22
Other expenses (income) — net (NOTE 14)
— third parties	84	84	24
— related parties (NOTE 11)	(56)	(84)	22

	7,530	6,017	5,757

Income before income taxes and other items	225	204	136
Income taxes (NOTE 9)	166	50	77

Income before other items	59	154	59
Equity income (NOTE 10)	6	6	8
Minority interests	(10)	(3)	8

Income before cumulative effect of accounting change	55	157	75
Cumulative effect of accounting change, net of income taxes of nil (NOTES 4 AND 7)	—	—	(84)

Net income (Loss)	55	157	(9)

Earnings (Loss) per share (NOTE 5)
Basic
Income before cumulative effect of accounting change	0.74	2.12	1.01
Cumulative effect of accounting change	—	—	(1.13)

Net income (Loss) per share — basic	0.74	2.12	(0.12)

Diluted
Income before cumulative effect of accounting change	0.74	2.11	1.00
Cumulative effect of accounting change	—	—	(1.13)

Net income (Loss) per share — diluted	0.74	2.11	(0.13)

The accompanying notes are an integral part of the financial statements.

The Novelis Group
COMBINED BALANCE SHEET
As at December 31
(In millions of US$)

	2004	2003

ASSETS
Current assets
Cash and time deposits	31	27
Trade receivables (net of allowances of $33 in 2004 and $30 in 2003)
— third parties (NOTE 12)	710	558
— related parties (NOTE 11)	87	163
Other receivables
— third parties	118	97
— related parties (NOTES 11 AND 13)	846	1,167
Inventories
Aluminum	1,081	867
Raw materials	20	14
Other supplies	125	99

	1,226	980

Total current assets	3,018	2,992

Deferred charges and other assets (NOTE 15)	193	196
Long-term receivables from related parties (NOTE 11)	104	614
Property, plant and equipment (NOTE 16)
Cost (excluding construction work in progress)	5,506	5,218
Construction work in progress	112	129
Accumulated depreciation	(3,270)	(2,928)

	2,348	2,419

Intangible assets (net of accumulated amortization of $9 in 2004 and $6 in 2003) (NOTE 7)	35	26
Goodwill (NOTE 7)	256	69

Total assets	5,954	6,316

LIABILITIES AND INVESTED EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	859	802
— related parties (NOTE 11)	401	286
Short-term borrowings
— third parties	229	900
— related parties (NOTE 11)	312	64
Debt maturing within one year (NOTE 18)
— third parties	1	132
— related parties (NOTE 11)	290	10

Total current liabilities	2,092	2,194

Debt not maturing within one year (NOTES 18 AND 22)
— third parties	139	506
— related parties (NOTE 11)	2,307	1,011
Deferred credits and other liabilities (NOTE 17)	472	362
Deferred income taxes (NOTE 9)	249	152
Minority interests	140	117
Invested equity
Owner’s net investment	467	1,890
Accumulated other comprehensive income	88	84

	555	1,974

Commitments and contingencies (NOTE 20)

Total liabilities and invested equity	5,954	6,316

The accompanying notes are an integral part of the financial statements.

The Novelis Group
COMBINED STATEMENT OF CASH FLOWS
Year ended December 31
(In millions of US$)

	2004	2003	2002

OPERATING ACTIVITIES
Net income (Loss)	55	157	(9)
Adjustments to determine cash from operating activities:
Cumulative effect of accounting change	—	—	84
Depreciation and amortization	246	222	211
Deferred income taxes	97	(20)	(1)
Equity income	(6)	(6)	(8)
Asset impairment provisions	75	4	19
Stock option compensation	2	2	2
Loss (Gain) on sales of businesses and investment — net	—	(25)	4
Change in operating working capital
Change in receivables
— third parties	(112)	6	40
— related parties	28	101	(11)
Change in inventories	(145)	(18)	63
Change in payables and accrued liabilities
— third parties	(42)	18	142
— related parties	64	(24)	(92)
Change in deferred charges and other assets	(9)	(28)	(59)
Change in deferred credits and other liabilities	(14)	48	37
Other — net	(15)	7	(12)

Cash from operating activities	224	444	410

FINANCING ACTIVITIES
Proceeds from issuance of new debt
— third parties	575	500	105
— related parties	1,561	471	—
Debt repayments
— third parties	(993)	—	—
— related parties	(5)	—	(50)
Short-term borrowings — net
— third parties	(774)	577	(75)
— related parties	221	(29)	(66)
Dividends — minority interest	(4)	—	(2)
Net payments to Alcan	(1,512)	(592)	(153)

Cash from (used for) financing activities	(931)	927	(241)

INVESTMENT ACTIVITIES
Purchase of property, plant and equipment	(165)	(189)	(179)
Business acquisitions, net of cash and time deposits acquired	—	(11)	—
Proceeds from disposal of businesses, investments and other assets, net of cash	1	33	24
Change in loans receivable — related parties	874	(1,210)	(2)

Cash from (used for) investment activities	710	(1,377)	(157)

Effect of exchange rate changes on cash and time deposits	1	2	2

Increase (Decrease) in cash and time deposits	4	(4)	14
Cash and time deposits — beginning of year	27	31	17

Cash and time deposits — end of year	31	27	31

The accompanying notes are an integral part of the financial statements.

The Novelis Group
COMBINED STATEMENT OF INVESTED EQUITY
Year ended December 31
(In millions of US$)

			Accumulated
		Owner’s	Other		Total
	Comprehensive	Net	Comprehensive		Invested
	Income (Loss)	Investment	Income (Loss)		Equity

Balance at end of 2001		2,376	(142)		2,234
Net Loss — 2002	(9)	(9)			(9)
Other comprehensive income:
Net change in deferred translation adjustments	129
Net change in minimum pension liability — net of taxes of $4	(6)		123		123

Comprehensive income	114

Transfers (to)/from Alcan — net*		(167)			(167)

Balance at end of 2002		2,200	(19	) a	2,181
Net income — 2003	157	157			157
Other comprehensive income:
Net change in deferred translation adjustments	102
Net change in minimum pension liability — net of taxes of ($3)	1		103		103

Comprehensive income	260

Transfers (to)/from Alcan — net*		(467)			(467)

Balance at end of 2003		1,890	84 b		1,974
Net income — 2004	55	55			55
Other comprehensive income:
Net change in deferred translation adjustments	30
Net change in minimum pension liability — net of taxes of $15	(26)		4		4

Comprehensive income	59

Transfers (to)/from Alcan — net*		(1,478)			(1,478)

Balance at end of 2004		467	88 c		555

*	Refer to note 2 — Basis of Presentation — Cash Management for discussion of these amounts.

a.	Comprised of deferred translation adjustments of ($12) and minimum pension liability of ($7).

b.	Comprised of deferred translation adjustments of $90 and minimum pension liability of ($6).

c.	Comprised of deferred translation adjustments of $120 and minimum pension liability of ($32).
The accompanying notes are an integral part of the financial statements.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS
(In millions of US$, except where indicated)

1.	NATURE OF OPERATIONS
      On May 18, 2004, Alcan Inc. (Alcan) announced its intention to separate its rolled products business into a separate company and to pursue a spin-off of that business to its shareholders. The rolled products businesses were managed under two separate operating segments within Alcan, Rolled Products Americas and Asia and Rolled Products Europe. Alcan and its subsidiaries contributed and on January 6, 2005, transferred to a new public company, Novelis Inc. (the Company or Novelis), substantially all of the aluminum rolled products businesses operated by Alcan prior to its 2003 acquisition of Pechiney, together with some of Alcan’s alumina and primary metal-related businesses in Brazil, which are fully integrated with the rolled products operations there, as well as four former Pechiney rolling facilities in Europe, as their end-use markets and customers are more similar to those of Novelis. Included within the Group are the assets, liabilities and operations relating to the portions of the Sierre and Neuhausen facilities transferred to the Group, and comprising certain assets and liabilities of the automotive and other aluminum rolled products businesses relating to the sales and marketing output of the Sierre North Building as well as various laboratory and testing equipment used in the aluminum rolling sheet business in Neuhausen. These businesses formed the Novelis Group (the Group) prior to the spin-off on January 6, 2005. Novelis, which was formed on September 21, 2004, acquired the Novelis Group businesses on January 6, 2005, through the reorganization transactions described above.
      On January 6, 2005, the spin-off occurred following the approval by Alcan’s Board of Directors and shareholders, and the receipt of other required legal and regulatory approvals. Alcan shareholders received one Novelis common share for every five Alcan common shares held. Common shares of Novelis began trading on a “when issued” basis on the Toronto (TSX) and New York (NYSE) stock exchanges on January 6, 2005, with a distribution record date of January 11, 2005. “Regular Way” trading began on the TSX on January 7, 2005, and on the NYSE on January 19, 2005.
      The Novelis Group excludes the aluminum rolled products businesses that were retained by Alcan that consist primarily of: (1) facilities in Singen, Germany and a portion of the plant located in Sierre, Switzerland discussed below; (2) the Neuf-Brisach and Ravenswood facilities acquired in connection with the Pechiney acquisition; and (3) facilities acquired in connection with the Pechiney acquisition that produce plate and aerospace products and which have been attributed to Alcan’s Engineered Products operating segments. The Singen plant in Germany supplies three operating segments within Alcan, Rolled Products Europe, Engineered Products and Packaging. The products sold by the Singen rolled products operations are used primarily as raw materials for the Engineered Products and Packaging segments and therefore, the entire facility remains with Alcan. Also, the Sierre plant in Switzerland forms part of two operating segments, Engineered Products in addition to Rolled Products Europe. A portion of the Sierre plant that manufactures plate products remains with Alcan as Novelis has entered into a non-competition agreement with Alcan with respect to these products. The Neuf-Brisach rolling facility in France remained with Alcan in order to meet the European regulatory requirement for the separation of Neuf-Brisach and the AluNorf/ Göttingen/ Nachterstedt rolling facilities in Germany, which were transferred to the Company. Alcan also retained the Ravenswood, West Virginia, rolling mill, consistent with the requirements of the U.S. Department of Justice’s (DOJ) divestiture order relating to an overlap in a non-aerospace related product line with the Oswego, New York, rolling mill, which was transferred to the Company.
      The Group produces aluminum sheet and light gauge products where the end-use destination of the products includes the construction and industrial, beverage and food cans, foil products and transportation markets. The Group operates in four continents, North America, South America, Asia and Europe through 37 operating plants and three research facilities in 12 countries. In addition to aluminum rolled

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
products plants, the Group’s South American businesses include bauxite mining, aluminum refining and smelting facilities that are integrated with the rolling plants in Brazil.
     Agreements between Novelis and Alcan
      Novelis has entered into various agreements with Alcan for the use of transitional and technical services, the supply of Alcan’s metal and alumina, the licensing of certain of Alcan’s patents, trademarks and other intellectual property rights, and the use of certain buildings, machinery and equipment, technology and employees at certain facilities retained by Alcan, but required in Novelis’ business.

2.	BASIS OF PRESENTATION
      The combined financial statements are presented using accounting principles generally accepted in the United States of America (U.S. GAAP) and have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses comprising the Group. The Group has elected to use the U.S. dollar as its reporting currency. Management believes the assumptions underlying the combined financial statements, including the allocations described below, are reasonable. However, the combined financial statements included herein may not necessarily reflect the Group’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Group been a stand-alone company during the periods presented. As these financial statements represent a portion of the businesses of Alcan which do not constitute a separate legal entity, the net assets of the Group have been presented as Owner’s net investment in the Group. Alcan’s investment in the Group includes the accumulated earnings of the Group as well as cash transfers related to cash management functions performed by Alcan.
      The combined financial statements include allocations of certain Alcan expenses, assets and liabilities, including the items described below.
     General Corporate Expenses
      Alcan has allocated general corporate expenses to the Group based on average head count and capital employed. Capital employed represents total assets less Payables and accrued liabilities and Deferred credits and other liabilities. These allocations are reflected in Selling, general and administrative expenses in the combined statement of income. The general corporate expenses allocations are primarily for human resources, legal, treasury, insurance, finance, internal audit, strategy and public affairs and amounted to $34, $24 and $28 for the years ended December 31, 2004, 2003 and 2002, respectively. Total head office costs, including the amounts allocated, amounted to $49, $36 and $31 for the years ended December 31, 2004, 2003 and 2002, respectively. The costs allocated are not necessarily indicative of the costs that would have been incurred if the Group had performed these functions as a stand-alone company, nor are they indicative of costs that will be charged or incurred in the future. Subsequent to the completion of the spin-off, the Group will perform these functions using its own resources or purchased services; however, for an interim period, these services will continue to be provided by Alcan, as described in note 1 — Nature of Operations — Agreements Between Novelis and Alcan. It is not practicable to estimate the amount of expenses the Group would have incurred for the years ended December 31, 2004, 2003 and 2002 had it been an unaffiliated entity of Alcan in each of those periods.
     Pensions and Post-Retirement Benefits
      Certain businesses included in the Group have pension obligations mostly comprised of defined benefit plans in the U.S. and the U.K., unfunded pension benefits in Germany and lump sum indemnities payable upon retirement to employees of businesses in France, Korea and Malaysia. These pension benefits

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
are managed separately and the related assets, liabilities and costs are included in the combined financial statements.
      Alcan manages defined benefit plans in Canada, the U.S., the U.K. and Switzerland that include some of the entities of the Group. The Group’s share of these plans’ assets and liabilities is not included in the combined balance sheet. The combined statement of income, however, includes an allocation of the costs of the plans that varies depending on whether the entity is a subsidiary or a division of Alcan. Pension costs of divisions of Alcan included in the Group are allocated based on the following methods: service costs were allocated based on a percentage of payroll costs; interest costs, the expected return on assets, and amortization of actuarial gains and losses were allocated based on a percentage of the projected benefit obligation (PBO); and prior service costs were allocated based on headcount. The total allocation of such pension costs amounted to $13, $15 and $14 for the years ended December 31, 2004, 2003 and 2002, respectively. Pension costs of subsidiaries of Alcan included in the Group are accounted for on the same basis as a multi-employer pension plan whereby the subsidiaries’ contributions for the period are recognized as net periodic pension cost. The total contributions of the subsidiaries amounted to $1, $3 and $2 for the years ended December 31, 2004, 2003 and 2002, respectively.
      Alcan provides post-retirement benefits in the form of unfunded healthcare and life insurance benefits to retired employees in Canada and United States that include retired employees of some of the Group’s businesses. The Group’s share of these plans’ liabilities is included in the combined balance sheets and the Group’s share of these plans’ costs is included in the combined statement of income.
     Income Taxes
      Income taxes are calculated as if all of the Group’s operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction. For jurisdictions where there is no tax sharing agreement, amounts currently payable have been included in the Owner’s net investment.
     Cash Management
      Cash and cash equivalents in the combined balance sheets are comprised of the cash and cash equivalents of the Group’s businesses, primarily in South America, Asia and parts of Europe, that perform their own cash management functions.
      Historically, Alcan has performed cash management functions on behalf of certain of the Group’s businesses primarily in North America, the United Kingdom, and parts of Europe. Cash deposits from these businesses are transferred to Alcan on a regular basis. As a result, none of Alcan’s cash and cash equivalents has been allocated to the Group in the combined financial statements. Transfers to and from Alcan are netted against the Owner’s net investment. Subsequent to the spin-off, the Group has become responsible for its own cash management functions.
     Interest Expense
      The Group obtains short and long-term financing from third parties as well as related parties. Interest is charged on all short and long-term debt and is included in Interest in the combined statement of income.
      Historically, Alcan provided certain financing to the Group and incurred third party debt at the parent level. This financing is reflected in the combined balance sheet within the amounts due to Alcan and is interest bearing as described in note 11 — Related Party Transactions. As a result of this arrangement, the combined financial statements do not include an allocation of additional interest expense. The Group’s interest expense as a stand-alone company may be higher than reflected in the combined statement of income.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
     Derivatives
      The Group primarily enters into derivative contracts with Alcan to manage its foreign currency and commodity price risk. These contracts are reported at their fair value on the combined balance sheets. Changes in the fair value of these contracts are recorded in the combined statement of income.
     Stock Options
      Stock-options expense and other stock-based compensation expense in the combined statement of income include the Alcan expenses related to the fair value of awards held by certain employees of Alcan’s Rolled Products businesses during the periods presented as well as an allocation, calculated based on the average of headcount and capital employed, for Alcan’s corporate office employees. These expenses are not necessarily indicative of what the expenses would have been had the Group been a separate stand-alone company during the periods presented.
     Earnings Per Share
      Prior to the spin-off, the Group was not a separate legal entity with common shares outstanding. Therefore, historical earnings per share have not been presented in the combined financial statements. Earnings per share have been presented using the Novelis common shares outstanding immediately after completion of the spin-off on January 6, 2005.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates
      The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Business Combinations
      All business combinations are accounted for under the purchase method. Under the purchase method, assets and liabilities of the acquired entity are recorded at fair value. The excess of the purchase price over the fair value of the assets and liabilities acquired is recorded as goodwill.
     Principles of Combination
      The combined financial statements include the assets and liabilities of the Group as well as a variable interest entity, in which the Group is the primary beneficiary. Investments in entities over which the Group has significant influence are accounted for using the equity method. Under the equity method, the Group’s investment is increased or decreased by the Group’s share of the undistributed net income or loss and deferred translation adjustments since acquisition. Investments in joint ventures are accounted for using the equity method. Other investments are accounted for using the cost method. Under the cost method, dividends received are recorded as income.
      All inter-group balances and transactions, including profits in inventories, between and among the Group’s businesses have been eliminated.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
     Foreign Currency
      The assets and liabilities of foreign operations, whose functional currency is other than the U.S. dollar (located principally in Europe and Asia), are translated into U.S. dollars at the year-end exchange rates. Revenues and expenses are translated at average exchange rates for the year. Differences arising from exchange rate changes are included in the Deferred translation adjustments (DTA) component of Accumulated other comprehensive income. If there is a reduction in the Group’s ownership in a foreign operation, the relevant portion of DTA is recognized in Other expenses (income) — net. All other operations, including most of those in Canada and Brazil, have the U.S. dollar as the functional currency. For these operations, monetary items denominated in currencies other than the U.S. dollar are translated at year-end exchange rates and translation gains and losses are included in income. Non-monetary items are translated at historical rates.
      The Group has entered into foreign currency contracts to hedge certain future, identifiable foreign currency revenue and operating cost exposures. All such contracts are reported at fair value on the combined balance sheet. For contracts qualifying as cash flow hedges, the effective portion of the changes in fair value is recorded in Other comprehensive income and reclassified to Sales and operating revenues, Cost of sales and operating expenses, or Depreciation and amortization, as applicable, concurrently with the recognition of the underlying item being hedged. The portion of the change in the contract’s fair value that is not effective at offsetting the hedged exposure is recorded in Other expenses (income) — net. For contracts qualifying as fair value hedges, changes in fair value are recorded in the statement of income together with the changes in the fair value of the hedged item. For contracts not qualifying as hedges, changes in fair value are recorded in Other expenses (income) — net.
     Revenue Recognition
      Revenue from product sales, net of trade discounts and allowances, is recognized once delivery has occurred provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Revenue from services is recognized as services are rendered and accepted by the customer.
     Shipping and Handling Costs
      Amounts charged to customers related to shipping and handling are included in Sales and operating revenues, and related shipping and handling costs are recorded in Cost of sales and operating expenses.
     Commodity Contracts
      Generally, all of the forward metal contracts serve to hedge certain future identifiable aluminum price exposures. For these contracts, the fair values of the derivatives are recorded on the combined balance sheet. For contracts qualifying as cash flow hedges, the effective portions of the changes in fair value are recorded in Other comprehensive income and are reclassified, together with related hedging costs, to Sales and operating revenues or Cost of sales and operating expenses, concurrently with the recognition of the item being hedged or in the period that the derivatives no longer qualify as cash flow hedges. For contracts not qualifying as hedges, changes in their fair value are recorded in Other expenses (income) — net.
      All natural gas and electricity futures contracts, swaps and options are recorded at fair value on the balance sheet. For contracts qualifying as cash flow hedges, the effective portions of the changes in the fair value are recorded in Other comprehensive income and are reclassified to the statement of income concurrently with the recognition of the underlying item being hedged or in the period that the derivatives

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
no longer qualify as cash flow hedges. For contracts not qualifying for hedge accounting, changes in fair value are recorded in Other expenses (income) — net.
      Physical metal purchase and sales contracts are generally not recorded at fair value because either they are not derivative instruments or they are “normal purchases or normal sales”, as they involve quantities that are expected to be used or sold in the normal course of business over a reasonable period of time.
     Interest Rate Swaps
      The Group enters into interest rate swap agreements to manage its exposure to fluctuations in interest rates on certain long-term debt. These swaps are marked-to-market in the financial statements and all changes in fair value are recorded in Other expenses (income) — net.
     Inventories
      Aluminum, raw materials and other supplies inventories are stated at cost (determined for the most part on the monthly average cost method) or net realizable value, whichever is lower. Cost includes material, labour and manufacturing overhead costs.
     Capitalization of Interest Costs
      The Group capitalizes interest costs associated with the financing of major capital expenditures up to the time the asset is ready for its intended use.
     Sale of Receivables
      When the Group sells certain receivables, it retains servicing rights, which constitute retained interests in the sold receivables. No servicing asset or liability is recognized in the financial statements as the fees received by the Group reflect the fair value of the cost of servicing these receivables. The related purchase discount is included in Other expenses (income) — net.
     Property, Plant and Equipment
      Property, plant and equipment is recorded at cost. Additions, improvements and major renewals are capitalized; normal maintenance and repair costs are expensed. Depreciation is calculated on the straight-line method using rates based on the estimated useful lives of the respective assets. The principal rates range from 2% to 10% for buildings and structures, 1% to 4% for power assets and 3% to 20% for chemical, smelter and fabricating assets. Gains or losses from the sale of assets are included in Other expenses (income) — net.
     Impairment or Disposal of Long-Lived Assets
      The Group reviews its long-lived assets including amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An impairment loss is recognized when the carrying amount of the assets exceeds the future undiscounted cash flows expected from the asset. Any impairment loss is measured as the amount by which the carrying amount exceeds the fair value. Such evaluations for impairment are significantly impacted by estimates of future prices for the Group’s product, capital needs, economic trends in the market and other factors. Quoted market values are used whenever available to estimate fair value. When quoted market values are unavailable, the fair value of the long-lived asset is generally based on estimates of discounted expected net cash flows. Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell and are not depreciated while classified as held for sale.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
     Goodwill
      Goodwill is tested for impairment on an annual basis at the reporting unit level and is also tested for impairment when events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below the carrying value. Fair value is determined using discounted cash flows.
     Intangible Assets
      Intangible assets are primarily trademarks and patented and non-patented technology, all of which have finite lives. Intangible assets are recorded at cost less accumulated amortization and are amortized over their useful life, which is generally 15 years, using the straight-line method of amortization.
     Legal Claims
      Accruals for legal claims are made when it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.
     Environmental Costs and Liabilities
      Environmental costs that are not legal asset retirement obligations are expensed or capitalized, as appropriate. Environmental expenditures of a capital nature that extend the life, increase the capacity or improve the safety of an asset or that mitigate or prevent environmental contamination that has yet to occur are included in Property, plant and equipment and are depreciated generally over the remaining useful life of the underlying asset. Expenditures relating to existing conditions caused by past operations, and which do not contribute to future revenues, are expensed when probable and estimable and are normally included in Cost of sales and operating expenses except for large, unusual amounts, which are included in Other expenses (income) — net. Recoveries relating to environmental liabilities are recorded when received.
     Pensions and Post-Retirement Benefits
      As described in note 2 — Basis of Presentation, certain entities within the Group manage their defined benefit pension plans separately from those of Alcan. Using appropriate actuarial methods and assumptions, these defined benefit pension plans are accounted for in accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 87, Employers’ Accounting for Pensions. Pension and post-retirement benefit obligations for these plans are actuarially calculated using management’s best estimates and based on expected service period, salary increases and retirement ages of employees. Pension and post-retirement benefit expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments. Pension expense also includes the contributions of subsidiaries and the pension expense allocation of divisions that participate in Alcan plans, as described in note 2 — Basis of Presentation. All net actuarial gains and losses are amortized over the expected average remaining service life of the employees.
     Stock Options and Other Stock-Based Compensation
      The Group accounts for stock options granted to certain employees of Alcan’s Rolled Products businesses under Alcan’s share option plan using the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under the fair value method, stock-based compensation expense is recognized in the statement of income over the applicable vesting period. Other stock-based compensation arrangements granted to certain employees of Alcan’s Rolled Products businesses, that can be settled in

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
cash and are based on the change in the Alcan common share price during the period, are recognized in income over the vesting period of awards. Stock-based compensation expense is recorded in Selling, general and administrative expenses in the statement of income.
     Income Taxes
      Income taxes are accounted for under the liability method (also refer to note 2 — Basis of Presentation). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
      This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     Cash and Time Deposits
      All time deposits have original maturities of 90 days or less and qualify as cash equivalents.
     Allowance For Doubtful Accounts
      The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade receivables balance. Management determines the allowance based on known doubtful accounts, historical experience, and other currently available evidence.
     Recently Issued Accounting Standards
     Share-Based Payment
      In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment, (SFAS No. 123(R)), which is a revision to SFAS 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS No. 123(R) is effective July 1, 2005. Alcan adopted the fair-value based method of accounting for share-based payments effective January 1, 2004 using the retroactive restatement method described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (see note 4 — Accounting Changes — Stock Options and Other Stock-Based Compensation). Currently, Alcan uses the Black-Scholes formula to estimate the value of stock options granted to employees. The Group does not anticipate that the adoption of SFAS No. 123(R) will have a material impact on its results of operations or its financial position.
     Inventory Costs
      In November 2004, the FASB issued SFAS No. 151, Inventory Costs — an amendment to ARB 43, Chapter 4. This statement amends the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). ARB 43 previously stated that these expenses may be so abnormal as to require treatment as current period charges. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
be based on the normal capacity of the production facilities. Prospective application of this statement is required beginning January 1, 2006. The Group does not expect its financial statements to be significantly impacted by this statement.
     Exchanges of Nonmonetary Assets
      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets — an amendment of APB Opinion No. 29. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Prospective application of this statement is required beginning January 1, 2006. The Group does not expect its financial statements to be significantly impacted by this statement.

4.	ACCOUNTING CHANGES
     Stock Options and Other Stock-Based Compensation
      Effective January 1, 2004, Alcan retroactively adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation for stock options granted to employees. These combined financial statements include the compensation cost for options granted to certain employees of the Group. Beginning January 1, 1999, all periods have been restated to reflect compensation cost as if the fair value method had been applied for awards issued to these employees after January 1, 1995.
     Consolidation of Variable Interest Entities
      Effective January 1, 2004, the Group adopted FASB Interpretation No. 46 (revised December 2003) (FIN 46(R)), Consolidation of Variable Interest Entities. In 2004, the Group became the primary beneficiary of Logan Aluminum Inc. (Logan), a variable interest entity. As a result, the combined balance sheet includes the assets and liabilities of Logan. Logan is a joint venture that manages a tolling arrangement for the Group and an unrelated party.
      At the date of adoption of FIN 46(R), assets of $38 and liabilities of $38 related to Logan that were previously not recorded on the combined balance sheet were recorded by the Group. Prior periods were not restated. The Group’s investment, plus any unfunded pension liability related to Logan totalled approximately $37 and represented the Group’s maximum exposure to loss. Creditors of Logan do not have recourse to the general credit of the Group as a result of including it in the Group’s financial statements.
     Goodwill and Other Intangible Assets
      On January 1, 2002, the Group adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and other intangible assets with an indefinite life are no longer amortized but are carried at the lower of carrying value and fair value. Goodwill and other intangible assets with an indefinite life are tested for impairment on an annual basis.
      Goodwill is tested for impairment using a two-step test. Under the first step, the fair value of a reporting unit, based upon discounted cash flows, is compared to its net carrying amount. If the fair value is greater than the carrying amount, no impairment is deemed to exist. However, if the fair value is less than the carrying amount, a second test must be performed whereby the fair value of the reporting unit’s goodwill must be estimated to determine if it is less than its carrying amount. Fair value of goodwill is estimated in the same way as goodwill is determined at the date of acquisition in a business combination,

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
that is, the excess of the fair value of the reporting unit over the fair value of the identifiable net assets of the reporting unit.
      An impairment of $84 was identified in the goodwill balance as at January 1, 2002, and was charged to income as a cumulative effect of accounting change in 2002 upon adoption of the new accounting standard. Any further impairment arising subsequent to January 1, 2002, is taken as a charge against income. As a result of the new standard, the Group no longer amortizes goodwill.
     Impairment or Disposal of Long-Lived Assets
      In 2002, the Group adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under this standard, an impairment loss is recognized when the carrying amount of a long-lived asset held for use is not recoverable and exceeds its fair value. No impairment charges were recorded upon adoption of this new standard. Impairment charges recorded are described in note 8 — Restructuring Programs and note 14 — Other Expenses (Income) — Net.
      Under this standard, a long-lived asset to be disposed of by sale is measured at the lower of its carrying amount or fair value less cost to sell, and is not depreciated while classified as held for sale. Assets and liabilities classified as held for sale are reported as assets held for sale and liabilities of operations held for sale on the balance sheet. A long-lived asset to be disposed of other than by sale, such as by abandonment, before the end of its previously estimated useful life, is classified as held for use until it is disposed of and depreciation estimates revised to reflect the use of the asset over its shortened useful life. Also, the standard requires that the results of operations of a component of an enterprise, that has been disposed of either by sale or abandonment or is classified as held for sale, be reported as discontinued operations if the operations and cash flows of the component have been, or will be, eliminated from the ongoing operations as a result of the disposal transaction and the Group will not have any significant continuing involvement in the operations of the component after the disposal transaction. A component of an enterprise comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the enterprise.
     Derivatives
      On July 1, 2003, the Group adopted SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This standard amends and clarifies financial accounting and reporting for derivatives and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard has no impact on the Group’s financial statements.
     Costs Associated with Exit or Disposal Activities
      On January 1, 2003, the Group prospectively adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This standard requires that a liability associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of the Group’s commitment to an exit plan.
     Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity
      On July 1, 2003, the Group adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This standard requires that certain financial instruments embodying an obligation to transfer assets or to issue equity securities be classified as liabilities. This standard has no impact on the Group’s financial statements.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

5.	EARNINGS PER SHARE
      The number of Novelis shares used to compute basic and diluted earnings per share was based on the number of Novelis common shares outstanding on January 6, 2005, which was 73,988,932, as required by Article 11 of Regulation S-X, Pro Forma Financial Information. The treasury stock method for calculating the dilutive impact of stock options is used. The following table outlines the calculation of basic and diluted earnings per share on income before cumulative effect of accounting change.

	2004	2003	2002

Numerator:
Income before cumulative effect of accounting change	55	157	75

Denominator (number of common shares in millions):
Outstanding shares on January 6, 2005	73.99	73.99	73.99
Effect of dilutive stock options	0.44	0.44	0.44

Adjusted number of outstanding shares	74.43	74.43	74.43

Earnings per share — basic (in US$)	0.74	2.12	1.01

Earnings per share — diluted (in US$)	0.74	2.11	1.00

      Options to purchase an aggregate of 1,356,735 Alcan common shares were held by the Group’s employees as at December 31, 2004. Of these, 685,285 options to purchase Alcan common shares at an average exercise price of CAN$38.86 ($29.96) per share are dilutive for the periods presented. These dilutive stock options are equivalent to 443,351 Novelis common shares. The number of antidilutive Alcan options held by the Group’s employees as at December 31, 2004 is 671,450.

6.	SALES, ACQUISITIONS AND TRANSFER OF BUSINESSES

2003

Canada, United States, and Other Europe
      In December 2003, Alcan completed the acquisition of Pechiney in a public offer for a cost of $5,458, net of cash and time deposits acquired. A portion of the acquisition cost, relating to four Pechiney plants in three countries that are included in the Group, was allocated to the Group and accounted for as additional invested equity. As this transaction represented a transfer of these plants to the Group rather than an acquisition by the Group, there were no cash outflows incurred by the Group. The four plants comprise rolled products operations in foil, painted sheet and circles. The business combination was accounted for using the purchase method. The net assets of the Pechiney plants are included in the combined financial statements commencing on December 31, 2003 and the results of operations and cash flows have been included in the combined financial statements beginning January 1, 2004.
      Allocation of the purchase price involves estimates and information gathering during months following the date of the combination. Given the magnitude of the acquisition of Pechiney and due to the fact that the transaction was completed at the end of 2003, a tentative purchase price allocation was performed at December 31, 2003 and the final valuation was completed in 2004. The revisions resulted in an increase in goodwill of $183 as indicated below.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Fair value of net assets acquired at date of acquisition

	Final	Tentative
	Purchase Price	Purchase Price
	Allocation	Allocation

Trade receivables	82	82
Inventories	101	101
Property, plant and equipment(2)	84	70
Goodwill(1)	228	45

Total assets	495	298
Payables and accrued liabilities(2)	158	139
Debt not maturing within one year	4	4
Deferred credits and other liabilities	18	14
Deferred income taxes — non-current	18	13

Fair value of net assets acquired at date of acquisition (net of cash and time deposits acquired of $5)	297	128

(1)	See note 7 — Goodwill and Intangible Assets.

(2)	Include $19 of asset impairment charges and $19 of restructuring costs as described in note 8 — Restructuring Programs.
      The goodwill is generally not deductible for tax purposes.
      The differences between the tentative and final purchase price allocations are principally due to the completion of the final valuation of property, plant and equipment; the recording of liabilities for costs to exit certain operations of Pechiney; and the finalization of the goodwill to the reporting units.

Asia and Other Pacific
      In the first quarter of 2003, the Group increased its ownership in Alcan Taihan Aluminium Limited by 6.81% at a cost of $5.
      In the third quarter of 2003, the Group increased its ownership position in Aluminium Company of Malaysia, a manufacturer of light gauge aluminum products, from 36% to 59% by acquiring additional shares, with a value of $30, from Nippon Light Metal Company, Ltd (NLM) in exchange for its ownership in Alcan Nikkei Siam Limited in Rangsit, Thailand, with a value of $24, and a cash payment of $6.
      In December 2003, the Group sold the extrusions operations of Aluminium Company of Malaysia, for net proceeds of $2. A pre-tax amount of $6, which is included in Other expenses (income) — net, consists of a favourable adjustment to a previously recorded impairment provision.

Other
      In 2003, the Group sold its Borgofranco power facilities in Italy (Novelis Europe) and recorded a gain of $19 in Other expenses (income) — net.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

7.	GOODWILL AND INTANGIBLE ASSETS

Goodwill
      The changes in the carrying amount of goodwill for the year ended December 31, 2004, are as follows:

	Balance as at		Deferred			Balance as at
	January 1,		Translation		Impairment	December 31,
	2004	Additions	Adjustments	Adjustments*	Losses	2004

Novelis Europe	69	—	4	183	—	256

*	In 2004, adjustments are due to changes to the tentative purchase price allocation related to the Pechiney acquisition. See note 6 — Sales, Acquisitions and Transfer of Businesses.
      The changes in the carrying amount of goodwill for the year ended December 31, 2003, are as follows:

	Balance
	as at		Deferred			Balance as at
	January 1,		Translation		Impairment	December 31,
	2003	Additions	Adjustments	Adjustments	Losses	2003

Novelis Europe	21	45	3	—	—	69
      The changes in the carrying amount of goodwill for the year ended December 31, 2002, are as follows:

	Balance
	as at		Deferred			Balance as at
	January 1,		Translation		Impairment	December 31,
	2002	Additions	Adjustments	Adjustments	Losses	2002

Novelis Europe	98	—	2	5	(84)	21
      In accordance with SFAS No. 142, the Group completed an initial review to determine whether, at January 1, 2002, there was an impairment in the goodwill balance. As a result of this review, an impairment loss of $84 was recognized in income in 2002 as a cumulative effect of accounting change. The impairment reflected the decline in end-market conditions in the period from the algroup merger in October 2000 to January 1, 2002. The fair value of all reporting units was determined using discounted future cash flows. Annual tests were also completed in 2002, 2003 and 2004 and no further impairment was identified.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Intangible Assets with Finite Lives

	Gross Carrying	Accumulated
	Amount	Amortization	Net Book Value

DECEMBER 31, 2004
Trademarks	14	4	10
Patented and non-patented technology	21	5	16
Prior pension service costs (NOTE 24)	9	—	9

	44	9	35

DECEMBER 31, 2003
Trademarks	11	2	9
Patented and non-patented technology	17	4	13
Prior pension service costs (NOTE 24)	4	—	4

	32	6	26

DECEMBER 31, 2002
Trademarks	10	2	8
Patented and non-patented technology	16	2	14
Prior pension service costs (NOTE 24)	1	—	1

	27	4	23

      The aggregate amortization expense for the year ended December 31, 2004 was $2 (2003: $2; 2002: $2). The estimated amortization expense for the five succeeding fiscal years is approximately $2 per year.

8.	RESTRUCTURING PROGRAMS

2004 Restructuring Activities
      In line with its objective of value maximization, the Group undertook various restructuring initiatives in 2004.

Pechiney
      In 2004, the Group recorded liabilities of $19 for restructuring costs in connection with the exit of certain operations of Pechiney and these costs were recorded in the allocation of the purchase price. See note 6 — Sales, Acquisitions and Transfer of Businesses. These costs relate to a plant closure in Flemalle, Belgium (Novelis Europe) and comprise $17 of severance costs and $2 of other charges. No further charges are expected to be incurred in relation to this plant closure.

Other 2004 Restructuring Activities
      The Group incurred restructuring charges of $19 in 2004 relating to the consolidation of its U.K. aluminum sheet rolling activities in Rogerstone, Wales (Novelis Europe) in order to improve competitiveness through better capacity utilization and economies of scale. Production ceased at the rolling mill in Falkirk, Scotland (Novelis Europe) in December 2004 and the facility is expected to close during the first quarter of 2005. The charges include $6 of severance costs, $8 of asset impairment charges, $2 of pension costs, $2 of decommissioning and environmental costs and $1 of other charges, which were recorded in Other expenses (income) — net in the statement of income.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The Group incurred restructuring charges of $3 in 2004, relating to the closure of a corporate office in Germany (Other), comprised of $2 for severance costs and $1 related to costs to consolidate facilities, which were recorded in Other expenses (income) — net in the statement of income. No further charges are expected to be incurred in relation to this restructuring activity.

2001 Restructuring Program
      In 2001, Alcan implemented a restructuring program, resulting in a series of plant sales, closures and divestments throughout the organization. A detailed business portfolio review was undertaken in 2001 to identify high cost operations, excess capacity and non-core products. Impairment charges arose as a result of negative projected cash flows and recurring losses. These charges related principally to buildings, machinery and equipment. This program was essentially completed in 2003.
      In 2004, the Group recorded recoveries related to the 2001 restructuring program comprised of $7 gain on the sale of assets related to the closure of facilities in Glasgow, U.K. (Novelis Europe) and a write-back of $1 relating to a provision in the U.S. (Novelis North America).
      In 2003, the Group recorded restructuring recoveries of $24 in Other expenses (income) — net. The $24 recovery consists of $3 for the reversal of an excess redundancy provision in the U.K. (Novelis Europe), a gain of $19 principally for the sale of the Borgofranco power facilities in Italy (Novelis Europe), income of $6 on the sale of extrusions operations in Malaysia (Novelis Asia), a gain of $4 on the sale of assets in the U.K., and partially offset by other costs of $8 mainly in the U.K. In 2003, the Group completed the closure of facilities at Glasgow, U.K., sold its extrusions operations in Malaysia for net proceeds of $2 and decided to retain the recycling operations at the Borgofranco plant in Italy and both cold mills at the light gauge operations in Fairmont, West Virginia (Novelis North America).
      In 2002, the Group recorded restructuring costs of $25 in Other expenses (income) — net. The $25 charge consisted of severance costs of $9 related to workforce reductions of approximately 250 employees, impairment of long-lived assets of $13 and other costs of $3. Severance charges of $9 related primarily to the extrusions operations in Malaysia (Novelis Asia) and light gauge operations in Fairmont, West Virginia (Novelis North America). Asset impairment charges of $13 related primarily to the Borgofranco plant in Italy (Novelis Europe) and the operations in Korea (Novelis Asia). Other exit costs consisted principally of a loss of $4 on the sale of the rolled products circles production unit at Pieve, Italy (Novelis Europe), for which the Group received proceeds of $14.
      The remaining provision balance of $43 as at December 31, 2004, related principally to employee severance and environmental remediation costs for which payments will be made over an extended period. The environmental remediation costs of $9 included in the provision balance, which are payable within one year, are not included in the estimated environmental clean-up costs discussed in note 20 — Commitments and Contingencies. The majority of the environmental remediation costs relate to a facility in Borgofranco, Italy. Management has calculated the provision based on current third-party costs for similar remediation activities. Management does not believe that the amount will vary materially from what is recorded as a liability.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The schedule provided below shows details of the provision balances and related cash payments for the significant restructuring activities:

		Asset
	Severance	Impairment
	Costs	Provisions	Other	Total

Provision balance as at December 31, 2003	19	—	12	31
2004:
Charges recorded in the statement of income	7	8	(1)	14
Liabilities recorded in the allocation of the Pechiney purchase price	17	—	2	19
Cash payments — net	(14)	—	(5)	(19)
Non-cash charges (recoveries)	—	(8)	6	(2)

Provision balance as at December 31, 2004	29	—	14	43

9.	INCOME TAXES

	2004	2003	2002

Income (Loss) before income taxes and other items
Canada	(25)	(24)	(22)
Other countries	250	228	158

	225	204	136

Current income taxes
Canada	(11)	(11)	(10)
Other countries	80	81	88

	69	70	78

Deferred income taxes
Canada	2	4	2
Other countries	95	(24)	(3)

	97	(20)	(1)

Income tax provision	166	50	77

      The composite of the applicable statutory corporate income tax rates in Canada in 2004 is 33% (2003: 32%; 2002: 32%).

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The following is a reconciliation of income taxes calculated at the above composite statutory rates with the income tax provision:

	2004	2003	2002

Income taxes at the composite statutory rate	74	66	44
Differences attributable to:
Withholding tax in connection with the spin-off transaction	21	—	—
Exchange translation items	13	1	(18)
Exchange revaluation of deferred income taxes	2	4	—
Unrecorded tax benefits — net	42	(14)	24
Investment and other allowances	(3)	(3)	(2)
Reduced rate or tax exempt items	(2)	(4)	5
Foreign tax rate differences	10	9	18
Prior years’ tax adjustments	5	(13)	5
Other — net	4	4	1

Income tax provision	166	50	77

      At December 31, the principal items included in Deferred income taxes are:

	2004	2003

Liabilities
Property, plant, equipment and intangibles	255	259
Inventory valuation	42	11
Other — net	51	38

	348	308

Assets
Tax benefit carryovers	174	123
Accounting provisions not currently deductible for tax	100	122

	274	245
Valuation allowance (amounts not likely to be recovered)	163	89

	111	156

Net deferred income tax liability	237	152

Amounts recognized in the combined balance sheet consist of:
Deferred charges and other assets	(12)	—
Deferred income tax liability	249	152

	237	152

      The valuation allowance relates principally to loss carryforward benefits and tax credits where realization is not likely. The majority of the allowance relates to loss carryforwards of companies in Korea, the U.K., Italy and Luxembourg. The increase in the valuation allowance is primarily due to tax benefits on current year losses and accounting provisions for which realization is not likely and fluctuations in exchange rates.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      Based on rates of exchange at December 31, 2004, tax benefits of approximately $127 relating to prior and current years’ operating losses and $11 of benefits related to tax credits carried forward will be recognized when it is more likely than not that such benefits will be realized. These amounts are included in the valuation allowance above. Approximately $8 of these potential tax benefits expire in 2005.
      The determination of the unrecorded deferred income tax liability for temporary differences related to investments in foreign subsidiaries and foreign corporate joint ventures that are considered to be permanently reinvested is not considered practicable.

10.	INVESTMENT IN NON-CONTROLLED AFFILIATES
      At December 31, 2004, investments accounted for using the equity method and the ownership held by the Group include principally: Aluminium Norf GmbH (50%) and Petrocoque S.A. — Indústria E Comércio (25%). The activities of the Group’s major equity-accounted investments include the aluminum rolling operations in Germany.
      As described in note 4 — Accounting Changes — Consolidation of Variable Interest Entities, beginning in 2004, the Group consolidated, under the provisions of FIN 46(R), the financial statements of Logan, in which it holds a 40% interest. Prior to 2004, the Group’s investment in Logan was accounted for using the equity method and the results of Logan’s operations for the years ended December 31, 2003 and 2002 have been included in the combined financial information below.
      A summary of the combined financial information for these equity-accounted companies is set forth below.

Summary of Combined Financial Position

	2004	2003

Current assets	253	216
Non-current assets	609	662

Total assets	862	878

Current liabilities	457	492
Non-current liabilities	153	160

Total liabilities	610	652

Net assets	252	226

The Group’s equity in net assets	122	110

Summary of Combined Operations

	2004	2003	2002

Revenues	451	411	359
Costs and expenses	423	385	332
Income taxes	11	11	12

Net income	17	15	15

The Group’s share of net income as reported in equity income	6	6	8

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

11.	RELATED PARTY TRANSACTIONS
      The table below describes the nature and amount of transactions the Group has with related parties. All of the transactions are part of the ordinary course of business and were agreed to by the Group and the related parties. Alcan refers to Alcan Inc. and its subsidiaries.

Year Ended December 31	2004	2003	2002

Sales and operating revenues(A)
Alcan	450	472	437

Cost of sales and operating expenses(A)
Alcan	403	436	411

Research and development expenses(B)
Alcan	38	44	49

Interest expense(C)
Alcan	33	19	22

Other expense (income) — net
Service fee income(D)	(42)	(39)	(37)
Service fee expense(E)	25	26	28
Interest income	(22)	(4)	(1)
Derivatives(F)	(23)	(68)	(9)
Transfer pricing adjustment	—	—	44
Other	8	2	2

Total transactions with Alcan	(54)	(83)	27
Interest income from Aluminium Norf GmbH	(2)	(1)	(5)

	(56)	(84)	22

Purchase of inventory/tolling services
Aluminium Norf GmbH	203	187	162

Alcan(G)	1,739	1,732	1,704

(A)	The Group sells inventory to Alcan and certain investees accounted for under the equity method in the ordinary course of business.

(B)	These expenses are comprised of an allocation of research and development expenses incurred by Alcan on behalf of the Group.

(C)	As discussed further below as well as in note 18 — Debt Not Maturing Within One Year, the Group has various short-term and long-term debt payable to Alcan where interest is charged on both a fixed and a floating rate basis.

(D)	Service fee income relates to revenues generated through sales of research and development and other corporate services to Alcan.

(E)	Service fee expense relates to the purchase of corporate services from Alcan.

(F)	Alcan is the counterparty to all of the Group’s metal derivatives and most of the currency derivatives. Refer to note 22 — Financial Instruments and Commodity Contracts.

(G)	Alcan is the primary supplier of prime and sheet ingot to the Group.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The table below describes the nature and amount of balances the Group has with related parties.

As at December 31	2004	2003

Trade receivables(A)
Alcan	87	163

Other receivables
Alcan(B)(C)(E)	801	1,154
Aluminium Norf GmbH	45	13

	846	1,167

Long-term receivables
Alcan(C)	2	500
Aluminium Norf GmbH(D)	102	114

	104	614

Payables and accrued liabilities(A)
Aluminium Norf GmbH	45	4
Alcan	356	282

	401	286

Short-term borrowings(F)
Alcan	312	64

Debt maturing within one year(G)
Alcan	290	10

Debt not maturing within one year(G)
Alcan	2,307	1,011

(A)	The Group purchases from and sells inventory to Alcan and purchases services from an investee accounted for under the equity method, in the ordinary course of business.

(B)	Includes Trade receivables sold to Alcan in the amount of $242 (2003: $218) as described in note 13 — Sales and Forfaiting of Receivables.

(C)	Alcan Aluminum Corporation Inc. (AAC), which is part of the Group, issued two $500 Floating Rate Notes (FRNs) on December 8, 2003, maturing in December 2004 and 2005, respectively, and advanced the funds including an additional $125 to Alcan as part of Alcan’s financing of its acquisition of Pechiney. As at December 31, 2003, the amounts due from Alcan to AAC are included in Other receivables, for the $500 FRN due in 2004 and the $125 loan (recorded by the Group in Short-term borrowings), and in Long-term receivables for the $500 FRN due in 2005. The $125 loan, the $500 FRN due in 2005, and the $500 FRN due in 2004 were repaid to AAC in March, August and December 2004, respectively, and AAC applied the funds to repay the corresponding third-party debt.

(D)	Loan to an investee accounted for under the equity method.

(E)	Includes various floating rate notes totalling €266 million (2003: €159 million) and $55 (2003: nil) maturing within one year.

(F)	Loans due to Alcan in various currencies including €193 million (2003: nil) and GBP20 million (2003: GBP36 million).

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(G)	The Group has various loans payable to Alcan as described in note 18 — Debt Not Maturing Within One Year.

12.	ALLOWANCE FOR DOUBTFUL ACCOUNTS
      The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade receivables balance. Management determines the allowance based on known uncollectable accounts, historical experience, and other currently available evidence. Activity in the allowance for doubtful accounts is as follows:

		Additions
	Balance at	Charged to
	Beginning	Costs &			Balance at
Description	of Year	Expenses	Acquisitions	Write-Offs	End of Year

2004	30	6	—	(3)	33
2003	25	5	1	(1)	30
2002	23	8	—	(6)	25

13.	SALES AND FORFAITING OF RECEIVABLES
      Alcan performs cash management functions on behalf of certain of the Group’s businesses primarily in North America, the United Kingdom, and parts of Europe. On an ongoing basis, the Group’s businesses in North America sell to Alcan an undivided interest in certain third party trade receivables, with no recourse. The third party receivables are exchanged for receivables from Alcan, which are included in Other receivables — related parties (refer to note 11 — Related Party Transactions). The consideration received by the Group for the receivables reflects the good faith determination of the Group and Alcan of the fair market value of the receivables and is equal to the consideration that the parties believe would be received in sales of the receivables between non-affiliated entities. Alcan charges the Group a servicing fee on a monthly basis which the Group charges back to Alcan as it manages the receivables. The Group acts as a service agent and administers the collection of the receivables sold. No servicing asset or liability is recognized by the Group as the fees received reflect the fair value of the cost of servicing the receivables.
      An undivided interest in the trade receivables sold by the Group to Alcan is sold to a third party bank, with limited recourse, on an ongoing basis under the terms of an agreement effective December 18, 2001. The assets are isolated from Alcan and the Group and are put presumptively beyond the reach of Alcan, the Group and their respective creditors. The bank, as transferee, has the right to pledge or exchange the assets it has received, and no condition both constrains such transferee from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to Alcan or the Group. Alcan does not maintain effective control over the receivables so transferred through either (a) an agreement that both entitles and obligates Alcan to repurchase the receivables before their maturity or (b) the ability to unilaterally cause the bank to return specific assets. Accordingly, the transfer of receivables by the Group to Alcan, and by Alcan to the transferee bank, have been recognized as sales pursuant to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets & Extinguishments of Liabilities.
      As at December 31, 2004, the Group sold third party trade receivables of $242 (2003: $218). In January 2005, as a result of the spin-off, this program was discontinued.
      In 2004, Alcan Taihan Aluminum Limited forfaited third party receivables of $50 (2003: $34) to a financial institution. Forfaiting is a customary, ordinary-course cash management practice in the Korean marketplace where receivables typically run 60, 90, 120 days or longer.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

14.	OTHER EXPENSES (INCOME) — NET
      Other expenses (income) — net comprise the following elements:

	2004	2003	2002

Restructuring costs	20	8	6
Asset impairment provisions	75	4	19
Loss (Gain) on disposal of fixed assets	(5)	(28)	1
Environmental provisions	6	25	—
Interest revenue	(26)	(7)	(16)
Exchange (gains) losses	2	17	3
Derivatives (gains) losses	(69)	(20)	(9)
Service fee expense (income) — net	(17)	(13)	(9)
Transfer pricing adjustment	—	—	44
Other	42	14	7

	28	—	46

      The 2004 restructuring costs of $20 consist principally of $14 of charges included in note 8 — Restructuring Programs. The balance relates principally to severance costs.
      The 2004 asset impairment provisions consist principally of $8 of charges included in note 8 — Restructuring Programs and $65 related to the impairment of certain rolling assets in Italy (Novelis Europe) and arose as a result of negative projected cash flows. Fair values were determined based on either discounted cash flows or selling price.
      The 2003 restructuring costs of $8 consist principally of $5 related to the 2001 restructuring program. These charges relate to the U.K. (Novelis Europe) and comprise $8 of employee severance and other exit costs partially offset by $3 for the reversal of an excess redundancy provision.
      The 2002 restructuring costs of $6 consist principally of $9 of severance costs in Malaysia (Novelis Asia) related to the 2001 restructuring program included in note 8 — Restructuring Programs.

15.	DEFERRED CHARGES AND OTHER ASSETS
      Deferred charges and other assets comprise the following elements:

	2004	2003

Prepaid pension costs (NOTE 24)	8	2
Deferred income taxes (NOTE 9)	12	—
Investments accounted for under the equity method (NOTE 10)	122	110
Long-term notes and other receivables	43	74
Other	8	10

	193	196

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

16.	PROPERTY, PLANT AND EQUIPMENT

	2004	2003

Cost (excluding Construction work in progress)
Land and property rights	93	93
Buildings	935	848
Machinery and equipment	4,478	4,277

	5,506	5,218

      Accumulated depreciation relates primarily to Buildings and Machinery and equipment.

17.	DEFERRED CREDITS AND OTHER LIABILITIES
      Deferred credits and other liabilities comprise the following elements:

	2004	2003

Post-retirement and post-employment benefits (NOTE 24)	284	211
Environmental liabilities (NOTE 20)	39	52
Restructuring liabilities	1	2
Claims	83	40
Other	65	57

	472	362

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

18.	DEBT NOT MATURING WITHIN ONE YEAR

	2004	2003

DUE TO RELATED PARTIES
Alcan Deutschland Holdings GmbH & Co. KG
3.62%, loan, due 2008 (€375 million)	508	472
Floating rate loan, due 2006 (€51 million)(A)	69	64
Alcan Deutschland GmbH
Floating rate loans, due 2005 (€214 million)(A)	290	268
Alcan Aluminio do Brasil Ltda
Floating rate notes, due 2006/2007(A)	125	195
Alcan Aluminio S.p.A.
Floating rate loan(A)	—	22
Alcan Aluminum Corporation
5.05% Promissory Note, due 2009	400	—
Alcan Packaging Bridgnorth Ltd
7.8% Promissory Note, due 2014 (£61 million)(B)	117	—
7.8% Promissory Note, due 2014 (£775,000)(B)	1	—
ARCUSTARGET INC.
6.45% Promissory Note, due 2014 (€10 million)(B)	14	—
5.15% Promissory Note, due 2014 (CHF245 million)(B)	215	—
6.45% Promissory Note, due 2014 (€7 million)(B)	9	—
7.80% Promissory Note, due 2014 (£23 million)(B)	45	—
7.50% Promissory Note, due 2014(B)	33	—
6.45% Promissory Note, due 2014 (€15 million)(B)	20	—
6.45% Promissory Note, due 2014 (€83 million)(B)	112	—
7.50% Promissory Note, due 2014(B)	287	—
7.50% Promissory Note, due 2014(B)	200	—
6.45% Promissory Note, due 2014 (€77 million)(B)	105	—
Novelis Valais SA
5.15% Promissory Note, due 2014 (CHF35 million)(B)	31	—
Novelis Specialités France
6.45% Promissory Note, due 2014 (€6 million)(B)	8	—
Novelis PAE
6.45% Promissory Note, due 2014 (€6 million)(B)	8	—

	2,597	1,021
Debt maturing within one year included in current liabilities	(290)	(10)

Debt not maturing within one year due to related parties	2,307	1,011

DUE TO THIRD PARTIES
Alcan Aluminum Corporation
Floating Rate Notes, due 2005(A)(C)	—	500
Alcan Taihan Aluminium Limited (D)
4.55% Bank loan, due 2007	70	—
4.80% Bank loan, due 2007 (KRW40 billion)	39	30
4.45% Bank loan, due 2007 (KRW25 billion)	24	20
Bank loans, due 2005/2011 (KRW2 billion)	2	2
Other
Bank loans, due 2005/2009	3	85
Other debt, due 2005/2010	2	1

	140	638
Debt maturing within one year included in current liabilities	(1)	(132)

Debt not maturing within one year due to third parties	139	506

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(A)	Interest rates fluctuate principally with the lender’s prime commercial rate, the commercial bank bill rate, or are tied to LIBOR/ EURIBOR rates.

(B)	These promissory notes totalling $1,205 comprise a major portion of the $1,375 bridge financing (Alcan Notes) provided by Alcan to the Group as a result of the reorganization transactions described in note 1 — Nature of Operations. The remaining balance of the Alcan Notes of $170 was obtained in January 2005. The equivalent USD interest rate of the Alcan Notes is fixed at 7.50%, subject to quarterly increases of 0.50%, not to exceed 11.50%. The Group obtained the Alcan Notes with the intention of refinancing them with third party long-term debt. The Notes were duly refinanced with the proceeds of the $1,400 10-year Senior Notes issued in February 2005 (refer to note 27 — Subsequent Events — Financing). Accordingly, the Alcan Notes have been classified as Debt not maturing within one year as at December 31, 2004.

(C)	Alcan Aluminum Corporation (AAC) had the right to redeem the FRNs due December 8, 2005, at any time on or after June 8, 2004. It opted to repay the FRNs on August 6, 2004 (refer to note 11 — Related Party Transactions). The FRNs ranked equally with AAC’s senior unsecured debt and were guaranteed by Alcan.

(D)	In December 2004, Alcan Taihan Aluminium Limited (ATA) entered into a $70 floating rate long-term loan which was subsequently swapped for a 4.55% fixed rate KRW73 billion loan. In 2004, ATA also entered into two new long-term floating rate loans of KRW40 billion and KRW25 billion that were swapped for fixed rates of 4.80% and 4.45%, respectively. These loans replace the KRW30 billion and KRW20 billion floating rate loans, that were outstanding in 2003 and that matured in 2004, of which $25 was swapped to fixed interest rates. Refer to note 22 — Financial Instruments and Commodity Contracts. In 2004, interest on the KRW2 billion loans ranges from 3.00% to 5.50% (2003: 2.75% to 5.83%).
      Based on rates of exchange at year-end, third party debt repayment requirements over the next five years amount to $1 in 2005, $1 in 2006, $134 in 2007, nil in 2008 and $2 in 2009. Related party debt repayments over the next five years amount to $290 in 2005, $174 in 2006, $20 in 2007, $508 in 2008 and $400 in 2009. The third party and related party debt repayments are based on the Group’s debt as at December 31, 2004 and do not reflect the refinancing and/or reorganization transactions, as described in Note 27 — Subsequent Events — Financing. In 2005, all related party debt with Alcan and its subsidiaries was refinanced with third party debt.

19.	STOCK OPTIONS AND OTHER STOCK-BASED COMPENSATION

Alcan Executive Share Option Plan
      Under the executive share option plan, certain key employees may purchase common shares at an exercise price that is based on the market value of the shares on the date of the grant of each option. The vesting period for options granted beginning in 1998 is linked to Alcan’s share price performance, but does not exceed nine years. Options granted before 1998 vest generally over a fixed period of four years from the grant date and expire at various dates during the next ten years.
      The number of options granted to certain employees of Alcan’s Rolled Products businesses is 604,650 in 2004 (2003: 300,000; 2002: 387,900). The option activity is not necessarily indicative of what the activity would have been had the Group been a separate stand-alone company during the periods presented or what the activity may be in the future.
      To compute compensation expense under SFAS No. 123, Accounting for Stock Compensation, the Black-Scholes valuation model was used to determine the fair value of the Alcan options granted that are held by the Group’s employees.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The weighted average fair value of stock options granted to certain employees of Alcan’s Rolled Products businesses in 2004 is $12.87 (2003: $9.95; 2002: $7.72).
      Stock-based compensation expense for stock options granted to certain employees of Alcan’s Rolled Products businesses was $2 in 2004 (2003: $2; 2002: $2).
      The fair value of each option grant is estimated on the date of grant with the following weighted average assumptions used for the option grants:

	2004	2003	2002

Dividend yield (%)	1.85	1.88	1.65
Expected volatility (%)	27.87	29.16	35.73
Risk-free interest rate (%)	4.56	3.39	3.50
Expected life (years)	6	6	6
      Refer to note 27 — Subsequent Events — Stock Option Plans for revisions to the existing stock option plans upon the Group’s separation from Alcan.

Compensation To Be Settled in Cash
      Presented below is a summary of Alcan’s other stock-based compensation plans to be settled in cash that are held by certain employees of Alcan’s Rolled Products businesses.

Stock Price Appreciation Unit Plan
      A small number of employees of Alcan’s Rolled Products businesses are entitled to receive Stock Price Appreciation Units (SPAU) whereby they are entitled to receive cash in an amount equal to the excess of the market value of an Alcan common share on the date of exercise of a SPAU over the market value of an Alcan common share as of the date of grant of such SPAUs. The vesting period is linked to Alcan’s share price performance, but does not exceed nine years.

Total Shareholder Return Performance Plan
      Certain employees of Alcan’s Rolled Products businesses are entitled to receive cash awards under the Total Shareholder Return Performance Plan, a cash incentive plan which provides performance awards to eligible employees based on the relative performance of Alcan’s common share price and cumulative dividend yield performance compared to other corporations included in the Standard & Poor’s Industrials Index measured over three-year periods commencing on October 1, 2003 and 2002. If the performance results for Alcan’s common shares is below the 30th percentile compared to all companies in the Standard & Poor’s Industrials Index, the employee will not receive an award. At the 50th percentile rank, the employee will earn an award equal to 100% of the target set for the period. At or above the 75th percentile rank, the employee will earn the maximum award, which is equal to 300% of the target set for the period. The actual amount of the award (if any) will be prorated between the percentile rankings.

Compensation Cost
      Stock based compensation expense for Alcan’s employee compensation awards held by certain employees of Alcan’s Rolled Products businesses that are to be settled in cash was $4 in 2004 (2003: $3; 2002: nil).

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

20.	COMMITMENTS AND CONTINGENCIES
      Commitments with third parties for supplies of goods and services are estimated at $41 in 2005, $16 in 2006, $15 in 2007, $11 in 2008 and $11 in 2009 and $11 thereafter. Total payments to these entities were $13 in 2004, $3 in 2003 and $5 in 2002, excluding capital expenditures.
      Minimum rental obligations are estimated at $10 in 2005, $7 in 2006, $4 in 2007, $3 in 2008, $2 in 2009 and $1 thereafter. Total rental expenses amounted to $17 in 2004, $15 in 2003 and $15 in 2002.
      The Group, in the course of its operations, is subject to environmental and other claims, lawsuits and contingencies. The Group is named as a defendant in relation to environmental contingencies at approximately 12 existing and former Group sites and third-party sites. Accruals have been made in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.
      The Group is subject to various laws relating to the protection of the environment. The Group has established procedures for the ongoing evaluation of its operations, to identify potential environmental exposures and to comply with regulatory policies and procedures.
      The Group is involved in proceedings, as described below, under the U.S. Superfund or analogous state provisions regarding the usage, storage, treatment or disposal of hazardous substances at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which it has operations, including Brazil and certain countries in the European Union.
      PAS Site. Alcan Aluminum Corporation (AAC) (renamed Novelis Corporation after the spin-off from Alcan) and third parties were defendants in a lawsuit instituted in July 1987 by the U.S. Environmental Protection Agency, or EPA, relating to the Pollution Abatement Services, or PAS, site, a third-party disposal site, in Oswego, New York. In January 1991, the U.S. District Court for the Northern District of New York found AAC liable for a share of the clean-up costs for the site, and in December 1991 determined the amount of such share to be $3.2 plus interest and costs. AAC appealed this decision to the United States Court of Appeals, Second Circuit. In April 1993, the Second Circuit reversed the District Court and remanded the case for a hearing on what liability, if any, might be assigned to AAC depending on whether AAC could prove that its waste did not contribute to the costs of remediation at the site. This matter was consolidated with another case, instituted in October 1991 by the EPA against AAC in the U.S. District Court for the Northern District of New York seeking clean-up costs in regard to the Fulton Terminals Superfund site in Oswego County, New York, which was also owned by PAS. The remand hearing was held in October of 1999. The trial court re-instituted its judgment holding AAC liable. The amount of the judgment plus interest was $13.5 as at December 2000. The case was appealed. In the first quarter 2003, the Second Circuit affirmed the decision of the trial court. In 2004, AAC paid $13.9 in respect of the EPA claim, representing the full amount of the judgment plus interest, and $1.6 to the State of New York, and is currently responsible for future oversight costs, which are currently estimated at approximately $0.6.
      PAS Oswego Site Performing Group. AAC has also been sued by ten other potentially responsible parties, or PRPs, at the PAS site seeking contribution from AAC for costs they collectively incurred in cleaning up the PAS site from 1990 to the present. The costs incurred by the PRPs to date total approximately $6.4 plus accrued interest. Based upon currently available record evidence, AAC is contesting responsibility for costs incurred by the PRPs.
      Oswego North Ponds. In the late 1960s and early 1970s, AAC in Oswego used an oil containing polychlorinated biphenyls, or PCBs, in its re-melt operations. At the time, AAC utilized a once-through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
system discharge and AAC performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by AAC in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. AAC ceased discharge through the North Ponds in mid-2002.
      In cooperation with the New York State Department of Environmental Conservation, or NYSDEC, and the New York State Department of Health, AAC entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004 and we anticipate that the NYSDEC will issue a proposed remedial action plan and record of decision during the second half of 2005. The Group expects that the remedial plan will be implemented in 2006. The estimated cost associated with this remediation is approximately $25.
      Butler Tunnel Site. AAC was a party in a 1989 EPA lawsuit before the U.S. District Court for the Middle District of Pennsylvania involving the Butler Tunnel Superfund site, a third-party disposal site. In May 1991, the Court granted summary judgment against AAC for alleged disposal of hazardous waste. After unsuccessful appeals, AAC paid the entire judgment plus interest.
      The United States government filed a second cost recovery action against Alcan seeking recovery of expenses associated with the installation of an early warning system for potential future releases from the Butler site. The complaint does not disclose the amount of costs sought by the government. The case has been held in abeyance since shortly after it was filed and therefore there has been no opportunity for discovery to fully determine the type of remedial action sought, the total cost, the existence of other settlements or the existence of other non-settling PRPs that may exist for potential contribution. In December 2004, a motion for partial summary judgment was heard and is under advisement.
      Tri-Cities Site. In 1994, AAC and other companies responded to an EPA inquiry concerning the shipment of old drums to Tri-Cities Inc., a third party barrel reprocessing facility in upstate New York. In 1996 the EPA issued an administrative order directing the defendants to clean up the site. AAC refused to participate, claiming that the drums sent to Tri-Cities were empty at the time of delivery. In September 2002, AAC received notice from the EPA contending that AAC was responsible for past and future response costs with accrued interest as well as penalties for its violation of the administrative order. AAC responded by outlining its objections to the EPA’s determination. The EPA subsequently referred the matter to the Department of Justice, or DOJ, for enforcement. In December 2004, a consent decree was negotiated with the DOJ and EPA. Under this consent agreement, AAC will pay $0.4 as a civil penalty as well as $0.6 in past costs. Future costs have been capped at a maximum payment of $0.8 payable over an extended period of time.
      Quanta Resources Site. In June 2003, the DOJ filed a Superfund costs recovery action in the U.S. District Court for the Northern District of New York against AAC and Russell Mahler, the site owner, seeking unreimbursed response costs stemming from the disposal of rolling oil emulsion at the Quanta Resources facility in Syracuse, New York. The parties are in the process of discovery. In 2003, AAC met with the DOJ and the EPA who quantified potential liability for unreimbursed costs and penalties in the amount of $1.4.
      Sealand Site. New York State and EPA claim that AAC’s waste that was sent to the Sealand, New York Restoration site is a hazardous substance that contributed to the occurrence of response costs. There are several PRPs at this site. In 1993, AAC declined a request to participate in a program to provide drinking water to area residents, contending that AAC’s waste did not cause or contribute to the harm at the site. In 2003, Alcan met with the DOJ and the EPA who quantified potential liability for unreimbursed costs at $2.6.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      Toyo Coal Tar Remediation. Prior property owners contaminated the soil at the Joliet, Illinois facility with coal tar. Following litigation, AAC received a 90% cost allocation from two defendants. In 1998, a remediation plan was developed to clean-up soils and groundwater. The remedial program was implemented in 1999. AAC continues to monitor the remediation. AAC’s estimated costs are approximately $0.3.
      Diamond Alkali Superfund Site-Lower Passaic River Initiative. In 2003, AAC received a letter from the EPA regarding an investigation being launched into possible contamination of the Lower Passaic River in 1965. AAC has been identified as a PRP arising from one of its former plants in Newark, New Jersey that may have generated hazardous waste. A remedial investigation feasibility study is scheduled to be carried out over several years. AAC has entered into a consent decree with other PRPs and will participate in a remedial feasibility study. AAC’s estimated environmental costs have been set at approximately $0.2.
      Jarl Extrusions (Rochester, NY). The affected property in Rochester, New York was acquired in 1988. Operations at the property were subsequently discontinued and the property was sold in December 1996. AAC retained liability under the terms of sale. AAC entered into a consent decree with NYSDEC under which evaluation of the site was performed in 1990 and 1991. Most of the contamination was determined to have come from an adjoining site. In its response to AAC’s investigation report, the NYSDEC asked AAC to admit to liability for off-site pollution (a Superfund site is located next door) and that hazardous sludge was dumped in the ponds behind the building. AAC denied these allegations. In light of the State’s failure to cooperate with AAC in the remediation of this site under the consent decree, AAC filed a notice of protest with the State. AAC’s appeal was denied, but the State later approved a new remedial investigation report negotiated between NYSDEC and AAC. A feasibility study for site remediation was then approved by NYSDEC. Negotiations on a consent order for remedial design construction were completed and the restrictive deed covenants have been filed for the property. The clean-up has been completed and NYSDEC approved a long-term operation and monitoring plan (“O&M”). AAC continues to conduct O&M and has sought permission to decommission two monitoring wells. Estimated costs associated with this matter are approximately $0.2.
      Terre Haute TCE Issue. Trichloroethylene (TCE) soil and groundwater contamination was discovered on the Terre Haute site in 1990. A site investigation was performed in between 1991 and 1994 whereby the extent of TCE groundwater and soil contamination was delineated. The subsurface contamination was located on site with groundwater plume migrating off site, with impacts to private homeowner drinking water wells. Terre Haute entered into the Indiana Voluntary Remediation Program in 1995. A remediation plan was developed which consisted of Soil Venting/ Air Sparging for subsurface soil remediation. The point source carbon treatment systems were installed on impacted homeowners wells. The active subsurface soil remediation was completed in 2003. Now that the remediation phase has been completed, AAC is required to support a post remedial groundwater and drinking water well monitoring program. Periodic monitoring will be required until groundwater clean up goals are met. Based on historical trends in TCE contamination, it is anticipated that clean up objectives will be met within 10 years. Once the clean up objectives are met, the project will be considered closed. Estimated costs associated with funding the required monitoring program for a period of 10 years is approximately $0.6.
      It is the Group’s policy to accrue estimated environmental clean-up costs (investigation and remediation) when such amounts can reasonably be estimated and it is probable that the Group will be required to incur such costs. The Group has estimated its undiscounted remaining clean-up costs related to 12 sites will be in the range of $36 to $40. An estimated liability of $39 has been recorded on the combined balance sheet at December 31, 2004 in Deferred credits and other liabilities. Other than these 12 sites, the Group is currently not aware of any material exposure to environmental liabilities. However, adverse changes in environmental regulations, new information or other factors could impact the Group.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The Group has agreed to indemnify Alcan and its subsidiaries and each of their respective directors, officers and employees, against liabilities relating to, among other things (see reference to agreements between Novelis and Alcan in note 1):

•	the contributed businesses, liabilities or contracts;

•	liabilities or obligations associated with the contributed businesses, as defined in the separation agreement between Novelis and Alcan, or otherwise assumed by the Group pursuant to the separation agreement; and

•	any breach by the Group of the separation agreement or any of the ancillary agreements entered into with Alcan in connection with the separation.
      Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, the Group does not believe that it is reasonably possible that any losses in excess of accrued amounts would be sufficient to significantly impair its operations, have a material adverse effect on its financial position or liquidity, or materially and adversely affect its results of operations for any particular reporting period, absent unusual circumstances.
      In addition, see reference to income taxes in note 9, debt repayments in note 18 and financial instruments and commodity contracts in note 22.

21.	CURRENCY GAINS AND LOSSES
      The following are the amounts recognized in the financial statements:

	2004	2003	2002

Currency gains (losses) recorded in income
Losses realized and unrealized on currency derivatives	(23)	(37)	(21)
Realized deferred translation adjustments	—	1	—
Gains (Losses) on translation of monetary assets and liabilities	(4)	(7)	9

	(27)	(43)	(12)

Deferred translation adjustments* — beginning of year	90	(12)	(141)
Effect of exchange rate changes	30	103	129
Gains realized	—	(1)	—

Deferred translation adjustments — end of year	120	90	(12)

*	Deferred translation adjustments are included in Accumulated other comprehensive income (loss).

22.	FINANCIAL INSTRUMENTS AND COMMODITY CONTRACTS
      In conducting its business, the Group uses various derivative and non-derivative instruments, including forward contracts to manage the risks arising from fluctuations in exchange rates, interest rates, aluminum prices and other commodity prices. Generally, such instruments are used for risk management purposes only. The principal counterparty to these contracts is Alcan.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Derivatives — Currency
      The Group enters into forward currency contracts that are designated as hedges of certain identifiable foreign currency revenue and operating cost exposures. Foreign currency forward contracts are also used to hedge certain foreign currency denominated debt.

		Outstanding at
		December 31

		2004	2003

		Fair	Fair
		Value	Value
Financial Instrument	Hedge
Forward exchange contracts	Future firm net operating cash flows
— third parties		(1)	(4)
— related parties		(52)	(26)
Cross currency interest swap (third parties)	To swap floating rate US$ third party borrowings to fixed rate KRW	(8)	2

Derivatives — Interest Rate
      The Group sometimes enters into interest rate swaps to manage funding costs as well as the volatility of interest rates.

	Outstanding at
	December 31

	2004	2003

	Fair	Fair
	Value	Value

Financial Instrument
Rate swap — floating to fixed (third parties)
— KRW floating to KRW fixed	(1)	—

Derivatives — Aluminum
      Depending on supply and market conditions, as well as for logistical reasons, the Group may purchase primary and secondary aluminum on the open market to meet its fabricated products requirements. In addition, the Group may hedge certain commitments arising from pricing arrangements with some of its customers and the effects of price fluctuations on inventories.

	Outstanding at December 31

	2004	2003

Financial Instrument
Forward contracts (related parties)
Maturing principally in years	2005 to 2006	2004 to 2005
Fair Value	97	86
Call options purchased (related parties)
Maturing principally in years	2005	—
Fair value	26	—
Embedded derivatives
Maturing principally in years	2005	2005
Fair value	(10)	(49)

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Derivatives — Natural Gas
      As a hedge of future natural gas purchases, the Group has outstanding as at December 31:

	2004	2003

Financial Instrument
Swaps and options (third parties)
Maturing at various times through	2005	2004
Fair value	(1)	1

Derivatives — Electricity
      As a hedge of future electricity purchases, the Group has outstanding as at December 31:

	2004	2003

Financial Instrument
Fixed price contracts
Maturing at various times in years	2016	2016
Fair value	18	1

Counterparty risk
      The Group may be exposed to losses in the future if the counterparties to the above contracts fail to perform. The principal counterparty is Alcan (refer to note 11 — Related Party Transactions). The Group is satisfied that the risk of such non-performance is remote, due to its monitoring of credit exposures.

Financial Instruments — Fair Value
      On December 31, 2004, the fair value of the Group’s long-term debt due to related parties and third parties totaling $2,737 (2003: $1,659) approximates its book value.
      The fair values of all other financial assets and liabilities are approximately equal to their carrying values.

23.	SUPPLEMENTARY INFORMATION

	2004	2003	2002

Statement of income
Interest on long-term debt	45	27	26
Capitalized interest	(1)	(1)	—
Statement of cash flows
Interest paid	76	41	42
Income taxes paid	70	19	34

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	2004	2003

Balance sheet
Payables and accrued liabilities include the following:
Trade payables	899	708
Other accrued liabilities	279	286
Income and other taxes	8	28
Accrued employment costs	74	66
      At December 31, 2004, the weighted average interest rate on short-term borrowings was 2.5% (2003: 1.8%; 2002: 3.3%)

24.	POST-RETIREMENT BENEFITS
      Most of the Group’s pension obligation relates to funded defined benefit pension plans it has established in the United States and the United Kingdom, unfunded pension benefits in Germany, and lump sum indemnities payable upon retirement to employees of businesses in France, Korea and Malaysia. Pension benefits are generally based on the employee’s service and either on a flat dollar rate or on the highest average eligible compensation before retirement. In addition, some of the entities of the Group participate in defined benefit plans managed by Alcan in Canada, the U.S., the U.K. and Switzerland. The Group’s share of these plans’ assets and liabilities is not included in the combined balance sheets, as discussed in note 2 — Basis of Presentation.
      Investments are generally limited to publicly traded stocks and high-rated debt securities, and include only small amounts in other categories. Target allocation for 2004 is as indicated below.

		Allocation in
	Target	Aggregate at
Category of Asset	Allocation	December 31

		2004	2003

Equity	40% to 65%	55%	46%
Debt securities	30% to 55%	39%	51%
Real estate		—	—
Other		6%	3%

	Pension Benefits		Other Benefits

	2004	2003	2004	2003

Change in benefit obligation
Benefit obligation at January 1	256	115	79	69
Service cost	15	6	4	2
Interest cost	29	12	6	4
Members’ contributions	1	—	—	—
Benefits paid	(23)	(11)	(8)	(6)
Amendments	—	1	—	—
Acquisitions/reorganization	251	88	22	—
Curtailments/divestitures	(43)	—	—	—
Actuarial (gains) losses	32	28	12	10
Currency losses	32	17	—	—

Benefit obligation measured at December 31	550	256	115	79

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits		Other Benefits

	2004	2003	2004	2003

Benefit obligation of funded pension plans	398	124	N/A	N/A
Benefit obligation of unfunded pension plans	152	132	N/A	N/A

Benefit obligation measured at December 31	550	256	115	79

Change in market value of plan assets
Assets at January 1	114	25	—	—
Actual return on assets	17	24	—	—
Members’ contributions	1	—	—	—
Benefits paid from funded plans	(14)	(7)	—	—
Company contributions	23	4	—	—
Acquisitions/reorganization	177	68	—	—
Curtailments/divestitures	(39)	—	—	—
Currency gains	11	—	—	—

Assets at December 31	290	114	—	—

Assets less than benefit obligation of funded pension plans	(108)	(10)	N/A	N/A
Benefit obligation of unfunded pension plans	(152)	(132)	N/A	N/A

Assets less than benefit obligation	(260)	(142)	(115)	(79)
Unamortized
— actuarial (gains)/losses	84	(8)	26	10
— prior service cost	15	16	(1)	(1)
Minimum pension liability	(54)	(12)	—	—
Intangible assets	9	4	—	—

Net liability in balance sheet	(206)	(142)	(90)	(70)

Net liability in balance sheet for funded pension plans	(89)	(26)	N/A	N/A
Net liability in balance sheet for unfunded pension plans	(117)	(116)	N/A	N/A

Net liability in balance sheet	(206)	(142)	(90)	(70)

Deferred charges and other assets	8	2	—	—
Intangible assets	9	4	—	—
Payables and accrued liabilities	(29)	(7)	—	—
Deferred credits and other liabilities	(194)	(141)	(90)	(70)

Net liability in balance sheet	(206)	(142)	(90)	(70)

      For the first time in 2004, in accordance with the provisions of FIN 46(R), the net liability in the balance sheet includes 100% of the pension and post-retirement benefits of Logan (as discussed in note 4 — Accounting Changes). Consequently, a benefit obligation of $88 and market value of plan assets of $50 for pension benefits and a benefit obligation of $22 for other post-retirement benefits are included in the “acquisitions/reorganization” lines above. The net liability in the balance sheet for Logan is $31 for pension benefits and $21 for other post-retirement benefits as at December 31, 2004.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      A benefit obligation of $181 and market value of plan assets of $126 for Bridgnorth (U.K.) are included in the “acquisitions/reorganization” lines in pension benefits above. The net liability in the balance sheet for Bridgnorth is $54 for pension benefits as at December 31, 2004.
      For certain plans, the projected benefit obligation (PBO) exceeds the market value of the assets. For these plans, including unfunded pensions and lump sum indemnities, the PBO is $523 (2003: $222), the accumulated benefit obligation (ABO) is $461 (2003: $203), while the market value of the assets is $260 (2003: $77).
      The total ABO is $488 (2003: $237). For certain plans, the ABO exceeds the market value of the assets. For these plans, including unfunded pensions and lump sum indemnities, the PBO is $515 (2003: $222), the ABO is $453 (2003: $203), while the market value of the assets is $252 (2003: $77).
      The Group’s pension funding policy is to contribute the amount required to provide for contractual benefits attributed to service to date, and to amortize unfunded actuarial liabilities for the most part over periods of 15 years or less. The Group expects to contribute $10 in aggregate to its funded pension plans in 2005, and to pay $7 of unfunded pension benefits and lump sum indemnities from operating cash flows.
      Alcan provides unfunded health care and life insurance benefits to retired employees in Canada and the United States, which include retired employees of some of the Group’s businesses. The Group’s share of these plans’ liabilities and costs are included in the combined financial statements. The Group expects to pay benefits of $8 in 2005 from operating cash flows.
      Expected benefit payments for the next 10 years are $21 in 2005, $22 in 2006, $23 in 2007, $24 in 2008, $26 in 2009 and $148 from 2010 to 2014 for pensions, and $8 in 2005, $9 in 2006, $9 in 2007, $9 in 2008, $10 in 2009 and $58 from 2010 to 2014 for other benefits.

	Pension Benefits			Other Benefits

	2004	2003	2002	2004	2003	2002

Components of net periodic benefit cost
Service cost	27	21	25	4	2	2
Interest cost	37	33	37	6	5	4
Expected return on assets	(28)	(28)	(40)	—	—	—
Amortization
— actuarial (gains) losses	4	3	(3)	1	—	—
— prior service cost	4	5	6	—	—	—
Curtailment/settlement losses	(19)	7	—	—	—	—

Net periodic benefit cost	25	41	25	11	7	6

Weighted average assumptions used to determine benefit obligations at December 31
Discount rate	5.4%	5.8%	5.6%	5.8%	6.2%	6.5%
Average compensation growth	3.6%	3.3%	3.0%	4.0%	3.7%	3.9%
Weighted average assumptions used to determine net periodic benefit cost
Discount rate	5.8%	6.2%	5.6%	6.2%	6.5%	7.0%
Average compensation growth	3.3%	3.0%	3.0%	3.7%	3.9%	5.0%
Expected return on plan assets	8.3%	8.0%	5.0%	—	—	—
      Included in net periodic benefit cost are contributions of subsidiaries and cost allocations of divisions that participate in Alcan plans, as described in note 2 — Basis of Presentation.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      In estimating the expected return on assets of a pension plan, consideration is given primarily to its target allocation, the current yield on long-term bonds in the country where the plan is established, and the historical risk premium in each relevant country of equity or real estate over long-term bond yields. The approach is consistent with the principle that assets with higher risk provide a greater return over the long term.
      The assumed health care cost trend used for measurement purposes is 10.0% for 2005, decreasing gradually to 4.5% in 2011 and remaining at that level thereafter. A one percentage point change in assumed health care cost trend rates would have the following effects:

	Other Benefits

	1% Increase	1% Decrease

Sensitivity Analysis
Effect on service and interest costs	1	(1)
Effect on benefit obligation	11	(10)
      The Group participates in savings plans in Canada and the U.S. as well as defined contribution pension plans in certain countries. The cost of the Group’s contributions was $8 in 2004 (2003: $7; 2002: $6).

25.	INFORMATION BY GEOGRAPHIC AREAS

	Location	2004	2003	2002

Sales and operating revenues — third	Canada	182	212	145
and related parties (by origin)	United States	2,795	2,174	2,373
	Brazil	515	408	373
	United Kingdom	382	302	357
	Germany	1,865	1,705	1,409
	Other Europe	822	503	451
	Asia and Other Pacific	1,194	917	785

	Total	7,755	6,221	5,893

	Location	2004	2003

Property, plant and equipment,	Canada	112	116
Intangible assets and Goodwill at	United States	438	454
December 31(*)	Brazil	544	568
	United Kingdom	167	162
	Germany	275	267
	Other Europe	481	317
	Asia and Other Pacific	622	630

	Total	2,639	2,514

(*)	The allocation of the purchase price for Pechiney by geographic area was completed in 2004.

26.	INFORMATION BY OPERATING SEGMENTS
      The following presents selected information by operating segment, viewed on a stand-alone basis. The operating management structure is comprised of four operating segments. The four operating segments are Novelis North America, Novelis Europe, Novelis Asia and Novelis South America. Subsequent to its separation from Alcan in 2005, the Group, as a stand-alone entity, measures the profitability of its

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
operating segments based on Regional Income (RI). Current and prior periods presented have been recast. RI comprises earnings before interest, income taxes, minority interests, depreciation and amortization and excludes certain items, such as corporate costs, restructuring costs, impairment and other rationalization charges. These items are managed by the Group’s corporate head office, which focuses on strategy development and oversees corporate governance, policy, legal compliance, human resource matters and finance matters. The change in fair market value of derivatives is removed from individual RI and is shown on a separate line. The Group believes that this presentation provides a more accurate portrayal of underlying business group results and is in line with the Company’s portfolio approach to risk management.
      Prior to the separation, profitability of the operating segments was measured based on business group profit (BGP). BGP was similar to RI, except for the following:

a) BGP excluded restructuring costs related only to major corporate-wide acquisitions or initiatives whereas RI excludes all restructuring costs;

b) BGP included pension costs based on the normal current service cost with all actuarial gains, losses and other adjustments being included in Intersegment and other. RI includes all these pension costs in the applicable operating segment; and

c) BGP excluded certain corporate non-operating costs incurred by an operating segment and included such costs in Intersegment and other. Under the current management structure, these costs remain in the operating segment.
      Transactions between operating segments are conducted on an arm’s-length basis and reflect market prices.
      The accounting principles used to prepare the information by operating segment are the same as those used to prepare the consolidated and combined financial statements of the Group, except the operating segments include the Group’s proportionate share of joint ventures (including joint ventures accounted for using the equity method) as they are managed within each operating segment, with the adjustments for equity-accounted joint ventures shown on a separate line in the reconciliation to Income before taxes and other items.
      The operating segments are described below.

Novelis North America
      Headquartered in Cleveland, Ohio, U.S.A., this group encompasses aluminum sheet and light gauge products and operates 12 plants, including two recycling facilities, in two countries.

Novelis Europe
      Headquartered in Zurich, Switzerland, this group comprises aluminum sheet, including automotive, can and lithographic sheet as well as foil stock and operates 17 plants in seven countries including two recycling facilities. The group ceased operations in Falkirk, Scotland, in December 2004.

Novelis Asia
      Headquartered in Seoul, South Korea, this group encompasses aluminum sheet and light gauge products and operates three plants in two countries.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Novelis South America
      Headquartered in Sao Paulo, Brazil, this group comprises bauxite mining, alumina refining, smelting operations, power generation, carbon products, aluminum sheet and light gauge products and operates five plants in Brazil. The Brazilian bauxite, alumina and smelting assets are included in the group because they are integrated with the Brazilian rolling operations.

Corporate
      This classification includes all costs incurred by the Company’s corporate offices in Atlanta, Georgia, U.S.A., and Toronto, Ontario, Canada. Under Alcan’s management structure, this classification was referred to as Intersegment and other and it included the deferral or realization of profits on intersegment sales of aluminum and alumina, corporate office costs as well as other non-operating items.
Risk Concentration
      All four operating segments traded with Rexam Plc (Rexam) during 2004 and 2003 and all except for Novelis Asia traded with Rexam in 2002. Revenues from Rexam of $861 amounted to approximately 11% of total revenues for the year ended December 31, 2004 (2003: $628 and 10%; 2002: $666 and 11%).

	Intersegment			Third and Related Parties

Sales and Operating Revenues	2004	2003	2002	2004	2003	2002

Novelis North America	8	40	9	2,964	2,385	2,517
Novelis Europe	30	23	40	3,081	2,510	2,218
Novelis Asia	9	13	11	1,194	918	785
Novelis South America	57	23	13	525	414	379
Adjustments for equity-accounted joint ventures	—	—	—	(9)	(7)	(7)
Other	(104)	(99)	(73)	—	1	1

	—	—	—	7,755	6,221	5,893

Regional Income	2004	2003	2002

Novelis North America	240	176	218
Novelis Europe	200	175	127
Novelis Asia	80	69	41
Novelis South America	134	88	86

Total Regional Income	654	508	472
Corporate office costs	(49)	(36)	(31)
Adjustments for equity-accounted joint ventures	(48)	(42)	(36)
Adjustments for mark-to-market of derivatives	77	20	9
Restructuring, rationalization and impairment costs	(89)	16	(25)
Depreciation and amortization	(246)	(222)	(211)
Interest	(74)	(40)	(42)

Income before income taxes and other items	225	204	136

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Total Assets At December 31,	2004	2003

Novelis North America	1,406	2,392
Novelis Europe	2,885	2,364
Novelis Asia	954	904
Novelis South America	779	808
Adjustments for equity-accounted joint ventures	(60)	(135)
Other	(10)	(17)

	5,954	6,316

				Cash Paid for Capital
	Depreciation and			Expenditures and
	Amortization			Business Acquisitions

	2004	2003	2002	2004	2003		2002

Novelis North America	69	68	67	41	38		32
Novelis Europe	115	87	75	84	97		81
Novelis Asia	46	45	42	31	36	*	32
Novelis South America	47	49	49	23	41		46
Adjustments for equity-accounted joint ventures	(37)	(32)	(26)	(16)	(14)		(14)
Other	6	5	4	2	2		2

	246	222	211	165	200		179

*	Includes $11 of cash paid for business acquisitions.

27.	SUBSEQUENT EVENTS

Financing
      In connection with the reorganization transactions described in note 1 — Nature of Operations, the Group entered into senior secured credit facilities providing for aggregate borrowings of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, bearing interest at LIBOR plus 1.75%, all of which was borrowed on January 10, 2005, and a $500 five-year multi-currency revolving credit facility. The Term Loan B facility consists of an $825 Term Loan B in the U.S. and a $475 Term Loan B in Canada. The proceeds of the Term Loan B facility were used in connection with the reorganization transactions, the Group’s separation from Alcan and to pay related fees and expenses.
      On January 31, 2005, Novelis announced that it had agreed to sell $1.4 billion aggregate principal amount of senior unsecured debt securities (Senior Notes). The Senior Notes, which were priced at par, bear interest at 7.25% and will mature on February 15, 2015. The net proceeds of the placement, received on February 3, 2005, were used to repay the Alcan Notes (refer to note 18 — Debt Not Maturing within One Year).

Stock Option Plans

Executive Share Option Plan
      On January 6, 2005, all of the options granted under the Alcan Executive Share Option Plan held by the Group’s employees who were Alcan employees immediately prior to the spin-off were replaced with options to purchase Novelis’ common shares. The new Novelis options cover 2,701,028 common shares at a weighted average exercise price per share of $21.60. All converted options that were vested on the

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
separation date continued to be vested. Any that were unvested will vest in four equal installments on the anniversary of the separation date on each of the next four years.

Stock Price Appreciation Units
      On January 6, 2005, all of the Alcan stock price appreciation units (SPAUs) held by the Group’s employees who were Alcan employees immediately prior to the spin-off were replaced with Novelis’ SPAUs, consisting of 418,777 SPAUs at a weighted average exercise price per SPAU of $22.04.

Total Shareholder Return Performance Plan
      As at January 6, 2005, the Group’s employees who were Alcan employees immediately prior to the spin-off and who were eligible to participate in the Alcan Total Shareholder Return Performance Plan (TSR Plan) ceased to actively participate in, and accrue benefits under, the TSR Plan. The current three-year performance periods, namely 2002 to 2005 and 2003 to 2006, were truncated as of the date of the separation. The accrued award amounts for each participant in the TSR Plan were converted into restricted share units in Novelis, which will vest at the end of each performance period, 2005 or 2006, as applicable. At the end of each performance period, each holder of restricted share units will receive the net proceeds based on Novelis’ common share price at that time, including declared dividends.

Shareholder Rights Plan
      The Group’s initial board of directors approved in 2004 a plan whereby each of Novelis’ common shares carries one right to purchase additional common shares. The rights expire in 2014, subject to re-confirmation at the annual meetings of shareholders in 2008 and 2011. The rights under the plan are not currently exercisable. The rights may become exercisable upon the acquisition by a person or group of affiliated or associated persons (Acquiring Person) of beneficial ownership of 20% or more of Novelis’ outstanding voting shares or upon the commencement of a takeover bid. Holders of rights, with the exception of an Acquiring Person or bidding party, in such circumstances will be entitled to purchase from Novelis, upon payment of the exercise price (currently $200.00), such number of common shares as can be purchased for twice the exercise price, based on the market value of Novelis’ common shares at the time the rights become exercisable.
      The plan has a permitted bid feature which allows a takeover bid to proceed without the rights becoming exercisable, provided that the bid meets specified minimum standards of fairness and disclosure, even if the Group’s board of directors does not support the bid. The rights may be redeemed by the Group’s board of directors prior to the expiration or re-authorization of the rights agreement, with the prior consent of the holders of rights or common shares, for $0.01 per right. In addition, under specified conditions, the Group’s board of directors may waive the application of the rights.

Pension Benefits
      In 2005, the following transactions transpired related to existing Alcan pension plans covering Novelis employees:

a) In the U.S., for Novelis employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan, Alcan agreed to recognize up to one year of additional service in its plan as long as such employee worked for Novelis and Novelis paid to Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan).

b) In the U.K., the sponsorship of the Alusuisse Holdings U.K. Ltd Pension Plan was transferred from Alcan to Novelis. No new plan was established.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
      The following plans were newly established in 2005 to replace the Alcan pension plans that previously covered Novelis employees (other Alcan pension plans covering Novelis employees were assumed by Novelis):
      Canada Pension Plan — The Canada Plan provides for pensions calculated on service (no cap) and eligible earnings which consist of the average annual salary and the short term incentive award up to its target during the 36 consecutive months when they were the greatest. The normal form of payment of pensions is a lifetime annuity with either a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.
      Pension Plan for Officers — The Pension Plan for Officers (PPO) provides for pensions calculated on service up to 20 years as an officer of Novelis or of Alcan, and eligible earnings which consist of the excess of the average annual salary and target short term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the U.S. Plan or the U.K. Plan, as applicable. The normal form of payment of pensions is a lifetime annuity. Pensions will not be subject to any deduction for social security or other offset amounts.

28.	SUPPLEMENTAL GUARANTOR INFORMATION
      In connection with the issuance of the Company’s senior unsecured debt securities on February 3, 2005 (Senior Notes), certain wholly-owned subsidiaries of the Company provided guarantees of the Senior Notes. These guarantees are full and unconditional as well as joint and several. The guarantor subsidiaries (the Guarantors) comprise the majority of the Company’s businesses in Canada, the United States, the United Kingdom, Brazil and Switzerland, as well as certain Novelis businesses in Germany. Certain Guarantors may be subject to certain restrictions on their ability to distribute earnings to Novelis Inc. (the Parent). The remaining subsidiaries (the Non-Guarantors) of the Parent are not guarantors of the Senior Notes.
      The following information sets forth the condensed consolidating statements of income and cash flows for the years ended December 31, 2004, 2003 and 2002 and condensed consolidating balance sheets of the Company as of December 31, 2004 and December 31, 2003 of the Parent, the Guarantors, and the Non-Guarantors on a combined basis. Investments include investments in subsidiaries as well as investments in net assets of divisions included in the Parent. Investments in subsidiaries and divisional net assets have been presented using the equity method of accounting. General corporate expenses and stock option and other stock-based compensation expenses allocated by Alcan Inc. to the Company have also been included in the Parent’s information.

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Sales and operating revenues
— third parties	182	5,137	1,986	—	7,305
— related parties	970	1,291	115	(1,926)	450

	1,152	6,428	2,101	(1,926)	7,755
Costs and expenses
Cost of sales and operating expense, excluding depreciation and amortization noted below
— third parties	135	4,471	1,847	—	6,453
— related parties	971	1,250	108	(1,926)	403
Depreciation and amortization	10	165	71	—	246
Selling, general and administrative expenses	44	167	57	—	268
Research and development expenses
— third parties	—	20	—	—	20
— related parties	—	38	—	—	38
Interest
— third parties	—	21	20	—	41
— related parties	—	33	—	—	33
Other expense (income) — net
— third parties	5	6	73	—	84
— related parties	3	(54)	(5)	—	(56)

	1,168	6,117	2,171	(1,926)	7,530
Income (loss) before income taxes and other items	(16)	311	(70)	—	225
Income taxes	11	153	2	—	166

Income (loss) before other items	(27)	158	(72)	—	59
Equity income	82	6	—	(82)	6
Minority interests	—	—	(10)	—	(10)

Net income (loss)	55	164	(82)	(82)	55

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Sales and operating revenues
— third parties	212	4,320	1,217	—	5,749
— related parties	707	1,179	36	(1,450)	472

	919	5,499	1,253	(1,450)	6,221
Costs and expenses
Cost of sales and operating expense, excluding depreciation and amortization noted below
— third parties	169	3,761	1,116	—	5,046
— related parties	709	1,138	39	(1,450)	436
Depreciation and amortization	10	158	54	—	222
Selling, general and administrative expenses	55	114	42	—	211
Research and development expenses
— third parties	—	18	—	—	18
— related parties	—	44	—	—	44
Interest
— third parties	—	5	16	—	21
— related parties	—	17	2	—	19
Other expense (income) — net
— third parties	11	111	(38)	—	84
— related parties	(20)	(66)	2	—	(84)

	934	5,300	1,233	(1,450)	6,017
Income (loss) before income taxes and other items	(15)	199	20	—	204
Income taxes (benefit)	(7)	66	(9)	—	50

Income (loss) before other items	(8)	133	29	—	154
Equity income	165	6	—	(165)	6
Minority interests	—	—	(3)	—	(3)

Net income	157	139	26	(165)	157

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2002

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Sales and operating revenues
— third parties	145	4,295	1,016	—	5,456
— related parties	705	1,047	82	(1,397)	437

	850	5,342	1,098	(1,397)	5,893

Costs and expenses
Cost of sales and operating expense, excluding depreciation and amortization noted below
— third parties	111	3,752	934	—	4,797
— related parties	706	1,018	84	(1,397)	411
Depreciation and amortization	10	148	53	—	211
Selling, general and administrative expenses	35	113	35	—	183
Research and development expenses
— third parties	—	18	—	—	18
— related parties	—	49	—	—	49
Interest
— third parties	—	4	16	—	20
— related parties	—	21	1	—	22
Other expense (income) — net
— third parties	1	(1)	24	—	24
— related parties	1	13	8	—	22

	864	5,135	1,155	(1,397)	5,757
Income (loss) before income taxes and other items	(14)	207	(57)	—	136
Income taxes (benefit)	(7)	80	4	—	77

Income (loss) before other items	(7)	127	(61)	—	59
Equity income (loss)	(2)	8	—	2	8
Minority interests	—	—	8	—	8

Income (loss) before cumulative effect of accounting change	(9)	135	(53)	2	75
Cumulative effect of accounting change	—	(84)	—	—	(84)

Net income (loss)	(9)	51	(53)	2	(9)

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
ASSETS
Current assets
Cash and time deposits	—	12	19	—	31
Trade receivables
— third parties	1	399	310	—	710
— related parties	84	156	7	(160)	87
Other receivables
— third parties	2	70	46	—	118
— related parties	45	849	30	(78)	846
Inventories
Aluminum	44	705	332	—	1,081
Raw materials	—	18	2	—	20
Other supplies	6	78	41	—	125

	50	801	375	—	1,226

Total current assets	182	2,287	787	(238)	3,018

Deferred charges and other assets	—	32	39	—	71
Investments	1,242	168	—	(1,288)	122
Long-term receivables from related parties	210	104	—	(210)	104
Property, plant and equipment
Cost	273	3,883	1,350	—	5,506
Construction work in progress	6	76	30	—	112
Accumulated depreciation	(167)	(2,554)	(549)	—	(3,270)

	112	1,405	831	—	2,348

Intangible assets	—	31	4	—	35
Goodwill	—	28	228	—	256

Total assets	1,746	4,055	1,889	(1,736)	5,954

LIABILITIES AND INVESTED EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	22	378	459	—	859
— related parties	79	429	60	(167)	401
Short-term borrowings
— third parties	—	122	107	—	229
— related parties	—	231	152	(71)	312
Debt maturing within one year
— third parties	—	—	1	—	1
— related parties	290	—	—	—	290

Total current liabilities	391	1,160	779	(238)	2,092

Debt not maturing within one year
— third parties	—	—	139	—	139
— related parties	749	1,751	17	(210)	2,307
Deferred credits and other liabilities	8	373	91	—	472
Deferred income taxes	43	183	23	—	249
Minority interests	—	—	140	—	140
Invested equity
Owner’s net investment	467	529	671	(1,200)	467
Accumulated other comprehensive income	88	59	29	(88)	88

	555	588	700	(1,288)	555

Commitments and contingencies
Total liabilities and invested equity	1,746	4,055	1,889	(1,736)	5,954

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2003

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
ASSETS
Current assets
Cash and time deposits	—	8	19	—	27
Trade receivables
— third parties	—	263	295	—	558
— related parties	59	228	7	(131)	163
Other receivables
— third parties	1	64	32	—	97
— related parties	21	1,202	31	(87)	1,167
Inventories
Aluminum	31	558	278	—	867
Raw materials	—	13	1	—	14
Other supplies	5	82	12	—	99

	36	653	291	—	980

Total current assets	117	2,418	675	(218)	2,992

Deferred charges and other assets	—	85	2	—	87
Investments	1,844	154	—	(1,889)	109
Long-term receivables from related parties	—	614	—	—	614
Property, plant and equipment
Cost	270	3,776	1,172	—	5,218
Construction work in progress	5	66	58	—	129
Accumulated depreciation	(159)	(2,397)	(372)	—	(2,928)

	116	1,445	858	—	2,419

Intangible assets	—	26	—	—	26
Goodwill	—	24	45	—	69

Total assets	2,077	4,766	1,580	(2,107)	6,316

LIABILITIES AND INVESTED EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	19	404	379	—	802
— related parties	58	328	31	(131)	286
Short-term borrowings
— third parties	—	670	230	—	900
— related parties	—	64	87	(87)	64
Debt maturing within one year
— third parties	—	80	52	—	132
— related parties	—	10	—	—	10

Total current liabilities	77	1,556	779	(218)	2,194

Debt not maturing within one year
— third parties	—	500	6	—	506
— related parties	—	989	22	—	1,011
Deferred credits and other liabilities	5	323	34	—	362
Deferred income taxes	21	113	18	—	152
Minority interests	—	—	117	—	117
Invested equity
Owner’s net investment	1,890	1,149	656	(1,805)	1,890
Accumulated other comprehensive income	84	136	(52)	(84)	84

	1,974	1,285	604	(1,889)	1,974

Commitments and contingencies
Total liabilities and invested equity	2,077	4,766	1,580	(2,107)	6,316

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year ended December 31, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Cash from (used for) Operating Activities	(60)	269	21	(6)	224

Financing Activities
Proceeds from issuance of new debt	1,039	1,173	134	(210)	2,136
Debt repayments	—	(935)	(63)	—	(998)
Short-term borrowings — net
— third parties	—	(614)	(160)	—	(774)
— related parties	—	166	78	(23)	221
Issuance of preference shares	—	(32)	32	—	—
Dividends — minority interest	—	—	(10)	6	(4)
Net payments from (to) Alcan	(714)	(828)	30	—	(1,512)

Cash from (used for) financing activities	325	(1,070)	41	(227)	(931)

Investment Activities
Purchase of property, plant and equipment	(6)	(93)	(66)	—	(165)
Business acquisitions, net of cash and time deposits acquired	—	1	(1)	—	—
Proceeds from disposal of businesses, investments and other assets, net of cash	—	1	—	—	1
Change in loans receivable — related parties	(259)	895	5	233	874

Cash from (used for) investment activities	(265)	804	(62)	233	710

Effect of exchange rate changes on cash and time deposits	—	1	—	—	1

Increase in cash and time deposits	—	4	—	—	4
Cash and time deposits — beginning of year	—	8	19	—	27

Cash and time deposits — end of year	—	12	19	—	31

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year ended December 31, 2003

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Cash from Operating Activities	107	65	213	59	444

Financing activities

Proceeds from issuance of new debt	—	971	—	—	971
Short-term borrowings — net
— third parties	—	621	(44)	—	577
— related parties	(77)	52	8	(12)	(29)
Net payments to Alcan	(58)	(359)	(126)	(49)	(592)

Cash from (used for) financing activities	(135)	1,285	(162)	(61)	927

Investment Activities
Purchase of property, plant and equipment	(7)	(147)	(35)	—	(189)
Business acquisitions, net of cash and time deposits acquired	—	8	(9)	(10)	(11)
Proceeds from disposal of businesses, investments and other assets, net of cash	—	8	25	—	33
Change in loans receivable — related parties	35	(1,229)	(28)	12	(1,210)

Cash from (used for) investment activities	28	(1,360)	(47)	2	(1,377)

Effect of exchange rate changes on cash and time deposits	—	2	—	—	2

Increase (Decrease) in cash and time deposits	—	(8)	4	—	(4)
Cash and time deposits — beginning of year	—	16	15	—	31

Cash and time deposits — end of year	—	8	19	—	27

The Novelis Group
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year ended December 31, 2002

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Cash from (used for) Operating Activities	(14)	212	212	—	410

Financing activities
Proceeds from issuance of new debt	—	80	25	—	105
Debt repayments	40	(41)	(49)	—	(50)
Short-term borrowings — net
— third parties	—	(22)	(53)	—	(75)
— related parties	42	(91)	(17)	—	(66)
Dividends — minority interest	—	2	(4)	—	(2)
Net payments to Alcan	(49)	(9)	(95)	—	(153)

Cash from (used for) financing activities	33	(81)	(193)	—	(241)

Investment Activities
Purchase of property, plant and equipment	(5)	(135)	(39)	—	(179)
Proceeds from disposal of businesses, investments and other assets, net of cash	—	5	19	—	24
Change in loans receivable — related parties	(14)	9	3	—	(2)

Cash from (used for) investment activities	(19)	(121)	(17)	—	(157)

Effect of exchange rate changes on cash and time deposits	—	2	—	—	2

Increase in cash and time deposits	—	12	2	—	14
Cash and time deposits — beginning of year	—	4	13	—	17

Cash and time deposits — end of year	—	16	15	—	31

The Novelis Group
QUARTERLY FINANCIAL DATA
(In millions of US$, except per share data)
(Unaudited)

2004	First	Second	Third	Fourth	Year

Sales and operating revenues	1,810	1,929	2,000	2,016	7,755
Cost of sales and operating expenses	1,585	1,690	1,757	1,824	6,856
Depreciation and amortization	61	57	60	68	246
Income taxes	43	23	45	55	166
Other items:
SFAS No. 133 impact	(41)	26	(22)	(32)	(69)
Other	93	88	126	194	501

Net income (Loss)	69	45	34	(93)	55

Earnings (loss) per share:
Basic	0.93	0.61	0.47	(1.26)	0.74

Diluted	0.92	0.61	0.46	(1.26)	0.74

2003	First	Second	Third	Fourth	Year

Sales and operating revenues	1,519	1,634	1,532	1,536	6,221
Cost of sales and operating expenses	1,339	1,433	1,348	1,362	5,482
Depreciation and amortization	54	56	56	56	222
Income taxes	28	16	28	(22)	50
Other items:
SFAS No. 133 impact	9	(10)	(16)	(3)	(20)
Other	84	69	88	89	330

Net income	5	70	28	54	157

Earnings per share:
Basic	0.07	0.94	0.38	0.73	2.12

Diluted	0.07	0.93	0.38	0.72	2.11

Novelis, Inc.
INDEX TO UNAUDITED INTERIM CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS

Consolidated and combined statements of income	F-58
Consolidated and combined balance sheets	F-59
Consolidated and combined statements of cash flows	F-61
Consolidated and combined statements of shareholders’/invested equity	F-62
Notes to consolidated and combined financial statements	F-63

Novelis Inc.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (unaudited)
(in millions of US$, except per share amounts)

Six Months Ended June 30	2005	2004

Sales and operating revenues
— third parties	4,291	3,523
— related parties (NOTE 7)	—	216

	4,291	3,739

Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization noted below
— third parties	3,852	3,083
— related parties (NOTE 7)	—	192
Depreciation and amortization	115	118
Selling, administrative and general expenses	152	110
Research and development expenses	19	10
Research and development expenses — related parties (NOTE 7)	—	18
Interest
— third parties	94	21
— related parties (NOTE 7)	—	17
Other expenses (income) — net (NOTE 9)
— third parties	(3)	8
— related parties (NOTE 7)	—	(22)

	4,229	3,555

Income before income taxes and other items	62	184
Income taxes (NOTE 6)	44	66

Income (loss) before other items	18	118
Equity income	4	3
Minority interests	(11)	(7)

Net income	11	114

Earnings per share (NOTE 4)
Net income per share — basic	0.15	1.54
Net income per share — diluted	0.15	1.53

Dividends per common share	0.18	—

Supplemental information (NOTE 1)
Net income attributable to consolidated results of Novelis from January 6 to June 30, 2005 — increase (decrease) to Retained earnings	41
Net loss attributable to combined results of Novelis from January 1 to January 5, 2005 — decrease to Owner’s net investment	(30)

Net income	11

The accompanying notes are an integral part of the financial statements.

Novelis Inc.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(in millions of US$, except number of shares)

	June 30,	December 31,
As at	2005	2004

	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	129	31
Trade receivables (net of allowances of $32 in 2005 and $33 in 2004)
— third parties (NOTE 8)	1,030	710
— related parties (NOTES 7 and 8)	—	87
Other receivables
— third parties	249	118
— related parties (NOTE 7)	35	846
Inventories
Aluminum	962	1,081
Raw materials	18	20
Other supplies	142	125

	1,122	1,226

Total current assets	2,565	3,018

Deferred charges and other assets	235	193
Long-term receivables from related parties (NOTE 7)	82	104
Property, plant and equipment
Cost (excluding Construction work in progress)	5,282	5,506
Construction work in progress	117	112
Accumulated depreciation	(3,218)	(3,270)

	2,181	2,348

Intangible assets (net of accumulated amortization of $10 in 2005 and $9 in 2004)	30	35
Goodwill	248	256

Total assets	5,341	5,954

The accompanying notes are an integral part of the financial statements.

Novelis Inc.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(in millions of US$, except number of shares)

	June 30,	December 31,
As at	2005	2004

	(unaudited)	(audited)
LIABILITIES AND SHAREHOLDERS’/ INVESTED EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	1,302	859
— related parties (NOTE 7)	37	401
Short-term borrowings
— third parties	23	229
— related parties (NOTE 7)	—	312
Debt maturing within one year (NOTE 10)
— third parties	3	1
— related parties (NOTE 7)	—	290

Total current liabilities	1,365	2,092

Debt not maturing within one year (NOTE 10)
— third parties	2,757	139
— related parties (NOTE 7)	—	2,307
Deferred credits and other liabilities	486	472
Deferred income taxes	198	249
Minority interests	144	140
Shareholders’/ Invested equity
Common shares, no par value — unlimited number of shares authorized; issued and outstanding: 73,993,006 shares (NOTE 11)	—	—
Additional paid-in capital	434	—
Retained earnings	27	—
Accumulated other comprehensive income (loss)	(70)	88
Owner’s net investment	—	467

	391	555

Commitments and contingencies (NOTE 13)

Total liabilities and shareholders’/invested equity	5,341	5,954

The accompanying notes are an integral part of the financial statements.

Novelis Inc.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (unaudited)
(In millions of US$)

Six Months Ended June 30	2005	2004

OPERATING ACTIVITIES
Net income	11	114
Adjustments to determine cash from operating activities:
Depreciation and amortization	115	118
Deferred income taxes	(17)	15
Equity income	(4)	(3)
Stock option compensation	1	1
Change in operating working capital
Change in receivables
— third parties	62	(115)
— related parties	—	(114)
Change in inventories	12	(135)
Change in payables and accrued liabilities
— third parties	131	141
— related parties	(8)	125
Change in deferred charges and other assets	9	(22)
Change in deferred credits and other liabilities	(28)	2
Other — net	4	(28)

Cash from operating activities	288	99

FINANCING ACTIVITIES
Proceeds from issuance of new debt — third parties	2,750	441
Debt repayments
— third parties	(1,633)	(28)
— related parties	(1,180)	—
Short-term borrowings (repayments) — net
— third parties	(468)	(129)
— related parties	(74)	8
Dividends — common shareholders	(14)	—
Dividends — minority interests	(7)	(3)
Net receipts from (payments to) Alcan	104	(17)

Cash from (used for) financing activities	(522)	272

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(56)	(59)
Proceeds from disposal of businesses, investments and other assets, net of cash	9	—
Change in long-term and other receivables
— third parties	341	(311)
— related parties	42	—

Cash from (used for) investing activities	336	(370)

Increase in cash and cash equivalents	102	1
Effect of exchange rate changes on cash balances held in foreign currencies	(4)	—
Cash and cash equivalents — beginning of period	31	27

Cash and cash equivalents — end of period	129	28

The accompanying notes are an integral part of the interim financial statements.

Novelis Inc.
CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’/ INVESTED EQUITY (unaudited)
(In millions of US$, except number of shares which is in thousands)

						Accumulated
						Other
	Common Shares		Additional			Comprehensive	Owner’s
			Paid-in		Retained	Income	Net
	Shares	Amount	Capital		Earnings	(Loss)	Investment		Total

Balance at December 31, 2004	—	—	—		—	88	467		555
Net income — six months ended June 30	—	—	—		41	—	(30	)(b)	11
Other comprehensive loss (NOTE 16)	—	—	—		—	(158)	—		(158)
Dividends	—	—	—		(14)	—	(7)		(21)
Transfer from Alcan — net	—	—	—		—	—	4		4
Issuance of common stock in connection with the distribution	73,989	—	434	(a)	—	—	(434)		—
Issuance of common stock in connection with stock plans	4	—	—		—	—	—		—

Balance at June 30, 2005	73,993	—	434		27	(70)	—		391

(a)	Represents the amount of Owner’s net investment after transfers from Alcan — net and the net loss from January 1 to January 5, 2005 as well as other post-transaction adjustments.

(b)	Refer to note 1 — Background and Basis of Presentation.

The accompanying notes are an integral part of the financial statements.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (unaudited)
(in millions of US$, except where indicated)

1.	BACKGROUND AND BASIS OF PRESENTATION

Background
      On May 18, 2004, Alcan Inc. (Alcan) announced its intention to separate its rolled products business into a separate company and to pursue a spin-off of that business to its shareholders. The rolled products businesses were managed under two separate operating segments within Alcan; Rolled Products Americas and Asia and Rolled Products Europe. Alcan and its subsidiaries contributed and, on January 6, 2005, transferred to a new public company, Novelis Inc. (the Company, Novelis, we, us or our), substantially all of the aluminum rolled products businesses operated by Alcan prior to its 2003 acquisition of Pechiney, together with some of Alcan’s alumina and primary metal-related businesses in Brazil, which are fully integrated with the rolled products operations there, as well as four former Pechiney rolling facilities in Europe, as their end-use markets and customers are more similar to those of Novelis. Novelis, which was formed in Canada on September 21, 2004, acquired the abovementioned businesses on January 6, 2005, through the reorganization transactions described above.
      On January 6, 2005, the spin-off occurred following the approval by Alcan’s Board of Directors and shareholders, and the receipt of other required legal and regulatory approvals. Alcan shareholders received one Novelis common share for every five Alcan common shares held. Common shares of Novelis began trading on a “when issued” basis on the Toronto (TSX) and New York (NYSE) stock exchanges on January 6, 2005, with a distribution record date of January 11, 2005. “Regular Way” trading began on the TSX on January 7, 2005, and on the NYSE on January 19, 2005.
      The Company together with its subsidiaries produces aluminum sheet and light gauge products where the end-use destination of the products includes the construction and industrial, beverage and food cans, foil products and transportation markets. The Company operates in four continents, North America, South America, Asia and Europe through 36 operating plants and three research facilities in 11 countries. In addition to aluminum rolled products plants, the Company’s South American businesses include bauxite mining, aluminum refining and smelting facilities that are integrated with the rolling plants in Brazil.
      In 2004 and prior years, Alcan was considered a related party due to its parent-subsidiary relationship with the Novelis entities. However, subsequent to the spin-off, Alcan is no longer a related party as defined in Statement of Financial Accounting Standards (SFAS) No. 57, Related Party Disclosures. Refer to note 7 — Related Party Transactions.

Post-transaction adjustments
      The agreements giving effect to the spin-off provide for various post-transaction adjustments and the resolution of outstanding matters, which are expected to be carried out by the parties by the end of 2005. These adjustments, for the most part, will be reflected as changes to shareholders’ equity and could include items such as working capital, pension assets and liabilities and adjustments to opening balance sheet accounts.

Agreements between Novelis and Alcan
      Novelis has entered into various agreements with Alcan for the use of transitional and technical services, the supply of Alcan’s metal and alumina, the licensing of certain of Alcan’s patents, trademarks and other intellectual property rights, and the use of certain buildings, machinery and equipment, technology and employees at certain facilities retained by Alcan, but required in Novelis’s business.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Basis of presentation
      The consolidated and combined financial statements for the six months ended June 30, 2005 include the results for the period from January 1 to January 5, 2005 prior to the Company’s spin-off from Alcan, in addition to the results for the period from January 6 to June 30, 2005, as described below. The unaudited combined financial results for the period from January 1 to January 5, 2005 represent the operations and cash flows of the Novelis entities on a carve-out basis. The unaudited consolidated results as at June 30, 2005 and for the period from January 6 (the date of the spin-off from Alcan) to June 30, 2005 represent the operations, cash flows and financial position of the Company as a stand-alone entity.
      All income earned and cash flows generated by the Novelis entities as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to Novelis and are included in the unaudited consolidated results for the period from January 6 to June 30, 2005, with the exception of mark-to-market losses of $30 on derivative contracts primarily with Alcan. These mark-to-market losses for the period from January 1 to 5, 2005, were recorded in the unaudited consolidated and combined statements of income for the six months ended June 30, 2005, and are reflected as a decrease in Owner’s net investment.
      The historical combined financial statements as at December 31, 2004 (audited) and for the six months ended June 30, 2004 (unaudited) (hereafter, “the historical combined financial statements”) have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to Novelis. Management believes the assumptions underlying the historical combined financial statements, including the allocations described below, are reasonable. However, the historical combined financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows or what its results of operations, financial position and cash flows would have been had Novelis been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.
      In the opinion of management of the Company, the unaudited consolidated and combined and historical combined financial statements reflect all adjustments (including normal recurring adjustments) necessary for a fair statement of the financial position and the results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), applied on a consistent basis. The presentation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The results reported in these unaudited consolidated and combined financial statements are not necessarily indicative of the results that may be expected for the entire year. This quarterly report on Form 10-Q should be read in conjunction with Novelis’s annual report on Form 10-K for the year ended December 31, 2004, which includes all disclosures required by U.S. GAAP.
      As Novelis was not a stand-alone company and operated as a part of Alcan prior to 2005, the historical combined financial statements include allocations of certain Alcan expenses, assets and liabilities, including the items described below.

General Corporate Expenses
      Alcan allocated general corporate expenses to the Company based on average head count and capital employed. Capital employed represents Total assets less Payables and accrued liabilities and Deferred

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
credits and other liabilities. These allocations are reflected in Selling, general and administrative expenses in the historical combined statements of income for the six months ended June 30, 2004. The general corporate expense allocations are primarily for human resources, legal, treasury, insurance, finance, internal audit, strategy and public affairs and amounted to $17 for the six months ended June 30, 2004. Total corporate office costs, including the amounts allocated, amounted to $20 for the six months ended June 30, 2004. The costs allocated are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions as a stand-alone company, nor are they indicative of costs that will be charged or incurred in the future. Subsequent to the spin-off, the Company performs the majority of these functions using its own resources or purchased services; however, for an interim period, certain services will continue to be provided by Alcan. It is not practicable to estimate the amount of expenses the Company would have incurred for the six months ended June 30, 2004 had it been a stand-alone entity, unaffiliated with Alcan.

Pensions and Post-Retirement Benefits
      Prior to the spin-off, certain Novelis entities had pension obligations mostly comprised of defined benefit plans in the U.S. and the U.K., unfunded pension benefits in Germany and lump sum indemnities payable upon retirement to employees of businesses in France, Korea and Malaysia. These pension benefits are managed separately and the related assets, liabilities and costs are included in both the consolidated and combined and historical combined financial statements.
      Prior to the spin-off, Alcan managed defined benefit plans in Canada, the U.S., the U.K. and Switzerland that include some of the entities of the Company. The Company’s share of these plans’ assets and liabilities is not included in the historical combined balance sheet as at December 31, 2004. The historical combined statements of income for the six months ended June 30, 2004, however, include an allocation of the costs of the plans that varies depending on whether the entity was a subsidiary or a division of Alcan at that time. Pension costs of divisions of Alcan that were transferred to Novelis were allocated based on the following methods: service costs were allocated based on a percentage of payroll costs; interest costs, the expected return on assets, and amortization of actuarial gains and losses were allocated based on a percentage of the projected benefit obligation (PBO); and prior service costs were allocated based on headcount. The total allocation of such pension costs amounted to $6 for the six months ended June 30, 2004. Pension costs of subsidiaries of Alcan that were transferred to Novelis were accounted for on the same basis as a multi-employer pension plan whereby the subsidiaries’ contributions for the period were recognized as net periodic pension cost. There were no contributions by the subsidiaries for the six months ended June 30, 2004.
      Prior to the spin-off, Alcan provided post-retirement benefits in the form of unfunded healthcare and life insurance benefits to retired employees in Canada and the U.S. that include retired employees of some of the Company’s businesses. The Company’s share of these plans’ liabilities is included in the historical combined balance sheet as at December 31, 2004 and the Company’s share of these plans’ costs is included in the historical combined statement of income for the six months ended June 30, 2004.
      Subsequent to the spin-off, certain changes were made to the Alcan plans covering Novelis employees and new pension plans were also established by Novelis, as described in note 17 — Post-Retirement Benefits. Refer to note 2  — Accounting Policies for the Company’s accounting policies related to the new pension plans.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Income Taxes
      Income taxes for 2004 were calculated as if all of the Company’s operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction. For jurisdictions where there was no tax sharing agreement, amounts currently payable were included in Owner’s net investment.

Cash Management
      Cash and cash equivalents in the historical combined balance sheet as at December 31, 2004 are comprised of the cash and cash equivalents of the Company’s businesses, primarily in South America, Asia and parts of Europe, that perform their own cash management functions. Historically, Alcan performed cash management functions on behalf of certain of the Company’s businesses primarily in North America, the United Kingdom, and parts of Europe. Cash deposits from these businesses were transferred to Alcan on a regular basis. As a result, none of Alcan’s cash and cash equivalents were allocated to the Company in the historical combined financial statements. Transfers to and from Alcan were netted against Owner’s net investment. Subsequent to the spin-off, the Company is responsible for its own cash management functions.

Interest Expense
      The Company obtains short and long-term financing from third parties and prior to the spin-off, from related parties. Interest is charged on all short and long-term debt and is included in Interest in both the consolidated and combined and historical combined statements of income.
      Historically, Alcan provided certain financing to the Novelis entities and incurred third party debt at the parent level. This financing is reflected in the historical combined balance sheet as at December 31, 2004 within the amounts due to Alcan and is interest-bearing as described in note 7 — Related Party Transactions. As a result of this arrangement, the historical combined financial statements for the six months ended June 30, 2004 do not include an allocation of additional interest expense. The Company’s interest expense as a stand-alone company is higher than reflected in the historical combined statements of income for the six months ended June 30, 2004.

Derivatives
      The Company primarily enters into derivative contracts to manage a portion of its foreign exchange, commodity and interest rate risks. These contracts are reported at their fair value on the balance sheet. Changes in the fair value of these contracts are recorded in the statement of income, included in Other expenses (income) — net.

Stock Options
      Stock option expense and other stock-based compensation expense in the historical combined statements of income include the Alcan expenses related to the fair value of awards held by certain employees of Alcan’s Rolled Products businesses during the periods presented as well as an allocation, calculated based on the average of headcount and capital employed, for Alcan’s corporate office employees. These expenses are not necessarily indicative of what the expenses would have been had the Company been a separate stand-alone entity in 2004.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Earnings Per Share
      Prior to the spin-off, the Company was not a separate legal entity with common shares outstanding. Earnings per share for 2004 have been presented using the Novelis common shares outstanding immediately after completion of the spin-off on January 6, 2005.

2.	ACCOUNTING POLICIES
      The consolidated and combined financial statements (audited December 31, 2004, unaudited for all other periods) are based upon accounting policies and methods of their application consistent with those used and described in the Company’s annual financial statements as contained in the most recent annual report, except for the accounting policies described below and the recently adopted accounting policies described in note 3 — Accounting Changes. Certain reclassifications have been made to prior period amounts to conform to the current period presentation. These financial statements should be read in conjunction with the Company’s 2004 Annual Report on Form 10-K filed on March 30, 2005.

Principles of Consolidation
      The unaudited consolidated and combined financial statements include the accounts of subsidiaries that are controlled by Novelis, all of which are majority owned, as well as a variable interest entity, in which the Company is the primary beneficiary. Investments in entities over which Novelis has significant influence are accounted for using the equity method. Under the equity method, Novelis’s investment is increased or decreased by Novelis’s share of the undistributed net income or loss and deferred translation adjustments since acquisition. Investments in joint ventures over which Novelis has an undivided interest in the assets and liabilities are consolidated to the extent of Novelis’s ownership or participation in the assets and liabilities. All other investments in joint ventures are accounted for using the equity method. Other investments are accounted for using the cost method. Under the cost method, dividends received are recorded as income. Cost investments for which there is an active market are accounted for as available-for-sale. Intercompany balances and transactions, including profits in inventories, are eliminated in the consolidated and combined financial statements.

Debt Issuance Costs
      Debt issuance costs related to the Credit Facility are recorded in Deferred charges and other assets and amortized over the life of the related borrowing in Interest, using the “effective interest amortization” method.

Dividend Policy
      Declaration of dividends will depend on, among other things, the Company’s financial resources, cash flows generated by its business, cash requirements, restrictions under the instruments governing its indebtedness and other relevant factors.

Pensions and Post-Retirement Benefits
      Using appropriate actuarial methods and assumptions, the Company’s defined benefit pension plans are accounted for in accordance with SFAS No. 87, Employers’ Accounting for Pensions. Other post-retirement benefits are accounted for in accordance with SFAS No. 106, Employers’ Accounting for Post-Retirement Benefits Other than Pensions. Pension and post-retirement benefit obligations are actuarially calculated using management’s best estimates and based on expected service period, salary increases and

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
retirement ages of employees. Pension and post-retirement benefit expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments. All net actuarial gains and losses are amortized over the expected average remaining service life of the employees.

Recently Issued Accounting Standards

Conditional Asset Retirement Obligations
      In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations. FIN 47 clarifies that the term conditional asset retirement obligation used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of a liability when sufficient information exists. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but not required. The Company expects to adopt the provisions of FIN 47 in the fourth quarter 2005 as required, and is currently assessing the impact of its adoption.

Share-Based Payment
      In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (SFAS No. 123(R)), which is a revision to SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company will adopt SFAS No. 123(R) on January 1, 2006, as required by the Securities and Exchange Commission. The Company adopted the fair value based method of accounting for share-based payments effective January 1, 2004 using the retroactive restatement method described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Currently, the Company uses the Black-Scholes valuation model to estimate the value of stock options granted to employees. The Company is currently assessing the impact of adoption of SFAS 123(R).

3.	ACCOUNTING CHANGES

Stock Options and Other Stock-Based Compensation
      Effective January 1, 2004, Alcan retroactively adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation for stock options granted to employees. Both the consolidated and combined and historical combined financial statements include the compensation cost for options granted to certain employees of the Company. In addition, the historical combined financial statements include an allocation for Alcan’s corporate office employees. Beginning January 1, 1999, all periods were restated to reflect compensation cost as if the fair value method had been applied for awards issued to these employees after January 1, 1995. The Company applies the fair value recognition provisions of SFAS No. 123 to its new stock option plans as described in note 12 — Stock Options and Other Stock-Based Compensation.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Consolidation of Variable Interest Entities
      The Company adopted FASB Interpretation No. 46 (revised December 2003) (FIN 46(R)), Consolidation of Variable Interest Entities. In 2004, the Company determined it was the primary beneficiary of Logan Aluminum Inc. (Logan), a variable interest entity. As a result, both the consolidated and combined and historical combined balance sheets include the assets and liabilities of Logan. Logan is a joint venture that manages a tolling arrangement for the Company and an unrelated party. At the date of adoption of FIN 46(R), assets of $38 and liabilities of $38 related to Logan that were previously not recorded on the balance sheet were recorded by the Company. Prior periods were not restated.
      The Company’s investment, plus any unfunded pension liability related to Logan totaled approximately $37 and represented the Company’s maximum exposure to loss. Creditors of Logan do not have recourse to the general credit of the Company as a result of including it in the Company’s financial statements.

4.	EARNINGS PER SHARE
      The treasury stock method for calculating the dilutive impact of stock options is used. The following table outlines the calculation of basic and diluted earnings per share on net income.

Six months ended June 30	2005	2004

Numerator:
Net income	11	114

Denominator (number of common shares in millions):
Weighted average number of outstanding shares	73.99	73.99
Effect of dilutive stock options	0.21	0.44

Adjusted number of outstanding shares	74.20	74.43

Earnings per share — basic	0.15	1.54

Earnings per share — diluted	0.15	1.53

      Options to purchase an aggregate of 2,719,814 Novelis common shares were held by the Company’s employees as at June 30, 2005. Of these, 1,378,671 options to purchase common shares at an average price of $19.41 per share are dilutive for the periods presented. These dilutive stock options are equivalent to 206,025 Novelis common shares for the six months ended June 30, 2005. The number of antidilutive Novelis options held by the Company’s employees as at June 30, 2005 is 1,341,143.
      For the six months ended June 30, 2004 under rules applicable to carve-out statements, the effect of dilutive stock options was calculated based on an aggregate of 1,356,735 Alcan common shares held by Novelis’s employees. Of these, 685,285 options to purchase Alcan common shares, at an average exercise price of CAN$38.86 ($29.96) per share were dilutive for the period presented. These dilutive stock options were equivalent to 443,351 Novelis common shares for the six months ended June 30, 2004. The number of antidilutive Alcan options held by Novelis’s employees as at June 30, 2004 was 671,450.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

5.	RESTRUCTURING PROGRAMS

2005 Restructuring Activities
      No material restructuring activities took place during the six months ended June 30, 2005. As part of its strategic plan, the Company continually reviews its restructuring plans.

2004 Restructuring Activities
      In line with its objective of value maximization, the Company undertook various restructuring initiatives in 2004.

Pechiney
      In the fourth quarter of 2004, the Company recorded liabilities of $19 for restructuring costs in connection with the exit of certain operations of Pechiney and these costs were recorded in the allocation of the purchase price of Pechiney as at December 31, 2004. These costs relate to a plant closure in Flemalle, Belgium (Novelis Europe) and comprise $17 of severance costs and $2 of other charges. No further charges are expected to be incurred in relation to this plant closure.

Other 2004 restructuring activities
      In the third quarter of 2004, the Company incurred restructuring charges of $19 relating to the consolidation of its U.K. aluminum sheet-rolling activities in Rogerstone, Wales (Novelis Europe) in order to improve competitiveness through better capacity utilization and economies of scale. Production ceased at the rolling mill in Falkirk, Scotland (Novelis Europe) in December 2004 and the facility was closed in the first quarter of 2005. The charges of $19 include $6 of severance costs, $8 of asset impairment charges, $2 of pension costs, $2 of decommissioning and environmental costs and $1 of other charges, which were recorded in other expenses (income) — net in the historical combined statement of income.
      In 2004, the Company incurred restructuring charges of $3 (Q1: nil; Q2: nil; Q3: $1; Q4: $2), relating to the closure of a corporate office in Germany, comprised of $2 (Q1: nil; Q2: nil; Q3: $1; Q4: $1) for severance costs and $1 (Q1: nil; Q2: nil; Q3: nil; Q4: $1) related to costs to consolidate facilities, which were recorded in Other expenses (income) — net in the historical combined statement of income. No further charges are expected to be incurred in relation to these restructuring activities.

2001 Restructuring Program
      In 2001, Alcan implemented a restructuring program, resulting in a series of plant sales, closures and divestments throughout the organization. A detailed business portfolio review was undertaken in 2001 to identify high cost operations, excess capacity and non-core products. Impairment charges arose as a result of negative projected cash flows and recurring losses. These charges related principally to buildings, machinery and equipment. This program was essentially completed in 2003.
      In 2004, the Company recorded recoveries related to the 2001 restructuring program comprised of $7 (Q1: $7; Q2: nil; Q3: nil; Q4: nil) relating to a gain on the sale of assets related to the closure of facilities in Glasgow, U.K. (Novelis Europe) and a write-back of $1 (Q1: nil; Q2: $1; Q3: nil; Q4: nil) relating to a provision in the U.S. (Novelis North America).

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
      The schedule provided below shows details of the provision balances, related cash payments and recoveries for the significant restructuring activities included in other expenses (income) — net in the Statements of Income:

		Asset
	Severance	Impairment
	Costs	Provisions	Other	Total

Provision balance as at January 1, 2004	19	—	12	31
2004:
Charges (recoveries) recorded in the statement of income	7	8	(1)	14
Liabilities recorded in the allocation of the Pechiney purchase price	17	—	2	19
Cash payments — net	(14)	—	(5)	(19)
Non-cash charges (recoveries)	—	(8)	6	(2)

Provision balance as at December 31, 2004	29	—	14	43
Six Months Ended June 30, 2005:
Charges (recoveries) recorded in the statement of income	(3)	—	1	(2)
Cash payments — net	(15)	—	(4)	(19)

Provision balance as at June 30, 2005	11	—	11	22

6.	INCOME TAXES
      The provision for income taxes is comprised of the following:

Six months ended June 30	2005	2004

Current	61	51
Deferred	(17)	15

	44	66

      The effective tax rates for the six months ended June 30, 2005 and 2004 were 71% and 36%, respectively, compared to composite statutory rates of 27% and 36%.

7.	RELATED PARTY TRANSACTIONS
      The table below describes the nature and amount of transactions the Company has with related parties. All of the transactions are part of the ordinary course of business and were agreed to by the Company and the related parties. In 2004 and prior years, Alcan was considered a related party to Novelis. However, subsequent to the spin-off, Alcan is no longer a related party, as defined in SFAS No. 57,

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
Related Party Disclosures, and accordingly, all transactions between Novelis and Alcan are considered as third party:

Six months ended June 30	2005	2004

Sales and operating revenues(A)
Alcan	—	216

Cost of sales and operating expenses(A)
Alcan	—	192

Research and development expenses(B)
Alcan	—	18

Interest(C)
Alcan	—	17

Other expenses (income) — net
Service fee income(D)	—	(27)
Service fee expense(E)	—	19
Interest income(F)	—	(11)
Derivatives(G)	—	(8)
Other	——	6

Total other expenses (income) — net arising from transactions with Alcan	—	(21)

Interest income from Aluminum Norf GmbH	—	(1)

Total other expenses (income) — net arising from transactions with related parties	—	(22)

Purchase of inventory/tolling services
Aluminum Norf GmbH	102	96
Alcan(H)	—	983

(A)	The Company sells inventory to Alcan and certain investees accounted for under the equity method in the ordinary course of business. In 2004, Alcan was considered a related party to Novelis.

(B)	These expenses are comprised of an allocation of research and development expenses incurred by Alcan on behalf of the Company. In 2004, Alcan was considered a related party to Novelis.

(C)	As discussed further below and in note 10 — Debt Not Maturing Within One Year, the Company had various short-term and long-term debt payable to Alcan where interest was charged on both a fixed and a floating rate basis.

(D)	Service fee income relates to revenues generated through sales of research and development and other corporate services to Alcan.

(E)	Service fee expense relates to the purchase of corporate services from Alcan.

(F)	Interest income earned on outstanding advances and loans to Alcan.

(G)	Alcan was the counterparty to all of the Company’s metal derivatives and most of the Company’s currency derivatives.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

(H)	Alcan is the primary supplier of prime and sheet ingot to the Company. Refer to note 13 — Commitments and Contingencies.

      The table below describes the nature and amount of balances the Company has with related parties:

	June 30,	December 31,
As at	2005	2004

Trade receivables(A)
Alcan	—	87

Other receivables
Alcan(B)	—	801
Aluminium Norf GmbH(C)	35	45

	35	846

Long-term receivables
Alcan	—	2
Aluminium Norf GmbH(C)	82	102

	82	104

Payables and accrued liabilities(A)
Alcan	—	356
Aluminium Norf GmbH	37	45

	37	401

Short-term borrowings(D)
Alcan	—	312

Debt maturing within one year(E)
Alcan	—	290

Debt not maturing within one year(E)
Alcan	—	2,307

(A)	The Company purchases from and sells inventory to Alcan and purchases services from an investee accounted for under the equity method, in the ordinary course of business.

(B)	The balance at December 31, 2004 included various short-term floating rate notes totaling € 266 million and $55 maturing within one year that were settled by Alcan in 2005 as part of the spin-off of Novelis.

(C)	Current and non-current portions of a loan to an investee accounted for under the equity method.

(D)	The balance at December 31, 2004 comprised loans due to Alcan in various currencies including € 193 million and GBP 20 million that were repaid in 2005 as part of the spin-off of Novelis.

(E)	The Company had various loans payable to Alcan as at December 31, 2004 as described in note 10 — Debt Not Maturing Within One Year.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

8.	SALES AND FORFAITING OF RECEIVABLES
      Prior to the spin-off, the Company sold third party trade receivables to a related party which were then subsequently sold to a financial institution under Alcan’s accounts receivable securitization program. Subsequent to the spin-off, the Company has not securitized any of its third party trade receivables.
      As at June 30, 2005, Novelis Korea Limited forfaited third party receivables of $55 (2004: $50) to a financial institution. Forfaiting is a customary, ordinary-course cash management practice in the Korean marketplace where receivables typically run 60 days to 120 days or longer.

9.	OTHER EXPENSES (INCOME) — NET
      Other expenses (income) — net is comprised of the following:

Six months ended June 30	2005	2004

Restructuring costs (recoveries) — net	(2)	2
Gain on disposals of fixed assets(1)	(11)	(6)
Interest income	(4)	(13)
Realized (gains) losses on monetization of cross-currency interest rate swaps	(45)	—
Realized (gains) losses on derivatives(2)	(15)	—
Exchange (gains) losses	2	3
Unrealized (gains) losses on change in market value of derivatives and reclassifications(3)	47	(15)
Service fee expense — net	—	1
Bridge financing commitment fee	13	—
Other expenses (income)	12	14

	(3)	(14)

(1)	Includes a gain on the sale of land in Asia of ($11) for the second quarter of 2005.

(2)	Includes metal, natural gas and energy.

(3)	Included within the $47 for the six months ended June 30, 2005, is $45 pre-tax ($30 after-tax) unrealized losses on the change in market value of derivative contracts, primarily with Alcan, for the period from January 1 to 5, 2005, as described in note 1 — Background and Basis of Presentation.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

10.	DEBT NOT MATURING WITHIN ONE YEAR

	June 30,	December 31,
As at	2005	2004

DUE TO RELATED PARTIES
Total debt due to related parties(A)	—	2,597
Debt maturing within one year included in current liabilities	—	(290)

Debt not maturing within one year due to related parties	—	2,307

DUE TO THIRD PARTIES
Novelis Inc.
Floating rate Term Loan B, due 2012(B)(C)	411	—
7.25% Senior notes, due 2015(D)	1,400	—
Novelis Corporation
Floating rate Term Loan B, due 2012(B)(C)(F)	714	—
Novelis Switzerland S.A.
Capital lease obligation, due 2020 (CHF 62 million)	48	—
Novelis Korea Limited(E)
Bank loan, due 2008	50	—
Bank loan, due 2007	70	70
Bank loan, due 2007 (Korean won (KRW) 40 billion)	39	39
Bank loan, due 2007 (KRW 25 billion)	24	24
Bank loans, due 2005/2011 (KRW 2 billion)	2	2
Other
Bank loans, due 2005/2011(F)	2	3
Other debt, due 2005/2010	—	2

	2,760	140
Debt maturing within one year included in current liabilities	(3)	(1)

Debt not maturing within one year due to third parties	2,757	139

(A)	All of the Company’s related party debt of $2,597 as at December 31, 2004 was payable to Alcan and was fully repaid in the first quarter of 2005. The related party debt was comprised of a combination of fixed and floating rate debt of $1,392 and fixed rate promissory notes (Alcan Notes) obtained in December 2004 of $1,205. The Alcan Notes comprised a major portion of the $1,375 bridge financing provided by Alcan to the Company as a result of the reorganization transactions described in note 1 — Background and Basis of Presentation. The remaining balance of the Alcan Notes of $170 was obtained in January 2005. The Alcan Notes were duly refinanced with the proceeds of the $1.4 billion 10-year Senior Notes issued in February 2005 (refer to (D) below).

(B)	In connection with the reorganization transactions described in note 1 — Background and Basis of Presentation, the Company entered into senior secured credit facilities providing for aggregate borrowings of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, bearing interest at LIBOR plus 1.75%, all of which was borrowed on January 10, 2005, and a $500 five-year multi-currency revolving credit facility. The Term Loan B

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

facility consists of an $825 Term Loan B in the U.S. and a $475 Term Loan B in Canada. The proceeds of the Term Loan B facility were used in connection with the reorganization transactions, the Company’s separation from Alcan and to pay related fees and expenses. Debt issuance costs incurred in relation to these facilities have been recorded in Deferred charges and other assets and are being amortized over the life of the related borrowing in Interest using the “effective interest amortization” method.

(C)	The Company has entered into interest rate swaps to fix the interest rate on $310 of the variable rate Term Loan B debt at an effective weighted average interest rate of 5.5% for periods of up to three years.

(D)	On February 3, 2005, Novelis sold $1.4 billion aggregate principal amount of senior unsecured debt securities (Senior Notes). The Senior Notes, which were priced at par, bear interest at 7.25% and will mature on February 15, 2015. The net proceeds of the placement were used to repay the Alcan Notes.

(E)	In 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 floating rate long-term loan which was subsequently swapped for a 4.55% fixed rate KRW 73 billion loan and into two long-term floating rate loans of KRW 40 billion and KRW 25 billion that were swapped for fixed rates of 4.80% and 4.45%, respectively. In 2005, interest on another loan for KRW 2 billion ranges from 3.00% to 4.43% (2004: 3.00% to 5.50%). In February 2005, Novelis Korea entered into a $50 floating rate long-term loan which was subsequently swapped for a 5.30% fixed rate KRW 51 billion loan.

(F)	Interest rates are a function of the lender’s prime commercial rates or LIBOR/ EURIBOR rates.

      In 2004 the Company entered into a loan and corresponding deposit and guarantee agreement for $90 which has a balance at June 30, 2005 of $80. We do not include the amounts in our financial statements as the agreements include a legal right of setoff.
      Based on rates of exchange at June 30, 2005, debt repayment requirements for the remainder of fiscal 2005 and over the next five years amount to $3 in 2005; $3 in 2006; $136 in 2007; $53 in 2008; $3 in 2009 and $3 in 2010. The Company made an optional prepayment of $85 of its Term Loans on March 31, 2005 and, in the process, satisfied a 1% per annum amortization requirement through fiscal year 2010. The Company made another optional prepayment of $90 of its Term Loans on June 30, 2005 and, in the process, satisfied additional amortization requirements through fiscal year 2011. Separately, the Credit Agreement also requires the Company to prepay annually an additional portion of its Term Loans, based on a defined formula; this amount cannot be determined in advance, and has therefore not been included in the amounts above.

11.	COMMON SHARES
      The authorized common share capital is an unlimited number of common shares without nominal or par value. On June 30, 2005, there were 73,993,006 common shares outstanding.

Shareholder Rights Plan
      The Company’s initial board of directors approved in 2004 a plan whereby each of Novelis’s common shares carries one right to purchase additional common shares. The rights expire in 2014, subject to re-confirmation at the annual meetings of shareholders in 2008 and 2011. The rights under the plan are not currently exercisable. The rights may become exercisable upon the acquisition by a person or group of affiliated or associated persons (Acquiring Person) of beneficial ownership of 20% or more of Novelis’s

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
outstanding voting shares or upon the commencement of a takeover bid. Holders of rights, with the exception of an Acquiring Person or bidding party, in such circumstances will be entitled to purchase from Novelis, upon payment of the exercise price (currently $200.00), such number of common shares as can be purchased for twice the exercise price, based on the market value of Novelis’s common shares at the time the rights become exercisable.
      The plan has a permitted bid feature which allows a takeover bid to proceed without the rights becoming exercisable, provided that the bid meets specified minimum standards of fairness and disclosure, even if the Company’s board of directors does not support the bid. The rights may be redeemed by the Company’s board of directors prior to the expiration or re-authorization of the rights agreement, with the prior consent of the holders of rights or common shares, for $0.01 per right. In addition, under specified conditions, the Company’s board of directors may waive the application of the rights.

12.	STOCK OPTIONS AND OTHER STOCK-BASED COMPENSATION

Executive Share Option Plan
      Under the Alcan executive share option plan, certain key employees may purchase common shares at an exercise price that is based on the market value of the shares on the date of the grant of each option. On January 6, 2005, 1,372,664 Alcan options representing options granted under the Alcan executive share option plan held by the Company’s employees who were Alcan employees immediately prior to the spin-off were replaced with options to purchase the Company’s common shares. The new options cover 2,723,914 common shares at a weighted average exercise price per share of $21.57. All converted options that were vested on the separation date continue to be vested. Any that were unvested will vest in four equal installments on the anniversary of the separation date on each of the next four years. As at June 30, 2005, 2,719,814 options were outstanding at a weighted average price of $21.58. Of the total outstanding on June 30, 2005, 322,106 options were exercisable at a weighted average price of $20.09.
      As described in note 3 — Accounting Changes, the Company retroactively adopted the fair value recognitions of SFAS No. 123, Accounting for Stock-Based Compensation. The Black-Scholes valuation model was used to determine the fair value of the options granted. For the six months ended June 30, 2005, stock-based compensation expense was $1 (2004: $1). The fair value of each option grant is estimated on the date of grant with the following weighted average assumptions used for the option grants:

	2005	2004

Dividend yield(%)	1.56	1.85
Expected volatility(%)	30.30	27.87
Risk-free interest rate(%)	3.73	4.56
Expected life (years)	5.47	6.00

Compensation To Be Settled in Cash

Stock Price Appreciation Unit Plan
      A small number of employees were entitled to receive Alcan Stock Price Appreciation Units (SPAUs) whereby they were entitled to receive cash in an amount equal to the excess of the market value of an Alcan common share on the date of exercise of a SPAU over the market value of an Alcan common share as of the date of grant of such SPAUs. On January 6, 2005, 211,035 Alcan SPAUs held by the Company’s employees who were Alcan employees immediately prior to the spin-off were replaced with the Company’s SPAUs, consisting of 418,777 SPAUs at a weighted average exercise price per SPAU of

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
$22.04. Of the total outstanding on June 30, 2005, 14,315 SPAUs were exercisable at a weighted average price of $16.59.

Total Shareholder Return Performance Plan
      Certain employees of Novelis were entitled to receive cash awards under the Alcan Total Shareholder Return Performance Plan (TSR Plan), a cash incentive plan which provides performance awards to eligible employees based on the relative performance of Alcan’s common share price and cumulative dividend yield performance compared to other corporations included in the Standard & Poor’s Industrials Index measured over three-year periods commencing on October 1, 2003 and 2002. On January 6, 2005, the Company’s employees who were Alcan employees immediately prior to the spin-off and who were eligible to participate in the Alcan TSR Plan ceased to actively participate in, and accrue benefits under, the TSR Plan. The current three-year performance periods, namely 2002 to 2005 and 2003 to 2006, were truncated as of the date of the separation. The accrued award amounts for each participant in the TSR Plan were converted to 452,667 restricted share units (RSUs) in the Company. These RSUs and related dividends totaling 337,430 and 118,732 RSUs will vest on September 30, 2005 and 2006, respectively. At the end of each performance period, each holder of RSUs will receive the net proceeds based on the Company’s common share price at that time, including declared dividends.

Non-Executive Directors Deferred Share Unit Plan
      On January 5, 2005, the Company established the Non-Executive Directors Deferred Share Unit Plan whereby non-executive directors receive 50% of compensation payable in the form of Directors’ Deferred Share Units (DDSUs) and 50% in the form of either cash, additional DDSUs or a combination of these two at the election of each non-executive director. The number of DDSUs is determined by dividing the quarterly amount payable so elected by the average closing prices of a common share on the Toronto and New York stock exchanges on the last five trading days of each quarter (average share price) with any currency conversion being made at the Bank of Canada noon rate of exchange on the relevant day. Additional DDSUs are credited to each holder thereof corresponding to dividends declared on common shares. The DDSUs are redeemable following retirement from the board. The amount to be paid by the Company upon redemption is calculated by multiplying the accumulated balance of DDSUs by the average share price at the time of redemption. During the six months ended June 30, 2005, 14,077 DDSUs were granted and none were redeemed. As at June 30, 2005, 14,077 DDSUs were outstanding.

Novelis Founders Performance Awards
      In March 2005, the Company established a plan whereby certain key executives will be eligible to receive an award of Performance Share Units (PSUs) if certain Novelis share price improvement targets are achieved within prescribed time periods. There will be three equal tranches of PSUs and each will have a specific share price improvement target. For the first tranche, the target applies for the period March 24, 2005 to March 23, 2008. For the second tranche, the target applies for the period March 24, 2006 to March 23, 2008. For the third tranche, the target applies for the period March 24, 2007 to March 23, 2008. If awarded, a particular tranche will be paid in cash on the later of six months from the date the specific share price target is reached or twelve months after the start of the performance period and will be based on the average of the daily stock closing prices on the NYSE for the last five trading days prior to the payment date. Upon the occurrence of a termination as a result of retirement, death or disability, all PSUs awarded prior to the termination will be paid at the same time as for active participants. For any other termination, all PSUs will be forfeited. As at June 30, 2005, 180,350 PSUs were outstanding. The share price improvement targets for the first tranche have been achieved and

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
178,700 PSUs were awarded on June 30, 2005. The liability for this award will be accrued over the term of the first tranche. These PSUs will be settled in cash on March 24, 2006 based on the average of the daily stock closing prices on the NYSE for the five trading days prior to the payment date. For the six months ended June 30, 2005, expense for PSUs that can be settled in cash was $0.1 (2004: nil).

Deferred Share Agreements
      On January 6, 2005, 33,500 Alcan deferred shares held by one of the Company’s executives who was an Alcan employee immediately prior to the spin-off were replaced with 66,477 Novelis deferred shares. These were paid in cash on August 3, 2005.

Compensation Cost
      For the six months ended June 30, 2005, stock-based compensation expense for arrangements that can be settled in cash was $3 (2004: nil) including the amounts listed above for the Founders Performance Awards.

13.	COMMITMENTS AND CONTINGENCIES
      Minimum rental obligations under capital leases are estimated at $3 in the remainder of 2005, $5 in each of the fiscal years ending 2006 through 2010 and $51 for the subsequent periods in aggregate.
      As described in note 7 — Related Party Transactions, Alcan is the primary supplier of primary and sheet ingot to the Company. Purchases from Alcan for the six months ended June 30, 2005 represent 41% of total prime and sheet ingot purchases (2004: 53%).
      The Company, in the course of its operations, is subject to environmental and other claims, lawsuits and contingencies. The Company is named as a defendant in relation to environmental contingencies for approximately 11 existing and former Company sites and third-party sites. Accruals have been made in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.
      The Company is subject to various laws relating to the protection of the environment. The Company has established procedures for the ongoing evaluation of its operations to identify potential environmental exposures and to comply with regulatory policies and procedures.
      The Company is involved in proceedings, as described below, under the U.S. Superfund or analogous state provisions regarding the usage, storage, treatment or disposal of hazardous substances at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which it has operations, including Brazil and certain countries in the European Union.
      PAS Site. Alcan Aluminum Corporation (AAC) (renamed Novelis Corporation after the spin-off from Alcan) and third parties were defendants in a lawsuit instituted in July 1987 by the U.S. Environmental Protection Agency, or EPA, relating to the Pollution Abatement Services, or PAS, a third-party disposal site, in Oswego, New York. In January 1991, the U.S. District Court for the Northern District of New York found AAC liable for a share of the clean-up costs for the site, and in December 1991 determined the amount of such share to be $3.2 plus interest and costs. AAC appealed this decision to the United States Court of Appeals, Second Circuit. In April 1993, the Second Circuit reversed the District Court and remanded the case for a hearing on what liability, if any, might be assigned to AAC depending on whether AAC could prove that its waste did not contribute to the costs of remediation at the site. This matter was consolidated with another case, instituted in October 1991 by the EPA against AAC

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
in the U.S. District Court for the Northern District of New York seeking clean-up costs in regard to the Fulton Terminals Superfund site in Oswego County, New York, which was also owned by PAS. The remand hearing was held in October of 1999. The trial court re-instituted its judgment holding AAC liable. The amount of the judgment plus interest was $13.5 as at December 2000. The case was appealed. In the first quarter 2003, the Second Circuit affirmed the decision of the trial court. In 2004, AAC paid $13.9 in respect of the EPA claim, representing the full amount of the judgment plus interest, and $1.6 to the State of New York. AAC is currently responsible for future oversight costs, which are currently estimated at approximately $0.6.
      PAS Oswego Site Performing Company. AAC has also been sued by ten other potentially responsible parties, or PRPs, at the PAS site seeking contribution from AAC for costs they collectively incurred in cleaning up the PAS site from 1990 to the present. The costs incurred by the PRPs to date total approximately $6.4 plus accrued interest. Based upon currently available record evidence, AAC is contesting responsibility for costs incurred by the PRPs.
      Oswego North Ponds. In the late 1960s and early 1970s, AAC in Oswego used an oil containing polychlorinated biphenyls, or PCBs, in its re-melt operations. At the time, AAC utilized a once-through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water system discharge and AAC performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by AAC in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. AAC ceased discharge through the North Ponds in mid-2002.
      In cooperation with the New York State Department of Environmental Conservation, or NYSDEC, and the New York State Department of Health, AAC entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004 and we anticipate that the NYSDEC will issue a proposed remedial action plan and record of decision during the second half of 2005. The Company expects that the remedial plan will be implemented in 2006. The estimated cost associated with this remediation is approximately $25.
      Butler Tunnel Site. AAC was a party in a 1989 EPA lawsuit before the U.S. District Court for the Middle District of Pennsylvania involving the Butler Tunnel Superfund site, a third-party disposal site. In May 1991, the Court granted summary judgment against AAC for alleged disposal of hazardous waste. After unsuccessful appeals, AAC paid the entire judgment plus interest.
      The United States government filed a second cost recovery action against Alcan seeking recovery of expenses associated with the installation of an early warning system for potential future releases from the Butler site. The complaint does not disclose the amount of costs sought by the government. The case has been held in abeyance since shortly after it was filed and, therefore, there has been no opportunity for discovery to fully determine the type of remedial action sought, the total cost, the existence of other settlements or the existence of other non-settling PRPs that may exist for potential contribution. In December 2004, a motion for partial summary judgment was heard and is under advisement.
      Tri-Cities Site. In 1994, AAC and other companies responded to an EPA inquiry concerning the shipment of old drums to Tri-Cities Inc., a third party barrel-reprocessing facility in upstate New York. In 1996 the EPA issued an administrative order directing the defendants to clean up the site. AAC refused to participate, claiming that the drums sent to Tri-Cities were empty at the time of delivery. In September

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
2002, AAC received notice from the EPA contending that AAC was responsible for past and future response costs with accrued interest as well as penalties for its violation of the administrative order. AAC responded by outlining its objections to the EPA’s determination. The EPA subsequently referred the matter to the Department of Justice, or DOJ, for enforcement. In December 2004, a consent decree was negotiated with the DOJ and EPA. Under this consent agreement, AAC paid $0.4 as a civil penalty as well as $0.6 in past costs. Future costs have been capped at a maximum payment of $0.8 payable over an extended period of time.
      Quanta Resources Site. In June 2003, the DOJ filed a Superfund costs recovery action in the U.S. District Court for the Northern District of New York against AAC and Russell Mahler, the site owner, seeking unreimbursed response costs stemming from the disposal of rolling oil emulsion at the Quanta Resources facility in Syracuse, New York. The parties are in the process of discovery. In 2003, AAC met with the DOJ and the EPA who quantified potential liability for unreimbursed costs and penalties in the amount of $1.4.
      Sealand Site. New York State and the EPA claim that AAC’s waste that was sent to the Sealand, New York Restoration site is a hazardous substance that contributed to the occurrence of response costs. There are several PRPs at this site. In 1993, AAC declined a request to participate in a program to provide drinking water to area residents, contending that AAC’s waste did not cause or contribute to the harm at the site. In 2003, Alcan met with the DOJ and the EPA who quantified potential liability for unreimbursed costs at $2.6.
      Toyo Coal Tar Remediation. Prior property owners contaminated the soil at the Joliet, Illinois facility with coal tar. Following litigation, AAC received a 90% cost allocation from two defendants. In 1998, a remediation plan was developed to clean-up soil and groundwater. The remedial program was implemented in 1999. AAC continues to monitor the remediation. AAC’s estimated costs are approximately $0.3.
      Diamond Alkali Superfund Site-Lower Passaic River Initiative. In 2003, AAC received a letter from the EPA regarding an investigation being launched into possible contamination of the Lower Passaic River in 1965. AAC has been identified as a PRP arising from one of its former plants in Newark, New Jersey that may have generated hazardous waste. A remedial investigation feasibility study is scheduled to be carried out over several years. AAC has entered into a consent decree with other PRPs and will participate in a remedial feasibility study. AAC’s estimated environmental costs have been set at approximately $0.2.
      Jarl Extrusions (Rochester, NY). The affected property in Rochester, New York was acquired in 1988. Operations at the property were subsequently discontinued and the property was sold in December 1996. AAC retained liability under the terms of sale. AAC entered into a consent decree with NYSDEC under which evaluation of the site was performed in 1990 and 1991. Most of the contamination was determined to have come from an adjoining site. In its response to AAC’s investigation report, the NYSDEC asked AAC to admit to liability for off-site pollution (a Superfund site is located next door) and that hazardous sludge was dumped in the ponds behind the building. AAC denied these allegations. In light of the State’s failure to cooperate with AAC in the remediation of this site under the consent decree, AAC filed a notice of protest with the State. AAC’s appeal was denied, but the State later approved a new remedial investigation report negotiated between NYSDEC and AAC. A feasibility study for site remediation was then approved by NYSDEC.
      Negotiations on a consent order for remedial design construction were completed and the restrictive deed covenants have been filed for the property. The clean-up has been completed and NYSDEC approved a long-term operation and monitoring plan (“O&M”). AAC continues to conduct O&M and has

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
sought permission to decommission two monitoring wells. Estimated costs associated with this matter are approximately $0.2.
      Terre Haute TCE Issue. Trichloroethylene (TCE) soil and groundwater contamination was discovered on the Terre Haute site in 1990. A site investigation was performed in between 1991 and 1994 whereby the extent of TCE groundwater and soil contamination was delineated. The subsurface contamination was located on-site with groundwater plume migrating off-site, with impacts to private homeowner drinking water wells. Terre Haute entered into the Indiana Voluntary Remediation Program in 1995. A remediation plan was developed which consisted of Soil Venting/ Air Sparging for subsurface soil remediation. Point source carbon treatment systems were installed on impacted homeowners wells. The active subsurface soil remediation was completed in 2003. Now that the remediation phase has been completed, AAC is required to support a post-remedial groundwater and drinking water well monitoring program. Periodic monitoring will be required until groundwater clean up goals are met. Based on historical trends in TCE contamination, it is anticipated that clean up objectives will be met within 10 years. Once the clean-up objectives are met, the project will be considered closed. Estimated costs associated with funding the required monitoring program for a period of 10 years are approximately $0.6.
      It is the Company’s policy to accrue estimated environmental clean-up costs (investigation and remediation) when such amounts can reasonably be estimated and it is probable that the Company will be required to incur such costs. The Company has estimated its undiscounted remaining clean-up costs related to these 11 sites will be in the range of $37 to $41. An estimated liability of $41 has been recorded on the consolidated and combined balance sheet at June 30, 2005, in Deferred credits and other liabilities. Other than these 11 sites, the Company is currently not aware of any material exposure to environmental liabilities. However, adverse changes in environmental regulations, new information or other factors could impact the Company.
      The Company has agreed to indemnify Alcan and its subsidiaries and each of their respective directors, officers and employees, against liabilities relating to, among other things:

•	the contributed businesses, liabilities or contracts;

•	liabilities or obligations associated with the contributed businesses, as defined in the separation agreement between Novelis and Alcan, or otherwise assumed by the Company pursuant to the separation agreement; and

•	any breach by the Company of the separation agreement or any of the ancillary agreements entered into with Alcan in connection with the separation.

      Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, the Company does not believe that it is reasonably possible that any losses in excess of accrued amounts would be sufficient to significantly impair its operations, have a material adverse effect on its financial position or liquidity, or materially and adversely affect its results of operations for any particular reporting period, absent unusual circumstances.

14.	FINANCIAL INSTRUMENTS AND COMMODITY CONTRACTS
      In conducting its business, the Company uses various derivative and non-derivative instruments, including forward contracts to manage the risks arising from fluctuations in exchange rates, interest rates, aluminum prices and other commodity prices. Generally, such instruments are used for risk management purposes only. The principal counterparty to the Company’s aluminum forward contracts, and some of its aluminum options is Alcan. As described in note 7 — Related Party Transactions, in 2004 and prior years,

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
Alcan was considered a related party to Novelis. However, subsequent to the spin-off, Alcan is no longer a related party, as defined in SFAS No. 57, Related Party Disclosures.
      There have been no material changes in financial instruments and commodity contracts during the first six months of 2005, except as noted below.
      During the first quarter, the Company entered into US dollar interest rate swaps totaling $310 with respect to the Term Loan B in the U.S., and $766 of cross-currency interest rate swaps (€ 475 million, GBP 62 million, CHF 35 million) with respect to intercompany loans to several European subsidiaries. During the second quarter, the Company monetized the initial cross-currency interest rate swaps and replaced them with new cross-currency interest rate swaps totaling $712 (€ 475 million, GBP 62 million, CHF 35 million). The aggregate fair value of these derivatives at June 30, 2005 was ($16) (2004: nil).

Financial Instruments — Fair Value
      On June 30, 2005, the fair value of the Company’s long-term debt totaling $2,760 (2004: $2,737) approximates its book value. The fair values of all other financial assets and liabilities are approximately equal to their carrying values.

15.	SUPPLEMENTARY INFORMATION

Six months ended June 30	2005	2004

Statement of Income
Interest on long-term debt	85	25
Capitalized interest	—	(1)

Statement of Cash Flows
Interest paid	43	38
Income taxes paid	38	36

	June 30,	December 31,
As at	2005	2004

Balance Sheet
Payables and accrued liabilities include the following:
Trade payables	825	899
Accrued liabilities	514	361
      At June 30, 2005, the weighted average interest rate on short-term borrowings was 4.0% (2004: 2.5%).

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

16.	COMPREHENSIVE INCOME
      The following table reconciles net income (loss) to comprehensive income (loss):

Six months ended June 30	2005	2004

Net income (loss)	11	114

Other comprehensive income (loss):
Net change in deferred translation adjustments	(144)	(44)
Net change in minimum pension liability, net of taxes of ($8) for the six months ended June 30, 2005 (2004: nil)	(14)	—

Comprehensive income (loss)	(147)	70

      The components of accumulated comprehensive income (loss) are as follows:

	June 30,	December 31,
As at	2005	2004

Deferred translation adjustments	(24)	120
Minimum pension liability	(46)	(32)

Accumulated other comprehensive income (loss)	(70)	88

17.	POST-RETIREMENT BENEFITS
      The Company’s pension obligations relate to funded defined benefit pension plans it has established in the United States, Canada and the United Kingdom, unfunded pension benefits in Germany, and lump sum indemnities payable upon retirement to employees of businesses in France, Korea and Malaysia. Pension benefits are generally based on the employee’s service and either on a flat dollar rate or on the highest average eligible compensation before retirement. In addition, some of the entities of the Company participate in defined benefit plans managed by Alcan in the U.S. and Switzerland.
      In 2005, the following transactions transpired related to existing Alcan pension plans covering Novelis employees:

a) In the U.S., for Novelis employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan, Alcan agreed to recognize up to one year of additional service in its plan as long as such employee worked for Novelis and Novelis paid to Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan).

b) In the U.K., the sponsorship of the Alusuisse Holdings U.K. Ltd Pension Plan was transferred from Alcan to Novelis. No new plan was established.

c) In Switzerland, Novelis became a participating employer in the Alcan Swiss Pension Plans and Novelis employees are participating in these plans for up to one year (or longer with Alcan approval) provided Novelis makes the required pension contributions.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
      The following plans were newly established in 2005 to replace the Alcan pension plans that previously covered Novelis employees (other Alcan pension plans covering Novelis employees were assumed by Novelis):
      Canada Pension Plan — The Canada Pension Plan (CPP) provides for pensions calculated on service (no cap) and eligible earnings which consist of the average annual salary and the short term incentive award up to its target during the 36 consecutive months when they were the greatest. The normal form of payment of pensions is a lifetime annuity with either a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.
      Pension Plan for Officers — The Pension Plan for Officers (PPO) provides for pensions calculated on service up to 20 years as an officer of Novelis or of Alcan and eligible earnings which consist of the excess of the average annual salary and target short-term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the U.S. Plan or the U.K. Plan, as applicable. The normal form of payment of pensions is a lifetime annuity. Pensions will not be subject to any deduction for social security or other offset amounts.
      Alcan provides unfunded health care and life insurance benefits to retired employees in Canada and the United States, which include retired employees of some of the Company’s businesses. The Company’s share of these plans’ liabilities and costs are included in the historical combined financial statements. The Company expects to pay benefits of $8 in 2005 from operating cash flows.
      Components of net periodic benefit cost are shown in the table below:

	Pension		Other
	Benefits		Benefits

Six months ended June 30	2005	2004	2005	2004

Service cost	16	10	2	1
Interest cost	15	14	6	3
Expected return on assets	(12)	(12)	—	—
Amortization
— actuarial losses	4	2	—	—
— prior service cost	2	2	—	—
Curtailment/ settlement gains	—	(19)	—	—

Net periodic benefit cost	25	(3)	8	4

      The expected long-term rate of return on plan assets is 7.5% in 2005.

Employer Contributions
      The Company’s pension funding policy is to contribute the amount required to provide for contractual benefits attributed to service to date, and to amortize unfunded actuarial liabilities, for the most part over periods of 15 years or less. Novelis previously disclosed in its financial statements for the year ended December 31, 2004, that it expected to contribute $10 to its funded pension plans in 2005. The contributions are expected to be fully comprised of cash. As of June 30, 2005, $17 has been contributed, and the Company expects to contribute an additional $9 over the remainder of the year. The additional contributions were necessary to fund pension plans where the Company is participating in Alcan plans as well as new pension plans created subsequent to the spin-off. The Company also expected to pay $7 of unfunded pension benefits and lump sum indemnities from operating cash flows in 2005. As of June 30, 2005, $4 has been paid and the Company expects to pay an additional $3 over the remainder of the year.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
      During the year, the Company will determine whether it will transfer its share of pension assets and liabilities from or retain them in the Alcan plans. This determination may have a material impact on the financial statements of the Company.

18.	INFORMATION BY OPERATING SEGMENTS
      The following presents selected information by operating segment, viewed on a stand-alone basis. The operating management structure is comprised of four operating segments. The four operating segments are Novelis North America, Novelis Europe, Novelis Asia and Novelis South America. Subsequent to its spin-off from Alcan in 2005, the Company, as a stand-alone entity, measures the profitability of its operating segments based on Regional Income. Prior periods presented have been recast. Regional Income comprises earnings before interest, income taxes, minority interests, depreciation and amortization and excludes certain items such as corporate costs, restructuring costs, impairment and other rationalization charges. These items are managed by the Company’s corporate office, which focuses on strategy development and oversees corporate governance, policy, legal compliance, human resources and finance matters. Regional Income is the measure by which management evaluates the performance of the Company’s business. The change in fair market value of derivatives, with the exception of unrealized gains or losses on certain cash flow hedges, is removed from individual Regional Income and is shown on a separate line. The Company believes that this presentation provides a more accurate portrayal of underlying regional group results and is in line with the Company’s portfolio approach to risk management.
      Prior to the spin-off, profitability of the operating segments was measured based on Business Group Profit (BGP). BGP was similar to Regional Income, except for the following:

a) BGP excluded restructuring costs related only to major corporate-wide acquisitions or initiatives whereas Regional Income excludes all restructuring costs;

b) BGP included pension costs based on the normal current service cost with all actuarial gains, losses and other adjustments being included in Intersegment and other. Regional Income includes all these pension costs in the applicable operating segment; and

c) BGP excluded certain corporate non-operating costs incurred by an operating segment and included such costs in Intersegment and other. Under the current management structure, these costs remain in the operating segment.

      Transactions between operating segments are conducted on an arm’s-length basis and reflect market prices.
      The accounting principles used to prepare the information by operating segment are the same as those used to prepare the consolidated and combined financial statements of the Company, except the operating segments include the Company’s proportionate share of joint ventures (including joint ventures accounted for using the equity method) as they are managed within each operating segment, with the adjustments for equity-accounted joint ventures shown on a separate line in the reconciliation to Income before taxes and other items.
      The operating segments are described below:

Novelis North America
      Headquartered in Cleveland, Ohio, U.S.A., this group encompasses aluminum sheet and light gauge products and operates 12 plants, including two recycling facilities, in two countries.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Novelis Europe
      Headquartered in Zurich, Switzerland, this group comprises aluminum sheet, including automotive, can and lithographic sheet as well as foil stock and operates 16 plants in six countries including two recycling facilities. The group ceased operations in Falkirk, Scotland, in December 2004 and Flemalle, Belgium, in May 2005.

Novelis Asia
      Headquartered in Seoul, South Korea, this group encompasses aluminum sheet and light gauge products and operates three plants in two countries.

Novelis South America
      Headquartered in Sao Paulo, Brazil, this group comprises bauxite mining, alumina refining, smelting operations, power generation, carbon products, aluminum sheet and light gauge products and operates five plants in Brazil. The Brazilian bauxite, alumina and smelting assets are included in the group because they are integrated with the Brazilian rolling operations.

Corporate
      This classification includes all costs incurred by the Company’s corporate offices in Atlanta, Georgia, U.S.A., and Toronto, Ontario, Canada. Under Alcan’s management structure, this classification was referred to as Intersegment and other and it included the deferral or realization of profits on intersegment sales of aluminum and alumina, corporate office costs as well as other non-operating items.

Risk Concentration
      All four operating segments transacted with Rexam Plc (Rexam) during 2005 and 2004. Revenues from Rexam totaled $510 for the six months ended June 30, 2005, respectively (2004: $434), and amounted to approximately 12% of total revenues for the six months ended June 30, 2005 (2004: 12%):

Six months ended June 30	2005	2004

Sales and operating revenues — intersegment
Novelis North America	1	5
Novelis Europe	28	13
Novelis Asia	5	4
Novelis South America	30	27
Adjustments for equity-accounted joint ventures	—	—
Eliminations	(64)	(49)

	—	—

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)

Six months ended June 30	2005	2004

Sales and operating revenues
Novelis North America	1,667	1,419
Novelis Europe	1,640	1,523
Novelis Asia	698	566
Novelis South America	293	235
Adjustments for equity-accounted joint ventures	(7)	(4)

	4,291	3,739

Six months ended June 30	2005	2004

Regional Income
Novelis North America	91	141
Novelis Europe	115	98
Novelis Asia	59	43
Novelis South America	57	72

Total Regional Income	322	354
Corporate costs	7	(20)
Impairment, restructuring and rationalization costs	11	5
Adjustments for equity-accounted joint ventures	(22)	(21)
Adjustments for change in fair market value and reclassifications of derivatives	(47)	22
Depreciation and amortization	(115)	(118)
Interest	(94)	(38)

Income before income taxes and other items	62	184

19.	SUBSEQUENT EVENTS
      On August 3, 2005, the Company filed a registration statement on Form S-4 in connection with its offer to exchange up to $1,400,000,000 of new 7.25% Senior Notes due 2015 for any and all of the outstanding old 7.25% Senior Notes due 2015. The Company anticipates this registration will become effective in the third quarter of 2005.

20.	SUPPLEMENTAL GUARANTOR INFORMATION
      In connection with the issuance of the Company’s senior unsecured debt securities on February 3, 2005 (Senior Notes), certain wholly-owned subsidiaries of the Company provided guarantees of the Senior Notes. These guarantees are full and unconditional as well as joint and several. The guarantor subsidiaries (the Guarantors) comprise the majority of the Company’s businesses in Canada, the United States, the United Kingdom, Brazil and Switzerland, as well as certain Novelis businesses in Germany. Certain Guarantors may be subject to certain restrictions on their ability to distribute earnings to Novelis Inc. (the Parent). The remaining subsidiaries (the Non-Guarantors) of the Parent are not guarantors of the Senior Notes.
      The following unaudited information sets forth the condensed consolidating statements of income for the six months ended June 30, 2005 and 2004, condensed consolidating statements of cash flows for the

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
six months ended June 30, 2005 and 2004, and condensed consolidating balance sheets of the Company as of June 30, 2005 and December 31, 2004 of the Parent, the Guarantors, and the Non-Guarantors on a combined basis. Investments include investments in subsidiaries as well as investments in net assets of divisions included in the Parent. Investments in subsidiaries and divisional net assets have been presented using the equity method of accounting. General corporate expenses and stock option and other stock-based compensation expenses allocated by Alcan Inc. to the Company have also been included in the Parent’s information.

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
NOVELIS INC.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2005

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Sales and operating revenues
— third parties	109	2,996	1,186	—	4,291
— related parties	518	532	70	(1,120)	—

	627	3,528	1,256	(1,120)	4,291

Costs and expenses
Cost of sales and operating expense, excluding depreciation and amortization noted below
— third parties	92	2,674	1,086	—	3,852
— related parties	518	532	70	(1,120)	—
Depreciation and amortization	5	80	30	—	115
Selling, general and administrative expenses	32	89	31	—	152
Research and development expenses	13	5	1	—	19
Interest
— third parties	58	29	7	—	94
— related parties	—	35	8	(43)	—
Other expense (income) — net
— third parties	(30)	22	5	—	(3)
— related parties	(36)	(4)	(3)	43	—

	652	3,462	1,235	(1,120)	4,229
Income (loss) before income taxes and other items	(25)	66	21	—	62
Income taxes(benefit)	(8)	50	2	—	44

Income (loss) before other items	(17)	16	19	—	18
Equity income (loss)	28	4	—	(28)	4
Minority interests	—	—	(11)	—	(11)

Net Income (loss)	11	20	8	(28)	11

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Sales and operating revenues
— third parties	86	2,456	981	—	3,523
— related parties	453	652	10	(899)	216

	539	3,108	991	(899)	3,739

Costs and expenses
Cost of sales and operating expense, excluding depreciation and amortization noted below
— third parties	60	2,116	907	—	3,083
— related parties	454	627	10	(899)	192
Depreciation and amortization	5	81	32	—	118
Selling, general and administrative expenses	41	45	24	—	110
Research and development expenses
— third parties	—	10	—	—	10
— related parties	—	18	—	—	18
Interest
— third parties	—	11	10	—	21
— related parties	—	17	—	—	17
Other expense (income) — net
— third parties	3	5	—	—	8
— related parties	(47)	23	2	—	(22)

	516	2,953	985	(899)	3,555
Income before income taxes and other items	23	155	6	—	184
Income taxes (benefit)	(4)	68	2	—	66

Income before other items	27	87	4	—	118
Equity income	87	3	—	(87)	3
Minority interests	—	—	(7)	—	(7)

Net Income (loss)	114	90	(3)	(87)	114

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
NOVELIS INC.
CONDENSED CONSOLIDATING BALANCE SHEET
As at June 30, 2005

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(in millions of US$)
ASSETS
Current assets
Cash and cash equivalents	18	81	30	—	129
Trade receivables
— third parties	25	677	328	—	1,030
— related parties	90	128	5	(223)	—
Other receivables
— third parties	25	175	49	—	249
— related parties	255	141	118	(479)	35
Inventories
Aluminum	39	624	299	—	962
Raw materials	—	16	2	—	18
Other supplies	5	81	56	—	142

	44	721	357	—	1,122

Total current assets	457	1,923	887	(702)	2,565

Deferred charges and other assets	36	53	36	—	125
Investments	675	156	—	(721)	110
Long-term receivables from related parties	1,169	81	1	(1,169)	82
Property, plant and equipment
Cost	277	3,746	1,259	—	5,282
Construction work in progress	8	73	36	—	117
Accumulated depreciation	(171)	(2,525)	(522)	—	(3,218)

	114	1,294	773	—	2,181

Intangible assets	—	27	3	—	30
Goodwill	—	26	222	—	248

Total assets	2,451	3,560	1,922	(2,592)	5,341

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	108	709	485	—	1,302
— related parties	71	147	42	(223)	37
Short-term borrowings
— third parties	—	1	22	—	23
— related parties	40	376	63	(479)	—
Debt maturing within one year	—	—	3	—	3

Total current liabilities	219	1,233	615	(702)	1,365

Debt not maturing within one year
— third parties	1,811	760	186	—	2,757
— related parties	—	979	190	(1,169)	—
Deferred credits and other liabilities	16	376	94	—	486
Deferred income taxes	14	172	12	—	198
Minority interests	—	—	144	—	144
Shareholders’ equity
Common shares	—	—	—	—	—
Additional paid-in capital	434	—	—	—	434
Retained earnings	27	40	681	(721)	27
Accumulated other comprehensive income (loss)	(70)	—	—	—	(70)

	391	40	681	(721)	391

Commitments and contingencies
Total liabilities and shareholders’ equity	2,451	3,560	1,922	(2,592)	5,341

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING BALANCE SHEET
As at December 31, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(in millions of US$)
ASSETS
Current assets
Cash and cash equivalents	—	12	19	—	31
Trade receivables
— third parties	1	399	310	—	710
— related parties	84	156	7	(160)	87
Other receivables
— third parties	2	70	46	—	118
— related parties	45	849	30	(78)	846
Inventories
Aluminum	44	705	332	—	1,081
Raw materials	—	18	2	—	20
Other supplies	6	78	41	—	125

	50	801	375	—	1,226

Total current assets	182	2,287	787	(238)	3,018

Deferred charges and other assets	—	32	39	—	71
Investments	1,242	168	—	(1,288)	122
Long-term receivables from related parties	210	104	—	(210)	104
Property, plant and equipment
Cost	273	3,883	1,350	—	5,506
Construction work in progress	6	76	30	—	112
Accumulated depreciation	(167)	(2,554)	(549)	—	(3,270)

	112	1,405	831	—	2,348

Intangible assets	—	31	4	—	35
Goodwill	—	28	228	—	256

Total assets	1,746	4,055	1,889	(1,736)	5,954

LIABILITIES AND INVESTED EQUITY
Current liabilities
Payables and accrued liabilities
— third parties	22	378	459	—	859
— related parties	79	429	60	(167)	401
Short-term borrowings
— third parties	—	122	107	—	229
— related parties	—	231	152	(71)	312
Debt maturing within one year
— third parties	—	—	1	—	1
— related parties	290	—	—	—	290

Total current liabilities	391	1,160	779	(238)	2,092

Debt not maturing within one year
— third parties	—	—	139	—	139
— related parties	749	1,751	17	(210)	2,307
Deferred credits and other liabilities	8	373	91	—	472
Deferred income taxes	43	183	23	—	249
Minority interests	—	—	140	—	140
Invested equity
Owner’s net investment	467	529	671	(1,200)	467
Accumulated other comprehensive income	88	59	29	(88)	88

	555	588	700	(1,288)	555

Commitments and contingencies
Total liabilities and invested equity	1,746	4,055	1,889	(1,736)	5,954

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
NOVELIS INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2005

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Cash from (used for) operating activities	638	(192)	(110)	(48)	288

Financing Activities
Proceeds from issuance of new debt	1,875	2,000	379	(1,504)	2,750
Debt repayments	(1,276)	(1,443)	(94)	—	(2,813)
Short-term borrowings — net
— third parties	(20)	(366)	(82)	—	(468)
— related parties	(277)	317	(114)	—	(74)
Proceeds from issuance of preference shares	—	—	32	(32)	—
Dividends — common shareholders	(14)	(77)	(3)	80	(14)
Dividends — minority interest	—	—	(7)	—	(7)
Net payments to Alcan	116	(15)	3	—	104

Cash from (used for) financing activities	404	416	114	(1,456)	(522)

Investment Activities
Purchase of property, plant and equipment	(5)	(33)	(18)	—	(56)
Proceeds from disposal of businesses, investments and other assets, net of cash	—	2	7	—	9
Change in long-term and other receivables
— third parties	—	322	19	—	341
— related parties	(1,019)	(443)	—	1,504	42

Cash from (used for) investment activities	(1,024)	(152)	8	1,504	336

Increase in cash and cash equivalents	18	72	12	—	102
Effect of exchange rate changes on cash and cash equivalents	—	(3)	(1)	—	(4)
Cash and cash equivalents — beginning of period	—	12	19	—	31

Cash and cash equivalents — end of period	18	81	30	—	129

Novelis Inc.
NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (unaudited) — (Continued)
(in millions of US$, except where indicated)
THE NOVELIS GROUP
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2004

			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated

	(In millions of US$)
Cash from (used for) operating activities	12	(55)	144	(2)	99

Financing Activities
Proceeds from issuance of new debt	—	439	2	—	441
Debt repayments	—	—	(28)	—	(28)
Short-term borrowings — net
— third parties	—	(125)	—	(4)	(129)
— related parties	90	(60)	(22)	—	8
Dividends — minority interest	(5)	7	(5)	—	(3)
Net payments to Alcan	(70)	137	(86)	2	(17)

Cash from (used for) financing activities	15	398	(139)	(2)	272

Investment Activities
Purchase of property, plant and equipment	(1)	(33)	(25)	—	(59)
Change in long-term and other receivables	(26)	(310)	21	4	(311)

Cash from (used for) investment activities	(27)	(343)	(4)	4	(370)

Increase in cash and cash equivalents	—	—	1	—	1
Cash and cash equivalents — beginning of period	—	8	19	—	27

Cash and cash equivalents — end of period	—	8	20	—	28

NOVELIS INC.
$1,400,000,000 7 1/4% Senior Notes due 2015

PROSPECTUS

       All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.
      The exchange agent for the exchange offer is:
The Bank of New York Trust Company, N.A.
Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286
Attn: Randolph Holder

To Confirm by Telephone:	Facsimile Transmissions (eligible institutions only):
(212) 815-5098	(212) 298-1915
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers
      The Canada Business Corporations Act (the “Act”), the governing act to which the Company is subject, provides that,

(1) a corporation may indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation’s request as a Director or Officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2) a corporation may advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

(3) a corporation may not indemnify an individual under paragraph (1), unless the individual
      (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and
      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) A Corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

(5) Despite paragraph (1), an individual referred to in paragraph (I) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in paragraph (1), if the individual seeking indemnity:
      (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
      (b) fulfils the conditions set out in paragraph (3).
      The Directors’ Standing Resolution pertaining to indemnification of Directors and Officers of the Corporation represents, in general terms, the extent to which Directors and Officers may be indemnified by the Company under the Act. This resolution provides as follows:

“17. (1) INDEMNITY — Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation’s request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation’s request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2) ADVANCE OF COSTS — The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) LIMITATION — The Corporation may not indemnify an individual under subsection (1) unless the individual

      (a) acted honestly and in good faith with a view to the best interests of the Corporation; and
      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.”
      The Company also has an insurance policy covering Directors and Officers of the Company and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Company or its subsidiaries.

ITEM 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit
No.	Description

3.1	Restated Certificate and Articles of Incorporation of Novelis Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)
3.2	By-law No. 1 of Novelis Inc. (incorporated by reference to Exhibit 3.2 to the Form 10 filed by Novelis Inc. on November 17, 2004 (File No. 001-32312).)

3.3	Articles of Amendment to the Articles of Incorporation of Novelis Corporation (formerly Alcan Aluminum Corporation)†

3.4	Articles of Amendment to the Articles of Incorporation of Novelis Corporation†

3.5	Articles of Incorporation of Novelis Corporation†

3.6	Bylaws of Novelis Corporation†

3.7	Certificate of Amendment of Certificate of Incorporation of Novelis PAE Corporation (formerly Pechiney Aluminum Engineering, Inc.)†

3.8	Certificate of Incorporation of Novelis PAE Corporation†

3.9	By-laws of Novelis PAE Corporation†

3.10	Certificate of Incorporation of Eurofoil Inc. (USA)†

3.11	By-laws of Eurofoil Inc. (USA)†

3.12	Articles of Association of Novelis do Brasil Ltda.†

3.13	Certificate and Articles of Incorporation of 4260848 Canada Inc.†

3.14	By-law No. 1 of 4260848 Canada Inc.†

3.15	Certificate and Articles of Incorporation of 4260856 Canada Inc.†

3.16	By-law No. 1 of 4260856 Canada Inc.†

3.17	Amendment of Articles of Incorporation of Novelis Cast House Technology Ltd.†

3.18	Certificate and Articles of Incorporation of Novelis Cast House Technology Ltd.†

3.19	By-law No. 2 of Novelis Cast House Technology Ltd.†

3.20	By-law No. 1 of Novelis Cast House Technology Ltd.†

3.21	Bylaws of Novelis Deutschland GmbH†

Exhibit
No.	Description

3.22	Certificate of Incorporation on Change of Name of Novelis Aluminium Holding Company†

3.23	Memorandum and Articles of Association of Novelis Aluminium Holding Company†

3.24	Articles of Association of Novelis AG†

3.25	Articles of Association of Novelis Technology AG†

3.26	Articles of Association for Novelis Switzerland S.A.†

3.27	Memorandum of Association of Novelis UK Ltd.†

3.28	Articles of Association of Novelis UK Ltd.†

3.29	Memorandum of Association of Novelis Europe Holdings Ltd.†

3.30	Articles of Association of Novelis Europe Holdings Ltd.†

4.1	Indenture, relating to the Notes, dated as of February 3, 2005, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 3, 2005 (File No. 001-32312))

4.2	Registration Rights Agreement, dated as of February 3, 2005, among the Company, the guarantors named on the signature pages thereto, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on February 3, 2005 (File No. 001-32312))

4.3	Form of Note for 7 1/4% Senior Notes due 2015 (included as part of Exhibit 4.1)

5.1	Opinion of Sullivan & Cromwell LLP regarding the legality of securities being registered†

5.2	Opinion of Ogilvy Renault LLP†

5.3	Opinion of Jones Day†

5.4	Opinion of MacFarlanes†

5.5	Opinion of Internal Counsel of Novelis Inc.†

5.6	Opinion of Internal Counsel of Novelis Inc.†

5.7	Opinion of A&L Goodbody†

5.8	Opinion of Levy & Salomão Advogados†

10.1	Separation Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.2	Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot** (incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.3	Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility** (incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.4	Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America** (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.5	Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in Europe** (incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.6	Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.7	Transitional Services Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

Exhibit
No.		Description

10.8		Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.** (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.9		Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited** (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.10		Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc.** (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.11		Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Limited and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.11.1	Amendment No. 1 dated as of September 19, 2005 to Credit Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 20, 2005 (File No. 001-32312))

10	.12*	Employee Matters Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.13*	Employment Agreement of Brian W. Sturgell (incorporated by reference to Exhibit 10.32 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.14*	Employment Agreement of Martha Finn Brooks (incorporated by reference to Exhibit 10.33 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.15*	Employment Agreement of Christopher Bark-Jones (incorporated by reference to Exhibit 10.34 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312).)

10	.16*	Employment Agreement of Pierre Arseneault (incorporated by reference to Exhibit 10.35 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.17*	Employment Agreement of Geoffrey P. Batt (incorporated by reference to Exhibit 10.36 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.18*	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc. (incorporated by reference to Exhibit 10.37 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.19*	Change of Control Agreement dated as of August 1, 2002 between Alcan Inc. and Brian W. Sturgell, as amended by a letter dated May 11, 2004 from Travis Engen, President and Chief Executive Officer of Alcan Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.20*	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.21*	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.22*	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.23*	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

Exhibit
No.		Description

10	.24*	Novelis Conversion Plan of 2005 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

II-4.1

Exhibit
No.		Description

10	.25*	Written description of Novelis Short Term Incentive Plan — 2005 Performance Measures (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.26*	Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.27*	Employment Agreement of Jack Morrison (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.28*	Form of Offer Letter with certain Novelis executive officers (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.29*	Written description of Novelis Pension Plan for Officers (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.30*	Written description of Novelis Founders Performance Award Plan (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.31*	Deferred Share Agreement, dated as of July 1, 2002, between Alcan Corporation and Martha Finn Brooks (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))

10	.32*	Amendment to Deferred Share Agreement, dated as of July 27, 2005, between Novelis Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on August 1, 2005) (File No. 001-32312)

12.1		Statement regarding computation of ratio of earnings to fixed charges

21.1		List of Subsidiaries of Novelis Inc. (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

23.1		Consent of PricewaterhouseCoopers LLP

23.2		Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)†

23.3		Consent of Ogilvy Renault LLP (included as part of Exhibit 5.2)†

23.4		Consent of Jones Day (included as part of Exhibit 5.3)†

23.5		Consent of MacFarlanes (included as part of Exhibit 5.4)†

23.6		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.5)†

23.7		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.6)†

23.8		Consent of A&L Goodbody (included as part of Exhibit 5.7)†

23.9		Consent of Levy & Salomão Advogados (included as part of Exhibit 5.8)†

24.1		Powers of Attorney (included in the signature pages to this Registration Statement)††

25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee of the Indenture†

99.1		Form of Letter of Transmittal

99.2		Form of Notice of Guaranteed Delivery

99.3		Exchange Agent Agreement between Novelis Inc. and The Bank of New York Trust Company, N.A.

*	Indicates a management contract or compensatory plan or arrangement.

**	Confidential treatment requested for certain portions of this Exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

†	Previously filed.

††	Certain powers of attorney previously filed.

      b) Financial Statement Schedules
             None.

ITEM 22.	Undertakings
      (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (2) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (3) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
      (4) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS INC.

By:	*

Name: Brian W. Sturgell
Title: Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Brian W. Sturgell	Director, Chief Executive Officer (Principal Executive Officer)	September 22, 2005

* Geoffrey P. Batt	Chief Financial Officer (Principal Financial Officer)	September 22, 2005

* Jo-Ann Longworth	Vice President and Controller (Principal Accounting Officer)	September 22, 2005

* J.E. Newall	Non-Executive Chairman	September 22, 2005

Jacques Bougie	Director

* Charles G. Cavell	Director	September 22, 2005

Clarence J. Chandran	Director

* C. Roberto Cordaro	Director	September 22, 2005

* Helmut Eschwey	Director	September 22, 2005

* David J. FitzPatrick	Director	September 22, 2005

* Suzanne Labarge	Director	September 22, 2005

Signature	Title	Date

* William T. Monahan	Director	September 22, 2005

* Rudolph Rupprecht	Director	September 22, 2005

* Edward Yang	Director	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS CORPORATION

By:	*

Name: Charles R. Aley
Title: Secretary
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Kevin Greenawalt	Director, President (Principal Executive Officer)	September 22, 2005

* Glen Guman	Director, Vice President and Treasurer (Principal Financial Officer)	September 22, 2005

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	September 22, 2005

* Charles R. Aley	Director	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

EUROFOIL INC. (USA)

By:	*

Name: Charles R. Aley
Title: Secretary
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Jo-Ann Longworth	Vice President and Treasurer (Principal Executive Officer) (Principal Financial Officer)	September 22, 2005

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	September 22, 2005

* Charles R. Aley	Director	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS PAE CORPORATION

By:	*

Name: Charles R. Aley
Title: Secretary
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Jo-Ann Longworth	Vice President and Treasurer (Principal Executive Officer) (Principal Financial Officer)	September 22, 2005

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	September 22, 2005

* Charles R. Aley	Director	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS CAST HOUSE TECHNOLOGY LTD.

By:	*

Name: David Kennedy
Title: President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

4260848 CANADA INC.

By:	*

Name: David Kennedy
Title: President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

4260856 CANADA INC.

By:	*

Name: David Kennedy
Title: President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. * Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS EUROPE HOLDINGS LTD.

By:	*

Name: Christopher Bark-Jones
Title: Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher Bark-Jones	Director, (Principal Executive Officer)	September 22, 2005

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	September 22, 2005

* Jim Wilkie	Director	September 22, 2005

James Gunningham	Director

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. * Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS UK LTD.

By:	*

Name: Christopher Bark-Jones
Title: Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher Bark-Jones	Director, (Principal Executive Officer)	September 22, 2005

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	September 22, 2005

William Morris	Director

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. * Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS DO BRASIL LTDA.

By:	*

Name: Antonio Tadeu Coelho Nardocci
Title: President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio Tadeu Coelho Nardocci	Director, President (Principal Executive Officer)	September 22, 2005

* Alexandre Almeida	Finance Director (Principal Financial Officer) (Principal Accounting Officer)	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. * Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS AG

By:	*

Name: Christopher Bark-Jones
Title: Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher Bark-Jones	Director, (Principal Executive Officer)	September 22, 2005

* Erwin Faust	(Director, Principal Financial Officer,) (Principal Accounting Officer)	September 22, 2005

Erwin Mayr	Director

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS SWITZERLAND S.A.

By:	*

Name: Christopher Bark-Jones
Title: Chairman
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher Bark-Jones	Director, (Principal Executive Officer)	September 22, 2005

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	September 22, 2005

Erwin Mayr	Director

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS TECHNOLOGY AG

By:	*

Name: Christopher Bark-Jones
Title: Chairman
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher Bark-Jones	Director, (Principal Executive Officer)	September 22, 2005

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	September 22, 2005

Erwin Mayr	Director

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS ALUMINIUM HOLDING COMPANY

By:	*

Name: Erwin Faust
Title: Managing Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Nikolaus von Verschuer	Managing Director, Principal Executive Officer	September 22, 2005

* Erwin Faust	Managing Director, Principal Financial Officer Principal Accounting Officer	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. * Leslie J. Parrette, Jr. Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 22, 2005.

NOVELIS DEUTSCHLAND GMBH

By:	*

Name: Erwin Faust
Title: Managing Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Nikolaus vonVerschner	Managing Director (Principal Executive Officer)	September 22, 2005

* Erwin Faust	Managing Director (Principal Financial Officer) (Principal Accounting Officer)	September 22, 2005

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	September 22, 2005

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie J. Parrette Jr. and David Kennedy his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nikolaus Von Verschuer Nikolaus Von Verschuer	Director	August 2, 2005

/s/ Erwin Faust Erwin Faust	Director	August 2, 2005

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Restated Certificate and Articles of Incorporation of Novelis Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

3.2	By-law No. 1 of Novelis Inc. (incorporated by reference to Exhibit 3.2 to the Form 10 filed by Novelis Inc. on November 17, 2004 (File No. 001-32312).)

3.3	Articles of Amendment to the Articles of Incorporation of Novelis Corporation (formerly Alcan Aluminum Corporation)†

3.4	Articles of Amendment to the Articles of Incorporation of Novelis Corporation†

3.5	Articles of Incorporation of Novelis Corporation†

3.6	Bylaws of Novelis Corporation†

3.7	Certificate of Amendment of Certificate of Incorporation of Novelis PAE Corporation (formerly Pechiney Aluminum Engineering, Inc.)†

3.8	Certificate of Incorporation of Novelis PAE Corporation†

3.9	By-laws of Novelis PAE Corporation†

3.10	Certificate of Incorporation of Eurofoil Inc. (USA)†

3.11	By-laws of Eurofoil Inc. (USA)†

3.12	Articles of Association of Novelis do Brasil Ltda.†

3.13	Certificate and Articles of Incorporation of 4260848 Canada Inc.†

3.14	By-law No. 1 of 4260848 Canada Inc.†

3.15	Certificate and Articles of Incorporation of 4260856 Canada Inc.†

3.16	By-law No. 1 of 4260856 Canada Inc.†

3.17	Amendment of Articles of Incorporation of Novelis Cast House Technology Ltd.†

3.18	Certificate and Articles of Incorporation of Novelis Cast House Technology Ltd.†

3.19	By-law No. 2 of Novelis Cast House Technology Ltd.†

3.20	By-law No. 1 of Novelis Cast House Technology Ltd.†

3.21	Bylaws of Novelis Deutschland GmbH†

3.22	Certificate of Incorporation on Change of Name of Novelis Aluminium Holding Company†

3.23	Memorandum and Articles of Association of Novelis Aluminium Holding Company†

3.24	Articles of Association of Novelis AG†

3.25	Articles of Association of Novelis Technology AG†

3.26	Articles of Association for Novelis Switzerland S.A.†

3.27	Memorandum of Association of Novelis UK Ltd.†

3.28	Articles of Association of Novelis UK Ltd.†

3.29	Memorandum of Association of Novelis Europe Holdings Ltd.†

3.30	Articles of Association of Novelis Europe Holdings Ltd.†

4.1	Indenture, relating to the Notes, dated as of February 3, 2005, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 3, 2005 (File No. 001-32312))

4.2	Registration Rights Agreement, dated as of February 3, 2005, among the Company, the guarantors named on the signature pages thereto, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on February 3, 2005 (File No. 001-32312))

4.3	Form of Note for 7 1/4% Senior Notes due 2015 (included as part of Exhibit 4.1)

5.1	Opinion of Sullivan & Cromwell LLP regarding the legality of securities being registered†

5.2	Opinion of Ogilvy Renault LLP†

Exhibit
No.		Description

5.3		Opinion of Jones Day†

5.4		Opinion of MacFarlanes†

5.5		Opinion of Internal Counsel of Novelis Inc.†

5.6		Opinion of Internal Counsel of Novelis Inc.†

5.7		Opinion of A&L Goodbody†

5.8		Opinion of Levy & Salomão Advogados†

10.1		Separation Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.2		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot**(incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.3		Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility**(incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.4		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America**(incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.5		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in Europe**(incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.6		Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.7		Transitional Services Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.8		Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.**(incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.9		Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited**(incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.10		Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc.**(incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10.11		Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Limited and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.11.1	Amendment No. 1 dated as of September 19, 2005 to Credit Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 20, 2005 (File No. 001-32312))

10	.12*	Employee Matters Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.13*	Employment Agreement of Brian W. Sturgell (incorporated by reference to Exhibit 10.32 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

Exhibit
No.		Description

10	.14*	Employment Agreement of Martha Finn Brooks (incorporated by reference to Exhibit 10.33 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.15*	Employment Agreement of Christopher Bark-Jones (incorporated by reference to Exhibit 10.34 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312).)

10	.16*	Employment Agreement of Pierre Arseneault (incorporated by reference to Exhibit 10.35 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.17*	Employment Agreement of Geoffrey P. Batt (incorporated by reference to Exhibit 10.36 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.18*	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc. (incorporated by reference to Exhibit 10.37 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312).)

10	.19*	Change of Control Agreement dated as of August 1, 2002 between Alcan Inc. and Brian W. Sturgell, as amended by a letter dated May 11, 2004 from Travis Engen, President and Chief Executive Officer of Alcan Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.20*	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.21*	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.22*	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.23*	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.24*	Novelis Conversion Plan of 2005 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312).)

10	.25*	Written description of Novelis Short Term Incentive Plan — 2005 Performance Measures (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.26*	Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.27*	Employment Agreement of Jack Morrison (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.28*	Form of Offer Letter with certain Novelis executive officers (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.29*	Written description of Novelis Pension Plan for Officers (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.30*	Written description of Novelis Founders Performance Award Plan (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

10	.31*	Deferred Share Agreement, dated as of July 1, 2002, between Alcan Corporation and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))

10	.32*	Amendment to Deferred Share Agreement, dated as of July 27, 2005, between Novelis Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))

Exhibit
No.	Description

12.1	Statement regarding computation of ratio of earnings to fixed charges

21.1	List of Subsidiaries of Novelis Inc. (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)†

23.3	Consent of Ogilvy Renault LLP (included as part of Exhibit 5.2)†

23.4	Consent of Jones Day (included as part of Exhibit 5.3)†

23.5	Consent of MacFarlanes (included as part of Exhibit 5.4)†

23.6	Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.5)†

23.7	Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.6)†

23.8	Consent of A&L Goodbody (included as part of Exhibit 5.7)†

23.9	Consent of Levy & Salomão Advogados (included as part of Exhibit 5.8)†

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)††

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee of the Indenture†

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery
99.3	Exchange Agent Agreement between Novelis Inc. and The Bank of New York Trust Company, N.A.

*	Indicates a management contract or compensatory plan or arrangement.

**	Confidential treatment requested for certain portions of this Exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

†	Previously filed.

††	Certain powers of attorney previously filed.